As filed with the Securities and Exchange Commission on October 3, 2008

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

(Exact Name of Registrant As Specified in Its Charter)

Illinois	6799	36-3596839
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Dearborn Capital Management, L.L.C.
555 West Jackson Boulevard, Suite 600
Chicago, Illinois 60661
312-756-4450

(Address, Including Zip Code, and Telephone Number,
Including Area Code of Registrant’s Principal Executive Offices)

Copies to:

David M. Kavanagh Grant Park Futures Fund Limited Partnership c/o Dearborn Capital Management, L.L.C. 555 West Jackson Boulevard, Suite 600 Chicago, Illinois 60661 312-756-4450	Jennifer Durham King, Esq. Christopher M. Golden, Esq. Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois, 60601 312-609-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Limited Partnership Units, consisting of Legacy Wrap Class, Global Alternative Markets Class and Global Alternative Markets Wrap Class Units	$750,000,000	$29,475

(1)	Calculated pursuant to Rule 457(o).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PART ONE: DISCLOSURE DOCUMENT	SUBJECT TO COMPLETION, DATED OCTOBER 3, 2008

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

$200,000,000 Legacy Wrap Class Units
$350,000,000 Global Alternative Markets Class Units
$200,000,000 Global Alternative Markets Wrap Class Units

The Offering

Grant Park Futures Fund Limited Partnership, which is referred to in this prospectus as Grant Park, is a multi-advisor commodity pool organized to pool assets of investors for the purpose of investing those assets in U.S. and international futures and forward contracts, options contracts and other interests in commodities. Grant Park, which is not registered as a mutual fund under the Investment Company Act of 1940, has been in continuous operation since January 1989. It is managed by its general partner, Dearborn Capital Management, L.L.C., and invests through independent professional commodity trading advisors.

This offering consists of three classes of limited partnership units: Legacy Wrap Class units, Global Alternative Markets (“GAM”) Class units and Global Alternative Markets Wrap (“GAM Wrap”) Class units, each of which are being offered to new and existing investors of Grant Park. Through and until the initial closing date for the offered units, Grant Park publicly offered two additional classes of units: Class A units and Class B units. Although we are no longer offering Class A Units or Class B Units, existing holders of Class A and Class B Units may continue to own such units.

The offered units have different fee arrangements and restrictions on redemptions. Additionally, investments in the offered units will be allocated to different commodity trading advisors who will apply different investment strategies with respect to each class of units. The Legacy Wrap Class units and GAM Wrap Class units are only being offered and will be sold only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap-accounts”).

The selling agents will offer the units at a price of $1,000 per unit during the initial offering period, and, thereafter, at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. We anticipate that the initial offering period will end and the units will begin trading on the initial closing date with a net asset value of $1,000 per unit, respectively.

The selling agents are not required to sell any specific quantity or dollar amount of units, but have agreed to use their best efforts to sell the units offered. Subscriptions approved for investment will be effective as of each closing date and will be held in Grant Park’s subscription account until invested. The offering is not contingent on a minimum aggregate level of investment and is expected to continue until all registered units are sold. The general partner may, however, in its discretion, suspend or terminate the offering at any time, or it may elect to register and offer additional units.

The Risks

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 16.

•	An investment in Grant Park is speculative and leveraged; as a result of this leverage, small movements in the price of a commodity interest may cause you to incur significant losses.
•	Performance can be volatile; rapid and substantial fluctuations in commodity interest prices could cause Grant Park’s trading positions to suddenly turn unprofitable and cause you to lose all or substantially all of your investment in Grant Park.
•	Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that, on every trade, it will incur the loss.
•	Grant Park’s past performance is not necessarily indicative of future performance.
•	Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
•	No secondary market exists for the units; redemptions of the units are prohibited during the first three months following an initial and each subsequent investment and, in the case of the GAM Class units, redemptions prior to the first anniversary date of an investment will result in early redemption fees.
•	Grant Park pays substantial fees and expenses, including fees paid to its trading advisors, that must be offset by trading profits and interest income.
•	A substantial portion of the trades executed for Grant Park takes place outside of the U.S., much of which exposes Grant Park to substantial credit, regulatory and foreign exchange risk.
•	You will have no right to participate in the management of Grant Park.
•	The structure and operation of Grant Park involve several conflicts of interest.

Minimum Investment

There is a $10,000 minimum investment required to invest in the Legacy Wrap Class units, except that, in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. The minimum investment in GAM Class and GAM Wrap Class units is $5,000, respectively, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. Any minimum initial investment amounts may be waived in the sole discretion of the general partner.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMODITY FUTURES TRADING COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

The date of this prospectus is

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. LARGE TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGE 97 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 10.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 16.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

A NUMBER OF JURISDICTIONS IN WHICH THE UNITS ARE OFFERED IMPOSE ON THEIR RESIDENTS HIGHER MINIMUM SUITABILITY REQUIREMENTS, WHICH ARE DESCRIBED IN APPENDIX C TO THIS PROSPECTUS. PLEASE SEE PAGES C-3 AND C-4 OF APPENDIX C FOR A DETAILED DESCRIPTION OF THE MINIMUM SUITABILITY REQUIREMENTS IN THE STATE IN WHICH YOU RESIDE. YOU WILL BE REQUIRED TO REPRESENT THAT YOU MEET THE REQUIREMENTS SET FORTH IN YOUR STATE OF RESIDENCE BEFORE YOUR SUBSCRIPTION TO PURCHASE UNITS WILL BE ACCEPTED. THESE SUITABILITY REQUIREMENTS ARE, IN EACH CASE, REGULATORY MINIMUMS ONLY, AND JUST BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT MEAN THAT AN INVESTMENT IN THE UNITS IS SUITABLE FOR YOU. IN NO EVENT MAY YOU INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN GRANT PARK.

Dearborn Capital Management, L.L.C.
General Partner
555 West Jackson Boulevard, Suite 600
Chicago, IL 60661
(312) 756-4450

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REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE GENERAL PARTNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, 555 WEST JACKSON BOULEVARD, SUITE 600, CHICAGO, IL 60661. LIMITED PARTNERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE GENERAL PARTNER WILL DISTRIBUTE REPORTS TO ALL LIMITED PARTNERS SETTING FORTH SUCH INFORMATION AS THE COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) MAY REQUIRE BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS WITH RESPECT TO THE FUND AND ANY SUCH OTHER INFORMATION AS THE GENERAL PARTNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO LIMITED PARTNERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND’S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “GRANT PARK FUTURES FUND LIMITED PARTNERSHIP IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

ii

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

You should rely only on the information contained in this prospectus. Grant Park, the general partner and the selling agents have not authorized anyone to provide you with different information, and if you receive any unauthorized information, you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the front cover of that document, regardless of the time you receive this prospectus.

iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the units. You should read this entire prospectus carefully, including the risk factors beginning on page 16, the Statement of Additional Information and all exhibits to the prospectus, before deciding to invest. See the glossary in Appendix E for definitions of certain key terms relating to Grant Park’s trading activities that are used in this prospectus.

Grant Park

Grant Park is organized to pool assets of investors for the purpose of trading in the U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities. In trading on these markets, Grant Park may employ futures and forward contracts, security futures contracts, options contracts and other interests in commodities. Grant Park is a multi-advisor pool that invests the assets of each class of the fund in various trading companies, each of which allocates those assets to one of the independent professional commodity trading advisors retained by the general partner, or to other trading companies. Grant Park’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The managing member of Dearborn Capital Management, L.L.C. is Dearborn Capital Management, Ltd., an Illinois corporation whose sole shareholder is David M. Kavanagh.

Grant Park has been trading continuously since January 1989 and, as of June 30, 2008, had a net asset value of approximately $565.9 million and 14,681 limited partners. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began offering units for sale to the public.

Grant Park’s main office is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661, and its telephone number is (312) 756-4450.

Reorganization of Grant Park

As a result of recent changes in the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) affecting commodity pools, the general partner, has determined to make certain changes to the organization of Grant Park, including the creation of the Legacy Class Wrap units, the GAM Class units and the GAM Wrap Class units, and has determined to terminate the offering and sale of any new Class A and Class B units.

Investments in the offered units will be invested through different commodity trading advisors retained by the General Partner with respect to each class of units. However, instead of each trading advisor maintaining a separate account in the name of Grant Park, as was historically the case, the assets of each class, including the existing Class A and Class B units, and the offered units, will be invested in various trading companies, each of which will be organized as limited liability companies. Each trading company will then allocate those assets to one of the commodity trading advisors retained by the general partner. See “Management's Discussion and Analysis of Financial Condition and Results of Operations — Reorganization of Grant Park.”

The Offered Units

Grant Park’s limited partnership units are being offered in three separate and distinct classes: the Legacy Wrap Class units, the Global Alternative Markets, or GAM, Class units and the Global Alternative Markets Wrap, or GAM Wrap, Class units. In addition to the offered units, Grant Park has two outstanding classes of limited partnership units, the Class A and Class B units, which, as of the initial closing date, are no longer being offered for sale and are not offered hereunder.

Investments in the offered units will be invested through different commodity trading advisors retained by the general partner with respect to each class of units. Each of the trading advisors employs technical and trend-following trading strategies through proprietary trading programs in an effort to achieve capital appreciation while controlling risk and volatility. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionments are subject to change.

The offered units are subject to a three-month lock-up period.

Legacy Wrap Class units

The Legacy Wrap Class units are only being offered and will be sold only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park.

Each of Rabar Market Research, Inc., EMC Capital Management, Inc., Graham Capital Management, L.P., Eckhardt Trading Company, or ETC, Winton Capital Management Limited, Welton Investment Corporation, Global Advisors L.P., Transtrend B.V. and Quantitative Investment Management, LLC, or QIM, serve as Grant Park’s commodity trading advisors with respect to the Legacy Wrap Class units. The trading advisors and their respective asset allocations with respect to the Legacy Wrap Class units are the same as with respect to the fund’s existing Class A and Class B units. As of October 1, 2008, with respect to the Class A and Class B units of the fund, each of Rabar, EMC, ETC, Winton and Welton managed between 10% to 20% of Grant Park’s net assets, and each of Graham, Global Advisors, Transtrend and QIM were allocated less than 10% of Grant Park’s net assets to manage.

The trading advisors for the Legacy Wrap Class units will pursue a technical trend trading philosophy, which is the same trading philosophy the trading advisors have historically used for the existing Class A and Class B units.

GAM Class and GAM Wrap Class units

Investments in the GAM Class and GAM Wrap Class units will be allocated to the same trading advisors. However, GAM Wrap Class units are only being offered and will be sold only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park. Additionally, GAM Class units redeemed after the three month lock-up period, but on or before the one-year anniversary of the subscription are subject to a fee of up to 1.50% of the net asset value of the redeemed units; the GAM Wrap Class units are not subject to an early redemption fee.

Each of EMC, ETC, Winton, Transtrend, QIM and Revolution Capital Management, or RCM, serve as Grant Park’s commodity trading advisors with respect to the GAM Class and GAM Wrap Class units. With respect to RCM, Grant Park will initially invest in the Dunn-Mosaic, LP fund sponsored by Dunn Capital Management, Inc. to access RCM’s Mosaic trading program. Upon meeting certain minimum investment thresholds, Grant Park will enter into a trading advisory contract with RCM and will access RCM directly through a separate trading company as is the case with each of the other trading advisors. The general partner anticipates that, with respect to the GAM Class and GAM Wrap Class units, each trading advisor will manage between 10% and 20% of Grant Park’s net assets, respectively.

The trading advisors for the GAM Class and GAM Wrap Class units will pursue technical trend trading philosophies, as well as pattern recognition philosophies focused on relatively shorter timeframes than the Legacy Wrap Class units.

Initial Offering Period

Grant Park will accept subscriptions for the offered units during an initial offering period for up to thirty (30) days. We refer to this period as the initial offering period. Redemptions of the offered units will not be permitted during the initial offering period. There is no minimum aggregate amount of subscriptions that Grant Park must receive in order to end the initial offering period.

Continuous Offering Period

After the initial offering period, Grant Park will offer the offered units on a continuous basis and will continue to offer such units until the maximum amount of Legacy Wrap Class, GAM Class and GAM Wrap Class units, respectively, which are registered are sold. We refer to this period as the continuous offering period. The general partner may terminate the continuous offering period at any time.

Commodity Interests

Grant Park trades in U.S. and international futures and forward contracts and other interests in commodities, including options contracts on futures, forwards and commodities, spot contracts and security futures contracts. The commodities underlying these contracts may include stock indices, interest rates, currencies, or physical commodities, such as agricultural products, energy products or metals. A brief description of Grant Park’s main types of investments is set forth below.

•	A futures contract is a standardized contract traded on an exchange that calls for the future delivery of a specified quantity of a commodity at a specified time and place.
•	A forward contract is an individually negotiated contract between principals, not traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.
•	An option on a futures contract, forward contract or a commodity gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or a commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts are standardized contracts traded on an exchange, while options on forward contracts and commodities, referred to collectively in this prospectus as over-the-counter options, generally are individually negotiated, principal-to-principal contracts not traded on an exchange.
•	A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not exchange-traded.
•	A security futures contract is a futures contract on a single equity security or narrow-based stock index. Security futures contracts are relatively new financial instruments, having only begun trading in the United States in November 2002. Security futures contracts are exchange-traded. A trading advisor generally may choose to trade security futures contracts for Grant Park’s account if the trading advisor determines that the market for the particular contract is sufficiently liquid and that trading the contract is consistent with the trading advisor’s trading program.

For convenience and unless otherwise specified, futures contracts, forward contracts, options contracts and all other commodity interests collectively will be referred to as commodity interests in this prospectus.

For more detailed descriptions of futures contracts, forward contracts, options contracts, other commodity interest contracts and other aspects of the commodity interest markets, see the statement of additional information beginning on page 179.

Plan of Distribution

What is the minimum investment?

•	The minimum investment required to invest in the Legacy Wrap Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy Wrap Class units must be at least $1,000. The selling agents will offer the Legacy Wrap Class units at a price of $1,000 per unit as of the initial closing date. The Legacy Wrap Class units are only being offered and will be sold only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap-accounts”).
•	The minimum investment in the GAM Class and GAM Wrap Class units is $5,000, except in the case of investors in such units that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the GAM Class and GAM Wrap Class units must be at least $1,000. The selling agents will offer the GAM Class and GAM Wrap Class units at a price of $1,000 per unit as of the initial closing date. The GAM Wrap Class units are only being offered and will be sold to investors purchasing such units through wrap-accounts.
•	Any of these minimum investment requirements may be waived by the general partner in its sole discretion. From and after the initial closing date, units will be sold in fractions calculated to three decimal places.

How do I invest in Grant Park?

•	During the initial offering period, Grant Park will accept subscriptions for units for up to thirty (30) days. During the initial offering period, subscriptions for units will be accepted at $1,000 per unit.
•	During the continuous offering period, you may buy units at the close of business on the last business day of each month, each a closing date, by submitting a subscription at least five business days before the applicable closing date, or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit of the applicable class of units at the close of business on the closing date. Approved subscriptions will be accepted once payments are received and cleared, and each investor will receive written confirmation of the purchase following acceptance.
•	The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in Grant Park’s non-interest bearing subscription account. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the next applicable closing date. There is no minimum aggregate subscription amount that must be received before new investors’ funds can be invested. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.
•	The selling agents, which are the registered broker-dealers who are offering the units, will use their best efforts to sell the units being offered, without any firm underwriting commitment. You will not directly pay sales commissions to the selling agents. All sales commissions and other compensation to the selling agents are paid by the general partner out of the brokerage charge paid by Grant Park to the general partner.
•	Carefully read the prospectus, along with all appendices, including the limited partnership agreement and the subscription agreement and power of attorney and discuss with your financial advisor any questions you have about Grant Park. Investors will be required to make the representations and warranties set forth in Appendix C relating to their suitability to purchase the offered units in the subscription agreement and power of attorney. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “Grant Park Futures Fund Limited Partnership — Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities brokerage account in the amount of your subscription.

What is the difference between the Legacy Wrap Class, the GAM Class and the GAM Wrap Class units?

The Legacy Wrap Class and GAM Wrap Class units may only be offered and will be sold only to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap-accounts”), provided that they meet the suitability criteria described below and in Appendix C. The GAM Class units are reserved for investments by new investors generally, provided they meet the same suitability criteria.

Trading for the Legacy Wrap Class units, on the one hand, and the GAM Class and GAM Wrap Class units, on the other hand, will be directed by different trading advisors, and such trading advisors will pursue different trading strategies. The initial trading advisors for the Legacy Wrap Class Units are Rabar, EMC, Graham, ETC, Winton, Welton, Global Advisors, Transtrend and QIM. The trading advisors for the Legacy Wrap Class units will generally pursue a technical trend trading philosophy. The initial trading advisors, asset allocations and trading philosophy with respect to the Legacy Wrap Class units are the same as those utilized for Grant Park’s existing Class A and Class B units. The initial trading advisors for the GAM Class and GAM Wrap Class units will be EMC, ETC, Winton, Transtrend, QIM and RCM. The trading advisors for the GAM Class and GAM Wrap Class units will generally pursue technical trend trading philosophies, as well as pattern recognition philosophies focused on relatively shorter timeframes.

The Legacy Wrap Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Legacy Wrap Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, as of the initial closing date, Legacy Wrap Class units will be charged 0.4583% of month-end adjusted net assets of the Legacy Wrap Class units, a rate of 5.50% annually.

The GAM Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the GAM Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, as of the initial closing date, GAM Class units will be charged 0.5375% of month-end adjusted net assets of the GAM Class units, a rate of 6.45% annually.

The GAM Wrap Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the GAM Wrap Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). With respect to the monthly brokerage charge payable by Grant Park to the general partner, as of the initial closing date, GAM Wrap Class units will be charged 0.3917% of month-end adjusted net assets of the GAM Wrap Class units, a rate of 4.70% annually.

Investors in the offered units are prohibited from redeeming such units for three months following the subscription date. This lock-up period may be waived by the general partner at its sole discretion. GAM Class units that are redeemed before the one-year anniversary of the subscription date will pay an early redemption fee of up to 1.5% of the net asset value at which such units are redeemed. The general partner has discretion to waive the redemption fee. Neither the Legacy Wrap Class or GAM Wrap Class units are subject to an early redemption fee. After termination of the lock-up period, you may cause Grant Park to redeem your units at the net asset value per applicable unit as of the last business day of each month with 10 days advance written notice to the general partner, or at an earlier date if required by your selling agent.

Is Grant Park a suitable investment for you?

An investment in Grant Park is speculative and involves a high degree of risk. Grant Park is not suitable for all investors. The general partner offers Grant Park as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in Grant Park should only represent a limited portion of an investor’s overall portfolio.

To invest in Grant Park, you must have at a minimum:

(1)	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
(2)	a net worth, similarly calculated, of at least $70,000 and an annual gross income of $70,000.

A number of jurisdictions in which the units are offered impose on their residents higher minimum suitability requirements, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. These suitability requirements are, in each case, regulatory minimums only, and just because you meet such requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and individual retirement accounts are subject to special suitability requirements. See “Investment by ERISA and Other Plan Accounts” beginning on page 114. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park.

Risk Factors You Should Consider Before Investing in Grant Park

An investment in Grant Park is highly speculative and involves a high degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 16.

•	The prices of commodity interest contracts are highly volatile and subject to rapid and substantial fluctuations. You could therefore lose all or substantially all of your investment if Grant Park’s trading positions suddenly turn unprofitable. These movements in price are often the result of factors outside of Grant Park’s and its trading advisors’ control and may not be anticipated by Grant Park’s trading advisors.
•	Because Grant Park’s trading positions are typically secured by the deposit of margin funds that represent only a small percentage of a contract’s entire face value, Grant Park is highly leveraged. As a result of this leverage, relatively small movements in the price of a contract can cause significant losses to Grant Park.
•	Grant Park trades in commodity interests, which, unlike typical stock or bond investing, is a zero-sum economic activity in which, for every gain, there is an equal and offsetting loss. As a result, Grant Park bears the risk on every trade it makes that it will be the party that incurs a loss.
•	Grant Park’s use of multiple independent trading advisors may result in Grant Park taking offsetting positions on the same commodity interest contract thereby possibly incurring additional expenses but without any net change in Grant Park’s holdings. In addition, the trading programs used by each trading advisor bear some similarities to the trading programs used by other trading advisors, which may negate the benefits of having multiple trading advisors.
•	Past performance of Grant Park is not necessarily indicative of future performance, and you should not rely on the performance record to date of Grant Park and/or the trading advisors in deciding whether to invest. This is especially true here, because the general partner has increased Grant Park’s fee and expense structure in certain respects to accommodate the public offering of units, and the fees and expenses have an impact on Grant Park’s net performance.
•	A substantial portion of Grant Park’s trades takes place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes Grant Park to credit risk. Trading in non-U.S. markets also leaves Grant Park susceptible to swings in the value of the local currency against the U.S. dollar.
•	Grant Park pays substantial amounts in fees and expenses that are incurred regardless of whether it is profitable. In addition, Grant Park pays each of its trading advisors an incentive fee that is based only on that trading advisor’s trading profits, which means that Grant Park could pay incentive fees to one or more of its trading advisors even if Grant Park as a whole is not profitable.
•	You will have no rights to participate in the management of Grant Park and will have to rely on the fiduciary duty and judgment of the general partner to manage Grant Park in the best interest of the limited partners.
•	The structure and operation of Grant Park involves several conflicts of interest. For example, DCM Brokers, LLC, an affiliate of Grant Park’s general partner, will serve as Grant Park’s lead selling agent. Additionally, an entity controlled by the general partner’s president occasionally does business, which is unrelated to that of Grant Park, with one of Grant Park’s clearing brokers, MF Global. These and other conflicts may cause the parties involved to act in a manner that is other than in Grant Park’s best interests.

Investment Factors to Consider Before Investing in Grant Park

•	Grant Park is an alternative investment fund managed by experienced, professional trading advisors that trade in a wide range of futures and other commodity interest contracts.

•	The trading programs that the trading advisors use for Grant Park are comprised of a variety of proprietary trading strategies and systems.
•	An investment in Grant Park may diversify a traditional securities portfolio. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and reduce the volatility of a portfolio. As a risk transfer activity, commodity interest trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that Grant Park will outperform other sectors of an investor’s portfolio or not produce losses. Grant Park’s profitability also depends on the success of the trading advisors’ trading techniques. If Grant Park is unprofitable, then it will not increase the return on an investor’s portfolio or achieve its diversification objectives.
•	Investors in Grant Park obtain the advantage of limited liability in highly leveraged trading.

The General Partner

Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park’s general partner and commodity pool operator and has sole authority and responsibility for administering Grant Park. Along with its managing member and predecessor as Grant Park’s general partner and commodity pool operator, Dearborn Capital Management, Ltd., the general partner has had management responsibility for Grant Park since Grant Park’s inception. The general partner is registered as a commodity pool operator and as a commodity trading advisor under the Commodity Exchange Act and is a member of the National Futures Association, or NFA.

The office of the general partner is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661; telephone: (312) 756-4450; facsimile: (312) 756-4452; e-mail: funds@dearborncapital.com. The general partner’s website address is www.dearborncapital.com. The information on this website is not a part of this prospectus. The books and records of the general partner and Grant Park will be kept and made available for inspection at the general partner’s office.

The Trading Advisors

As of July 1, 2008, Grant Park traded through eight independent professional commodity trading advisors: Rabar Market Research, Inc., EMC Capital Management, Inc., Graham Capital Management, L.P., Eckhardt Trading Company, or ETC, Winton Capital Management Limited, Welton Investment Corporation, Global Advisors L.P., and Transtrend B.V. Effective October 1, 2008, Quantitative Investment Management, LLC, or QIM, was also added as a trading advisor. Prior to the initial closing date, Grant Park will enter into a trading advisory agreement with Revolution Capital Management, or RCM. Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors, or add additional trading advisors, at any time in its sole discretion.

Rabar Market Research, Inc. is located at 10 Bank Street, Suite 830, White Plains, New York 10606, and its telephone number is (914) 682-8363. EMC Capital Management, Inc. is located at 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and its telephone number is (847) 267-8700. Graham Capital Management, L.P. is located at Rock Ledge Financial Center, 40 Highland Avenue, Rowayton, Connecticut 06853, and its telephone number is (203) 899-3400. ETC is located at 1314 North Dearborn Parkway, Carriage House, Chicago, Illinois 60610, and its telephone number is (312) 787-1107. Winton Capital Management is located at 1 5 St. Mary Abbott’s Place, London, W8 6LS, United Kingdom, and its telephone number is +44-20-7610-5350. Welton Investment Corporation is located at the Eastwood Building, San Carlos between 5th and 6th, Carmel, California 93921, and its telephone number is (831) 626-5190. Global Advisors L.P.’s offices are located at 19 Berkeley Street, Fourth Floor Rear, London, W1J 8ED, England, and its telephone number is +44-20-7629-1117. The business office of Transtrend B.V. is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31-10-453-6500. QIM is located at 401 East Market Street, Suite 104, Charlottesville, Virginia 22902, and its telephone number is (434) 817-4800. RCM is located at 10955 Westmoor Drive, Suite 400, Westminster, Colorado 80021, and its telephone number is (303) 379-8267.

The Clearing Brokers

MF Global Inc. acts as a clearing broker for Grant Park in addition to acting as one of Grant Park’s additional selling agents. MF Global provides commodity interest brokerage and clearing services to Grant Park. MF Global is not a sponsor or general partner of Grant Park, and does not act in any supervisory capacity with respect to the general partner or participate in the management of either the general partner or Grant Park. Nevertheless, it should be noted that a brokerage entity owned by David M. Kavanagh, who indirectly controls and is president of the general partner, receives compensation from MF Global in exchange for transactions introduced to and cleared through MF Global. This compensation is unrelated to the trading activities of Grant Park. MF Global’s principal office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101, and its telephone number is (212) 589-6200. It is registered as a futures commission merchant and a commodity pool operator under the Commodity Exchange Act and is a member of the NFA. MF Global also is a member of all major U.S. futures exchanges.

UBS Securities LLC acts as a clearing broker for Grant Park. UBS Securities has not sponsored or organized Grant Park, and is not responsible for the activities of the general partner or the trading advisors. UBS Securities LLC is a wholly-owned indirect subsidiary of UBS AG. It is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. UBS Securities’ principal office is located at 677 Washington Blvd., Stamford, Connecticut 06901, and its telephone number is (203) 719-4066.

Newedge USA, LLC (“Newedge USA”) became one of Grant Park’s clearing brokers effective July 1, 2008 to execute and clear Grant Park’s futures transactions and provide other brokerage-related services. Newedge Financial Inc. (“NFI”) is a wholly-owned subsidiary of Newedge USA which merged into Newedge USA effective September 1, 2008. Newedge Alternative Strategies, Inc. (“NAST”) may execute foreign exchange or other over the counter transactions with Grant Park, as principal. Newedge USA and NAST are subsidiaries of Newedge Group. Newedge USA and NAST are headquartered at 630 Fifth Avenue, Suite 500, New York, NY 10111 with branch offices in San Francisco, California; Chicago, Illinois; Philadelphia, Pennsylvania; Kansas City, Missouri and Houston, Texas. Newedge USA is a futures commission merchant and broker-dealer registered with the CFTC and the SEC, and is a member of FINRA. Newedge USA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange. Prior to January 2, 2008, Newedge USA, LLC was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, Newedge USA, LLC merged with futures commission merchant and broker dealer NFI — formerly known as Calyon Financial, Inc. Newedge USA, LLC was the surviving entity.

The clearing brokers or their affiliates also may act as dealers through which Grant Park’s forward contracts, over-the-counter options contracts, spot contracts and/or swap contracts will be transacted. The trading advisors also may utilize other dealers in engaging in such transactions, with the general partner’s consent.

The general partner may retain additional or substitute clearing brokers for Grant Park in its sole discretion.

Fees and Expenses

The following fees and expenses include all compensation, fees, profits and other benefits that the general partner, the trading advisors, the selling agents, the clearing brokers, any executing brokers and other dealers used by Grant Park, and the affiliates of those parties may earn or receive in connection with the offering of units in, and the operation of, Grant Park. Please see page E-4 for a definition of “net asset value” and “net assets.”

•	Brokerage Charge — The units are assessed the following monthly brokerage charges:

Legacy Wrap Class units pay the general partner a monthly brokerage charge equal to 0.4583%, a rate of 5.50% annually, of the month-end adjusted net assets of the Legacy Wrap Class units.

GAM Class units pay the general partner a monthly brokerage charge equal to 0.5375%, a rate of 6.45% annually, of the month-end adjusted net assets of the GAM Class units.

GAM Wrap Class units pay the general partner a monthly brokerage charge equal to 0.3917%, a rate of 4.70% annually, of the month-end adjusted net assets of the GAM Class units.

The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange, and NFA fees, any other transaction costs, selling agent compensation, selling agent administration fees, and consulting fees to the trading advisors. The payments to the clearing brokers will be based upon a specified amount per round-turn for each exchange-traded commodity interest transaction executed on behalf of Grant Park. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The all-inclusive payments to the clearing brokers are expected to be between $5.00 and $10.00 per round-turn transaction. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of net asset value or round-turn transactions of the units. The balance of the brokerage charge not paid out to other parties shall be retained by the general partner as payment for its services to Grant Park.

•	Dealer Spreads — Grant Park will trade foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers, which act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot be determined. However, the general partner believes the bid-ask spreads paid by Grant Park will be competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Grant Park in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, will be paid by the general partner out of the brokerage charge.
•	Incentive Fees — Grant Park currently pays certain trading advisor a quarterly incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, with respect to our existing Class A and Class B units, Grant Park pays incentive fees to the trading advisors ranging from 20% to 30%. With respect to the offered units, Grant Park will pay the trading advisors the same incentive fees as allocated for the Class A and Class B units. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in “Fees and Expenses — Incentive Fees.”
•	Organization and Offering Expenses — All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. This reimbursement is made monthly. Each class of offered units will bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of each such class, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit set forth above. Amounts reimbursed by Grant Park with respect to the ongoing public offering expenses are charged against partners’ capital at the time of reimbursement or accrual. Any amounts reimbursed by Grant Park with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If Grant Park terminates prior to completion of payment of the calculated amounts to the general partner, the general partner will not be entitled to any additional payments, and Grant Park will have no further obligation to the general partner.

•	Operating Expenses — Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 1.00% of the average net assets of Grant Park per year, including legal, auditing, administration, transfer agent, printing and postage expenses and the costs and expenses associated with preparing and filing required periodic reports with the SEC. To the extent operating expenses are less than 1.00% of Grant Park’s average net assets during the year, the difference will be reimbursed pro rata to recordholders as of December 31 of each year. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2008 will be approximately $350,000. Grant Park is also responsible for any federal, state and local taxes payable by it, which amounts are not included in this estimate. The general partner, not Grant Park, is responsible for paying any operating expenses during any year that exceed 1.00% of the average net assets of Grant Park per year.
•	Early Redemption Fee — Investors in the offered units are prohibited from redeeming such units for the first three months following the subscription for units. Additionally, GAM Class limited partners that cause Grant Park to redeem their units before the one-year anniversary of their subscription for units will pay the general partner an early redemption fee. The early redemption fee with respect to the GAM Class units is based on the net asset value of the redeemed units and will differ depending on when the units are redeemed during the first year of investment as follows:
•	units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 1.50% of the net asset value of the redeemed units;
•	units redeemed after the sixth month-end and on or before the ninth month-end after the subscription are subject to a fee of 1.0% of the net asset value of the redeemed units; and
•	units redeemed after the ninth month-end and before the one-year anniversary of the subscription are subject to a fee of 0.5% of the net asset value of the redeemed units.

Legacy Wrap Class and GAM Wrap Class limited partners, generally, and GAM Class limited partners causing redemption of their units on or after the one-year anniversary of their subscription for the redeemed GAM Class, units do not pay any redemption fees.

•	Extraordinary Expenses — Grant Park is required to pay all of its extraordinary expenses, such as litigation expenses or IRS audit expenses, if any.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The breakeven analysis for the GAM Class units shows the amount required to “break even” both with and without an early redemption fee which, for purposes of this analysis, has been averaged to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment. The breakeven analysis is an approximation only.

Legacy Wrap Class Breakeven Analysis

Legacy Wrap Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.22
Brokerage charge(3) (5.50%)	$55.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (2.70%)	$(27.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$34.72
Percentage of initial selling price per Legacy Wrap Class unit	3.47%

(1)	The minimum investment required to invest in the Legacy Wrap Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy Wrap Class unit and a GAM Class unit and GAM Wrap Class unit, as described below, for purposes of the breakeven analysis.
(2)	Reflects incentive fees payable to Graham, EMC, ETC, Rabar, Winton, Welton, Global Advisors, Transtrend and QIM assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy Wrap Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.
(3)	The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Legacy Wrap Class units equals 0.4583% per month, a rate of 5.50% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.
(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.
(5)	Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Legacy Wrap Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.
(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 2.70% per year.

GAM Class Breakeven Analysis

GAM Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$3.67
Brokerage charge(3) (6.45%)	$64.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (2.70%)	$(27.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit, without early redemption fee	$46.67
Percentage of initial selling price per unit, without early redemption fee	4.67%
Early redemption fee(7) (1.50%)	$7.50
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per GAM Class unit, with average early redemption fee	$54.17
Percentage of initial selling price per GAM Class unit, with average early redemption fee	5.42%

(1)	The minimum investment in the GAM Class units is $5,000, except in the case of investors in GAM Class units that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000. However, for ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a GAM Class unit, a Legacy Wrap Class unit, as described above, and GAM Wrap Class unit, as described below, for purposes of the breakeven analysis.
(2)	Reflects incentive fees payable to EMC, ETC, Winton, Transtrend, QIM and RCM assuming they manage between 10% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the GAM Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.
(3)	The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the GAM Class units will equal 0.5375% per month, a rate of 6.45% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.
(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.
(5)	Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, GAM Class units will be assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.
(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 2.70% per year.
(7)	GAM Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, GAM Class limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. Because the fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to “break even” for

GAM Class units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

GAM Wrap Class Breakeven Analysis

GAM Wrap Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$0.28
Brokerage charge(3) (4.7%)	$47.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (2.70%)	$(27.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$25.78
Percentage of initial selling price per GAM Wrap Class unit	2.58%

(1)	The minimum investment required to invest in the GAM Wrap Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of both a GAM Wrap Class unit and a GAM Class unit, as described below, for purposes of the breakeven analysis.
(2)	Reflects incentive fees payable to EMC, ETC, Winton, Transtrend, QIM and RCM assuming they manage between 10% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the GAM Wrap Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.
(3)	The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the GAM Wrap Class units equals 0.3917% per month, a rate of 4.70% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.
(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.
(5)	Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, GAM Wrap Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.
(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 2.70% per year.
(7)	GAM Wrap Class limited partners are prohibited from redeeming such units for three months following the subscription for units.

Transfers, Redemptions and Distributions

You may transfer your units subject to conditions described in the limited partnership agreement, which is attached to this prospectus as Appendix A; however, no secondary market for the units exists or is likely to develop. You may cause Grant Park to redeem your units at the net asset value per applicable unit as of the last business day of each month with 10 days advance written notice to the general partner, or at an earlier date if required by your selling agent. The offered units may not be redeemed until after the third-month end after the subscription for the redeemed units. GAM Class units redeemed after the three month lock-up period, but on or before the one-year anniversary of the subscription are subject to a fee of up to 1.50% of the net asset value of the redeemed units. There are no redemption fees applicable to limited partners who cause Grant Park to redeem their units on or after the one-year anniversary of their subscription for the redeemed units. The general partner does not intend to make any distributions of Grant Park’s assets.

Federal Income Tax Aspects

Grant Park has received an opinion of counsel to the effect that Grant Park will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, so long as Grant Park has previously satisfied and currently satisfies an annual gross income test, which the general partner anticipates that Grant Park will satisfy, and is organized and operated in accordance with its governing agreements and applicable law. Accordingly, as a partner in a partnership, whether or not Grant Park makes any distributions to you, you will be required to report your share of income, gain, loss and deduction of Grant Park and will be individually liable for federal and state income tax on that share. The gain or loss on Grant Park’s investment in commodity interest contracts, depending on the contracts traded, will constitute a mixture of ordinary income or loss and capital gain or loss. Trading losses of Grant Park, which will generally constitute capital losses, may only be used by non-corporate tax payers to offset a limited amount of the ordinary income allocated to you, and the deductibility of Grant Park expenses may be subject to specified limitations.

Reports to Limited Partners

Grant Park will furnish limited partners with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the Commodity Futures Trading Commission, or CFTC, and the NFA, including, but not limited to, a certified annual report containing financial statements audited by Grant Park’s independent accountants and monthly statements setting forth the value of your units and other information relating to Grant Park’s performance. No later than March 15th of each year, limited partners will be provided with appropriate information necessary to file their United States federal and state income tax return on a timely basis.

Glossary

The meanings of certain commodity interest industry terms used in this prospectus are provided in the glossary set forth as Appendix E.

Organizational Chart

The organizational chart below illustrates the relationship among the various service providers for Grant Park.

Notes:

#	Classes A and B are closed to new investment. These classes will no longer be offered by The Selling Agents.
*	Grant Park invests through an individual Trading Company for each Trading Advisor. An Advisory Agreement is entered by the Trading Company, Grant Park and Dearborn Capital Management, LLC as general partner.
**	Grant Park will access RCM initially through an investment in the Trading Advisor’s Fund.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in the prospectus, before you decide whether to purchase any units. Any of the following risks and uncertainties could materially adversely affect Grant Park, its trading activities, operating results, financial condition and net asset value and therefore could negatively impact the value of your investment. You should not invest in the units unless you can afford to lose all of your investment.

Market Risks

The commodity interest markets in which Grant Park trades are highly volatile, which could cause substantial losses to Grant Park and may cause you to lose your entire investment.

Commodity interest contracts are highly volatile and are subject to occasional rapid and substantial fluctuations. Consequently, you could lose all or substantially all of your investment in Grant Park should Grant Park’s trading positions suddenly turn unprofitable. The profitability of Grant Park depends primarily on the ability of Grant Park’s trading advisors to predict these fluctuations accurately. Price movements for commodity interests are influenced by, among other things:

•	changes in interest rates;
•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;
•	weather and climate conditions;
•	changing supply and demand relationships;
•	changes in balances of payments and trade;
•	U.S. and international rates of inflation;
•	currency devaluations and revaluations;
•	U.S. and international political and economic events; and
•	changes in philosophies and emotions of market participants.

The trading advisors’ technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the trading advisors.

In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Options are volatile and inherently leveraged, and sharp movements in prices could cause Grant Park to incur large losses.

Grant Park may use options on futures contracts, forward contracts or on commodities to generate premium income or speculative gains. Options involve risks similar to futures, because options are subject to sudden price movements and are highly leveraged, in that payment of a relatively small purchase price, called a premium, gives the buyer the right to acquire an underlying futures contract, forward contract or commodity that has a face value substantially greater than the premium paid. The buyer of an option risks losing the entire purchase price of the option. The writer, or seller, of an option risks losing the difference between the purchase price received for the option and the price of the futures contract, forward contract or commodity underlying the option that the writer must purchase or deliver upon exercise of the option. There is no limit on the potential loss. Specific market movements of the futures contracts, forward contracts or commodities underlying an option cannot accurately be predicted. In addition, over-the-counter options present risks in addition to those associated with exchange-traded options, as discussed immediately below.

Over-the-counter transactions are subject to little, if any, regulation and may be subject to the risk of counterparty default.

A portion of Grant Park’s assets may be used to trade over-the-counter commodity interest contracts, such as forward contracts, option contracts in foreign currencies and other commodities or spot contracts. Over-the-counter contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. You therefore do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by Grant Park. The markets for over-the-counter contracts rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose Grant Park in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

Grant Park also faces the risk of non-performance by the counterparties to the over-the-counter contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. Counterparty risk has recently intensified as evidenced by the recent failure of Bear Stearns, bankruptcy of Lehman Brothers Holdings and the ongoing disruptions in the credit markets. The clearing member, clearing organization or other counterparty may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.

Historically, the only over-the-counter transactions in which Grant Park has invested are in the forward, option and spot foreign currency markets. Grant Park’s investment in these transactions historically has ranged from approximately 0% to 20% of its assets. It is anticipated, however, that as assets allocated to the trading advisors increase, the percentage invested in the over-the-counter foreign currency markets may also increase.

Exchange-for-physicals, forward and option transactions are over-the-counter, are not regulated and are subject to credit risk.

Grant Park’s trading advisors may, from time to time, trade exchange-for-physical, forward and option contracts in foreign currencies, metals and energy. Such contracts are typically traded over-the-counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the CFTC. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity on behalf of Grant Park. The market for exchange-for-physical, forward and option contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation on this type of trading could expose Grant Park to significant losses in the event of trading abuses or financial failure by participants in the forward and option markets which it might otherwise have avoided if its trading advisor did not trade these instruments. Also, Grant Park faces the risk of non-performance by its counterparties to forward and option contracts, and such non-performance may cause some or all of its gains to remain unrealized.

Certain of Grant Park’s investments could be illiquid.

Grant Park may not always be able to liquidate its commodity interest positions at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. The large face value of the positions that the trading advisors will acquire for Grant Park increases the risk of illiquidity by both making its positions more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

The units are subject to restrictions on redemption and transfer.

There is not likely to be a secondary market for the units. While the units have redemption rights, there are restrictions. For example, investors in the offered units are prohibited from redeeming such units for three months following the subscription for units. GAM Class units that are redeemed after the three-month lock period, but before the one-year anniversary of the subscription for the units will be subject to an early redemption fee of up to 1.5% of the net asset value at which such units are redeemed. Additionally, redemptions can occur only monthly. Transfers of units are permitted only with the prior written consent of the general partner and provided that conditions specified in the limited partnership agreement are satisfied.

An investment in Grant Park may not diversify an overall portfolio.

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. Because of this non-correlation, Grant Park cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. If, however, during a particular period of time, Grant Park’s performance moves in the same general direction as the general financial markets or Grant Park does not perform successfully, you will obtain little or no diversification benefits during that period from an investment in the units. In such a case, Grant Park may have no gains to offset your losses from other investments, and you may suffer losses on your investment in Grant Park at the same time losses on your other investments are increasing. This was the case, for example, during the first quarter of 1994, when Grant Park yielded a loss of approximately 3.66% while the Standard & Poor’s 500 Index yielded a loss of approximately 3.79%. You should therefore not consider Grant Park to be a hedge against losses in your core stock and bond portfolios.

Trading in international markets exposes Grant Park to credit and regulatory risk.

A substantial portion of Grant Park’s trades have in the past and are expected in the future to continue to take place on markets or exchanges outside the United States. There is no limit to the amount of Grant Park assets that may be committed to trading on non-U.S. markets, and historically, as much as approximately 30% to 60% of Grant Park’s overall market exposure has involved positions taken on non-U.S. markets. The risk of loss in trading non-U.S. futures and options on futures contracts can be substantial. Participation in non-U.S. futures and options on futures contracts involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade or exchange. Some of these non-U.S. markets, in contrast to U.S. exchanges, are so-called principals’ markets in which performance is the responsibility only of the individual counterparty with whom the trader has entered into a commodity interest transaction and not of the exchange or clearing corporation. In these kinds of markets, Grant Park will be subject to the risk of bankruptcy or other failure or refusal to perform by the counterparty.

Some non-U.S. markets present additional risk, because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as Grant Park, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, Grant Park has less legal and regulatory protection than it does when it trades domestically.

Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

Grant Park’s international trading activities subject it to foreign exchange risk.

The price of any non-U.S. futures, options on futures or other commodity interest contract and, therefore, the potential profit and loss on such contract, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to Grant Park even if the contract traded is profitable.

Grant Park’s international trading may expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, Grant Park may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the trading advisors base their strategies may not be as reliable or accessible as it is in the United States.

Trading in commodity interests is a zero sum economic activity, unlike stocks and bonds.

Trading in commodity interests is a zero-sum economic activity in which for every gain there is an equal and offsetting loss, disregarding transaction costs. This distinguishes it from a typical stock or bond investment, where there is an expectation of, in the case of bonds, constant yields, or, in the case of equity, participation over time in general economic growth. Grant Park may incur major losses while stock and bond prices rise substantially in a prospering economy.

Trading Risks

Grant Park will be highly leveraged, which means that sharp declines in price could lead to large losses.

Because the amount of margin funds necessary to be deposited with a clearing broker to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, the general partner can hold positions in Grant Park’s account with face values equal to several times Grant Park’s net assets. The ratio of margin to equity is typically 8% to 15%, but can range from 5% to 25%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract may result in losses that substantially exceed the amount invested in the contract. For example, if $2,200 in margin is required to hold one U.S. Treasury bond futures contract with a face value of $100,000, a $2,200 decrease in the value of that contract could, if the contract is then closed out, result in a complete loss of the margin deposit, not even taking into account deductions of fees and/or commissions. Severe short-term price declines could, therefore, force the liquidation of open positions with large losses.

There are disadvantages to making trading decisions based on technical analysis.

The trading advisors base their trading decisions primarily on trading strategies that use mathematical analyses of technical factors relating to past market performance. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable in the future.

The risk management approaches of one or all of the trading advisors may not be fully effective.

The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of Grant Park may not succeed in mitigating all identified risks. Even if a trading advisor’s risk management approaches are fully effective, it cannot anticipate all risks that it may face. To the extent one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, Grant Park may suffer losses.

Increased competition from other systematic and technical trading systems could reduce the trading advisors’ profitability.

There has been a dramatic increase over the past quarter century in the amount of assets managed by systematic and technical trading systems like that of the trading advisors. Assets in managed futures, for example, have grown from approximately $300 million in 1980 to $234 billion in June 2008. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of Grant Park by preventing Grant Park from affecting transactions at its desired price. It may become more difficult for Grant Park to implement its trading strategy if other commodity trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate commodity interest positions at the same time as Grant Park.

Speculative position limits and daily price fluctuation limits may alter trading decisions for Grant Park.

The CFTC and U.S. exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions that any person may hold or control in certain futures and options on futures contracts. Most exchanges also impose limits, known as daily limits, on the amount of fluctuation in certain futures and options on futures contracts in a single trading day. All accounts controlled by a particular trading advisor are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, these limits could cause a modification of the particular trading advisor’s trading decisions or force liquidation of certain futures or options on futures positions. If one or more of Grant Park’s trading advisors must take either of these actions, Grant Park may be required to forego profitable trades or strategies.

Increases in assets under management of any of the trading advisors may affect trading decisions.

In general, none of the trading advisors intends to limit the amount of additional equity of Grant Park that it may manage, and each will continue to seek major new accounts. The more equity a trading advisor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions. Accordingly, future increases in equity under management may require a trading advisor to modify its trading decisions for Grant Park or may cause the general partner to add additional trading advisors, either of which could have a detrimental effect on your investment.

The use of multiple trading advisors may result in offsetting or opposing trading positions and may also require one trading advisor to fund the margin requirements of another trading advisor.

The use of multiple trading advisors may result in developments or positions that adversely affect Grant Park’s net asset value. For example, because the trading advisors will be acting independently, Grant Park could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings. The trading advisors also may compete, from time to time, for the same trades or other transactions, increasing the cost to Grant Park of making trades or transactions or causing some of them to be foregone altogether. And, even though each trading advisor’s margin requirements ordinarily will be met from that trading advisor’s allocated net assets, one trading advisor may incur losses of such magnitude that Grant Park is unable to meet margin calls from the allocated net assets of that trading advisor. In this event, Grant Park’s clearing brokers may require liquidations and contributions from the allocated net assets of another trading advisor.

The trading advisors’ trading programs bear some similarities and, therefore, may lessen the benefits of having multiple trading advisors.

Some of the trading advisors initially received their trading experience under the guidance of the same individual. However, each trading advisor has, over time, developed and modified the program it will use for Grant Park. Nevertheless, the trading advisors’ trading programs have some similarities. These similarities may, in fact, mitigate the positive effect of having multiple trading advisors. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

Grant Park’s positions may be concentrated from time to time, which may render Grant Park susceptible to larger losses than if Grant Park were more diversified.

One or more of the trading advisors may from time to time cause Grant Park to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to Grant Park than if Grant Park’s assets had been spread among a wider number of instruments.

Trend following and pattern recognition can be risky.

Grant Park is a multiple-manager fund which employs several trading advisors, all employing proprietary, systematic trend following and pattern recognition systems in various forms. Grant Park’s trading advisors aim to exploit the tendency of markets to either trend or exhibit repeated patterns over time through the use of their proprietary systematic trading systems. These systems are strictly adhered to in all market scenarios. Since trend following is a reactive trading strategy rather than a predictive one, positions are entered into or exited from in reaction to price movement; there is no prediction of future price. Pattern recognition looks to predict price movement based on historic repeatable price patterns. If the trend or patterns are not confirmed, the position will be exited on a stop. However, if the trend or patterns are confirmed, positions may be increased depending on the momentum of the trend. Trends or patterns are not generally discovered until they are well established and not exited from until they are over. Because we do not know which markets will trend or when the trend will begin or whether patterns will reoccur, the mechanisms are there to identify and capture the developing trends or patterns as they occur. It is this willingness to allow a trend or pattern to run its course and eventually reverse that can lead to gains in any particular market.

Operating Risks

Past performance is not necessarily indicative of future performance.

You should not rely for predictive purposes on the record to date of Grant Park, the general partner or any of the trading advisors. This is particularly so because Grant Park’s fee and expense structure was changed in certain respects to accommodate the public offering of units, and Grant Park’s fees and expenses impact Grant Park’s net performance. Likewise, you should not assume that any trading advisor’s future trading decisions will create profit, avoid substantial losses or result in performance comparable to that trading advisor’s past performance. Trading advisors may alter their strategies from time to time, and their performance results in the future may materially differ from their prior trading records. Moreover, the technical analysis employed by the trading advisors may not take into account the effect of economic or market forces or events that may cause losses to Grant Park. Furthermore, the general partner, in its discretion, may terminate any of the trading advisors or change the allocation of assets among the trading advisors, which could cause a substantial change in Grant Park’s future performance.

Grant Park pays substantial fees and expenses regardless of profitability.

Grant Park pays brokerage charges, organization and offering expenses, ongoing operating expenses and over-the-counter dealer spreads, in all cases regardless of whether Grant Park’s activities are profitable. In addition, Grant Park pays certain trading advisors an incentive fee based on a percentage of Grant Park’s trading profits earned on Grant Park’s net assets allocated to that trading advisor. It is possible that Grant Park could pay substantial incentive fees to one or more trading advisors in a year in which Grant Park has no net trading profits or in which it actually loses money. Accordingly, Grant Park must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

Grant Park may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and Grant Park generally are terminable by the clearing brokers once the clearing broker has given Grant Park notice. Upon termination, the general partner may be required to renegotiate or make other arrangements for obtaining similar services if Grant Park intends to continue trading in commodity interest contracts at its present level of capacity. The services of MF Global, Newedge USA, UBS Securities or an additional or substitute clearing broker may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated clearing arrangements.

Likewise, upon termination of any of the advisory contracts entered into between Grant Park and each trading advisor, the general partner may be required to renegotiate the contracts or make other arrangements for obtaining commodity trading advisory services. The services of the particular trading advisor may not be available, or these services may not be available on terms as favorable as those contained in the expired or terminated advisory contract. There is severe competition for the services of qualified commodity trading advisors, and the general partner may not be able to retain replacement or additional trading advisors on acceptable terms. This could result in losses to Grant Park and/or the inability of Grant Park to achieve its investment objectives. Moreover, if an advisory contract is renegotiated or additional or substitute trading advisors are retained by the general partner on behalf of Grant Park, the fee structures of the new or additional arrangements may not be as favorable to Grant Park as are those currently in place.

The incentive fees could be an incentive to the trading advisors to make riskier investments.

Each trading advisor employs a speculative strategy for Grant Park and certain trading advisors receive incentive fees based on the trading profits earned by it for Grant Park. Accordingly, these trading advisors have a financial incentive to make investments that are riskier than might be made if Grant Park’s assets were managed by a trading advisor that did not receive performance-based compensation.

You will not participate in the management of Grant Park.

You will only have limited voting rights with respect to Grant Park’s affairs, which rights will not permit you to participate in the management or control of Grant Park or the conduct of its business. You must therefore rely upon the fiduciary responsibility and judgment of the general partner to manage Grant Park’s affairs in the best interests of the limited partners.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the net asset value of Grant Park.

If a substantial number of requests for redemption are received by Grant Park during a relatively short period of time, Grant Park may not be able to satisfy the requests from funds not committed to trading. As a consequence, it could be necessary to liquidate positions in Grant Park’s trading positions before the time that the trading advisors’ trading strategies would dictate liquidation. If this were to occur, it could affect adversely the net asset value per unit of each class, not only for limited partners redeeming units but also for nonredeeming limited partners.

Conflicts of interest exist in the structure and operation of Grant Park.

Mr. Kavanagh, who indirectly controls and is president of the general partner, has a conflict of interest with Grant Park, because an entity controlled by him occasionally receives from MF Global, one of Grant Park’s clearing brokers and additional selling agents, compensation for trades introduced to and cleared through MF Global. He therefore may have a disincentive to cause the general partner to terminate or replace MF Global even if such replacement is in Grant Park’s best interest.

MF Global and an affiliate of one of Grant Park’s other clearing broker, UBS Securities, also serve as Grant Park’s selling agents, so the general partner may be inclined not to replace or terminate MF Global or UBS Securities as clearing broker if it believes that this will adversely affect MF Global’s or UBS’ efforts as selling agent. MF Global’s and UBS’ dual roles may also give rise to a conflict in that as a selling agent it may have a disincentive to advise potential investors against investing in Grant Park or to advise existing investors to cause Grant Park to redeem their units, in either case in the best interests of the investors, because to do so would reduce Grant Park’s assets and in turn the compensation paid to MF Global and UBS as clearing broker.

The general partner, the trading advisors and their respective principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to Grant Park’s business, which also presents the potential for numerous conflicts of interest with Grant Park. In the case of the trading advisors, for example, it is possible that other accounts managed by the trading advisor or its affiliates may compete with Grant Park for the same or similar trading positions, which may cause Grant Park to obtain prices that are less favorable than those obtained for the other accounts. The trading advisors may also take positions in their proprietary accounts that are opposite to or ahead of Grant Park’s account. Trading ahead presents a conflict because the trade executed first may receive a more favorable price than the later trade.

As a result of these and other relationships, parties involved with Grant Park have a financial incentive to act in a manner other than in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any formal procedures to resolve these and other conflicts of interest. Consequently, there is no independent control over how the general partner will resolve these conflicts on which investors can rely in ensuring that Grant Park is treated equitably.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Grant Park’s assets.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as Grant Park, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. Grant Park also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear Grant Park’s trades. Material legal proceedings involving the clearing brokers within the last five years are summarized on pages 89 through 94.

You will not be able to review Grant Park’s holdings on a daily basis.

The trading advisors make Grant Park’s trading decisions. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into by Grant Park, Grant Park’s trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in Grant Park does not offer investors the same transparency that a personal trading account offers.

Grant Park could terminate before you achieve your investment objective.

The general partner may, in its sole discretion, terminate Grant Park at any time, regardless of whether Grant Park has incurred losses, without giving you prior notice. In particular, unforeseen circumstances, including substantial losses, withdrawal of Grant Park’s general partner or suspension or revocation of the general partner’s or any of trading advisors’ respective registrations with the CFTC or memberships in the NFA could cause Grant Park to terminate before its stated termination date of December 31, 2027. However, no level of losses will require the general partner to terminate Grant Park. Grant Park’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

Grant Park is not a regulated investment company.

Grant Park is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The general partner relies heavily on its key personnel to manage Grant Park’s trading activities.

In managing and directing the day-to-day activities and affairs of Grant Park, the general partner relies heavily on Mr. Kavanagh, Patrick Meehan, the general partner’s chief operating officer, and Maureen O’Rourke, the general partner’s chief financial officer. In the event of the loss of the services of any of these persons, or if any of these individuals is unable to carry out his or her present responsibilities, it may have an adverse effect on the management of Grant Park.

The general partner places significant reliance on the trading advisors and their key personnel.

The general partner relies on the trading advisors to achieve trading gains for Grant Park, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of Grant Park’s assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute Grant Park’s transactions. The loss of the services of any trading advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor’s ability to manage its trading activities successfully or may cause the trading advisor to cease operations entirely, either of which, in turn, could negatively impact Grant Park’s performance. Each of Grant Park’s trading advisors is controlled, directly or indirectly, by single individuals, or, in the case of Transtrend, of which 100% of the voting interest is owned by Robeco Netherlands BV, by its managing directors. These individuals, Paul Rabar at Rabar, Elizabeth Cheval at EMC, William Eckhardt at ETC, Kenneth Tropin at Graham, David Winton Harding at Winton, Patrick Welton at Welton, Russell Newton at Global Advisors, Johannes P.A. van den Broek and Harold M. De Boer at Transtrend, Jaffrey Woodriff, Michael Geisman and Ryan Vaughn at QIM and Michael Mundt, Mark Chapin and Theodore Robert Olson at RCM have major roles in developing, refining and implementing each of their trading advisor’s trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors’ operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment in Grant Park.

The general partner may terminate, replace and/or add trading advisors in its sole discretion.

The general partner may terminate, substitute or retain trading advisors on behalf of Grant Park in its sole discretion. The addition of a new trading advisor and/or the removal of one or more of the current trading advisors may cause disruptions in Grant Park’s trading as assets are reallocated and new trading advisors transition over to Grant Park, which may have an adverse effect on the net asset value of Grant Park.

The general partner’s allocation of the assets of each class of Grant Park among trading advisors may result in less than optimal performance by Grant Park.

The general partner may reallocate assets among the trading advisors upon termination of a trading advisor or retention of a new trading advisor or at the commencement of any month. Consequently, the net assets of Grant Park may be apportioned among the trading advisors in a different manner than the current apportionment. The general partner’s allocation of assets will directly affect the profitability of Grant Park’s trading, possibly in an adverse manner. For example, a trading advisor may experience a high rate of return but may be managing only a small percentage of Grant Park’s net assets. In this case, the trading advisor’s performance could have a minimal effect on the net asset value of Grant Park.

Third parties may infringe or otherwise violate a trading advisor’s intellectual property rights or assert that a trading advisor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may obtain and use a trading advisor’s intellectual property or technology, including its trading program software, without permission. Any unauthorized use of a trading advisor’s proprietary software and other technology could adversely affect its competitive advantage. Proprietary software and other technology are becoming increasingly easy to duplicate, particularly as employees with proprietary knowledge leave the owner or licensed user of that software or other technology. Each trading advisor may have difficulty monitoring unauthorized uses of its proprietary software and other technology. The precautions it has taken may not prevent misappropriation or infringement of its proprietary software and other technology. Also, third parties may independently develop proprietary software and other technology similar to that of a trading advisor or claim that the trading advisor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, a trading advisor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the trading advisor is successful and regardless of the merits, may result in significant costs, divert its resources from Grant Park, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of Grant Park depends on the ability of each of the trading advisors’ personnel to accurately implement their trading systems, and any failure to do so could subject Grant Park to losses on such transactions.

The trading advisors’ computerized trading systems rely on the trading advisors’ personnel to accurately process the systems’ outputs and execute the transactions called for by the systems. In addition, each trading advisor relies on its staff to properly operate and maintain its computer and communications systems upon which the trading systems rely. Execution and operation of each trading advisor’s systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the trading advisors’ systems and executing Grant Park’s transactions could impair its ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

Grant Park may experience substantial losses on transactions if a trading advisor’s computer or communications systems fail.

Each trading advisor’s trading activities, including its risk management, depends on the integrity and performance of the computer and communications systems supporting it. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause any trading advisor’s computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that a trading advisor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the trading advisors’, the general partner’s and Grant Park’s reputations, increased operational expenses and diversion of technical resources.

If a trading advisor, or third parties on which a trading advisor depends, fail to upgrade computer and communications systems, Grant Park’s financial condition could be harmed.

The development of complex communications and new technologies may render the existing computer and communication systems supporting the trading advisors’ trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers used by the trading advisors. As a result, if these third parties upgrade their systems, the trading advisors will need to make corresponding upgrades to continue effectively its trading activities. Grant Park’s future success will depend on each trading advisor’s and third parties’ ability to respond to changing technologies on a timely and cost-effective basis.

Each trading advisor depends on the reliable performance of the computer or communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

Each trading advisor depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the trading advisor uses to conduct its trading activities. Failure or inadequate performance of any of these systems could adversely affect the trading advisor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce Grant Park’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for a trading advisor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms can make it difficult or impossible for the trading advisor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the trading advisor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

The occurrence of a terrorist attack, or the outbreak, continuation or expansion of war or other hostilities could disrupt Grant Park’s trading activity and materially affect Grant Park’s profitability.

The operations of the general partner, the trading advisors, Grant Park, the exchanges, brokers and counterparties with which the general partner, the trading advisors and Grant Park do business, and the markets in which the general partner, the trading advisors and Grant Park do business could be severely disrupted in the event of a major terrorist attack or the outbreak, continuation or expansion of war or other hostilities. The aftermath of the war and continuing reconstruction process in Iraq, global anti-terrorism initiatives and political unrest in the Middle East and Southeast Asia continue to fuel this concern.

If any of the trading advisors are unable to attract and retain qualified employees, its ability to conduct trading activities may be adversely affected.

Grant Park’s future success and growth depends on each trading advisor’s ability to attract and retain employees that fit into its culture. There is intense competition for the limited pool of qualified personnel that meets these criteria. If any of the trading advisors are unable to attract and retain qualified personnel, its ability to successfully execute its trading strategies may be diminished.

Regulation of the commodity interest markets is extensive and constantly changing; future regulatory developments are impossible to predict, but may significantly and adversely affect Grant Park.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the United States subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this new regulatory structure have only recently been proposed or finalized. Traditional futures exchanges, which are now called designated contract markets, are now subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in Grant Park or the ability of the trading advisors to continue to implement their respective investment strategies. The effect of any future regulatory change on Grant Park is impossible to predict, but could be substantial and adverse.

Tax Risks

Your tax liability may exceed your cash distributions.

Cash is distributed to limited partners at the sole discretion of the general partner, and the general partner does not currently intend to distribute cash to limited partners. Limited partners nevertheless will be subject to federal income tax on their share of Grant Park’s net income and gain each year, regardless of whether they redeem any units or receive any cash distributions from Grant Park.

You could owe taxes on your share of Grant Park’s ordinary income despite overall losses.

Gain or loss on domestic futures and options on futures as well as on most foreign currency contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income and other ordinary income earned by Grant Park generally cannot be offset by capital losses. Consequently, you could owe taxes on your allocable share of Grant Park’s ordinary income for a calendar year even if Grant Park reports a net trading loss for that year. Also, your ability to deduct particular operating expenses of Grant Park, such as trading advisor consulting fees, may be subject to limitations for purposes of calculating your federal and/or state and local income tax liability.

Partnership treatment is not assured.

Grant Park has received an opinion of counsel to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (a) at least 90% of Grant Park’s annual gross income has previously consisted of and currently consists of “qualifying income” as defined in the Internal Revenue Code and (b) Grant Park is organized and operated in accordance with its governing agreements and applicable law. The general partner believes it is likely, but not certain, that Grant Park will continue to meet the income test. An opinion of counsel is subject to any changes in applicable tax laws and is not binding on the Internal Revenue Service or the courts.

If Grant Park were to be treated as an association or publicly traded partnership taxable as a corporation instead of as a partnership for U.S. federal income tax purposes, (1) its net income would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (2) you would not be allowed to deduct your share of losses of Grant Park and (3) distributions to you, other than liquidating distributions, would constitute dividends to the extent of Grant Park’s current or accumulated earnings and profits, and would be taxable as such.

There is the possibility of a tax audit.

We cannot assure you that Grant Park’s tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to Grant Park’s returns. Any adjustments resulting from an audit may require each limited partner to file an amended tax return and to pay additional taxes plus interest, which generally is not deductible, and might result in an audit of the limited partner’s own return. Any audit of a limited partner’s return could result in adjustments of non-Grant Park, as well as Grant Park, income and deductions.

Non-U.S. investors may face exchange rate risk and local tax consequences.

Non-U.S. investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease. Non-U.S. investors should consult their own tax advisors concerning the applicable U.S. and foreign tax implications of this investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of Grant Park. The general partner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause Grant Park’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

SELECTED FINANCIAL DATA

The selected financial information for the years ended December 31, 2007, 2006, 2005, 2004, and 2003 has been derived from the financial statements of Grant Park audited by McGladrey & Pullen, LLP.

The selected financial information for the six months ended June 30, 2008 and 2007 is derived from the unaudited financial statements of Grant Park included elsewhere in this prospectus, which unaudited financial statements, in the opinion of management of Grant Park, include all normal and recurring adjustments necessary to present fairly the financial position and results of operations of Grant Park for such periods. Grant Park’s operating results for the six months ended June 30, 2008 are not necessarily indicative of the operating results to be expected for the full year.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(Unaudited)	(Unaudited)
Total assets	$594,055,086	$440,080,755	$467,212,443	$407,930,032	$307,245,733	$304,631,802	$87,861,740
Total partners’ capital	565,877,613	418,550,078	455,685,796	382,252,995	289,897,819	289,654,031	67,418,046
Net gains from trading	91,560,758	29,897,277	57,385,145	37,071,404	2,673,678	1,219,593	10,149,161
Income allocated from Dearborn Select Master Fund, SPC – Winton Segregated Portfolio	16,437,574	1,484,443	9,417,448	—	—	—	—
Interest income	6,407,462	9,397,637	17,475,172	16,093,168	8,436,400	3,005,585	247,863
Total expenses	33,575,657	16,421,781	33,855,319	26,850,877	21,466,551	17,933,626	4,080,495
Net income (loss)	80,830,137	24,357,576	50,422,446	26,313,695	(10,356,473)	(13,708,448)	6,316,529
Net income (loss) per General Partner & Class A Unit Limited Partner *	229.16	72.92	148.80	98.75	(36.11)	(88.44)	194.63
Net income (loss) per Class B Unit Limited Partner *	196.81	61.55	125.29	82.71	(35.34)	(81.15)	82.15
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	227.65	71.72	146.87	97.03	(37.96)	(90.50)	194.03
Increase (decrease) in net asset value per Class B Unit Limited Partner	192.89	58.44	120.26	78.14	(41.89)	(90.42)	76.59

*	The Partnership converted its “Interests” to units effective April 1, 2003, with all existing Limited Partners at that date converting to Class A Units. The financial results are presented on a unitized basis from that date. Class B Units began trading on August 1, 2003. The financial results are based on weighted average number of units outstanding during the period.

SUPPLEMENTARY FINANCIAL INFORMATION

The following summarized quarterly financial information presents Grant Park’s results of operations for the three month periods ended March 31 and June 30, 2008 and March 31, June 30, September 30, and December 31, 2007 and 2006.

	1st Quarter 2008	2nd Quarter 2008
	(Unaudited)	(Unaudited)
Net Gains from trading	$57,815,049	$33,745,709
Net income (loss)	53,627,759	27,202,378
Net income (loss) per General Partner & Class A Unit Limited Partner	153.78	75.39
Net income (loss) per Class B Unit Limited Partner	132.70	64.11
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	153.03	74.62
Increase (decrease) in net asset value per Class B Unit Limited Partner	130.79	62.10
Net asset value per General & Class A Unit Limited Partner	1,462.50	1,537.12
Net asset value per Class B Unit Limited Partner	1,273.47	1,335.57

	1st Quarter 2007	2nd Quarter 2007	3rd Quarter 2007	4th Quarter 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gains (losses) from trading	$(28,430,628)	$58,327,905	$3,815,508	$23,672,360
Net income (loss)	(30,157,708)	54,515,284	3,664,029	22,400,841
Net income (loss) per General Partner & Class A Unit Limited Partner **	(85.38)	158.30	11.00	64.88
Net income (loss) per Class B Unit Limited Partner **	(76.10)	137.65	8.37	55.39
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	(85.97)	157.69	10.39	64.76
Increase (decrease) in net asset value per Class B Unit Limited Partner	(77.62)	136.06	6.77	55.05
Net asset value per General Partner & Class A Unit Limited Partner	1,076.63	1,234.32	1,244.71	1,309.47
Net asset value per Class B Unit Limited Partner	944.80	1,080.86	1,087.63	1,142.68

**	Based on weighted average number of units outstanding during the period.

	1st Quarter 2006	2nd Quarter 2006	3rd Quarter 2006	4th Quarter 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gains (losses) from trading	$15,243,727	$19,789,004	$(7,707,597)	$9,746,270
Net income (loss)	12,253,554	16,419,952	(9,475,113)	7,115,302
Net income (loss) per General Partner & Class A Unit Limited Partner *	44.87	61.49	(30.17)	22.56
Net income (loss) per Class B Unit Limited Partner *	38.66	53.25	(27.72)	18.52
Increase (decrease) in net asset value per General Partner & Class A Unit Limited Partner	44.31	60.88	(30.75)	22.59
Increase (decrease) in net asset value per Class B Unit Limited Partner	37.16	51.62	(29.28)	18.64
Net asset value per General Partner & Class A Unit Limited Partner	1,109.88	1,170.76	1,140.01	1,162.60
Net asset value per Class B Unit Limited Partner	981.44	1,033.06	1,003.78	1,022.42

*	Based on weighted average number of units outstanding during the period.

GRANT PARK

Grant Park is organized to pool assets of investors for the purpose of trading in the U.S. and international markets for currencies, interest rates, stock indices, agricultural and energy products, precious and base metals and other commodities. In trading on these markets, Grant Park may employ futures and forward contracts, security futures contracts, options contracts and other interests in commodities. Grant Park is a multi-advisor pool that invests the assets of each class of the fund in various trading companies, each of which allocate those assets to one of the independent professional commodity trading advisors retained by the general partner. Grant Park’s general partner, commodity pool operator and sponsor is Dearborn Capital Management, L.L.C., an Illinois limited liability company. The managing member of Dearborn Capital Management, L.L.C. is Dearborn Capital Management, Ltd., an Illinois corporation whose sole shareholder is David M. Kavanagh.

Grant Park has been trading continuously since January 1989 and, as of June 30, 2008, had a net asset value of approximately $565.9 million and 14,681 limited partners. Since its inception and through February 28, 2003, Grant Park offered its beneficial interests exclusively to qualified investors on a private placement basis. Effective June 30, 2003, Grant Park began offering units for sale to the public.

Grant Park’s main office is located at 555 West Jackson Boulevard, Suite 600, Chicago, Illinois 60661, and its telephone number is (312) 756-4450.

THE GENERAL PARTNER

Background

Dearborn Capital Management, L.L.C., an Illinois limited liability company, is Grant Park’s general partner, commodity pool operator and sponsor. Along with its managing member and predecessor as general partner and commodity pool operator, Dearborn Capital Management Ltd., the general partner has had management responsibility for Grant Park since its inception. The general partner has been registered as a commodity pool operator and a commodity trading advisor under the Commodity Exchange Act and has been a member of the NFA since December 1995. Dearborn Capital Management Ltd., which served as Grant Park’s general partner, commodity pool operator and sponsor from 1989 through 1995, was registered as a commodity pool operator between August 1988 and March 1996 and as a commodity trading advisor between September 1991 and March 1996, an introducing broker between January 1991 and March 1996 and January 1997 and December 1998 and was a member of the NFA between August 1988 and March 1996 and January 1997 and December 1998.

General management responsibility for Grant Park is vested solely in the general partner under the limited partnership agreement. The general partner has full responsibility for this offering, the selection, monitoring and replacement of the trading advisors, the ongoing operation of Grant Park, the preparation and mailing of monthly and annual reports, the filing with the SEC, CFTC and other regulatory or self-regulatory authorities of all required reports, the preparation of all Grant Park and limited partner tax information, the handling of redemption requests, the investment of Grant Park’s funds not committed to trading in U.S. government obligations or bank depositories and the admission of additional limited partners. The general partner utilizes the services of third parties to assist in the provision of some of these services.

The general partner also is the general partner of the Dearborn Select Fund L.P. and the investment advisor of the Dearborn Alternative Investment Fund Series 2, a Channel Islands company, and the investment manager of the Dearborn Select Master Fund, SPC, a Cayman Islands company. The Dearborn Alternative Investment Fund Series 2 is a multi-manager private investment fund pursuing various trading and arbitrage opportunities and is open for investment only to qualified non-U.S. investors. Dearborn Select is a private investment fund organized as a segregated portfolio company with limited liability incorporated under the laws of the Cayman Islands on April 7, 2006

Dearborn Capital Management Ltd. and Centum Prata Holdings, Inc., a Delaware corporation, own the general partner. David Kavanagh is the sole shareholder of Dearborn Capital Management Ltd. and, indirectly through his ownership of Dearborn Capital Management Ltd., which is the managing member of the general partner, has a majority and controlling interest in the general partner.

There have been no material administrative, civil or criminal actions within the past five years against the general partner or its principals and no such actions currently are pending.

The limited partnership agreement requires the general partner to own units in Grant Park in an amount at least equal to the greater of (1) 1% of the aggregate capital contributions of all limited partners or (2) $25,000, during any time that units in Grant Park are publicly offered for sale.

The past performance record of Grant Park is found on pages 60 and 61.

Principals of the General Partner

The principals of the general partner are Dearborn Capital Management Ltd., Centum Prata Holdings, Inc., David M. Kavanagh, Patrick Meehan, Maureen O’Rourke and Abdullah Mohammed Al Rayes. Only the officers of the general partner, Mr. Kavanagh, Mr. Meehan and Ms. O’Rourke, have management responsibility and control over the general partner.

David M. Kavanagh, president of the general partner, has been responsible for overseeing all operations and activities of the general partner since its formation. Commencing in October 1998, Mr. Kavanagh also became president, a principal and an associated person of Dearborn Capital Brokers Ltd., an independent introducing broker and commodity pool operator. It became registered as an independent introducing broker in October 1998 and as a CPO in September 1999. From 1983 to 2005, Mr. Kavanagh was a member in good standing of the Chicago Board of Trade. Between March 1983 and October 1998, Mr. Kavanagh served as an institutional salesman in the financial futures area on behalf of Refco, a futures commission merchant, and Conti Commodity Services, Inc., a futures commission merchant, which was acquired by Refco in 1984. His clients included large hedge funds and financial institutions. Since October 1998, Mr. Kavanagh has from time to time continued to perform introducing brokerage services for MF Global Inc., formerly known as Man Financial, Inc., a futures commission merchant, through Dearborn Capital Brokers. Neither Dearborn Capital Brokers nor Mr. Kavanagh provide brokerage services to Grant Park’s trading account. Mr. Kavanaugh also serves as the president of DCM Brokers, LLC, which serves as Grant Park’s lead selling agent. In the past, from time to time Mr. Kavanagh has provided brokerage services to Financial Consortium International LLC, a registered introducing broker, commodity pool operator and broker-dealer, since October 1999. In 1980, Mr. Kavanagh received an MBA from the University of Notre Dame, and in 1978, graduated with a B.S. in business administration from John Carroll University.

Patrick J. Meehan, chief operating officer of the general partner, is primarily responsible for the day to day operations of Dearborn. Mr. Meehan became listed as a principal of Dearborn effective October 2008 and has a pending application to be registered as an associated person of Dearborn. Prior to joining the general partner in April 2008, Mr. Meehan was a member of the senior executive team at Houghton Mifflin Company in Boston, MA, beginning in March 1999. His assignments focused on leading technology and operational organizations and included a three year assignment as the President of the business unit that was the largest provider of professional testing and licensure services to State Regulatory Agencies in the United States. He also served as the Chief Information/Technology Officer of the company for three years, responsible for directing an annual technology portfolio in excess of $100 million. Mr. Meehan began his career as a commissioned officer in the United States Marine Corps, retiring from the Reserves after 20 years in the grade of Lieutenant Colonel. He received an AB degree from John Carroll University, an MBA from Webster University and holds Series 22, 31, and 63 licenses.

Maureen O’Rourke, chief financial officer of the general partner, is responsible for financial reporting and compliance issues. Ms. O’Rourke became listed as a principal and registered as an associated person of Dearborn effective September 2003. Prior to joining the general partner in May 2003, Ms. O’Rourke was employed as assistant vice president at MetLife Investors Life Insurance Company from 1992 to September 2001. Before that, Ms. O’Rourke was employed as a tax senior at KPMG LLP (formerly KPMG Peat Marwick LLP) from 1987 to 1991. Ms. O’Rourke also serves as the chief financial officer of DCM Brokers, LLC, which serves as Grant Park’s lead selling agent. Ms. O’Rourke is a certified public accountant. She received a B.B.A. in accounting from the University of Notre Dame in 1987 and received a Masters of Science in Taxation from DePaul University in 1996.

THE TRADING ADVISORS

The general partner has retained Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company, or ETC, Graham Capital Management, L.P., Global Advisors L.P., Transtrend B.V., Quantitative Investment Management LLC, or QIM, Revolution Capital Management LLC, or RCM, Winton Capital Management Limited and Welton Investment Corporation as Grant Park’s trading advisors. With respect to RCM, Grant Park will initially invest in the Dunn-Mosaic, LP fund sponsored by Dunn Capital Management, Inc. to access RCM’s Mosaic trading program. Upon meeting certain minimum investment thresholds, Grant Park will enter into a trading advisory contract with RCM and will access RCM directly through a separate trading company as is the case with each of the other trading advisors. The table below illustrates the trading advisors for each class of Grant Park’s outstanding limited partnership units:

	Rabar	EMC	ETC	Graham	Global Advisors	Transtrend	QIM	RCM	Winton	Welton
Class A	X	X	X	X	X	X	X		X	X
Class B	X	X	X	X	X	X	X		X	X
Legacy Wrap	X	X	X	X	X	X	X		X	X
GAM		X	X			X	X	X	X
GAM Wrap		X	X			X	X	X	X

The trading advisors and their respective asset allocations with respect to the Legacy Wrap Class units are the same as with respect to our existing Class A and Class B units. As of October 1, 2008, the general partner allocated Grant Park’s net assets among the trading advisors with respect to our existing Class A and Class B units as follows: Rabar, EMC, ETC, Winton and Welton managed between 10% to 20% of Grant Park’s net assets and Graham, Global Advisors, Trandstrend and QIM were allocated less than 10% of Grant Park’s net assets to manage.

For the GAM Class and GAM Wrap Class units, the general partner anticipates that between 10% and 20% of Grant Park’s assets will be allocated to each of EMC, ETC, Transtrend, QIM, RCM and Winton.

The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionment for all classes of units is subject to change.

Rabar and EMC have been trading on behalf of Grant Park since January 1989 and ETC has been trading on behalf of Grant Park since April 1998. Graham began trading for Grant Park on September 1, 2003 and Winton began trading for Grant Park on August 1, 2004. Welton began trading for Grant Park on March 1, 2006. Global Advisors and Transtrend each began trading for the fund on July 1, 2008, and QIM began trading for the fund on October 1, 2008. Grant Park will enter into an advisory contract with RCM prior to the initial closing date.

The advisory contracts authorize the general partner to reallocate assets among the trading advisors monthly as it determines in its sole discretion upon 10 days’ prior written notice to the affected trading advisors. However, no reallocation of assets will be made to a trading advisor if the trading advisor determines that the amount of the reallocated assets, together with other assets that are already under the trading advisor’s management or which, pursuant to firm written commitments, will be placed under the trading advisor’s discretion, would exceed the total amount of funds the trading advisor could manage without detriment to the accounts it manages.

Because the advisory contracts also provide for reallocation upon termination of a trading advisor’s advisory contract, it is possible that, during the terms of the advisory contracts, the percentage of assets managed by the trading advisors may vary, perhaps substantially, from the current allocations. The advisory contracts are generally for a term of one year and are generally automatically renewable for successive one-year terms until terminated or in the case of Transtrend, in force until terminated by either party. The advisory contracts generally provide that either party may terminate the advisory contract at any time for any or no reason upon no less than 60 days’ written notice, or, in the case of Transtrend, may be terminated at any time with at least one business day prior written notice. The advisory contracts also generally provide that either party may terminate the advisory contract immediately upon written notice of the occurrence of enumerated events including the withdrawal of the general partner, the suspension, revocation or withdrawal of either party’s CFTC registration or NFA membership or a material breach of the advisory contract by a trading advisor.

The general partner may allocate funds in excess of actual funds, referred to as notional funds, to the trading advisors. Because of the leverage available from the use of notional funds, performance of a notionally funded account expressed as a percentage of nominal account size, which is the sum of notional funds and actual funds, will be different than the performance of the account expressed as a percentage of actual funds only. The general partner may pay consulting fees with respect to notional funds allocated to the trading advisors. Incentive fees only are paid to a trading advisor if the trading advisor has new trading profits on its allocated net assets, which includes any notional funds and actual funds.

No trading advisor has authority or responsibility for the selection of any clearing broker for Grant Park or for negotiating the terms, including the commission rates, upon which a clearing broker or brokers are engaged. For ease of administration, however, the trading advisors have discretion to direct all or a portion of their trades on behalf of Grant Park to one or more executing brokers or floor brokers of their choice for execution with instruction to give-up the executed trade to the clearing broker, which will clear and settle the trade and carry the resulting position in Grant Park’s account. The trading advisors also may from time to time execute Grant Park’s over-the-counter options, forward and spot contracts with dealers other than the clearing brokers or their affiliates, but only with the prior written consent of the general partner.

The trading advisors and their principals may currently, or may in the future, trade for their own accounts and/or invest in other commodity pools for which they serve as advisor. In doing so, these trading advisors and/or principals may make trades that are different from, opposite to or similar to, trades entered into by Grant Park and they may even be the other party to a trade entered into by Grant Park. Investors should note that any orders for other accounts might not be part of a block order but might be placed before or after orders for Grant Park, and might or might not obtain more favorable order execution. If the trading advisors or their principals engage in personal account trading, or trading for commodity pools in which they invest, limited partners will not be permitted to inspect records of this trading or any written policies related to this trading.

The advisory contracts with each trading advisor generally provide that the general partner and Grant Park shall indemnify and hold harmless the trading advisor and its affiliates against any losses, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), judgments or settlements if the trading advisor or its affiliates acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of Grant Park, and provided that the trading advisor’s or its affiliates’ conduct does not constitute negligence (or, in the case of certain trading advisors, gross negligence) or a breach of its or their fiduciary obligations.

The following descriptions include background information on each trading advisor and its principals, as well as information concerning each trading advisor’s strategy applicable to the class or classes of Grant Park that it trades. You should note that the descriptions were prepared by each trading advisor and may emphasize different aspects of each. Because each trading advisor’s strategies and programs are proprietary and confidential, their descriptions here are general in nature. Each of the trading advisors has advised the general partner that there have been no material administrative, civil or criminal actions within the past five years against that trading advisor or its principals and no such actions are currently pending.

Rabar Market Research, Inc.

Rabar is an Illinois corporation and is a registered commodity trading advisor and commodity pool operator. Rabar also is a member of the NFA. The business address of Rabar is 10 Bank Street, Suite 830, White Plains, New York 10606-1933, and its telephone number is (914) 682-8363. Rabar was originally named Rainbow Market Research, Inc. when it was incorporated in November 1986. Its name was changed to Rabar Market Research, Inc. in January 1989. It was registered as a commodity trading advisor and a commodity pool operator in June 1988, and it has managed accounts continuously since July 1988.

Management

The principals of Rabar are Paul Rabar and Jeffrey Izenman.

Paul Rabar is the president and founder of Rabar. Since 1988, Mr. Rabar has focused his full business time and attention on the operation of Rabar with a particular focus on trading and research. Mr. Rabar first became involved with futures when he began trading for his own account in 1980. He then worked as an account executive in the futures area at E.F. Hutton, a brokerage firm, from September 1981 to August 1983 and later at Clayton Brokerage, a brokerage firm, where he worked from September 1983 to November 1984. In 1985, Mr. Rabar was selected among a large pool of applicants to participate in a futures trading program operated by Mr. Richard J. Dennis, Jr., a trader of futures and options. Mr. Rabar participated in that program in 1985 and 1986, managing a proprietary account for Mr. Dennis, and beginning in January 1987 through May 1988, managing an account for Mr. Tom Dennis who was also an experienced trader in futures and options. Mr. Rabar then managed his personal account in futures in 1988 and also began the operations of, and the managing of client assets through, Rabar. Mr. Rabar is a graduate of the New England Conservatory of Music. He did additional work, primarily in science and mathematics, at Harvard University and, in 1979 and 1980 was an assistant instructor of physics at Harvard University. Effective February 2005, Mr. Rabar is a principal of Vaca Capital Management, LLC, a registered commodity trading advisor and commodity pool operator, as well as a hedge management company.

Jeffrey Izenman is the executive vice president of Rabar, having joined Rabar in that capacity in November 1998. He is also a managing member of BRI Partners LLC, a venture capital firm for emerging and developing hedge fund managers, since June 2001. From September 1994 through October 1998, he was the president of EMC Capital Management, Inc., where he was responsible for business development, client relations and various administrative and operational aspects of EMC. Mr. Izenman is also the past chairman, and a past member of the board of directors and executive committee of the Managed Funds Association. Mr. Izenman also served for 10 years as a member of the business conduct committee of the NFA. Before joining EMC, Mr. Izenman was a partner in the law firm of Katten Muchin Zavis (which is now known as Katten Muchin Zavis Rosenman) from October 1988 through August 1994, and an associate with that firm from September 1982 through September 1988. There he specialized in the representation of commodity trading advisors, including Rabar, and commodity pool operators, as well as securities investment advisors and hedge fund operators. Mr. Izenman received his J.D. degree from the University of Michigan Law School in May 1982 and a B.S. in accountancy from the University of Illinois in May 1979. He has also passed the Uniform Certified Public Accountants exam.

Rabar’s Trading Program

Strategy.  Rabar currently uses a trading program known as the Diversified Program in trading for Grant Park. Rabar has been trading the Diversified Program since January 1989. The objective of Rabar’s investment strategy is to generate capital appreciation over the long run by investing exclusively in exchange-traded futures contracts, options on futures contracts, foreign currency forward contracts and, to a very limited extent, cash commodities. Rabar may also engage in exchange for physical transactions, more commonly referred to as EFPs. An EFP transaction involves the exchange of a futures position for the underlying commodity without making an open competitive trade on an exchange, as permitted by exchange rules.

Rabar’s strategy employs a diversified, systematic, technical, trend-following approach, utilizing a blend of several separate and distinct quantitative models. Each of these elements is described more fully below.

•	The approach is diversified in that it can be invested in more than 90 markets, covering more than 20 different exchanges in 25 different countries. The portfolio includes futures contracts on currencies, financial instruments, precious and base metals, stock indices, energies, and agricultural and soft commodities. The specific markets have been chosen for, among other reasons, their historical performance and customary liquidity.
•	The approach is systematic in that Rabar utilizes multiple quantitative investment models that generate signals directing Rabar to initiate or liquidate positions in each market at specific, predetermined price points. In the vast majority of circumstances, Rabar will follow the specific signals generated by the models. The approach does, however, incorporate a small discretionary element. In this regard, Rabar may, from time to time, analyze certain key fundamental factors affecting supply and demand, such as a regional or global financial crisis, extreme weather conditions, or major political events. As a result of the analysis Rabar may make adjustments to the size of positions or the timing of trades in the portfolio in an effort to control risk or to take advantage of potential profit opportunities.
•	The approach is technical, meaning that the signals generated by the models are based upon an analysis of objective technical factors rather than fundamental factors. Although the technical indicators analyzed are varied, they are all based primarily on daily, weekly, and monthly price movement.
•	The approach is trend-following and, in some cases, trend-identifying. In this regard, Rabar seeks to invest in markets exhibiting directional price movement over time. Since the portfolio will maintain both long and short positions, it is not necessarily relevant whether a particular market is rising or falling. It is merely the case that Rabar’s best opportunity for profit will come from markets moving continuously in one direction while Rabar will have a difficult time profiting from, and may incur losses in, markets that are not exhibiting sustained directional movement.
•	The approach incorporates a blend of quantitative models. Specifically, the methodology employs several totally separate and distinct investment models in its overall approach, and several additional variations of those models, all of which are blended together in Rabar’s program.

Risk Management.  Rabar employs a number of risk management techniques in the strategy with a view toward reducing and controlling risk in the portfolio. For example, Rabar’s portfolio is broadly diversified thereby spreading the risk across multiple markets. Rabar’s portfolio is also diversified across multiple quantitative models, limiting the risk exposure in the portfolio to any one such model. Rabar also employs predetermined stop loss levels or exit points for each position. These stop losses can have the effect of limiting the exposure to each position, system, market and market sector, and in the portfolio as a whole. In addition, Rabar utilizes a proprietary quantitative methodology to determine the size of each position with a view toward equalizing risk in the portfolio across all markets.

It should be noted that the risk management techniques described above may not have the desired effects of controlling or even reducing risk in the portfolio, as investing in commodity interests involves a high degree of risk.

Research & Development.  Rabar believes that the development of quantitative models for use in investing in commodity interests is a continual process. To this end, Rabar conducts an ongoing research and development effort led by Paul Rabar and including a team of professionals working on research related matters. The goal of the research effort is to evaluate the continued viability of the existing models, to enhance the existing models, and to develop new models. Although these goals may not be achieved, through its research effort Rabar has modified its models over time and it is likely that modifications will be made in the future. Thus, the models that might be used by Rabar in the future may differ from those presently used or those used in the past. Clients such as Grant Park will not be informed about non-material modifications, including generally, markets or commodity interest contracts traded.

Miscellaneous.  As stated above, some investment decisions involve the exercise of judgment by Rabar. For example, the decision not to trade particular commodity interests or to reduce or eliminate exposure in particular markets may result at times in missing price moves and hence profits of great magnitude, which other managers who are willing to trade these commodity interests or have not reduced exposure may be able to capture. For these and other reasons, the performance of Rabar may not result in profitable trading.

EMC Capital Management, Inc.

EMC is an Illinois corporation formed and organized in January 1988. It has been registered as a commodity trading advisor since May 1988 and as a commodity pool operator since February 1991. EMC filed a 4.7 Exemption in September 2007. EMC also is a member of the NFA. The business address and telephone number of EMC are 2201 Waukegan Road, Suite West 240, Bannockburn, Illinois 60015, and (847) 267-8700.

Management

The principals of EMC Capital Management, Inc. are Elizabeth A. Cheval, John C. Krautsack, David F. Polli and Brian D. Proctor.

Elizabeth A. Cheval is the Chairman of EMC, and through the Elizabeth A. Cheval Revocable Trust, of which she is the sole beneficiary and trustee, its sole shareholder. Ms. Cheval began investing in commodity interests for clients in January 1984 when she was selected by Richard J. Dennis, Jr., a speculative trader of futures and options, to invest for his personal account pursuant to a program developed by Mr. Dennis. As his employee, Ms. Cheval received extensive training from Mr. Dennis, who personally supervised her investment activities. In December 1986, Ms. Cheval became self-employed and continued to invest for accounts of family members of Mr. Dennis. In May of 1988, Mr. Dennis elected to discontinue his trading program and Ms. Cheval started EMC at that time. Ms. Cheval has invested in futures since June 1983, when she began investing in financial futures for her own account. Ms. Cheval holds a B.A. in Mathematics from Lawrence University. Ms. Cheval became registered as an associated person and listed as a principal of EMC effective May 24, 1988.

John C. Krautsack joined EMC in April 1995 and has served as Managing Director, Trading since July 2008, Vice President, Director of Trading since February 2003, and Senior Trader since April 1995. Mr. Krautsack supervises the active management of EMC’s portfolio and is responsible for all trading operations. Mr. Krautsack attended Winona State University School of Business. Mr. Krautsack became registered as an associated person and listed as a principal of EMC effective June 29, 1995 and August 12, 2008, respectively.

David F. Polli joined EMC in October 2002 and has served as Managing Director, Research since July 2008, Director of Research since May 2007, and Director of IT and Senior Trader since October 2002. Mr. Polli directs research at EMC and is responsible for the design and integration of all trading and research platforms employed by EMC. Mr. Polli graduated with honors from the Illinois Institute of Technology with a B.S. in Computer and Electrical Engineering. Mr. Polli became registered as an associated person and listed as a principal of EMC effective March 6, 2003 and July 7, 2008, respectively.

Brian D. Proctor joined EMC in August 2005 and has served as Managing Director since July 2008, and Vice President, Director of Marketing since August 2005. Mr. Proctor is active in trading, research, and business development for EMC. Mr. Proctor was employed by Morgan Stanley DW Inc. as a financial advisor from July 2003 to July 2005 prior to joining EMC. Mr. Proctor holds a B.A. in economics from Miami of Ohio, University and J.D. from John Marshall Law School. Mr. Proctor became registered as an associated person and listed as a principal of EMC effective November 30, 2005 and July 7, 2008, respectively.

EMC’s Trading Program

EMC’s objective in providing management services to Grant Park is to effect appreciation of Grant Park’s assets through speculative trading of commodity interests.

EMC currently trades its Classic Program on behalf of Grant Park. EMC has been trading the Classic Program since January 1985. The investment strategy employed in the Classic Program is technical rather than fundamental in nature in that it is developed from analyses of patterns of actual monthly, weekly and daily price movements and is not based on analysis of fundamental factors such as supply and demand, general economic conditions or anticipated world events. EMC relies on historical analyses of these price patterns to interpret current market behavior and to evaluate technical indicators for trade initiations and liquidations. EMC’s investment strategy in the Classic Program is trend-following in that initiations and liquidations of positions in a particular market are generally in the direction of the price trend in that market.

EMC employs an investment strategy that uses a number of trading systems simultaneously. Also, the strategies are diversified in that EMC actively invests in a portfolio of over 80 markets.

Although the specific commodity interests, including futures contracts, options on futures contracts, forward contracts and cash commodities, to be invested in through the Classic Program will vary from time to time, at the present time, EMC principally invests in futures contracts and forward currency contracts for its clients. EMC currently trades futures contracts in a number of sectors including precious and base metals,

U.S. and foreign fixed income instruments, stock indices, foreign exchange, grains and agricultural products, energy products such as crude oil, and soft commodities such as orange juice, sugar and coffee. EMC may invest in other commodity interests in the future. EMC also may invest in foreign currency forward contracts and, to a lesser extent, may engage in EFP transactions.

The commodity interests typically chosen for the Classic Program have been selected for, among other things, their historical performance and for their customary liquidity. EMC may frequently invest, however, in less liquid markets. If an open position cannot be liquidated, Grant Park may be required to accept delivery of the underlying commodity. In these circumstances, it may be necessary for Grant Park to borrow funds.

If possible within existing market conditions, EMC adheres to the requirements of a money management system that determines and limits the equity committed to each position, each commodity and each group of commodities, and sets optimal stop-losses for each position and each account. The level of liquidation determined by this money management system can override liquidations determined by technical indicators.

EMC continues to develop investment strategies and programs, as well as risk and money management systems. As a result of EMC’s ongoing research and development, enhancements and modifications have been made from time to time in the specifics of EMC’s methods, and it is likely that similar enhancements and modifications will be made in the future. Accordingly, the methods that may be used by EMC in the future might differ from those presently being used. The general partner will be informed of changes in EMC’s trading methods if strategy changes are deemed material by EMC.

Eckhardt Trading Company

ETC is an Illinois corporation formed in May 1992 that became registered as a commodity trading advisor and commodity pool operator and a member of the NFA in June 1992. ETC succeeded to the business formerly conducted by William Eckhardt, who was individually registered as a commodity trading advisor and commodity pool operator and a member of the NFA from June 1991 until his registration was changed over to ETC in June 1992. William Eckhardt is the chairman, chief executive officer and sole shareholder of ETC; John D. Fornengo is president. The address and telephone number of ETC’s business office is 1314 North Dearborn Parkway, Carriage House, Chicago, IL 60610 and (312) 787-1107.

Management

The listed principals of ETC are William Eckhardt and John D. Fornengo.

Mr. Eckhardt has traded futures professionally for over 33 years. He received a B.A. in mathematics from DePaul University in 1969 and a M.S. in mathematics from the University of Chicago in 1970. In 1974, after four years of doctoral research at the University of Chicago in mathematical logic, he began trading for his own account at the Mid-America Commodity Exchange. Mr. Eckhardt traded off-floor for his personal account from 1978 through July 1991. In July 1986, he began managing accounts for a small number of friends and business associates, and in July 1991, he began managing accounts as a registered commodity trading advisor.

In conjunction with his trading, over the past 30 years Mr. Eckhardt has conducted extensive research into the nature of futures price action and risk management. He has developed numerous technical trading systems. Along with Richard Dennis, he co-developed certain trading systems and subsequently co-taught these systems to a group of individuals that have become known as the “Turtles.” Mr. Eckhardt was an associated person of Mr. Dennis from November 1983 to January 1992.

Mr. Eckhardt was a full member of the Chicago Board of Trade from 1983 to 1988 and the Chicago Mercantile Exchange (“CME”) from 1979 to 1986 and held other memberships at various other times. He currently holds a seat at the CME Index and Option Market. From October 1983 to July 1991, Mr. Eckhardt was a partner of C&D Commodities, which was formerly active as a futures commission merchant and chiefly involved with clearing partner capital, futures research and trading administration. In 1991, the partnership (and FCM) ceased all business operations and C&D Commodities, Inc. (“C&D, Inc.”) was established to continue the futures research and trading administration activities previously conducted by the partnership. Mr. Eckhardt was an officer of C&D, Inc. until August 1997. In January 2001, ETC took over the employment of the individuals previously employed by C&D Commodities.

Mr. Fornengo, a 1980 honors graduate of Lake Forest College, Lake Forest, Illinois, has traded futures for over 21 years. He has been professionally associated with Mr. Eckhardt since the beginning of his trading career in April 1986. In December 1991, he became registered as a commodity trading advisor and began managing client accounts utilizing the technical indicators of ETC’s system, which he modified with systematically larger position sizes.

In January 1993, Mr. Fornengo began working with ETC to assist Mr. Eckhardt in the implementation and execution of ETC’s trading program. In June 1995, Mr. Fornengo became vice president of ETC, and in August 1999, he became president. From January 1989 through June 1995, Mr. Fornengo managed a proprietary account for Mr. Eckhardt, the cash balance of which was invested in Eckhardt Futures Limited Partnership in July 1995. Mr. Fornengo is registered in his individual capacity as a sole proprietor commodity trading advisor; currently, he has no accounts under management.

Mr. Eckhardt directs ETC’s system development and ongoing research. Mr. Fornengo is responsible for ETC’s trading operations, including the implementation and execution of ETC’s trading programs. Mr. Eckhardt and Mr. Fornengo are responsible for the overall activities of ETC and share the responsibility of any judgment or discretion utilized for the implementation of ETC’s trading programs.

ETC’s Trading Program

Effective June 1, 2007, ETC trades its Standard Program-Higher Leveraged (formerly called Higher Leveraged Program) on behalf of Grant Park. Prior to June 1, 2007, ETC’s Global Financial Program was included in Grant Park. Both trading programs are based on the same trading approach. The primary difference between the two programs relates to position sizes and the markets that may be traded in the programs. The Standard Program-Higher Leveraged (Standard-HL) positions are approximately 20% larger than those in the Global Financial Program, and the program includes additional commodity markets. Due to increased leverage, the Standard-HL entails a greater degree of risk. ETC began managing accounts according to the Standard-HL in October 1991. Currently the market groups or contracts traded for the Standard-HL include U.S. and international interest rates and stock indices, currencies and cross-rates, metals, energy products, grains and soft markets.

ETC’s objective is to achieve appreciation of its clients’ assets through speculative trading of futures contracts and related investments. ETC primarily engages in trading futures contracts on U.S. and non-U.S. exchanges. In addition, ETC may trade options on futures, forward contracts on commodities and currencies, and cash currencies, and may engage in transactions in physical commodities, including EFPs (in addition to EFPs in currencies). The exact nature of ETC’s methods are proprietary and confidential. The following description is, of necessity, general and not exhaustive.

ETC’s trading approach is the product of over 30 years of intensive research on futures price action, risk management and trading system development. Diversified systems are melded in accordance with the modern mathematical theory of risk. The systems are technical in origin and trend following in thrust. They are not based on the analysis of fundamental supply and demand factors.

ETC’s trading approach is predominantly applied in an algorithmic or mechanical manner. Occasionally, discretion and judgment may be used; discretion is nonetheless informed by investigations into historical price action and is often employed for risk management purposes. Discretion also may be utilized in connection with the timing of the entry of orders in the markets traded.

ETC believes that research is a crucial component of the trading enterprise; time and resources are devoted to it accordingly. The systems used have undergone an evolutionary development, some for protracted periods. Many of the current systems bear little resemblance to their prototypes. The systems are subject to change if ETC’s methodological principles indicate that it is warranted. Additionally, trading decisions may require the exercise of judgment of ETC. The decision not to trade certain futures, not to make certain trades or to reduce position sizes may result at times in missing price moves and profits of great magnitude that other trading advisors who are willing to trade such positions, or trade larger positions, may be able to capture. The past performance of ETC is not indicative of profitable trading in the future.

The markets traded have been chosen for historical performance, and for customary liquidity; however, there can be no assurance of liquidity. From time to time ETC may trade in less liquid markets. In cases involving futures contracts, ETC may determine to accept or to make delivery, or market conditions may be such that an open position cannot be liquidated to avoid delivery. In the event of delivery, it may be necessary for Grant Park to borrow funds. Such borrowing may, but is not required to, be arranged by ETC from independent third parties, generally banks, at market rates for short-term loans; any borrowing will be at Grant Park’s expense.

Graham Capital Management

Graham Capital Management, L.P. was organized as a Delaware limited partnership in May 1994. The general partner of Graham is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the president and sole shareholder. The limited partner of Graham is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the NFA on July 27, 1994.

As of August 1, 2008, Graham had approximately 155 employees and managed assets of approximately $4.7 billion. Graham maintains its main business office at 40 Highland Avenue, Rowayton, CT 06853. Graham’s telephone number is 203-899-3400.

Management

The listed principals of Graham are Kenneth G. Tropin, Paul Sedlack, Mark B. Werner, Robert E. Murray, Thomas P. Schneider, Robert Griffith, Jeff Baisley, Fred J. Levin, William G. Pertusi, Barry S. Fox, Isaac Finkle, Richard M. Johnson, Steven T. Aibel, Gavin, Gilbert, Sanjeev Gupta, Britton Holland, Steven H. Jacolow, Peter Jespen, David E. Keelan, Raymond T. Murphy, Jon Tiktinsky and Marwan Younes.

Kenneth G. Tropin is the Chairman and the founder of Graham. He became an associated person and principal of Graham effective July 27, 1994. Mr. Tropin has developed the majority of the firm’s core trading programs and he is responsible for the overall management of the organization, including the investment of its proprietary trading capital. Mr. Tropin founded Graham in May 1994 and was between employment from October 1993 until May 1994. Prior to founding Graham in 1994, Mr. Tropin served as President, Chief Executive Officer, and a Director of John W. Henry & Company, Inc., from March 1989 to September 1993, a commodity pool operator and commodity trading adviser, during which the assets under management grew from approximately $200 million to approximately $1.2 billion. He was an associated person of John W. Henry & Company Inc. from April 1989 to September 1993, and a principal from April 1989 to June 1994; an associated person of JWH Investments Inc. from June 1991 to September 1993; and an associated person and principal of Henry John W. & Company from November 1992 to November 1993. From May 1990 to September 1993, Mr. Tropin also served as an associated person and principal of Global Capital Management Limited; and from September 1990 to September 1993 as an associated person and principal of Westport Capital Management Corporation. Previously, Mr. Tropin was Senior Vice President at Dean Witter Reynolds, an investment bank, where he began in February 1982 as Director of Managed Futures and in October 1984 assumed the role of Director of Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter Management Corporation, a commodity pool operator, for which he served as principal and associated person from August 1984 to July 1985 and as principal from November 1985 to March 1989. In June 1987 Mr. Tropin was appointed President of Dean Witter Futures and Currency Management Inc., a commodity trading advisor, (currently d.b.a. Morgan Stanley Futures & Currency Management Inc.). From January 1984 to March 1989, Mr. Tropin served as an associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated); from August 1984 as an associated person and July 1988 as a principal VK Capital Inc. (d.b.a. Morgan Stanley Futures & Currency Management Inc.) until March 1989. Mr. Tropin has also served as Chairman of the Managed Funds Association and its predecessor organization, which he was instrumental in founding during the 1980’s.

Paul Sedlack is Chief Executive Officer and the General Counsel of Graham. He became an associated person of Graham effective November 20, 1998 and a principal on August 21, 1998. He oversees the operation of the finance and administration departments and is also responsible for all legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in October 1986 until June 1993; and was resident in Coudert’s Singapore office from 1988 to 1989. From June 1993 until June 1995, Mr. Sedlack was associated with the law firm, Sutherland Asbill and Brennan LLP. Prior to joining

Graham in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries from June 1995. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in finance in 1983 and B.S. in engineering in 1982 from State University of New York at Buffalo.

Mark B. Werner is the President of Graham, responsible for oversight of the firm’s discretionary traders as well as the risk management department. He became a principal of Graham effective December 3, 2007 and an Associated Person of the Manager effective December 28, 2007. Prior to joining Graham in November 2007, Mr. Werner served as Chief Executive Officer of Banc of America Securities, LLC at Bank of America Corporation, where he was employed from October 2004 through June 2007. Mr. Werner was between employments from July 2007 until November 2007. During his tenure at Bank of America, Mr. Werner was Head of Global Markets, responsible for the debt and equity businesses, including origination, sales, trading and research. He also served on several of Bank of America’s corporate management committees, including the Asset Liability Committee, Credit Risk Committee, and Management Operating Committee. From April 1982 to October 2004, Mr. Werner held positions of increasing responsibility at various entities of the investment bank, JPMorgan Chase (and predecessors), including Managing Director and Head of North American Interest Rate Sales, Trading and Research and Vice Chairman of JPMorgan Securities, Inc. Mr. Werner also served as a member of the investment bank’s executive committee. Mr. Werner received his B.A. in economics from the University of Pennsylvania in 1980. Mr. Werner is a current member and past chairman of the U.S. Treasury Department’s Borrowing Advisory Committee.

Robert E. Murray is the Chief Operating Officer of Graham and is responsible for the management and oversight of client services, systematic trading, and technology at Graham. He became an associated person and principal of Graham effective June 27, 2003. Prior to joining Graham, from January 1985 until June 2003, Mr. Murray held positions of increasing responsibility at various entities at the investment bank, Morgan Stanley (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray’s tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). During his time at Morgan Stanley, Mr. Murray was a principal of Demeter Management Corporation from June 1995 to June 2003, and associated person of Morgan Stanley DW Inc. (since merged into Morgan Stanley & Co. Incorporated) from March 1997 to June 2003, and a principal of VK Capital Inc. (d.b.a. Morgan Stanley Futures & Currency Management Inc.) from August 1993 to October 2003. Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Funds Association. Mr. Murray received a Bachelor’s Degree in Finance from Geneseo State University in 1983.

Thomas P. Schneider is an Executive Vice President, and the Chief Trader of the Manager. He became an associated person of Graham effective September 12, 1994 and a principal on November 30, 1995. He is responsible for managing Graham’s systematic futures and foreign exchange trade execution, including all of its core and short term quantitative trading strategies, and developing and maintaining relationships with independent executing brokers and FCMs. From June 1985 through September 1993, Mr. Schneider held positions of increasing responsibility at ELM Financial, Inc., a commodity trading advisor in Dallas, Texas, where he was ultimately Chief Trader, Vice President and Principal responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut, where he was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis until joining Graham in June 1994. Mr. Schneider was between employment from September 1993 to December 1993. Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance and received his Executive M.B.A. from the University of Texas at Austin in 1997.

Robert G. Griffith is an Executive Vice President of Graham, responsible for evaluating and implementing research-related initiatives. He became an associated person and principal of Graham effective March 8, 1996. Prior to joining Graham, Mr. Griffith’s company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information Systems from the University of Iowa in 1979.

Jeff Baisley, C.P.A., is the Chief Financial Officer of Graham. He became an associated person of Graham effective March 17, 2008 and a principal on April 8, 2008. Prior to joining Graham as its Manager of Financial Reporting in March 2004, he was Vice President in Global Equity Derivatives Accounting at RBC Dominion Securities, an investment bank, from June 2001 until March 2004. From February 2001 to June 2001, Mr. Baisley was a consultant for Robert Half & Associates, a financial recruiting firm, during which time he was the Controller of Division for a large telecommunications company. He was Director of Perseus Debt Opportunity Fund at Perseus Capital LLC, a merchant bank and private equity fund, from August 2000 to January 2001. Mr. Baisley held positions of increasing responsibility at UBS Warburg AG, an investment bank, from March 1996 to June 2000, including Business Manager for Distressed Debt Trading. He was between employment in July 2000. Prior to UBS, he was an Assistant Vice President in the Firm Trading Accounting Department of Lehman Brothers, an investment bank, from June 1993 to February 1996. Mr. Baisley began his career at Ernst & Young, an accounting firm, where he worked from September 1991 to June 1993, as Staff Auditor. He received his B.S. in accounting from Fordham University in 1991.

Fred J. Levin is the Chief Economist and a Senior Discretionary Trader of Graham specializing in fixed income markets with particular emphasis on short-term interest rates. He became an associated person of Graham effective December 8, 1999 and a principal on March 11, 2000. Prior to joining Graham in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc., a bond trading firm, from August 1998 to March 1999. From March 1991 to June 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital, an investment management firm. From March 1988 to March 1991, Mr. Levin was the chief economist and a trader at Transworld Oil, an oil trading firm. From September 1982 to March 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From September 1970 to September 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

William Pertusi is the Risk Manager of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in Graham’s diverse trading strategies. He became an associated person of Graham effective July 24, 2006 and a principal on November 28, 2006. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC, an investment management firm, from July 2004 to April 2006. From July 2002 to July 2004, he was employed as a Portfolio Manager at SAC specializing in Mortgage Backed Securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc., the investment bank, including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998, he worked at Lehman as Senior Vice President, holding positions in sales, trading and risk management. Mr. Pertusi worked at Credit Suisse First Boston, the investment bank, as a Director from February 1998 through November 1998. He was between employment from November 1998 until March 1999. He held the position of Vice President in fixed income sales at Salomon Brothers Inc., an investment bank, from June 1990 to January 1992 and Assistant Vice President in fixed income sales at The First Boston Corporation, an investment bank, from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Barry S. Fox is Director of Research of Graham. He became an associated person of Graham effective November 10, 2000 and a principal on November 15, 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005, he joined Graham’s Research Department, was appointed Co-Associate Director of Research in October 2005, and was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a commodity pool operator and commodity trading adviser, concluding as the director of research. Mr. Fox was between employment from April 1998 until August 2000. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle is Chief Legal Officer and a Principal of Graham. He became an associated person of Graham effective April 16, 2004 and a principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D. degree, Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Richard M. Johnson is the Managing Director, Global Head of Sales and Marketing of Graham. He became an associated person and principal of Graham effective March 11, 2008. Prior to joining Graham in February 2008, Mr. Johnson served as the Managing Director, Head of Institutional Asset Gathering in the United States, for Citi Alternative Investments, a subsidiary of the investment bank Citigroup, where he was employed from June 2006 to January 2008. From October 2002 to March 2006, Mr. Johnson was Managing Director, Head of Distribution and Asset Gathering, for Stanfield Capital Partners, an investment management firm. Mr. Johnson was between employment from April 2006 to May 2006 and from March 2001 to May 2001. From June 2001 to October 2002, Mr. Johnson served as Managing Director at the investment management firm, Lucerne Partners LLC. From December 1994 to February 2001, Mr. Johnson held positions of increasing responsibility at the investment bank, ING Barings, concluding as Managing Director. Mr. Johnson received his B.S. in Business Analysis from Indiana University in 1986.

Steven T. Aibel is a discretionary trader of Graham, specializing in global macro markets with a primary focus on foreign exchange. He became an associated person of Graham effective January 13, 2004 and a principal on February 9, 2004. Prior to joining Graham in July 2003, Mr. Aibel worked as a proprietary trader at J.P. Morgan Chase, an investment bank, from April 2002 to March 2003, trading foreign exchange. He was between employment from March 2003 until July 2003. He began his career in June 1988 at Goldman Sachs and Co., an investment bank, in the precious metals area until 1993, and then moving over to the foreign exchange area of Goldman Sachs and Co. until November 1994. Following work in the foreign exchange area of Lehman Brothers, an investment bank, from then until June 1995, Mr. Aibel worked at Credit Suisse First Boston, an investment bank, as a Deutsche Mark market maker from July 1995 until July 1997 and a proprietary foreign exchange trader from July 1997 until April 2000. Mr. Aibel was a partner at Monroe Capital, an investment management firm, from May 2000 to January 2001. He worked as a trading sector desk manager at Bank of America from March 2001 through April 2002. Mr. Aibel received an M.B.A. in 1988 with a double major in Finance and International Business and a B.A. in 1987 in Finance, all from George Washington University.

Gavin Gilbert is a discretionary trader of Graham, specializing in fixed income markets. He became an associated person and principal of Graham effective June 24, 2008. Prior to joining Graham in March 2008, Mr. Gilbert was senior trader at Brevan Howard Asset Management, an investment management firm, where he was employed from April 2004 to March 2008. During March 2004, Mr. Gilbert was between employment. From April 2002 to February 2004, Mr. Gilbert was a trader for D.E. Shaw & Co. LLC, an investment management firm. Mr. Gilbert was Associate Director in Euro Government Bonds for Barclays Capital, an

investment bank, from November 2000 to March 2002. Mr. Gilbert was between employment from April 2000 to November 2000. From March 1997 to April 2000, Mr. Gilbert was a trader for Renaissance Capital, an investment bank.

Sanjeev Gupta is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 20, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a commodity trading advisor, and Vega Asset Management USA LLC, an investment management firm, from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta was a Senior Vice President at Banco Santander, trading fixed income and foreign exchange. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an M.B.A. from The Wharton School of the University of Pennsylvania in May 1992.

Britton Holland is a discretionary trader of Graham, specializing in the energy commodity markets. He became an associated person of Graham effective April 6, 2005 and a principal on April 27, 2005 and a Branch Office Manager on April 23, 2008. Prior to joining Graham in March 2004, Mr. Holland worked as Manager, Financial Trading at Duke Energy Corporation, an energy distributor. From August 1998 to April 2002, he was employed in various groups at Duke Energy, ranging from Risk Management to Term Deal Origination, before moving to its Financial Trading group until February 2004. Mr. Holland received a B.A. in Economics in 1997 from the University of Texas in Austin, Texas.

Steven H. Jacolow is a discretionary trader of Graham specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an associated person of Graham effective February 15, 2007 and a principal on June 5, 2007. Prior to joining Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. In January 2002, Mr. Jacolow founded Mermaid Investments which served as a trading manager for Cunningham Asset Management, an investment management firm in London, from November 2002 until February 2004. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August 1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. Mr. Jacolow was also an associated person and principal from October 1996 to October 1997 for Chilbolton Investments Inc., a registered commodity pool operator and commodity trading advisor during that period. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. Mr. Jacolow was self employed from June 1995 to March 1996 and was employed by Moore Capital Management in March 1993. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a commodity trading advisor. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and a M.B.A. in Accounting from Rutgers University in 1989.

Peter Jepsen is a discretionary trader of Graham, specializing in global macro markets with a focus on fixed income and currencies. He became an associated person of Graham effective June 12, 2006 and a principal on June 22, 2006. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management, an investment management firm, in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York, an investment management firm. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

David E. Keelan is a discretionary trader of the Manager, specializing in long/short credit strategies. He became an associated person and principal of the Manager effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining the Manager in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a Trader for RAIF, an investment management firm, from November 1998 through January 1999. He was between employment from February 1999 to May 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch, the investment bank. Mr. Keelan received a M.B.A in finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Raymond T. Murphy is a discretionary trader of Graham, specializing in statistical option volatility strategies relating to equity index and individual commodity markets. He became an associated person and principal of Graham effective, respectively, December 1, and December 7, 2006. Prior to joining Graham in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on the development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 through June 1992, Mr. Murphy was employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person of Fair Edward Walter (d.b.a. Carter Road LLC), a commodity trading advisor, (from March 2004 to December 2006), where he was a senior trader; with Intermarket Brokerage LLC, an introducing broker, (from September 2002 through March 2004), where he was a programmer and analyst; and with Intermarket Asset Management LLC, a commodity trading advisor, (from September 2002 through December 2003), where he was a senior trader, principal and associated person. Mr. Murphy was also registered with the NFA as a floor broker from November 24, 1987 to June 27, 1990 and from September 16, 1993 to March 8, 2007. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Jon Tiktinsky is a discretionary trader of Graham, specializing in the U.S. fixed income markets. He became an associated person of Grahama effective May 23, 2008 and a principal on May 30, 2008. Prior to joining the Manager in May 2008, Mr. Tiktinsky held positions of increasing responsibility, including Managing Director, Head of U.S. Treasury Dealership, at RBS Greenwich Capital, an investment bank, where he was employed from July 2004 to March 2008. Mr. Tiktinsky was President and Founder of Hulls Farm Capital LLC, an investment management firm, from February 2002 to June 2004. From January 2001 to December 2001, Mr. Tiktinsky served as a managing director for Dresdner, Kleinwort & Wasserstein, an investment bank. Mr. Tiktinksy was between employment during the months of April 2008 and January 2002. From February 1989 to December 2000, Mr. Tiktinsky held positions of increasing responsibility at Donaldson, Lufkin and Jenrette, an investment bank, concluding as Managing Director, Head of Government Bond Dealership. Mr. Tiktinsky received his B.A. in economics from Colgate University in 1982.

Marwan Younes is a discretionary trader of Graham, specializing in the commodities markets. He became an associated person of Graham effective April 18, 2008 and a principal on May 1, 2008. Prior to joining Graham in November 2007, Mr. Younes worked as an associate in the commodities department of the investment bank Morgan Stanley in New York from July 2006 to October 2007. Before joining Morgan Stanley, Mr. Younes was on sabbatical during June 2006. Mr. Younes attained his engineering degree in May 2006 from Ecole Nationale Supérieure de Techniques Avancées (“ENSTA”) in Paris, France where he was enrolled from September 2002 through May 2006. In May 2006, Mr. Younes also received his Masters of Science in Financial Engineering from Columbia University where he was enrolled from July 2005 to May 2006. During his enrollment at ENSTA, Mr. Younes completed a corporate internship at the Paris, France office of the investment bank Lazard Freres where he worked as an analyst in the Equities and Capital Markets Department from July 2004 through June 2005.

Graham’s Trading Methods

Graham trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. Graham may engage in exchange for physical (EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. Graham also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. Graham at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions or commodity firms as counterparties. Graham has complete flexibility in the instruments and markets in which it may invest.

At standard leverage, Graham normally will commit between 10% and 30% of an account’s equity to meet initial margin requirements, and initial margin requirements over time are expected to average 13% to 20%. Margins required to initiate or maintain open positions are established by brokerage firms selected by Graham clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

Graham’s Trading Program

Graham trades Grant Park’s assets allocated to it in accordance with its Global Diversified Program, which Graham has been trading since February 1995, as described below. Margin requirements over time at standard leverage are expected to average about 13% to 20% of equity for the accounts traded by Graham.

Graham reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that Graham’s actions will enhance performance.

The Global Diversified Program utilizes multiple computerized trading models and offers broad diversification in both financial and non-financial markets, trading in approximately 90–100 global markets.

The systems that are utilized are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

In addition to the trend system or systems at its base, each Graham quantitative investment program has added substantial other trading strategies developed by Graham’s research department. Graham believes strongly in the importance of research and development activity and particularly in the development of new trading strategies. As one example of such efforts, Graham has incorporated a proprietary multi-factor leverage model within each of its trend-following programs to adjust the program’s exposure to key market sectors systematically based on proprietary factors that assess the potential of prices to trend in the near term. Other trading strategies developed by Graham research and added to Graham investment programs include not only a broad array of trend systems with varying time horizons as well as counter-trend trading systems and trading systems that do not seek to identify or follow price trends at all. Such systems generally are based on computerized mathematical models and rely primarily on technical rather than fundamental information as the basis for their trading decisions.

In addition, Graham may include as a part of any investment program discretionary trading strategies that, unlike Graham’s quantitative trading strategies, determine trades subjectively on the basis of a Graham trader’s personal assessment of trading data and trading experience.

Graham believes that the use of multiple trading systems and strategies for each account can diversify the management of a client’s capital, enhance performance and reduce volatility and risk. Counter-trend systems, non-trend systems and other strategies may add value attributable to their low correlation to Graham’s trend systems. Importantly, counter-trend systems, non-trend systems and other quantitative strategies may generate successful performance results in trading range type markets where there are few long-term trends.

In connection with its programs’ quantitative trading, Graham may employ discretion in determining the leverage and timing of trades for new accounts and the market weighting and participation.

Winton Capital Management

Winton Capital Management Limited, a United Kingdom company, became registered with the CFTC as a commodity trading advisor in January 1998, and as a CPO on December 16, 1998. Winton is a member of the NFA. Winton is also authorized and regulated by the United Kingdom’s Financial Services Authority (“FSA”). Winton has six principals, David W. Harding, Osman Murgian, Martin J. Hunt, Anthony H. Daniell, Samur Jersey Ltd. and Amur Jersey Ltd. Winton’s principal office is located at 1-5 St. Mary Abbot’s Place, London W8 6LS, United Kingdom, and its telephone number is 011-44-20-7610-5350.

Management

Listed principals for Winton are David Winton Harding, Osman Murgian, Martin John Hunt, Anthony Daniell, and Gurpreet Singh Jauhal.

David Winton Harding, born in 1961, founded Winton Capital Management Limited in February 1997, and is the firm’s managing director. Having graduated from Cambridge University with a First Class Honors Degree, he began his career in the financial industry in 1982. Between September 1982 and December 1984, he held various positions as a UK Gilt trader and salesman at two UK stockbrokers: Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd, a CFTC-registered commodity trading advisor located in London, as an assistant technical trader and researcher, and was later promoted to Director of Research. In December 1986, he moved to Brockham Securities Ltd (“Brockham”), a privately owned sugar trading and managed futures company, to assist in the development and marketing of the firm’s futures fund management services.

In February 1987, Mr. Harding left Brockham and, together with colleagues Michael Adam and Martin Lueck, founded Adam, Harding and Lueck Ltd. (“AHL”), a computer-driven, research-based commodity trading advisor. By 1989, this firm had grown into the UK’s largest commodity trading advisor, with more than $50 million under management. At that time, the principals sold a 51% stake to E D & F Man Group Ltd. (“EDFM”), one of the largest distributors of futures funds internationally.

Between 1989 and 1993, when assets under management rose to $300 million, Mr. Harding headed up AHL’s quantitative research team, supervising approximately 15 full-time research staff, supported by a software team of approximately a dozen programmers. This team developed a multiplicity of quantitative trading strategies in addition to AHL’s successful trend-following trading approach. During this time, Mr. Harding was also involved in the company’s international institutional marketing efforts, in particular in Europe, the Middle East, South East Asia, Japan and the U.S.

In September 1994, EDFM bought out the minority shares owned by Mr. Harding and the original partners, and AHL was consolidated into EDFM fund management division. Mr. Harding then formed and headed up a new division of EDFM, called E D & F Man Quantitative Research, leading a research team that developed quantitative trading models primarily for use by EDFM’s fund management companies. Mr. Harding left EDFM in August 1996 and in February 1997 founded Winton together with Martin Hunt and Osman Murgian. Winton’s founding principle is the belief that robust statistical research provides the richest and most reliable source of information on market behaviour. Research has always constituted the largest area of investment in the company, which remains private and tightly controlled, employing around 130 people. In 2005, Winton set up a research “campus” in the Oxford Science Park to better pursue its mission of long term scientific research. In July 2007 Winton opened a second research campus in Hammersmith. The company currently employs over 70 researchers with PhDs and Masters degrees in such diverse fields as: operations research, statistics, actuarial science, extragalactic astrophysics and financial mathematics, with a distinct focus on practical application.

Osman Murgian, born in 1934, is a founding director of Winton. Educated at Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. Mr. Murgian lives in

Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of Winton’s share capital. This interest is held by Samur Jersey Ltd. and Amur Jersey Ltd., both of which are investment holding companies ultimately owned by Mr. Murgian’s family foundation.

Martin John Hunt, born in 1962, is a director of the firm. Mr. Hunt began his career in the UK managed futures industry in October 1983 as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined AHL, then a newly established trading advisor, where he was responsible for the company’s trading operations. Mr. Hunt’s role was to ensure the efficient execution of the firm’s computer-generated futures and interbank orders on over $120 million of assets under management. These orders spanned more than 60 markets, five time zones and 15 exchanges worldwide.

In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd, which at the time was a CFTC-registered commodity trading advisor. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day operations of Winton. At Winton, Mr. Hunt supervises the trading operations and has responsibility for the firm’s regulatory compliance and finance.

Anthony Hamilton Daniell, born in 1954, leads Winton’s sales and marketing team. After 10 years in the British Army, which included gaining a civil engineering degree, Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following US defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of US equity sales. From March 1994 to December 2001, Mr. Daniell was co-head of emerging markets and then head of Latin American equities. Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to managing director in January 1999. From April 1986 to December 2001, as a result of a series of mergers and acquisitions, Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he started at Eday Ltd, an FSA registered private limited company which marketed absolute return funds. In 2003, Eday Ltd began to assist Winton’s marketing. In October 2004, Mr. Daniell joined Winton and became a director in October 2006.

Winton’s Trading Methods

Winton’s investment philosophy is directed towards long-term capital appreciation through compound growth. This is achieved by pursuing a diversified trading scheme without reliance on favorable conditions in any particular market, nor does it depend on the general direction of market prices. The investment technique of Winton’s Diversified Program, which Winton has been trading since October 1997, trades a portfolio of more than 100 futures, options and forward markets (collectively referred to hereafter as trading in “commodity interests”) on major commodity exchanges and forward markets worldwide, employing a totally computerized, technical, principally trend-following trading system developed by its principals. This system tracks the daily price movements from these markets around the world, and carries out certain computations to determine each day how long or short the portfolio should be to maximize profit within a certain range of risk. A trend-following system is one that attempts to take advantage of the observable tendency of the markets to trend, and to tend to make exaggerated movements in both upward and downward directions as a result of such trends. These exaggerated movements are largely explained as a result of the influence of crowd psychology or the herd instinct, amongst market participants. The Winton trading system has been developed by relating the probability of the size and direction of future price movements with certain indicators derived from past price movements which characterize the degree of trending of each market at any time.

Trade selection is not subject to intervention by Winton’s principals and therefore, is not subject to the influences of individual judgment. As a mechanical trading system, the Winton model embodies all the expert knowledge required to analyze market data and direct trades, thus eliminating the risk of basing a trading program on one indispensable person. Equally as important is the fact that mechanical systems can be tested in simulation for long periods of time and the model’s empirical characteristics can be measured. The system’s output is rigorously adhered to in trading the portfolio and intentionally no importance is given to any external or fundamental factors.

The Winton system trades in all the easily accessible and liquid commodity interests that it practically can. As at the date of this document, Winton’s portfolio mainly consists of commodity interests which are futures, options and forward contracts in the following areas: stock indices; bonds; short term interest rates; currencies; precious and base metals; grains; livestock; energy and agricultural products. Winton is constantly looking for new opportunities to add additional markets to the portfolio, thus further increasing the portfolio’s diversification.

The trading strategy and account management principles described here are factors upon which Winton will base its trading decisions. Such principles may be revised from time to time by Winton as it deems advisable or necessary. Accordingly, no assurance is given that all of these factors will be considered with respect to every trade or recommendation made on behalf of a Program account or that consideration of any of these factors in a particular situation will lessen a client’s risk of loss or increase the potential for profits.

Welton Investment Corporation

Welton Investment Corporation is a Delaware corporation and is the successor to a California corporation originally formed in November 1988. In 1989, Welton became a registered commodity trading advisor and commodity pool operator with the CFTC. The firm is also a member of the NFA, the Managed Funds Association, and the Alternative Investment Management Association. Welton’s offices are located at the Eastwood Building, San Carlos between 5th and 6th, Carmel, California 93921-6147. The firm’s telephone number is (831) 626-5190. As of August 31, 2008, Welton managed approximately $483 million and had 18 employees.

Management

The listed principals of Welton are Patrick Welton, Annette Welton, Jerry Harris, Brent Hankins, and David Nowlin. All five principals have worked together at Welton for over 15 years.

Patrick Welton co-founded the firm in 1988, and serves as Chief Executive Officer and Chairman. Dr. Welton oversees the firm’s trading and research efforts, and is the senior management reviewer of all risk management reporting. Dr. Welton is also a principal of Welton Global Funds Management Association, which acts as the statutory CPO for Welton’s offshore funds. This entity was registered as a CPO and CTA with the CFTC in February 1996. Dr. Welton has been active in futures, options, and equities market research since 1981 and was a member of the NFA Board of Directors from 1997 to 2000. Dr. Welton has spoken at conferences, authored articles, participated in panel presentations and served on committees for the MFA and the NFA. He is also an investment committee member of a California pension plan and an endowment. Dr. Welton holds undergraduate, doctoral and postdoctoral degrees from the University of Wisconsin, UCLA and Stanford University, respectively.

Annette Welton co-founded Welton in 1988, and serves as the Chief Operating Officer. Ms. Welton oversees all corporate finance and operations for the firm. She leads Welton’s executive team in addition to developing strategic corporate planning policy. Ms. Welton served in the MFA’s Public Relations and Trading and Markets Committees, as well as on the NFA’s Nominating Committee. She holds a BS from UCLA.

Jerry Harris serves as Director of Business Development. Mr. Harris leads Welton’s business development efforts, drawing on 20 years of senior-level experience with various global alternative investment firms. He has been member of AIMA, MFA, Center for International Securities and Derivatives Management (CISDM) and the Family Office Exchange. Mr. Harris holds the CAIA designation and earned an MS from University of Southern California and a BS from the University of Virginia. Mr. Harris has been with Welton since 1993.

Brent Hankins is the firm’s Senior Portfolio Manager. Mr. Hankins’ primary responsibilities include portfolio management, research and development of trading strategies, and oversight of the firm’s trading operations. Drawing on his depth of experience with Welton, Mr. Hankins has spoken at numerous alternative investment conferences throughout the U.S. and Asia. He holds the CAIA designation and earned a BS from California Polytechnic University at San Luis Obispo. Mr. Hankins has been with Welton since 1993.

David Nowlin is the firm’s Chief Compliance Officer. Mr. Nowlin oversees all aspects of the firm’s corporate and regulatory compliance along with the administrative operations. Previously, he worked as an associate with the firms formerly known as Price Waterhouse and Dean Witter Reynolds. Mr. Nowlin earned an MBA from Santa Clara University and a BA from Westmont College. Mr. Nowlin has been with Welton since 1993.

Welton’s Trading Program

Since its inception, Welton has offered managed futures advisory services to trading managers, institutional and high net worth clients. Welton will use its Global Directional Portfolio program, described below, in managing assets for Grant Park.

Global Directional, which has been trading since June 2004, was designed to reliably improve the risk-adjusted returns of investors’ existing portfolios by delivering non-correlated, peer-leading performance. To achieve this, three objectives drove Global Directional initial design and remain the guiding objectives of the program today:

(1)	Diversify investors’ existing equity, fixed income and alternative asset holdings
(2)	Minimize investors’ manager-selection risk
(3)	Achieve top-tier performance versus peers

Global Directional’s competitive advantage is derived from design clarity, disciplined diversification across many portfolio architectural elements (strategic contribution, analytic inputs, market application, etc.), capital allocation proportional to degree of edge, and Welton’s emphasis on rigorous product quality assurance practices.

The early clarity of Global Directional’s goals has been a significant differentiator for this program. It has unified Welton research efforts and continues to serve as a constant reminder of the performance traits Global Directional is charged with delivering for its investors. Global Directional’s design straddles the characteristics of both managed futures and systematic global macro. In addition, its design is exceptionally diversified in a disciplined and systematic way across 4 broad sectors within 95 markets, providing not only risk management benefits, but also expanding Global Directional’s opportunity set for possible incremental alpha generation. Furthermore, Global Directional’s portfolio management system is capable of dynamically allocating exposure based on the strength of the many opportunities the portfolio is constantly assessing in a systematic way from the “bottom’s up” through the many model-market combinations engaging and disengaging within their individual, segregated risk budgets. The net effect of this then is rather than allocating exposure from the “top down” through static limits or ever changing discretionary amounts, the Global Directional portfolio exposure enables its alpha generating tendencies (exposure) to expand when more model-market combinations “line up” in one direction with a confirmation of possible opportunities in a given sector or sub-style model or alternatively the portfolio’s alpha generating tendencies (exposure) will decrease when the signals of various model-market combinations are less clearly defined and cross each other or go flat.

Global Advisors L.P.

Global Advisors L.P. was formed as a limited partnership in England and Wales on March 1, 2001. Global Advisors is authorized and regulated by the United Kingdom Financial Services Authority (“FSA”), is registered with the CFTC as a CTA and is a member of the NFA. Global Advisors’ offices are located at 19 Berkeley Street, Fourth Floor Rear, London, W1J 8ED, England. The firm’s telephone number is +44-20-7629-1117. As of June 30, 2008, Global Advisors managed approximately $183 million.

The investment and trading strategy of Global Advisors and the implementation thereof is conducted by Global Advisors Limited (“GAL”) in its capacity as general partner of Global Advisors. GAL is a limited liability company which was incorporated in England in October 1996. GAL has been registered as principal of Global Advisors with the NFA since June 2001.

Management

The listed principals of Global Advisors are Russell Newton and Daniel Masters.

Russell Newton is a limited partner of Global Advisors and a director and shareholder of GAL. He has been registered as a principal and an associated person of Global Advisors since June 2001 with the NFA, and as an approved person of Global Advisors with the FSA. Mr. Newton, supported by his team of quantitative analysts, is solely responsible for the risk management, research and portfolio management of the Global Commodity Systematic Program. Together with Mr. Masters, Mr. Newton co-manages the discretionary client accounts of Global Advisors. Mr. Newton is based in London. From July 1994 to February 1999, Mr. Newton was employed by the Morgan Guaranty Trust Company (MGT) in London. His most recent position, held since mid-1997, was global commodities strategist. This post covered base and precious metals as well as energy, and included development and execution of new derivative trade structures, market analysis (economic, fundamental, statistical and technical), market modeling and technical trading system design. Prior to this, Mr. Newton was head of European Energy Trading at MGT, while also trading forward, futures, physical and swaps speculative book, focusing on Brent and Dubai crude oils.

From 1987 to 1994, Mr. Newton traded North Sea and Middle Eastern crude oil markets for Shell International Trading Company (from September 1986 to November 1992), Phibro (from December 1992 to January 1994) and finally RheinOel Limited from (January 1994 to July 1994), all in London. In the late 1980s, while head of futures and forwards trading at Shell International Trading Company, he was among those responsible for developing pricing models of the Brent CFD market. Mr. Newton received a Bachelor of Arts (Honors) in Natural Sciences (Experimental Psychology) from Cambridge University, UK, in 1986.

Daniel Masters is a director and shareholder of GAL. Mr. Masters is a beneficial owner of Radigund Partnerships, Inc. and Radigund Management, LLC, each of which are limited partners of Global Advisors. Radigund Partnerships, Inc. has been registered as a principal of Global Advisors since July 2002. Mr. Masters is registered as a “principal pending” with the NFA and as an approved person of Global Advisors with the FSA. Mr. Masters is responsible for trade execution for the Global Commodity Systematic Program. Together with Mr. Newton, Mr. Masters co-manages the discretionary client accounts of Global Advisors. Mr. Masters is based in New York.

Prior to commencing the business of GAL (and its predecessor firm), Mr. Masters was employed by MGT in New York from February 1994 to February 1999. His most recent position at MGT was head of the global energy trading business. In this capacity he directed trading strategies and was responsible for risk management for a group of approximately 30 individuals. Mr. Masters’ responsibilities included all actively traded energy bases including physical markets, forward transactions, swaps, options and exotic derivative products. Mr. Masters was also responsible for directing research into methods of profiting systematically from the price, political and fundamental information available in the energy markets. From July 1987 to January 1994, Mr. Masters was employed by the Phibro Energy Division of Salomon, Inc. (“Phibro”). His responsibilities at Phibro included several trading and risk management functions. He was involved in the establishment of the UK natural gas and electricity markets, transacting some of the first electricity forward agreements and some newly structured options-related physical natural gas deals. Prior to this, Mr. Masters held a senior trading position in the Zug, Switzerland, office of Phibro, where he ran a speculative forward, physical and futures book focused on the Atlantic Basin region, including Brent, WTI, Dubai and several other physical grades. He also was an original and subsequently very active participant in the Contract for Difference (“CFD”) market in Europe, trading based on price relationships between physical crude and corresponding futures. Mr. Masters’ first employment, from September 1985 to June 1987, was with Shell International Trading Company in London, UK, with Shell included physical oil trader in the European and Mediterranean region, energy risk manager and co-coordinator of a portfolio of physical North Sea crude oils. Mr. Masters earned a Bachelor of Science (Honors) in Physics from Exeter University, UK in 1984, and a Masters in Management Science and Operational Research from Imperial College, London, UK in 1985.

Global Advisors’ Trading Program

Global Advisors uses a program known as the Global Commodity Systematic Program in trading for Grant Park.

Global Advisors operates a fully automated and systematic quantitative trade and portfolio management tool that has been developed for the commodity futures markets. This tool has been designed to run as a low volatility, low draw-down system that provides diversification across a wide range of instruments, including inter- and intra-commodity spreads. It trades infrequently and incrementally with the aim of reducing the effects of transaction costs and to increase capacity within its markets. Global Advisors uses the systematic tool described above to manage Grant Park’s relative exposure to the commodity markets.

The system is comprised of three parts:

•	The first part processes the data and then extracts those features relevant to the trading system, discarding noise in an adaptive and novel manner.
•	The second part then takes this feature set and applies the trade models, outputting a set of positions and stops across the commodity portfolio.
•	The third and final part of the system comprises the portfolio overlay.

Transtrend B.V.

Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend has been registered as a CTA and CPO under the CE Act since September 23, 1994, and is a member of the NFA in such capacities. Transtrend is also licensed as a portfolio manager, and subject to, among others, regulation by the Netherlands Authority for the Financial Markets (“AFM”). The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31-10-453-6500. As of August 31, 2008, Transtrend managed approximately $6.8 billion, including notional funding.

Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. Transtrend’s first approved trading system started in October 1991 after four years of in-depth price research and product development. Until October 1993, Transtrend managed substantial proprietary accounts with comparable returns based on (at the time) identical trading systems. As of October 1993, Transtrend has offered its expertise to third parties. Apart from trading in the OTC market, Transtrend operates on approximately 50 different futures and option exchanges in approximately 25 countries on five continents.

Management

Johannes “Joep” P.A. van den Broek (born in 1969) graduated in August 1995 with a Master Degree in Business Economics from Erasmus University Rotterdam. He joined Transtrend as a trader in December of 1995. In October 1997, he was appointed Deputy Director (for Trading) thereby becoming a member of Transtrend’s management team. Effective as of January 1, 1999, Mr. Van den Broek was appointed a Managing Director of Transtrend. Mr. Van den Broek has been registered as an associated person of Transtrend since October 2, 1998, and listed as a principal of Transtrend since January 22, 1999, and has been a member of the NFA since July 30, 1998.

Harold M. De Boer (born in 1966) graduated in 1990 with a Master Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with the predecessor of Transtrend for his thesis titled “Cointegration in Commodity Futures Markets.” In April of 1990, he joined the predecessor of Transtrend as a research analyst. In 1992 he became responsible for Transtrend’s research department, and as of October 1997, he became a member of Transtrend’s management team with the title of Deputy Director. Effective August 1, 1999, he was appointed a Director of Transtrend, and effective March 1, 2007 he assumed the role of a Managing Director of Transtrend. Mr. De Boer’s primary responsibility remains research and product development. Mr. De Boer has been listed as a principal of Transtrend since November 15, 1999.

Mark H.A. Van Dongen (born in 1968) graduated in 1991 with a Master Degree in Econometrics from the Catholic University of Brabant. He joined Transtrend as a research analyst in 1992 and was appointed Deputy Director (research and operations) in 1997. Effective as of March 1, 2007, Mr. Van Dongen was appointed an Executive Director of Transtrend. Mr. Van Dongen has been registered as an associated person of Transtrend since August 21, 1998, and has been a member of the NFA since July 30, 1998. In addition, Mr. Van Dongen has been listed as a principal of Transtrend since March 12, 2007.

Andre P. Honig (born in 1967) graduated in 1991 with a Master Degree in Business Econometrics from Erasmus University Rotterdam. He obtained the Certified European Financial Analyst degree in 2000. After having worked as a consultant for the business consultancy firm Ortec Consultants from 1992 to 1996 and for the business consultancy firm KPMG Consulting from 1996 to 2000, he joined Robeco in January 2000 where he was responsible for consultant relations until October 2002 and where he was general manager of Robeco Gestions, the Paris asset management branch of Robeco, from November 2002 until April 2004. In May 2004, Mr. Honig joined Transtrend as Deputy Director Investor Relations. Effective as of March 1, 2007, Mr. Honig was appointed an Executive Director of Transtrend. Mr. Honig has been registered as an associated person of Transtrend since October 12, 2004, and has been a member of the NFA since October 1, 2004. In addition, Mr. Honig has been listed as a principal of Transtrend since March 21, 2007.

The aforementioned principals of Transtrend each have an academic degree and ample experience in dealing with derivative markets.

Shareholder

100% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a wholly-owned subsidiary of Robeco Groep N.V., which in its turn is 100% owned by Coöperatieve Centrale Raiffeissen-Boerenleenbank B.A. (Rabobank Nederland). Robeco Nederland BV has been listed as a principal of Transtrend since July 8, 2002.

Transtrend’s Trading Program

Transtrend trades its Diversified Trend Program, subset Enhanced Risk for Grant Park. Transtrend has offered its Diversified Trend Program to third parties since October 1993. Transtrend’s Diversified Trend Program can at any time be (net) long, short, or neutral in any given market, and the program may include any known futures market, including OTC currency positions.

The applied principles of risk management play a dominant role in Transtrend’s trading program, which is designed to pursue capital growth within the limits of a defined risk tolerance. The program is entirely based on quantitative analysis of signaled price behavior of outright futures and of intra-market and/or inter-market combinations of futures concerned and therefore not on fundamental analysis.

The program may enter into both long and short positions in any of the futures involved, or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered. The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollar under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

The program is systematic by nature and requires a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the program. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances, Transtrend may use discretion in an attempt to limit risk to a position or account. The use of discretion by Transtrend may have a positive or negative impact on performance.

Transtrend defines the portfolio composition and the relative weighting of futures within each portfolio irrespective of the outcome of historical trades. The guiding principle is a strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account. As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In all trading systems the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, possibly leading to regular adjustments during the lifetime of exposures. In most trading systems there are elements which identify and respect the dominant market direction. The trading systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an ‘elevated collective profit expectancy’ over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time. The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The trading systems exploit directional price movement of outright prices, of time spreads in one or more time frames and of inter-market and -product combinations.

One of the strengths of Transtrend’s Diversified Trend Program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (i.e. disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential to realize the pursued returns over the course of time.

Quantitative Investment Management LLC (QIM)

Management

The listed principals for QIM are Jaffray Woddriff, Michael Geismar, Greyson Williams, and Ryan Vaughan.

Jaffray Woodriff has 21 years’ experience trading financial markets using proprietary quantitative models that he has developed. In 2003, Mr. Woodriff co-founded QIM to offer the Global Program to outside clients. He guides all aspects of QIM’s business and is chiefly responsible for the constant innovation and improvement of the models and techniques that underlie QIM’s predictions, trading, and risk management.

Mr. Woodriff served as head trader for Blue Ridge Trading from October 1991 to July 1994. He then founded Woodriff Trading as a CTA and managed client money there until October 1997. In January 1998, he joined Société Générale in its New York office, where he served for two years as a director in the Treasury department, trading proprietary funds in futures, currencies, and U.S. equities. Following his departure from Société Générale in March 2000, Mr. Woodriff and Mr. Geismar began managing their own money in a short-term, market-neutral equities program. This led them to cofound a broker-dealer, DHR LLC. In October 2002, Mr. Woodriff also co-founded Biomind, a bioinformatics consulting and software firm. Mr. Woodriff graduated from the University of Virginia with a B.S. in Commerce in 1991.

Michael Geismar co-founded QIM in April 2003 with Mr. Woodriff after 18 months of successfully trading their proprietary accounts. As the head of trading for QIM, he implements the firm’s investment models and oversees its portfolio management. Mr. Geismar also manages investor relations and QIM’s general business affairs.

Mr. Geismar and Mr. Woodriff first worked together from January until July 1994, when Mr. Geismar was an assistant trader at Blue Ridge Trading. Mr. Geismar then worked as an actuary and benefits consultant for Towers Perrin from September 1994 until August 1996, Coopers & Lybrand from August 1996 until October 1997, and William M. Mercer from October 1997 until October 1998, when he joined Capital One Financial as an analyst. In February 2000, he rejoined Mr. Woodriff, assisting in the development of an equities investment program that led the two to co-found DHR LLC. Mr. Geismar graduated from the University of Virginia in 1994 with a B.A. in Mathematics and a minor in Statistics.

Greyson Williams co-founded QIM after joining Mr. Woodriff and Mr. Geismar as a consultant to DHR in December 2002. He serves as an analyst, assists in statistical analysis and the development of predictive and risk models, and manages the internal databases and in-house software development.

Mr. Williams has spent the past 10 years specializing in the collection, management, analysis, and application of financial information and market data. He worked as an analyst in the Bank Mergers & Acquisitions department at SNL Securities from August 1997 until July 2000, serving as Director of Banking M&A Research from May 1999 until his departure. In December 2000, Mr. Williams co-founded VW Capital LLC, a firm created to map complex merger terms into programmatic models for interfacing with real-time market data. In October 2002, he founded Jobe Analytics & Consulting, Ltd., a financial information management consulting firm. Mr. Williams graduated from the University of Virginia in 1995 with a B.A. in English and a minor in Art History.

Ryan Vaughan has spent the last ten years working in financial and corporate management. Most recently he founded a Registered Investment Advisory (RIA) practice that provides wealth management solutions for retail investors. In December 2000, Mr. Vaughan and Mr. Williams founded VW Capital LLC, a firm created to map complex merger terms into programmatic models for interfacing with real-time market data. Mr. Vaughan previously served as Director of the Bank Industry Group for SNL Securities LC and as an Analyst covering the banking industry for Friedman Billings Ramsey. Mr. Vaughan graduated from the University of Virginia in 1993 with a BS in Commerce, concentrating in Management Information Systems. Mr. Vaughan graduated from the University of Georgia in 1995 with an MBA and spent two years as a PhD student in the University of North Carolina — Chapel Hill Finance Department. Mr. Vaughan was awarded the Chartered Financial Analyst (CFA) designation in 2003.

Trading Methodology

Background

Jaffray Woodriff has spent his career creating a statistical learning method for time series prediction. Over the course of the past 21 years, he has meshed this endeavor with a keen interest and career in the financial markets. Mr. Woodriff has successfully managed client accounts as a CTA and also has spent two years trading on a Wall Street firm’s proprietary desk. In April 2000, Mr. Woodriff and Mr. Geismar launched a proprietary market neutral equities program. In December 2001, Mr. Woodriff and Mr. Geismar began to manage a proprietary futures account using the Global Program methodology. In October 2003, after successfully managing this account for almost two years, Mr. Woodriff and Mr. Geismar and Mr. Williams decided to offer the Global Program to clients.

Predictive Modeling

Numerous small inefficiencies exist in financial markets which can be exploited. QIM’s Global Program looks to take advantage of these inefficiencies through the prudent use of robust quantative analysis and predictive technologies.

QIM currently employs numerous quantitative trading models that utilize pattern recognition to predict all types of price movements. All models are tested across massive data sets that expose them to a gamut of market, economic, and political environments, as well as a wide range of time frames and interactions. Only those models that prove to be the most robust, statistically significant, and conceptually diverse are used in actual trading. The resultant system of models creates predictions on a daily basis that have resulted in excellent outperformance versus all conceivable benchmarks over the past six and a half years.

Risk Management

QIM applies highly sophisticated risk management procedures that take into account the price, size, volatility, liquidity, and inter-relationships of the markets traded. On the portfolio level, account risk is monitored on a daily basis to target a specific standard deviation or daily returns. For the standard versions of the Global and Ultra Programs, annualized volatility is targeted at 12%. During significant drawdowns in equity, QIM reduces market exposure by scaling back the overall leverage.

Execution

The execution of QIM’s trading strategies is systematic. All facets of the predictive models, risk management, and trade allocation are fully automated. However, discretion plays a role in the evolution of the trading system over time as QIM does seek improvements to the trading strategy.

In addition to the abundance of technologies driving the daily trading, QIM’s staff monitors every market in which it trades on a daily basis and monitors numerous other factors, including, but not limited to: volume and open interest, news, correlation pairings, cash prices, opening calls, slippage and volatility.

The trading is discretionary in that final decisions are made, and systems can be overridden, based on the full set of information that has been compiled. That being said, the trading system has never been overridden.

Revolution Capital Management LLC

Revolution Capital Management LLC (“RCM”) is a Colorado limited liability company. RCM has been registered as a commodity trading advisor with the CFTC and has been a member of the NFA since December 27, 2004. Trading systems development decisions will be made jointly by the three principals. RCM’s address is 10955 Westmoor Drive, Suite 400, Westminster, CO 80021. Its telephone number is (303) 379-2867. RCM’s main business is commodity futures technical research and management of commodity futures trading portfolios.

Management

The principals of RCM are Michael Mundt, Mark Chapin and Theodore Robert Olson.

Mr. Mundt’s tasks primarily consist of model development, business/marketing, and coordinating RCM’s overall business and trading strategy. He has been in the managed futures industry for seven years. Mr. Mundt was registered as an associated person and listed principal of Analytic Investments LLC (AILLC), an NFA member and CPO registered with the CFTC from April 1999 through August 2003. Mr. Mundt’s background is in engineering and applied science. He received his Bachelor of Science degree in Aerospace Engineering from the University of Colorado in 1989. He was awarded a Ph.D. in Aerospace Engineering in 1993, also from the University of Colorado; his thesis involved the exploration of chaos and turbulence in simple weather/climate models. After spending a few years in academia at both the University of Colorado and the University of California at Santa Cruz, Mr. Mundt transitioned into the technology industry. He was employed by Seagate Technology as an engineer specializing in computational fluid mechanics between March 1998 and July 2007. He currently holds nineteen U.S. patents in the area of disk-drive head/disk mechanics. Mr. Mundt has been registered as an associated person and listed principal of RCM since December 2004.

Mr. Chapin’s primary focus is the development of short-term trading methodologies for RCM. Mr. Chapin received his Bachelor of Science degree from Clarkson University in 1997 and his Masters of Science degree from the University of California at Berkeley in 1999. Both degrees are in mechanical engineering. Mr. Chapin has an extensive background and also a strong interest both in algorithms and their implementation in numerical code. Mr. Chapin was employed by Seagate Technology between June 1999 and July 2007, where he worked on advanced concepts in the head/media department. He currently holds twelve U.S. patents in the area of disk-drive head/disk mechanics and has co-authored several peer-reviewed journal articles. Mr. Chapin has not been previously employed by a managed-futures firm. He has been an NFA-registered principal of RCM since October 2005 and has been registered as an associated person of RCM since June 2008.

Mr. Olson oversees the architecture and development of the hardware and software computing infrastructure at RCM. Mr. Olson received his Bachelor of Science degree in Aerospace Engineering at the University of Arizona in 1989. He received his Master’s and Doctorate degrees in Aerospace Engineering at the University of Colorado in 1992 and 1996, respectively. Mr. Olson was employed at Raytheon Technology, an aerospace defense contractor, from June 1996 through June 2006. His primary job duties included code/software development, data analysis, and the development of statistical algorithms to process high-frequency, real-time data. Mr. Olson is familiar with a wide range of computing languages, operating systems and application software. Mr. Olson has not been previously employed by a managed-futures firm. He has been an NFA-registered principal of RCM since September 2005 and has been registered as an associated person of RCM since June 2008.

RCM’s Trading Program

RCM utilizes rigorous statistical methods to uncover and exploit numerous inefficiencies in futures markets. RCM utilizes multiple different model architectures encompassing several hundred independent signal generators for each market traded and combines these signals in a proprietary manner to maximize risk-adjusted performance. All trading signals are generated and followed in a systematic manner, although RCM reserves the right to override the system in a discretionary manner in the event of extreme or extraordinary market conditions. RCM’s overall model ensemble exploits inefficiencies over short- to long-term time scales, which we define as a 1 to 200 day range. The models attempt to profit from price trends, but not all of the models used are “trend-following” in nature. RCM is involved in ongoing research and development and will continue to add models to the trading ensemble as they are developed and validated. The offered trading programs use various combinations of models from the ensemble. Thus, the overall strategy for an offered program may change over time, and clients will not necessarily be informed of these changes as they occur.

RCM employs sophisticated risk-management techniques that account for long-term volatility, short-term volatility, the number and liquidity of the markets traded, and the dependencies/inter-relationships between markets and market sectors. The account positions are automatically balanced on an ongoing basis to maximize the expected risk-adjusted return of the account.

The execution of the trading system is fully automated: data acquisition, data processing, and order requests are all automated. Nonetheless, in order to minimize the probability of mistakes, all potential orders are validated by RCM’s principals before actual execution occurs.

Mosaic Program

The Mosaic Program incorporates only short-term models into its aggregate system. The exclusion of a long-term component is intended to reduce the positive correlation to the performance of long-term (generally trend-following) strategies.

In order to improve the performance or liquidity of the trading systems, RCM may alter both the markets in which they trade and also the sector/market allocations at any time. The client will not be notified of such changes as they may occur.

All markets currently traded are on regulated exchanges. All markets that are not currently traded but may be in the future would also be on regulated exchanges. Any offsetting positions will be treated in a standard first-in, first-out (FIFO) manner.

Trading Policies of Grant Park

The objective of Grant Park is to achieve appreciation of its assets through trading in futures contracts, forward contracts, options contracts and other interests in commodities. The general partner and the trading advisors follow the operating policies described below in attempting to achieve this objective.

Liquidity

Grant Park invests primarily in futures contracts and other commodity interests that are traded in sufficient volume to permit, in the opinion of the trading advisors, ease of taking and liquidating positions.

Spot Commodities

Although Grant Park does not expect to make or take delivery of commodities, it is authorized to do so. In addition, Grant Park may from time to time trade in spot, or cash, commodities.

Leverage

Grant Park normally will not be as highly leveraged as permitted in the case of an investment by an individual investor, and the trading advisors may use less than the otherwise available amount of leverage in the application of certain money management techniques on behalf of Grant Park. Historically, Grant Park’s ratio of margin to equity has typically been between 8% to 15%, but it can range from 5% to 25%.

Borrowings

Grant Park does not currently trade in cash commodities. Also, since inception, Grant Park has not been required to take physical delivery, and does not anticipate being required to do so in the future. However, in the unlikely event that physical delivery is required, the general partner believes that it would be able to borrow sufficient funds from U.S. banks at current market rates to provide the funds necessary to accept such delivery.

Spreads and Straddles

Grant Park may employ spreads or straddles in its trading. Spreads and straddles are futures trading transactions involving the simultaneous buying and selling of a particular futures contract in the same or a related commodity but involving different delivery dates. The purpose of these trades is to earn profits from a widening or narrowing movement of the two prices of the futures contracts.

Pyramiding

Grant Park does not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or another commodity interest.

Modifications in Trading Policies

The advisory contracts require the trading advisors to notify the general partner of any material modification in trading policies promptly and in any event no less than 10 business days prior to institution of the modification. The general partner will not be notified of non-material changes in the nature or types of commodity interests traded.

PERFORMANCE OF GRANT PARK — CLASS A UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class A units for the last five full calendar years and the first six months of 2008 is presented below. The past performance record of Grant Park Class A units since Grant Park’s inception in January 1989 appears in the Statement of Additional Information on page 179.

While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of trading	January 1989
Aggregate gross subscriptions at 6/30/08	$131,770,587
Net asset value at 6/30/08	$80,731,268
Worst monthly percentage draw-down * (Since 1/03)	-11.66% 04/04
Worst peak-to-valley draw-down * (Since 1/03)	-23.65% 02/04 – 08/04

	Rate of Return (Through the Month Ended June 30, 2008)
	2008	2007	2006	2005	2004	2003
January	2.49%	1.25%	3.49%	-5.96%	0.38%	2.72%
February	9.66	-4.18	-3.28	3.42	7.33	5.77
March	-0.63	-4.55	4.06	-0.51	-1.40	-7.47
April	-0.13	5.23	9.46	-5.05	-11.66	2.57
May	2.11	4.60	-0.81	3.98	-4.75	9.68
June	3.06	4.16	-2.85	1.89	-4.47	-1.26
July	—	-3.72	-3.66	-1.96	-3.36	-0.49
August	—	-3.71	2.20	1.97	-0.32	0.19
September	—	8.78	-1.10	-0.04	1.07	0.13
October	—	5.23	-0.64	-3.38	3.43	2.52
November	—	-0.66	3.59	4.16	8.45	-0.91
December	—	0.63	-0.92	-1.36	-0.89	6.00
Year	17.38%	12.63%	9.11%	-3.44%	-7.58%	20.03%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

During the period presented through March 31, 2003, Grant Park’s net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park’s performance is calculated.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PERFORMANCE OF GRANT PARK — CLASS B UNITS
(Unaudited)

The past performance record of Grant Park’s Class B units through June 30, 2008 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of trading	August 2003
Aggregate gross subscriptions at 6/30/08	$522,444,022
Net asset value at 6/30/08	$485,146,345
Worst monthly percentage draw-down * (Since 8/03)	-11.72% 04/04
Worst peak-to-valley draw-down * (Since 8/03)	-23.99% 02/04 – 08/04

	Rate of Return (Through the Month Ended June 30, 2008)
	2008	2007	2006	2005	2004	2003
January	2.42%	1.18%	3.41%	-6.04	0.31%	—
February	9.58	-4.25	-3.35	3.34	7.25	—
March	-0.70	-4.62	3.98	-0.59	-1.47	—
April	-0.20	5.15	9.38	-5.12	-11.72	—
May	2.03	4.52	-0.88	3.90	-4.82	—
June	2.99	4.09	-2.92	1.81	-4.55	—
July	—	-3.79	-3.73	-2.03	-3.44	—
August	—	-3.78	2.12	1.89	-0.40	0.12%
September	—	8.70	-1.17	-0.11	0.99	0.06
October	—	5.16	-0.71	-3.45	3.35	2.45
November	—	-0.73	3.51	4.08	8.37	-0.98
December	—	0.64	-0.90	-1.35	-0.96	5.93
Year	16.88%	11.76%	8.28%	-4.25%	8.40%	7.66%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

Worst peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

PRO FORMA PERFORMANCE OF GRANT PARK — LEGACY WRAP CLASS UNITS
(Unaudited)

To assist prospective investors, the general partner has prepared the pro forma performance record below, which presents Grant Park’s Class A unit historical performance record for the last five full calendar years plus the current year-to-date, adjusted to give approximate effect to the aggregate fees and expenses applicable to the Legacy Wrap Class units as if such fees and expenses had been applicable to all limited partnership interests in Grant Park. This pro forma performance record should be reviewed in conjunction with the performance record found on pages 60 and 61 of this prospectus. The pro forma performance record of Grant Park Legacy Wrap Class units since Grant Park’s inception in January 1989 appears in the Statement of Additional Information beginning on page 179.

As a percentage of net assets, the general partner estimates that the Legacy Wrap Class units acquired in this offering will incur total fees and expenses of approximately 1.90% less per year than the total fees and expenses borne by investors in Grant Park Class A units.

While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate.

This pro forma performance table is an approximation only, and is in no way intended to imply that Legacy Wrap Class limited partners will experience the results depicted. All performance information is shown net of fees and expenses.

Worst pro forma monthly percentage draw-down * (Since 1/03)	-11.55%	04/04
Worst pro forma peak-to-valley draw-down * (Since 1/03)	-22.77%	02/04 – 08/04

	Rate of Return (Through the Month Ended June 30, 2008)
	2008	2007	2006	2005	2004	2003
January	2.66%	1.42%	3.66%	-5.79%	0.61%	2.80%
February	9.85	-4.03	-3.12	3.62	7.68	5.97
March	-0.47	-4.39	4.23	-0.33	-1.19	-7.44
April	0.04	5.40	9.64	-4.87	-11.55	2.70
May	2.27	4.77	-0.65	4.17	-4.56	10.02
June	3.23	4.33	-2.69	2.09	-4.28	-1.10
July	—	-3.57	-3.50	-1.77	-3.17	-0.37
August	—	-3.55	2.36	2.16	-0.12	0.37
September	—	8.96	-0.94	0.12	1.27	0.36
October	—	5.41	-0.48	-3.22	3.63	2.80
November	—	-0.49	3.76	4.33	8.66	-0.72
December	—	0.70	-0.86	-1.33	-0.73	6.36
Year	18.55%	14.75%	11.15%	-1.47%	-5.28%	22.77%

*	Draw-down means losses experienced by Grant Park over a specified period.

Worst pro forma monthly percentage draw-down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down, adjusted on a pro forma basis as described above.

Worst pro forma peak-to-valley draw-down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred, adjusted on a pro forma basis as described above.

The pro forma monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions, adjusted on a pro forma basis as described above. The pro forma monthly rates are then compounded to arrive at the pro forma annual rate of return.

During the period presented through March 31, 2003, Grant Park’s net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park’s performance is calculated.

Performance Information of the GAM Class and GAM Wrap Class Trading Advisors

We are including below the capsule historical performance information of each of the trading advisors for the GAM Class and GAM Wrap Class.

Investors are cautioned that the information set forth in the following historical performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by any of the trading advisors or the GAM Class or GAM Wrap Class units in the future, since past performance is not indicative of future results. There can be no assurance that the trading advisors will make any profits at all, or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

The hypothetical performance record of Grant Park GAM Class units appears in the Statement of Additional Information beginning on page SAI-E-5.

ECKHARDT TRADING COMPANY
Standard Program — Higher Leveraged
Capsule Performance Record

This capsule presents the composite past performance of ETC’s client accounts managed pursuant to the Standard Program — Higher Leveraged from January 2003 through June 2008. This capsules presents performance on a composite basis rather than account by account. Composite performance tends to have an averaging effect on the performance results and each individual accounts performance is likely to differ, in some cases, significantly, from the composite figures shown. ETC has modified and will continue to modify its trading approach. The results shown in this capsule does not necessarily reflect the exact approach that will be used by ETC on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Eckhardt Trading Company
Name of the investment program	Standard Program — Higher Leveraged
Date began trading this program	October 1991
Number of accounts traded pursuant to the program as of June 2008	9
Total assets under management (including Notional Funds) as of June 2008	All programs — $804.418 million This program — $222.064 million
Largest monthly percentage draw-down (Since January 2003)(1)	(-5.29%), 3/06
Largest peak-to-valley draw-down (Since January 2003)(2)	(-12.78%), 2/04 to 7/04
Number of accounts opened and closed with positive net lifetime ROR (Since January 2003)	1, 64.52% to 64.52%
Number of accounts opened and closed with negative net lifetime ROR (Since January 2003)	0

	Rate of Return (Computed on a Compounded Monthly Basis through June 2008)
Month	2008	2007	2006	2005	2004	2003
January	2.16%	0.35%	0.68%	(4.09%)	(2.48%)	2.00%
February	11.42%	0.84%	(2.64%)	0.29%	5.10%	8.82%
March	0.29%	(4.54%)	(5.29%)	1.54%	(0.91%)	(0.44%)
April	0.21%	3.71%	5.63%	(2.16%)	(5.27%)	0.46%
May	1.96%	2.10%	1.29%	7.22%	0.06%	5.70%
June	3.47%	5.81%	2.06%	3.65%	(4.19%)	(0.75%)
July	—	1.48%	(4.21%)	(0.38%)	(3.08%)	(1.83%)
August	—	(2.00%)	2.09%	4.87%	5.11%	0.70%
September	—	13.33%	(2.22%)	(2.25%)	1.08%	0.44%
October	—	6.04%	0.71%	0.31%	6.92%	(0.70%)
November	—	3.36%	7.09%	0.72%	5.28%	1.29%
December	—	4.18%	(3.10%)	0.40%	(1.19%)	3.35%
Year	20.69%	39.28%	1.3%	10.00%	5.65%	20.22%

Notes to Capsule Performance Tables

Total assets under management (including Notional Funds):  is the aggregate sum of total equity under management for all programs managed by ETC (or in “Total Assets under Management traded pursuant to Trading Program”, for a specific program), including “Notional Funds”. Certain accounts are comprised in whole or part of “Notional Funds”, i.e. the amount by which an account’s “Account Size” exceeds the cash deposited to or committed to the Trading Account at the client’s FCM. Account Size determines the level of trading (i.e., the number of contracts purchased or sold) and does not refer to the level or type of funding in the account.

Required time period:  The “Required” time period is the most recent five years and year-to-date.

Largest monthly drawdown:  Represents the largest loss experienced by any individual account in any calendar month expressed as a percentage of beginning equity or beginning net asset value.

Worst peak-to-valley drawdown:  Represents the greatest cumulative percentage decline in the month-end net asset value of any individual account due to losses sustained by ETC during any period in which the account’s initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Due to the inclusion of accounts that include Notional Equity, beginning July 1996 for, the monthly rate of return is computed by using the Fully-Funded Subset (“Subset”) method. The Subset is composed of accounts which contain only actual (i.e., cash or committed) funds. In addition to excluding accounts which contain Notional Equity, for certain months, the Subset may also exclude fully funded accounts whose inclusion may distort performance due to circumstances such as: the accounts opened or closed mid-month or experienced material additions or withdrawals. (In addition, during the first 12 months of a program’s performance history, if the only accounts under management are those that include Notional Equity, they may be used for performance purposes until a fully-funded account is brought under management.) The net performance of the Subset is divided by the beginning equity of the Subset.

Annual or YTD rate of return:  Represents the cumulative compounded rate of return for each calendar year or portion thereof.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

EMC CAPITAL MANAGEMENT, INC.
The Classic Program
Capsule Performance Record

This Capsule Performance Record shows the composite performance record on a monthly basis of all accounts managed by Ms. Cheval and EMC since January, 2003 utilizing the Classic Program. The Capsule Performance Record also shows the composite record on an annual basis of all accounts utilizing the Classic Program from 1985 through 2002. It should be noted that significant enhancements were made to the Classic Program beginning in July, 1996. Accordingly, EMC believes that the performance record of the Classic Program from July, 1996 to date is more representative of the methods currently employed by EMC in trading the Classic Program than the performance record of the Classic Program prior to July, 1996.

Name of the CTA	EMC Capital Management, Inc.
Name of the investment program	The Classic Program
Date began trading this program	January 1985
Number of accounts traded pursuant to the program as of June 2008	6
Total assets under management (including Notional Funds) as of June 2008	All programs — $194.244 million This program — $191.792 million
Largest monthly percentage draw-down (Since January 2003)(1)	(12.62%), 3/03
Largest peak-to-valley draw-down (Since January 2003)(2)	(-27.26%), 02/04 to 09/04
Number of accounts opened and closed with positive net lifetime ROR (Since January 2003)	0
Number of accounts opened and closed with negative net lifetime ROR (Since January 2003)	0

	Rate of Return (Computed on a Compounded Monthly Basis through June 2008)
Month	2008	2007	2006	2005	2004	2003
January	3.50%	3.80%	4.60%	(5.00%)	(1.10%)	5.10%
February	14.90%	(5.20%)	(5.90%)	7.30%	9.60%	10.30%
March	(1.40%)	(3.20%)	7.60%	(1.80%)	(2.10%)	(12.60%)
April	0.20%	4.20%	16.10%	(4.00%)	(12.50%)	1.10%
May	1.70%	3.60%	1.20%	3.70%	(5.60%)	13.00%
June	5.30%	4.70%	(2.40%)	2.00%	(5.00%)	(2.20%)
July	—	(7.30%)	(4.20%)	0.20%	(3.80%)	2.40%
August	—	(1.10%)	1.30%	3.70%	0.10%	0.00%
September	—	10.40%	(2.0%)	4.10%	(1.50%)	2.60%
October	—	6.60%	0.70%	(7.60%)	3.60%	7.20%
November	—	(0.30%)	1.40%	8.20%	10.50%	(2.70%)
December	—	1.30%	0.00%	(0.40%)	(3.80%)	8.60%
Year	25.80%	17.30%	18.00%	9.40%	(13.20%)	34.80%

Notes:

Draw-down means losses experienced by the Program over a specified period.

Largest monthly percentage draw-down is the largest monthly loss experienced by the Program on a composite basis in any calendar month expressed as a percentage of the total equity in the Program and includes the month and year of such drawdown.

Largest peak-to-valley draw-down is largest cumulative percentage decline in month-end net asset value of the Program due to losses sustained by the Program during a period in which the initial month-end net asset value of the Program is not equaled or exceeded by a subsequent month-end net asset value of the Program and includes the time period in which it occurred.

The monthly rate of return is computed by dividing the net income by the beginning nominal equity. Accounts that have middle of the month additions or withdrawals are excluded from the computation. Prior to March, 2004, the monthly rate of return was computed by using the “Fully Funded Subset” method (beginning in July, 1993) as previously described. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

QUANTITATIVE INVESTMENT MANAGEMENT LLC
Global Program
Capsule Performance Record

This Capsule Performance Record shows the composite performance record on a monthly basis of all accounts managed by Quantitative Investment Management utilizing the Global Program. The Capsule Performance Record also shows the composite record on an annual basis of all accounts utilizing the Global Program from October 2003 through June 2008.

Name of the CTA	Quantitative Investment Management LLC
Name of the investment program	Global Program
Date began trading this program	October 2003
Number of accounts traded pursuant to the program as of June 2008	23
Total assets under management (including Notional Funds) as of June 2008	All programs — $3.475 billion This program — $3.438 billion
Largest monthly percentage draw-down (Since January 2003)(1)	(9.11%), 3/04
Largest peak-to-valley draw-down (Since January 2003)(2)	(9.57%), 3/04 to 4/04
Number of accounts opened and closed with positive net lifetime ROR (Since January 2003)	14, 3.42% to 35.32%
Number of accounts opened and closed with negative net lifetime ROR (Since January 2003)	0

	Rate of Return (Computed on a Compounded Monthly Basis through June 2008)
Month	2008	2007	2006	2005	2004	2003
January	(7.77%)	1.65%	1.04%	(0.39%)	1.12%	—
February	5.17%	1.37%	1.46%	(1.68%)	4.24%	—
March	3.62%	5.50%	0.92%	4.48%	(9.11%)	—
April	2.08%	1.32%	(2.17%)	7.19%	(0.51%)	—
May	5.70%	(4.03%)	5.12%	2.94%	2.91%	—
June	(1.63%)	0.94%	(2.57%)	(2.17%)	1.37%	—
July	—	2.05%	2.05%	0.62%	0.93%	—
August	—	7.66%	(0.26%)	0.80%	0.15%	—
September	—	1.09%	(1.52%)	0.98%	6.18%	—
October	—	3.98%	2.37%	0.56%	6.41%	8.40%
November	—	3.02%	0.21%	1.94%	10.89%	(2.17%)
December	—	1.15%	(1.28%)	3.08%	(1.66%)	4.16%
Year	6.69%	28.41%	5.23%	19.54%	23.83%	10.46%

Notes:

Largest monthly percentage drawdown is the largest monthly loss experienced in any calendar month expressed as a percentage of Nominal Account Size.

Largest peak-to-valley drawdown is the highest calendar-month-end to lowest calendar-month-end experienced as a percentage of Nominal Account Size.

REVOLUTION CAPITAL MANAGEMENT LLC
Mosaic Program
Capsule Performance Record

This Capsule Performance Record shows the composite performance record on a monthly basis of all accounts managed by Revolution Capital Management LLC since January, 2003 utilizing the Mosaic Program. The monthly returns are computed in accordance with both Generally Accepted Accounting Principles (GAAP) and also National Futures Association guidelines. In order to avoid a distortion of true returns, the “Only Accounts Traded” (OAT) approach is used to exclude accounts that have yielded non-representative returns during a particular month due to material additions or withdrawals. For accounts that have non-material additions or withdrawals, the “time-weighting” approach is used to generate an accurate beginning net asset value (BNAV). The annual rate of return is calculated using the Value Added Monthly Index (VAMI) method and incorporates a 0% management fee and 25% incentive fee.

Name of the CTA	Revolution Capital Management LLC.
Name of the investment program	Mosaic Program
Date began trading this program	October 2006
Number of accounts traded pursuant to the program as of November 2007	6
Total assets under management (including Notional Funds) as of November 2007	All programs — $126.669 m million This program — $106.000 million
Largest monthly percentage draw-down (Since January 2002)(1)	(10.59%), 10/06
Largest peak-to-valley draw-down (Since January 2002)(2)	(-17.49%), 10/07 to 2/08
Number of accounts opened and closed with positive net lifetime ROR (Since January 2003)	0
Number of accounts opened and closed with negative net lifetime ROR (Since January 2003)	0

	Rate of Return (Computed on a Compounded Monthly Basis through August 2008)
Month	2008	2007	2006
January	(2.27%)	5.96%	—
February	(2.83%)	5.52%	—
March	10.43%	8.87%	—
April	3.41%	13.52%	—
May	12.67%	6.68%	—
June	1.87%	13.16%	—
July	(0.58%)	6.98%	—
August	12.47%	13.13%	—
September	—	3.04%	—
October	—	(4.57%)	(10.59%)*
November	—	(8.32%)	3.66%
December	—	(0.69%)	(0.59%)
Year	39.18%	80.76%	(7.86%)

*	Partial month: program started on October 11, 2006

Notes:

Drawdown means losses experienced by the trading program over a specified period.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

TRANSTREND B.V.
Diversified Trend Program (Enhanced Risk USD)
Capsule Performance Record

This Capsule Performance Table presents the performance results of all of the accounts of Transtrend’s Diversified Trend Program Enhanced Risk Program from January 2009 to August 2008 on a composite basis based upon the Nominal Account Size.

Name of the CTA	Transtrend B.V.
Name of the investment program	Diversified Trend Program (Enhanced Risk USD)
Date began trading this program	January 1995
Number of accounts traded pursuant to the program as of June 2008	27
Total assets under management (including Notional Funds) as of June 2008	All programs — $6.812 billion This program — $3.984 billion
Largest monthly percentage draw-down (Since January 2003)(1)	(7.50%), 3/03
Largest peak-to-valley draw-down (Since January 2003)(2)	(-10.62%), 11/05 to 7/06
Number of accounts opened and closed with positive net lifetime ROR (Since January 2003)	15, 0.68% to 62.67%
Number of accounts opened and closed with negative net lifetime ROR (Since January 2003)	2, (8.09%) to (0.65%)

	Rate of Return (Computed on a Compounded Monthly Basis through August 2008)
Month	2008	2007	2006	2005	2004	2003
January	(0.48%)	1.64%	1.78%	(4.35%)	2.08%	5.18%
February	5.55%	(4.07%)	(2.26%)	2.74%	4.95%	4.03%
March	1.33%	(3.24%)	0.89%	2.03%	(2.18%)	(5.04%)
April	0.59%	5.69%	1.94%	(3.48%)	(3.17%)	3.77%
May	3.28%	6.84%	(3.78%)	1.03%	(0.31%)	5.81%
June	3.03%	3.65%	(1.26%)	4.02%	(2.35%)	(2.45%)
July	(2.38%)	(2.50%)	(3.69%)	3.26%	(1.34%)	(2.36%)
August	(1.38%)	(2.44%)	4.72%	(0.49%)	(0.42%)	(0.09%)
September	—	7.81%	0.12%	1.80%	1.63%	(2.04%)
October	—	9.02%	4.56%	(0.67%)	3.20%	2.48%
November	—	(2.16%)	3.68%	3.40%	8.97%	(0.69%)
December	—	1.32%	5.29%	(3.00%)	1.71%	0.22%
Year	9.69%	22.39%	12.03%	5.98%	12.82%	8.48%

Drawdowns: Losses experienced by an account or a subset of the trading program over a specified period.

Notes:

In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e, a standardized format irrespective of specific terms and conditions that may govern individual accounts in practice.

The rate of return reflects the pro forma net performance for the period divided by beginning aggregate Nominal Account Size. Drawdown is expressed as a percentage of the Nominal Account Size.

Up to July 2003, an adjusted beginning Nominal Account Size was calculated in certain months to take account of intra-month additions and/or withdrawals, although in certain instances the pro forma rate of return was calculated by excluding accounts with significant additions or withdrawal which would materially distort the rate of return. As of July 2003, rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly rate of return.

Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions and mark-ups which currently amount to approximately 1% of the Nominal Account Size per annum for the Diversified Trend Program’s Standard Risk Profile and to approximately 1.5% of the Nominal Account Size per annum for the Diversified Trend Program’s Enhanced Risk Profile (on average approximately $8 per round-turn trade, worldwide) (however, such actual brokerage commissions have been as high as approximately 2% for the Standard Risk Profile and approximately 3% for the Enhanced Risk Profile in the past); (b) less pro forma monthly management fess of 0.25% of beginning Nominal Account Size (approximately 33% per annum); (c) less pro forma monthly performance fees at 25% of New Trading Profits; and (d) plus estimated interest income earned on Actual Funds.

Before May 1, 2004 pro forma interest income was calculated at a rate equal to 90% of the relevant 3-month interest rate on the Nominal Account Size. As of May 1, 2004, the rate of return includes interest income earned by such accounts on Actual Funds. As Transtrend is not privy in all cases of the arrangements between Transtrend’s customer’s and their brokers, the amount of interest income actually earned by such accounts is estimated t a rate equal to 90% of the prevailing 3-month interest rate relevant to the underlying currency subset of the Diversified Trend Program.

A negative monthly rate of return is mitigated by a consistent book entry reversal of the pro forma performance fees accrued and/or to be accrued in the future, which may not necessarily happen, and, before May 1, 2005, by pro forma interest income on the Nominal Account Size, irrespective whether the book entry reversal was actually effectuated or interest was actually received.

Certain accounts managed by Transtrend are subject to a variety of additional third party fees and expenses which are not directly related to Transtrend’s trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitations, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators, and others. The type and amount of such fees and expenses varies on an account by account basis and most accounts do not incur any substantial third party fees or expenses. Since Transtrend neither is paid nor is sharing in these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts shown would not accurately represent Transtrend’s trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend’s performance fees as the Advisory Agreement does not take such third party expenses into account when determining if an account has experienced Net New Trading Profits for purposes of determining Transtrend’s performance fee. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. In certain circumstances where Transtrend is managing an account for a fund sponsored by a third party, the Advisory Agreement between Transtrend and the fund may require that the calculation of Transtrend’s performance fee take certain of such third party’s expenses into consideration, which third party expenses would reduce the performance fees otherwise payable to Transtrend.

Substantially all of the clients accounts are Partially-Funded Accounts.

Transtrend believes that the performance of each subset as stated in the respective table is reflective for the performance of the individual accounts what are included in such subset. However for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

WINTON CAPITAL MANAGEMENT
Winton Diversified Trading Program
Capsule Performance Record

The following represents the trading results of client accounts managed by Winton Capital Management in the Winton Diversified Trading Program as of June 30, 2008, for the period January 2003 through June 2008, on a monthly and annual basis (year-to-date for partial years). Management fees are charged at rates ranging from 0% to 1/12 of 2% (2% annually) of Net Assets, as defined. Incentive fees are charged at rates ranging from 14% to 30% of New Net Profits, as defined. For the period October 1997 to December 2003, Winton Capital Management adopted the Fully-Funded Subset method for computing Rate of Return (ROR), pursuant to an Advisory published by the Commodity Futures Trading Commission. Subsequent to December 2003, ROR is calculated by dividing net performance by nominal account size. Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. In January 2004, eight accounts are excluded from the ROR calculation due to being traded only part of the month. ROR including these eight accounts would have been 1.17%.

Name of the CTA	Winton Capital Management
Name of the investment program	Winton Diversified Trading Program
Date began trading this program	October 1997
Number of accounts traded pursuant to the program as of June 2008	44
Total assets under management (including Notional Funds) as of June 2008	All programs — $16.077 billion This program — $15.631 billion
Largest monthly percentage draw-down (Since January 2003)(1)	(12.03%), 3/03
Largest peak-to-valley draw-down (Since January 2003)(2)	(11.73%), 3/04 to 6/04
Number of accounts opened and closed with positive net lifetime ROR (Since January 2003)	38, 3.02% to 61.28%
Number of accounts opened and closed with negative net lifetime ROR (Since January 2003)	2, (1.77%) to (3.00%)

	Rate of Return (Computed on a Compounded Monthly Basis through June 2008)
Month	2008	2007	2006	2005	2004	2003
January	3.92%	4.03%	3.93%	(5.16%)	2.65%	5.30%
February	8.21%	(6.39%)	(2.74%)	5.72%	11.93%	11.95%
March	(0.92%)	(4.13%)	3.88%	4.70%	(0.5%)	(11.14%)
April	(0.97%)	6.13%	5.68%	(4.03%)	(8.27%)	2.07%
May	1.95%	5.04%	(3.21%)	6.49%	(0.16%)	10.18%
June	5.22%	1.83%	(1.34%)	2.85%	(3.12%)	(5.85%)
July	—	(1.38%)	(0.62%)	(2.15%)	0.88%	(1.15%)
August	—	(0.96%)	4.58%	7.66%	2.64%	0.69%
September	—	6.83%	(1.43%)	(6.50%)	4.78%	0.71%
October	—	2.38%	1.43%	(3.02%)	3.37%	5.46%
November	—	2.45%	3.10%	7.05%	6.38%	(2.68%)
December	—	0.12%	2.03%	(4.59%)	(0.58%)	10.00%
Year	18.36%	16.13%	15.83%	7.66%	20.31%	25.52%

Notes:

(1)	“Draw-down” means losses experienced by an account over a specified period.
(2)	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(3)	The composite performance for the Diversified Trading Program contains interest income from the use of cash management services provided by one or more registered investment advisers to the Winton Futures Fund Limited.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Grant Park is a multi-advisor commodity pool organized to pool assets of its investors for purposes of investing those assets in U.S. and international commodity futures, forward contracts and other commodity interests, including options contracts on futures, forwards and commodities, spot contracts and security futures. Grant Park has been in continuous operation since it commenced trading on January 1, 1989.

Reorganization of Grant Park

As a result of recent changes in the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) affecting commodity pools, the general partner, has determined to make certain changes to the organization of Grant Park, including the creation of the Legacy Class Wrap units, the GAM Class units and the GAM Wrap Class units, and has determined to terminate the offering and sale of any new Class A and Class B units.

Investments in the offered units will be invested through different commodity trading advisors retained by the General Partner with respect to each class of units. However, instead of each trading advisor maintaining a separate account in the name of Grant Park, as was historically the case, the assets of each class, including the existing Class A and Class B units, and the offered units, will be invested in various trading companies, each of which will be organized as limited liability companies. Each trading company will then allocate those assets to one of the commodity trading advisors retained by the general partner.

Additionally, a separate cash management multiple member limited liability company will be created to collectively manage excess cash not held at the clearing brokers for each individual manager. Effectively, this new structure will segregate and isolate one manager from another, reducing cross liabilities of the managers. This was not the case in Grant Park’s previous structure. Finally, the above reorganization will be done at no additional cost to the limited partners.

The diagram below depicts our organizational structure immediately after the reorganization and related transaction:

Notes:

#	Classes A and B are closed to new investment. These classes will no longer be offered by The Selling Agents.
*	Grant Park invests through an individual Trading Company for each Trading Advisor. An Advisory Agreement is entered by the Trading Company, Grant Park and Dearborn Capital Management, LLC as general partner.
**	Grant Park will access RCM initially through an investment in the Trading Advisor’s Fund.

Critical Accounting Policies

Grant Park’s most significant accounting policy is the valuation of its assets invested in other commodity investment pools and in U.S. and international futures and forward contracts, option contracts and other interests in commodities. Grant Park primarily invests in exchange-traded contracts, valued based upon exchange settlement prices. The remainder of its investments are non-exchange-traded contracts with valuation of those investments based on third-party quoted dealer values on the Interbank market. With the valuation of the investments easily obtained, there is little or no judgment or uncertainty involved in the valuation of investments, and accordingly, it is unlikely that materially different amounts would be reported under different conditions using different but reasonably plausible assumptions.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of Grant Park’s financial statement preparation. On January 1, 2008, Grant Park adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”) as it relates to financial assets and financial liabilities. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008.

SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under SFAS 157 as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2. Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3. Inputs are unobservable for the asset or liability.

The following section describes the valuation techniques used by Grant Park to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates fair value. These financial instruments are classified in Level 1 of the fair value hierarchy.

Grant Park’s investment in the Dearborn Select Master Fund, SPC – Winton Segregated Portfolio – Class GP (the “GP Class”) is reported in the statement of financial condition at fair value. Fair value ordinarily is the value determined by the management of the GP Class in accordance with the valuation policies of the GP Class and as reported at the time of Grant Park’s valuation. Generally, the fair value of Grant Park’s investment in the GP Class represents the amount that Grant Park could reasonably expect to receive from the GP Class if Grant Park’s investment was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that Grant Park believes to be reliable. This financial instrument is classified in Level 3 of the fair value hierarchy.

The following table presents Grant Park’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of June 30, 2008:

Assets	Level 1	Level 2	Level 3	Total
U.S. Government Securities	$75,474,637	$—	$—	$75,474,637
Futures contracts	13,544,902	—	—	13,544,902
Forward contracts	880,409	—	—	880,409
Options on futures contracts	(285,601)	—	—	(285,601)
Commercial paper	32,156,237	—	—	32,156,237
Government-sponsored enterprises	154,198,893	—	—	154,198,893
Investment in Dearborn Select Master Fund, SPC	—	—	115,066,610	115,066,610

Financial instruments classified as Level 3 in the fair value hierarchy represent Grant Park’s investment in the GP Class in which management has used at least one significant unobservable input in the valuation model. The following table presents a reconciliation of activity for the GP Class:

Balance at January 1, 2008	$98,629,036
Total Realized and Unrealized Gains or (Losses) included in Income	10,747,116
Purchases, Issuances and Settlements	—
Transfers in and (or) out of Level 3	—
Balance at March 31, 2008	$109,376,152
Total Realized and Unrealized Gains or (Losses) included in Income	5,690,458
Purchases, Issuances and Settlements	—
Transfers in and (or) out of Level 3	—
Balance at June 30, 2008	$115,066,610

Results of Operations

Grant Park’s returns, which consist of Grant Park’s trading gains plus interest income less brokerage fees, performance fees, operating costs and offering costs borne by Grant Park, for the six months ended June 30, 2008 were 17.4% for Class A units and 16.9% for Class B units. For the year ended December 31, 2007, Grant Park had a return of 12.6% for Class A units and 11.8% for Class B units. For the six months ended June 30, 2007, the return for Class A units was 6.2% and the return for the Class B units was 5.7%. For the year ended December 31, 2006, Grant Park had a return of 9.1% for Class A units and 8.3% for Class B units. For the year ended December 31, 2005, Grant Park had a return of (3.4)% for the Class A units, and (4.3)% for the Class B units. Grant Park’s total net asset value at June 30, 2008, and December 31, 2007, 2006 and 2005 was $565.9 million, $455.7 million, $382.3 million and $289.9 million, respectively.

The table below sets forth Grant Park’s trading gains or losses by sector for the six months ended June 30, 2008 and 2007, and for each of the years ended December 31, 2007, 2006 and 2005.

	% Gain (Loss)
	Six Months Ended June 30,		Year Ended December 31,
Sector	2008	2007	2007	2006	2005
Interest Rates	3.0%	3.6%	7.2%	(1.0)%	(1.0)%
Currencies	2.5	5.1	5.7	0.8	(4.6)
Stock Indices	(0.1)	0.3	(2.3)	6.9	5.1
Energy	9.3	0.6	5.0	(1.7)	1.0
Agriculturals	4.5	(0.3)	4.1	(2.1)	(1.0)
Meats	0.3	(0.3)	(0.6)	(0.3)	(0.1)
Metals	2.8	(0.5)	0.7	10.8	1.2
Softs	1.6	(0.1)	(1.8)	0.3	1.7
Miscellaneous	—	—	—	0.0	(0.1)
Total	23.9%	8.4%	18.0%	13.7%	2.2%

Six months ended June 30, 2008 compared to six months ended June 30, 2007

For the six months ended June 30, 2008, Grant Park had a return of approximately 17.4% for the Class A units and 16.9% for the Class B units. On a combined unit basis prior to expenses, approximately 23.9% resulted from trading gains and 1.6% was due to interest income. These gains were offset by approximately 8.6% in brokerage fees, performance fees and operating and offering costs borne by Grant Park. For the same period in 2007, Grant Park had a positive return of approximately 6.2% for the Class A units and 5.7% for the Class B units. On a combined unit basis prior to expenses, approximately 8.4% resulted from trading gains and 2.5% was due to interest income. These gains were offset by approximately 5.1% in brokerage fees, performance fees and operating and offering costs borne by Grant Park.

Six months ended June 30, 2008. Grant Park was most profitable the second quarter of 2008 in the energy sector. Heavily contributing to profits were positions in the crude oil markets. With a declining dollar and supply concerns coming from rebel attacks in Nigeria and threats of decreasing production in the Middle East, crude oil trended steadily upwards throughout the quarter, reaching several all-time highs along the way. Despite growing demand destruction, caused by rising gasoline prices, crude oil continues to hit lofty levels. Also earning profits this quarter were long positions in the natural gas markets. Analysts close to the markets attribute the rise to the devalued greenback and increasing temperatures across the U.S. throughout the summer.

The portfolio’s positions in the softs/agriculturals sector registered profits as well during the quarter. Leading the way for earnings in the grains sector were long positions in the corn and soybean markets. Mother Nature was the primary driver behind price increases, as massive rainstorms wreaked havoc on the nation’s farming regions. Rain storms and flooding, especially in Illinois, Iowa and Missouri, kept farmers out of their fields delaying plantings. Supply concerns were exacerbated as many grains analysts raised concerns that rains may have leached away recently applied fertilizer. Although the effects of the last quarter’s precipitation on the grains markets won’t truly be known until harvest time, the rains have helped support a bullish forecast for many players in the markets.

Although the metals sector was profitable for Grant Park during the quarter, the portfolio experienced minor setbacks in the gold markets. After hitting all-time highs mid-March, the gold markets were a bit turbulent the last few months, producing some losing positions. Analysts attribute price movements in the gold markets to short-term swings in the greenback and the selling of massive gold reserves by some key players in the markets. Despite losses in gold, the portfolio earned substantial profits from positions in the base metals sectors, especially in those markets traded at the London Metals Exchange.

Adding further gains to the portfolio during the quarter were Grant Park’s equity indices positions. Turmoil in the equity markets, caused by the lingering effects of last year’s credit crisis, caused most major indices to decline over the course of the quarter moving in line with Grant Park’s short positions. Both domestically and abroad equities suffered due to declining consumer spending, growing unemployment, increasing commodity prices, and the lack of investor confidence in today’s equity markets. The most profitable were positions in the European Dax and Eurostoxx 50 Indices, and the Nasdaq and S&P 500 here in the U.S.

Grant Park’s short dollar position fared particularly well during the quarter. Among the top performers in the currency sector were dollar positions against the Great British pound, Mexican peso, and Australian dollar. As mentioned earlier, turmoil in the U.S. equity markets and rising inflation due to rising energy and food prices pushed the greenback to near all-time lows against many of its peers. Although profits were more heavily geared towards major currencies, Grant Park reaped profits on positions in various emerging market currencies such as the Colombian peso, Hungarian forint, Brazilian real, and the Peruvian nuevo sol.

The majority of the portfolio’s losses during the quarter came from the fixed income markets. After reaching lofty levels in the first quarter 2008, the Japanese Government Bond markets experienced various price swings throughout the second quarter accounting for much of the losses in the sector. A combination of rallying Japanese equity markets and the appointment of a new Bank of Japan Governor caused a near 5% slide in JGB prices moving against Grant Park’s long positions early in the second quarter. As Grant Park’s positions reversed and became long JGBs, the portfolio was again met by adverse price moves as the JGB rallied back when speculators sought out a safer investment during a near 6% drop in Japan’s Nikkei Index. Here in the U.S., with a very similar exposure throughout the quarter, positions in the Eurodollar market produced similar results to that of those in the JGBs. Long Eurodollar positions in the first half of the quarter experienced setbacks during a downwards trend due to plummeting equity indices, while at the tail-end of the quarter, recently flipped short Eurodollar positions were met with adverse market moves. The month-end surge in prices was attributed to speculators driving up yields in response to an announcement from Fed Chairman, Ben Bernanke, stating that the U.S. could be adopting a firmer monetary policy in the months to come.

Six months ended June 30, 2007. Grant Park ended the second quarter of 2007 with a net year-to-date gain of 6.17% in the Class A units and 5.72% in the Class B units. Advances in the second quarter of 2007 came primarily from the financial sector of Grant Park’s portfolio. Prices for European fixed income instruments fell all across the yield curve over speculation that central bankers there would tighten monetary policy further in order to keep inflationary pressures in check. Low interest rates in Japan caused the yen to depreciate against its major trading partners while the possibility of higher interest rates in Europe drove the U.S. dollar lower against the euro. Stock prices rallied throughout the quarter, fueled by merger and acquisition activity.

Year ended December 31, 2007

Grant Park began 2007 on a positive note after interest rate hikes in the Euro-zone and concerns over inflation in the US forced fixed income prices lower, benefiting short positions in government debt markets. Speculation that OPEC would not push for production cuts resulted in gains for shorts in crude oil while an upswing in US fuel inventories did the same for similar positions in unleaded gasoline. The drop in energy prices sparked buying on global share markets that produced gains for Grant Park’s long equity index positions. Metals positions, which were somewhat disparate at the beginning of January, were also a source of income after a downturn in the US housing market weakened copper prices and the threat of a strike at a Canadian mine put a bid into the nickel market. Gains recorded by Grant Park over the first month were erased quickly over the next two months as a dramatic drop in share prices led to losses for Grant Park’s equity, interest rate and currency positions. In February, a massive single-session plunge in the Chinese equity market (the apparent result of worries over whether the government there would impose stricter regulations on investments) spilled over into European and North American share markets. The sell-off continued into March, further influenced by rising energy prices that were partly the result of growing tension between the United States and Iran over the latter’s nuclear ambitions. The volatile downturn in equities markets sparked losses in the interest rate sector after investors fled stocks for the relative safety of government debt instruments; weak reports on US GDP, new home sales and manufacturing drove bond prices higher still, adding to losses. The Japanese yen rallied violently as investors strapped for the cash needed to cover massive stock market losses liquidated profitable carry trades in which they had initially borrowed the yen in order to purchase currencies from economies offering higher rates of return. Short positions in the dollar were also unprofitable after the greenback rallied on a drop in the February US unemployment rate. Longs in the soft/agricultural commodities, which had produced somewhat neutral results during the first two months of the year, ended the first quarter with net losses after USDA reports pointing to an increase in acreage dedicated to corn production sent grain prices lower. Grant Park’s losses over the opening quarter were rounded out after the weakness in equities led to lower gold prices.

April 2007 began a streak of three straight profitable months for Grant Park after investors, encouraged by optimistic forecasts on global economic growth, began to wade back into equities markets. Gains continued into May as positive earnings reports, an increase in merger and acquisition activity and lower reports on US inflation had investors convinced that stocks had turned the corner. Positions in the currency sector gained over the second quarter, particularly the short bias in the US dollar, which depreciated against the euro and British pound in response to weak domestic economic data. Speculation that US interest rates might be headed lower while European rates moved higher pushed the dollar lower still. Short positions in the Japanese yen also gained as the stability of equities markets allowed currency traders, already emboldened by anemic data on Japanese consumer prices and industrial production, to resume the carry trade in an effort to take advantage of the low cost of borrowing in yen. Short positions in the interest rate sector got out of the box slowly in April after the drop in US consumer prices resulted in a bond rally but rebounded and posted gains over the next two months as global bond prices fell in response to forecasts for greater European economic growth and a confirmed rise in Canadian inflation. Gains came for the soft/agricultural commodities sector after short positions in the cotton market benefited from a jump in inventories during April; long positions in the grain markets provided the bulk of gains during May and June when prices in the soybean complex surged on a lack of rain and the prospect of increased demand for bio-fuel. Metals positions experienced a period of directionless trade during the second quarter. A jump in Chinese demand for copper and concerns over nickel supplies resulted in April gains that were somewhat mitigated in May when base metals prices fell on news that the Chinese government, which was worried about an overheating economy, increased the stamp tax in an effort to dampen stock market speculation. Advancing nickel inventories during June added to losses. Energy positions also entered a period of sideways trade during the second quarter. Rising prices as the result of Iran’s stand-off with the West signaled a change in Grant Park’s energy bias from short to long that resulted in gains after unleaded gasoline rallied on reports of contracted inventories. Long positions in natural gas that were unprofitable during May were reversed by Grant Park’s traders during June and were able to recoup some of the previous month’s losses after prices continued lower by quarter’s end on reports of rising fuel stocks.

The third quarter of 2007 represented a period of high volatility across global financial markets that led to losses for Grant Park in July and August. Standard and Poor’s decision to downgrade European collateralized debt obligations that were tied to defaulting US sub-prime mortgages resulted in setbacks for short positions in the fixed income sector as investors’ uncertainty about the corporate sector’s exposure to sub-prime debt sparked heavy buying in more secure government bond markets. Equities markets, which had held their ground for the better part of July, plunged near month’s end on worries that the rapidly developing mortgage crisis could result in a global credit crunch. The sell-off in stocks hurt Grant Park’s equity long positions and further exacerbated losses in the fixed income sector as investors sought safe haven in government securities. As was the case in February, investors once again were forced to liquidate positions in the profitable Japanese yen carry trade in order to compensate for equities losses. Grant Park’s positions in the cross-rates sustained losses as the New Zealand dollar fell violently against the yen. Long positions in the euro sustained losses after the European Central Bank injected billions of euros into the banking system in an effort to head off a shortage of cash. Worries over the availability of credit translated into losses for Grant Park’s long positions in the metals sector after investors’ aversion to risk and a rising US dollar sent gold prices tumbling. Base metals prices fell on concerns that an economic slowdown would accompany the dilemma facing credit markets. Long energy positions gained ground in July after reports of falling inventories and sectarian strife in Nigeria rallied crude prices; those same positions were dealt losses in August after prices fell when Hurricane Dean failed to disrupt refinery operations in the Gulf of Mexico. Heavy rains over the Midwest in July and August caused losses to Grant Park’s long positions in the soybean complex.

September marked a change in direction for Grant Park’s performance and market exposure. Positions in the interest rate sector, which had been net-short for the majority of the 2007 calendar year, were reversed by Grant Park’s trading advisors as a result of the material change in price direction brought about by the flight to government debt as an alternative to corporate bonds. Long positions in domestic markets were immediately rewarded after an unexpected drop in August US payrolls, along with downward revisions to July and June payrolls, prompted the US Federal Reserve Bank to cut short-term interest rates by 50 basis points. Long positions in the euro and Canadian dollar (which reached parity with the US dollar for the first time in thirty years) reported gains as the greenback plunged on the Fed’s intervention. Wheat prices, which had begun to rise at the end of August, provided the bulk of gains for soft/agricultural positions on a spike in demand from India and the Middle East. The Fed’s decision to cut rates sparked a rally that saw gold prices trade above $700 for the first time in sixteen months, adding to Grant Park’s gains. Speculation that lower interest rates and a lower dollar would translate into greater demand for energy benefited long crude positions as oil traded above the $80 mark for the first time. Long stock index positions, which had been pared considerably by the end of September, were profitable after Asian stocks rallied on news that the Chinese government had relaxed investment restrictions on its citizens. By the end of September, Grant Park reported gains in every sector and had all but erased the losses sustained during July and August.

Grant Park’s traders recorded gains during the fourth quarter of 2007 after the bulk of Grant Park’s positions continued to post advances throughout October. Tremors from the effects of failing sub-prime mortgages continued to reverberate across global financial markets while a number of highly rated lending institutions were forced to disclose the depth of their exposure to the risky loans. In an effort to stabilize financial markets the Fed cut short term rates by another 25 basis points in October, a move that resulted in another down move for the beleaguered US dollar and gains for euro, pound and Canadian dollar longs. Uncertainty as to how far the mortgage crisis reached continued to benefit long positions in the interest rate sector as investors shunned corporate issues for the safety of government bonds. Long positions in the energy sector gained ground over the final quarter as a lower dollar combined with geopolitical concerns and growing seasonal fuel demand pushed crude oil prices to all-time highs above $95 per barrel. Soft/agricultural commodities sector reported losses during October after wheat prices, which had established new all-time highs above $9 per bushel in September, fell on speculation that record prices would result in a dramatic increase in acreage dedicated to the crop. Grant Park’s long positions in the sector were rewarded during November and December as dry growing conditions and increased foreign demand for grain sustained the upward trend in soybean and corn prices. Metals markets reported gains during this period after gold rallied to its highest levels in 27 years as investors sought protection from the weak dollar and rising energy costs. Reports of bloated copper inventories resulted in losses during November but these were quickly recovered after gold rallied throughout December in response to higher energy costs. The Fed’s rate cut, along with additional cash infusions on behalf of the European Central Bank’s effort to stave off a liquidity meltdown resulted in gains for the equity index sector during October but these were erased over the final two months of the year as the expanding credit calamity and recessionary fears continued to send stock investors to the exits.

For the year ended December 31, 2007, Grant Park had a positive return of 12.6% for the Class A units and a positive return of 11.8% for the Class B units. On a combined basis prior to expenses, approximately 18.0% resulted from trading gains and approximately 4.8% was due to interest income. These gains are offset by approximately 10.9% in combined total brokerage fees, performance fees and offering costs borne by Grant Park. An analysis of the 18.0% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	7.2%
Currencies	5.7
Stock Indices	(2.3)
Energy	5.0
Agriculturals	4.1
Meats	(0.6)
Metals	0.7
Softs	(1.8)
Miscellaneous	—
Total	18.0%

The general partner has agreed to rebate back to Grant Park a portion of Grant Park’s operating, organization and offering expenses to the extent actual expenses were less than the actual amount Grant Park paid the general partner. For 2007, the general partner reimbursed Grant Park a total of $750,000, of which $250,000 related to operating expenses and $500,000 related to organization and offering expenses.

Year ended December 31, 2006

Grant Park reported profits during 2006 as identifiable price trends allowed our traders to take advantage of increased volatility in the marketplace.

Grant Park started out the year on a positive note in January as the rally in base metals prices that had begun in earnest in 2005 continued into 2006. A key component to the upward price movement was the ongoing expansion of the Chinese economy, which had continued to outpace economists’ growth estimates. Gains in the sector continued throughout the year as work stoppages at several mines, growth in the housing sector and falling inventories kept a bid in the market for nickel, aluminum, copper and zinc. Precious metals positions were profitable as geopolitical concerns over Iran’s nuclear ambitions and questions regarding the direction of U.S. monetary policy saw gold prices climb above the $650 level. Silver positions rounded out profits in the sector as prices rose primarily on news that Barclays would introduce a silver-backed ETF (Exchange Traded Fund) into the marketplace. By the end of 2006, profits from base and precious metal positions, a sector which makes up 11% of Grant Park’s market exposure, accounted for approximately 55% of Grant Park’s net gains.

Positions in global stock indices were the second largest source of Grant Park’s profits during 2006. Foreign equity markets performed well from the onset of the year as favorable business conditions coupled with strong earnings forecasts resulted in higher share prices on the Paris CAC, London FTSE-100, German DAX and Spanish IBEX. European stock prices continued to surge throughout the year as merger and acquisition activity heated up. The S&P Composite Index and Hong Kong Hang Seng were responsible for the biggest gains in the sector and prices in both indices continued higher in the second half of the year on speculation that the U.S. Federal Reserve Bank, which had completed the last of its seventeen consecutive rate rises in June, might be in a position to ease short-term interest rates after a stream of economic data suggested that the U.S. economy might be slowing down enough to warrant a rate cut.

Currency positions also reported gains for Grant Park’s investors, particularly in the cross-rate markets. The Japanese yen depreciated materially against some of its major counterparts late in the year, allowing Grant Park’s traders to take advantage of the increased volatility in the sector. Disparity between interest rates was a driving force in the cross-rates as the prospect of tighter European monetary policy pushed the euro and British pound higher relative to the yen.

The largest losses for Grant Park were the result of positions in the soft/agricultural commodities, the grain markets in particular. The soybean market presented the most difficulty in terms of identifying clear price direction as it traded in a narrow range between $5.91 and $6.55 from January through July. Short positions benefited from a breakout to the downside in August and September but concerns over soybean rust led to an October rally that erased the gains from the previous two months. While prices continued higher throughout November a definitive trend was difficult to identify as prices experienced a downside reversal during December.

Positions in the interest rate sector also sustained losses during 2006. The underlying theme reverberating throughout financial markets during the year was the state of the U.S. economy and what direction the Federal Reserve Bank would take with regard to monetary policy. The central bank was in the midst of a tightening cycle as the year began and remained in that mode until June when it implemented the last of its consecutive rate hikes. Following the halt to the rate increases comments by Fed officials concerning any further risk of inflation kept financial markets on edge even as economic data suggested that the U.S. economy might be slowing down, causing the markets to speculate that the next move by the Fed could be to lower short-term rates. These circumstances resulted in losses for positions in the Eurodollars, Ten-year notes and Thirty-year bonds as uncertainty and choppiness in the marketplace made it difficult for Grant Park’s traders to identify and exploit a price trend in either direction.

For the year ended December 31, 2006, Grant Park had a positive return of 9.1% for the Class A units and a positive return of 8.3% for the Class B units. On a combined basis prior to expenses, approximately 13.7% resulted from trading gains and approximately 4.7% was due to interest income. These gains are offset by approximately 10.0% in combined total brokerage fees, performance fees and offering costs borne by Grant Park. An analysis of the 13.7% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	(1.0)%
Currencies	0.8
Stock Indices	6.9
Energy	(1.7)
Agriculturals	(2.1)
Meats	(0.3)
Metals	10.8
Softs	0.3
Miscellaneous	—
Total	13.7%

For 2006, the general partner reimbursed Grant Park a total of $700,000, of which $200,000 related to operating expenses and $500,000 related to organization and offering expenses.

Year ended December 31, 2005

In 2005, Grant Park suffered its second consecutive losing year, the first time since 1992 and only the second time in the 17 year trading history. As was the case in 2004, the year was marked by significant reversals and volatility in a number of the markets that Grant Park trades.

After a strong fourth quarter in 2004, Grant Park suffered a setback for January. These losses were generated across the board in those markets that had just previously contributed to Grant Park’s fourth quarter 2004 success. In the first week of January, the dollar began its strongest one month rally since May of 2001. As the table below shows, the currency sector, historically a strong contributor to performance, was the largest drag on the portfolio in 2005. The dollar spent most of the year range-bound between 120 and 130 leaving little profitable trading opportunity.

The overriding story of 2005 became crude oil and, to a certain degree, hurricanes. Crude oil prices started the year at $42.00 a barrel but quickly resumed their rally; however, after peaking at $58.00 a barrel, prices fell 20%. As a leveraged fund that trades both long and short positions, this rally forced most of our traders out of the market due to risk management concerns. After another substantial rally to new highs following Hurricane Katrina, the oil market fell another 20%. Once again it forced our traders out of the markets with little to show for their trading efforts.

Another sector which experienced similar volatility was agriculturals. During the spring and early summer, parts of the Midwest were caught in a severe drought. Corn and soybean prices rose in anticipation of lower than normal crop yields. In early July, Hurricane Dennis hit the Gulf Coast and pushed significant amounts of moisture into the Midwest, ending the drought. As a result, grain prices and, accordingly Grant Park, gave back most of its prior gains in the markets. These types of reversals characterized many of the markets Grant Park traded in 2005. Consequently, the trading managers spent most of the year on the defensive managing risk and continuing their disciplined approach to trading.

There were bright spots, however, in some markets during 2005. The Nikkei Stock Index, sugar and natural gas all exhibited strong trends. Other markets that also exhibited positive trends that Grant Park was able to take advantage of were global short term interest rates and various regional stock indices. In these sectors, Grant Park was able to take advantage of these gains to offset the extreme volatility found in the other markets.

For the year ended December 31, 2005, Grant Park had a negative return of 3.4% for the Class A units and a negative return of 4.3% for the Class B units. On a combined basis prior to expenses, approximately 2.2% resulted from trading gains and approximately 2.9% was due to interest income. These gains are offset by approximately 9.2% in combined total brokerage fees, performance fees and offering costs borne by Grant Park. An analysis of the 2.2% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	(1.0)%
Currencies	(4.6)
Stock Indices	5.1
Energy	1.0
Agriculturals	(1.0)
Meats	(0.1)
Metals	1.2
Softs	1.7
Miscellaneous	(0.1)
Total	2.2%

For 2005, the general partner reimbursed Grant Park a total of $600,000, of which $300,000 related to operating expenses and $300,000 related to organization and offering expenses.

Capital Resources

Grant Park plans to raise additional capital only through the sale of units pursuant to the continuous offering and does not intend to raise any capital through borrowing. Due to the nature of Grant Park’s business, it does not make any capital expenditures and does not have any capital assets that are not operating capital or assets.

Liquidity

Most U.S. futures exchanges limit fluctuations in some futures and options contract prices during a single day by regulations referred to as daily price fluctuation limits or daily limits. During a single trading day, no trades may be executed at prices beyond the daily limit. Once the price of a contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent Grant Park from promptly liquidating unfavorable positions and subject Grant Park to substantial losses that could exceed the margin initially committed to those trades. In addition, even if futures or options prices do not move to the daily limit, Grant Park may not be able to execute trades at favorable prices, if little trading in the contracts is taking place. Other than these limitations on liquidity, which are inherent in Grant Park’s futures and options trading operations, Grant Park’s assets are expected to be highly liquid.

Off-Balance Sheet Risk

Off-balance sheet risk refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. Grant Park trades in futures and other commodity interest contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, Grant Park faces the market risk that these contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the commodity interest positions of Grant Park at the same time, and if Grant Park were unable to offset positions, Grant Park could lose all of its assets and the limited partners would realize a 100% loss. Grant Park minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 25%. All positions of Grant Park are valued each day on a mark-to-market basis.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearing organization associated with such exchange. In general, clearing organizations are backed by the corporate members of the clearing organization who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk.

In cases where the clearing organization is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a central clearing organization backed by a group of financial institutions. As a result, there likely will be greater counterparty credit risk in these transactions. Grant Park trades only with those counterparties that it believes to be creditworthy. Nonetheless, the clearing member, clearing organization or other counterparty to these transactions may not be able to meet its obligations to Grant Park, in which case Grant Park could suffer significant losses on these contracts.

In the normal course of business, Grant Park enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. Grant Park’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Grant Park that have not yet occurred. Grant Park expects the risk of any future obligation under these indemnifications to be remote.

Contractual Obligations

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

Grant Park is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of Grant Park’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to Grant Park’s business.

Market movements result in frequent changes in the fair market value of Grant Park’s open positions and, consequently, in its earnings and cash flow. Grant Park’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, market prices for base and precious metals, energy complexes and other commodities, the diversification effects among Grant Park’s open positions and the liquidity of the markets in which it trades.

Grant Park rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance. Grant Park’s current trading advisors all employ trend-following strategies that rely on sustained movements in price. Erratic, choppy, sideways trading markets and sharp reversals in movements can materially and adversely affect Grant Park’s results. Grant Park’s past performance is not necessarily indicative of its future results.

Value at risk is a measure of the maximum amount that Grant Park could reasonably be expected to lose in a given market sector in a given day. However, the inherent uncertainty of Grant Park’s speculative trading and the recurrence in the markets traded by Grant Park of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated value at risk or Grant Park’s experience to date. This risk is often referred to as the risk of ruin. In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that Grant Park’s losses in any market sector will be limited to value at risk or by Grant Park’s attempts to manage its market risk. Moreover, value at risk may be defined differently as used by other commodity pools or in other contexts.

Materiality, as used in this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of Grant Park’s market sensitive instruments.

The following quantitative and qualitative disclosures regarding Grant Park’s market risk exposures contain forward-looking statements. All quantitative and qualitative disclosures in this section are deemed to be forward-looking statements, except for statements of historical fact and descriptions of how Grant Park manages its risk exposure. Grant Park’s primary market risk exposures, as well as the strategies used and to be used by its trading advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of Grant Park’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of Grant Park. Grant Park’s current market exposure and/or risk management strategies may not be effective in either the short- or long-term and may change materially.

Quantitative Market Risk

Trading Risk

Grant Park’s approximate risk exposure in the various market sectors traded by its trading advisors is quantified below in terms of value at risk. Due to Grant Park’s mark-to-market accounting, any loss in the fair value of Grant Park’s open positions is directly reflected in Grant Park’s earnings, realized or unrealized.

Exchange maintenance margin requirements have been used by Grant Park as the measure of its value at risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95% to 99% of any one-day interval. The maintenance margin levels are established by brokers, dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component that is not relevant to value at risk.

In the case of market sensitive instruments that are not exchange-traded, including currencies and some energy products and metals in the case of Grant Park, the margin requirements for the equivalent futures positions have been used as value at risk. In those cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

In the case of contracts denominated in foreign currencies, the value at risk figures include foreign currency margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to Grant Park, which is valued in U.S. dollars, in expressing value at risk in a functional currency other than U.S. dollars.

In quantifying Grant Park’s value at risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate value at risk. The diversification effects resulting from the fact that Grant Park’s positions are rarely, if ever, 100% positively correlated have not been reflected.

Value at Risk by Market Sectors

The following tables indicate the trading value at risk associated with the GP Class and Grant Park’s open positions by market category for the six months ended June 30, 2008 and the year ended December 31, 2007 and December 31, 2006 and the trading gains/losses by market category for the six months ended June 30, 2008 and the years ended December 31, 2007 and 2006. All open position trading risk exposures of the GP Class and Grant Park have been included in calculating the figures set forth below. As of June 30, 2008, Grant Park’s net asset value was approximately $565.9 million. As of December 31, 2007 and December 31, 2006, Grant Park’s net asset value was approximately $455.7 million and $382.3 million, respectively.

	As of June 30, 2008
Market Sector	Value at Risk	% of Total Capitalization	Trading Gain/(Loss)
Stock Indices	$11,532,691	(0.1)%	0.1%
Currencies	11,223,601	2.5	0.5
Metals	7,684,929	2.8	0.3
Energy	7,606,725	9.3	6.7
Interest Rates	4,495,808	3.0	(0.7)
Agriculturals	2,344,672	4.5	1.1
Softs	1,802,851	1.6	0.1
Meats	319,170	0.3	(0.1)
Total	$47,010,447	23.9%	8.0%

	As of December 31, 2007
Market Sector	Value at Risk	% of Total Capitalization	Trading Gain/(Loss)
Currencies	$10,046,639	2.2%	5.7%
Stock Indices	4,885,229	1.1	(2.3)
Interest Rates	4,165,346	0.9	7.2
Energy	4,131,368	0.9	5.0
Metals	3,984,802	0.9	0.7
Agriculturals	3,548,025	0.8	4.1
Softs	1,981,086	0.4	(1.8)
Meats	693,850	0.1	(0.6)
Total	$33,436,345	7.3%	18.0%

	As of December 31, 2006
Market Sector	Value at Risk	% of Total Capitalization	Trading Gain/(Loss)
Stock Indices	$17,109,345	4.5%	6.9%
Interest Rates	14,150,512	3.7	(1.0)
Currencies	9,008,040	2.3	0.8
Metals	6,002,732	1.6	10.8
Energy	2,682,000	0.7	(1.7)
Softs	1,423,613	0.4	0.3
Agriculturals	802,822	0.2	(2.1)
Meats	462,775	0.1	(0.3)
Total	$51,641,839	13.5%	13.7%

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by Grant Park is typically many times the applicable maintenance margin requirement, which generally ranges between approximately 1% and 10% of contract face value, as well as many times the capitalization of Grant Park. The magnitude of Grant Park’s open positions creates a risk of ruin not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause Grant Park to incur severe losses over a short period of time. The value at risk table above, as well as the past performance of Grant Park, gives no indication of this risk of ruin.

Non-Trading Risk

Grant Park has non-trading market risk on its foreign cash balances not needed for margin. However, these balances, as well as the market risk they represent, are immaterial. Grant Park also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury bills and Treasury repurchase agreements. The market risk represented by these investments is also immaterial.

Qualitative Market Risk

Trading Risk

The following were the primary trading risk exposures of Grant Park as of June 30, 2008, by market sector.

Stock Indices.  Grant Park’s primary equity exposure is due to equity price risk in the G-7 countries as well as other jurisdictions including Hong Kong, Taiwan, and Australia. The stock index futures contracts currently traded by Grant Park are generally limited to futures on broadly based indices, although Grant Park may trade narrow-based stock index futures contracts in the future. As of June 30, 2008, Grant Park’s equity indices positions were predominantly short, except for a few Asian and North American markets. Grant Park is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and

Asian indices. Static markets would not cause major market changes but would make it difficult for Grant Park to avoid being “whipsawed” into numerous small losses.

Currencies.  Exchange rate risk is a significant market exposure of Grant Park. Grant Park’s currency exposure is due to exchange rate fluctuations, primarily fluctuations that disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. Grant Park trades in a large number of currencies, including cross-rates, which are positions between two currencies other than the U.S. dollar. The general partner anticipates that the currency sector will remain one of the primary market exposures for Grant Park for the foreseeable future. As of June 30, 2008, Grant Park had a variety of positions in both the dollar and the cross rates. In general, with the exception of the Japanese yen, a weaker dollar against most currencies would benefit Grant Park.

Metals.  Grant Park’s metals market exposure is due to fluctuations in the price of both precious metals, including gold and silver, as well as base metals including aluminum, copper, nickel and zinc. As of June 30, 2008, Grant Park’s metals positions were predominantly long, with the exception of a few short base metal positions.

Energy.  Grant Park’s primary energy market exposure is due to gas and oil price movements, often resulting from political developments in the Middle East, Nigeria, Russia and Venezuela. As of June 30, 2008, the energy market exposure of Grant Park consisted of moderate long positions in crude oil, crude products and natural gas. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Interest Rates.  Interest rate risk is a principal market exposure of Grant Park. Interest rate movements directly affect the price of the futures positions held by Grant Park and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact Grant Park’s profitability. Grant Park’s primary interest rate exposure is due to interest rate fluctuations in the United States and the other G-7 countries. However, Grant Park also takes futures positions on the government debt of smaller nations, such as Australia. The general partner anticipates that G-7 interest rates will remain the primary market exposure of Grant Park for the foreseeable future. As of June 30, 2008, Grant Park’s longer-term interest rate exposure is predominantly short in European markets and long throughout the rest of the globe. Grant Park’s global short-term interest rate exposure is predominantly short.

Agricultural/Meat/Softs.  Grant Park’s primary commodities exposure is due to agricultural price movements, which are often directly affected by severe or unexpected weather conditions. Moderate long positions in wheat, cocoa, coffee, sugar, soybean oil, and soybeans accounted for Grant Park’s long commodity exposure while live cattle and lean hogs accounted for Grant Park’s short positions as of June 30, 2008.

Non-Trading Risk Exposure

The following were the only non-trading risk exposures of Grant Park as of June 30, 2008.

Foreign Currency Balances.  Grant Park’s primary foreign currency balances are in Japanese yen, British pounds, Euros and Australian dollars. The trading advisors regularly convert foreign currency balances to U.S. dollars in an attempt to control Grant Park’s non-trading risk.

Cash Management.  Grant Park maintains a portion of its assets at its clearing brokers as well as at Lake Forest Bank & Trust Company. These assets, which may range from 5% to 25% of Grant Park’s value, are held in U.S. Treasury securities and/or Treasury repurchase agreements. The balance of Grant Park’s assets, which range from 75% to 95%, are invested in investment grade money market instruments purchased and managed at Middleton Dickinson Capital Management, LLC which are held in a separate, segregated account at State Street Bank and Trust Company or are purchased directly through BMO Capital Markets Corporation, a member of BMO Financial Group. Violent fluctuations in prevailing interest rates or changes in other economic conditions could cause mark-to-market losses on Grant Park’s cash management income.

Managing Risk Exposure

The general partner monitors and controls Grant Park’s risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which Grant Park is subject.

The general partner monitors Grant Park’s performance and the concentration of its open positions, and consults with the trading advisors concerning Grant Park’s overall risk profile. If the general partner felt it necessary to do so, the general partner could require the trading advisors to close out individual positions as well as enter positions traded on behalf of Grant Park. However, any intervention would be a highly unusual event. The general partner primarily relies on the trading advisors’ own risk control policies while maintaining a general supervisory overview of Grant Park’s market risk exposures. The trading advisors apply their own risk management policies to their trading. The trading advisors often follow diversification guidelines, margin limits and stop loss points to exit a position. The trading advisors’ research of risk management often suggests ongoing modifications to their trading programs.

As part of the general partner’s risk management, the general partner periodically meets with the trading advisors to discuss their risk management and to look for any material changes to the trading advisors’ portfolio balance and trading techniques. The trading advisors are required to notify the general partner of any material changes to their programs.

General

From time to time, certain regulatory or self-regulatory organizations have proposed increased margin requirements on futures contracts. Because Grant Park generally will use a small percentage of assets as margin, Grant Park does not believe that any increase in margin requirements, as proposed, will have a material effect on Grant Park’s operations.

THE CLEARING BROKERS

MF Global, Newedge USA, LLC and UBS Securities LLC serve as Grant Park’s clearing brokers. The following descriptions provide for each clearing broker background information and information regarding material legal proceedings involving the clearing broker.

For ease of administration, the trading advisors may direct all or a portion of their trades on behalf of Grant Park to executing brokers or floor brokers for execution with instructions to give-up the executed trade to the clearing broker for clearing and settlement. The cost of any give-up fees to brokers will be included in Grant Park’s brokerage charge. Grant Park’s over-the-counter options, forward, swap and spot contracts generally will be transacted through the clearing brokers or their affiliates. The trading advisors also from time to time may select other dealers through which such contracts will be traded, but only with the prior written consent of the general partner.

MF Global Inc.

General

MF Global, formerly known as Man Financial Inc. (“MFI”), has served as Grant Park’s clearing broker since November 1, 2005, when it replaced Refco, Inc. as one of Grant Park’s clearing brokers. The address of MF Global’s main office is 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101, and its telephone number is (212) 589-6200. MF Global is registered under the Commodity Exchange Act as a futures commission merchant and a commodity pool operator and is a member of the NFA. It also is a member of all major U.S. futures exchanges.

MF Global provides commodity interest brokerage and clearing services to Grant Park, and also acts as one of Grant Park’s additional selling agents. MF Global is not a sponsor or general partner of Grant Park, and will not act in any supervisory capacity with respect to the general partner or participate in the management of either the general partner of Grant Park. MF Global does not have or accept any discretionary authority with respect to transactions or investments in Grant Park’s trading account. MF Global may use the services of other clearing brokers and brokers who are members of exchanges of which MF Global is not a member. MF Global maintains the trading account of Grant Park on its books and records as a separate account.

Conflicts of Interest

MF Global is presently acting as clearing broker for other commodity pools, providing services similar to those provided Grant Park, and expects to continue to serve in this capacity for commodity pools in the future. MF Global also serves a number of other non-commodity pool customers. Its responsibilities to Grant Park and the responsibilities that it has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by the clearing broker. In addition, MF Global may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Grant Park.

MF Global also acts as an additional selling agent for Grant Park. Because MF Global’s compensation as clearing broker is based, at least in part, on the net asset value of Grant Park, it may have a conflict of interest between acting in the best interest of its clients when advising them to purchase or redeem units and assuring continued compensation to itself.

MF Global and its principals, employees and agents may trade commodity interest contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and these persons may even be the other party to a trade entered into by Grant Park. The records of any of these trades will not be available to limited partners.

Legal Proceedings

At any given time, MF Global is involved in numerous legal actions and administrative proceedings, which MF Global has advised the general partner are not, in the aggregate, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it renders to Grant Park. MF Global has also advised the general partner that, as of the date of this prospectus, there have been no material administrative, civil or criminal proceedings pending, on appeal, or concluded against MF Global or its principals within the last five years, except as follows:

In May, 2006, MFI was sued by the Receiver for Philadelphia Alternate Asset Fund (“PAAF”) and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the “Litigation”). In December, 2007, without admitting any liability of any party to the Litigation to any other party to the Litigation, the Litigation was settled with MFI agreeing to pay $69 million, plus $6 million of legal expenses, to the Receiver, in exchange for releases from all applicable parties and the dismissal of the Litigation with prejudice. In a related action, MFI settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against MFI and one of its employees for failure to supervise and recordkeeping violations. Without admitting or denying the allegations, MFI agreed to pay a civil monetary penalty of $2 million and accepted a cease and desist order. MFI has informed the General Partner that the settlements referenced above will not materially affect MF Global or its ability to perform as a clearing broker for Grant Park.

On February 20, 2007, MFI also settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which MFI was alleged to have failed to supervise one of its former associated persons (“AP”) who was charged with fraudulently soliciting customers to open accounts at MFI. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, MFI agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. MFI also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

On March 6, 2008, and thereafter, five virtually identical proposed class action securities suits were filed against MF Global’s parent, MF Global Ltd., certain of its officers and directors, and Man Group plc. These suits have now been consolidated into a single action. The complaints seek to hold defendants liable under 11, 12, and 15 of the Securities Act of 1933 by alleging that the registration statement and prospectus issued in connection with MF Global Ltd.’s initial public offering in July 2007, were materially false and misleading to the extent that representations were made regarding MF Global Ltd.’s risk management policies, procedures and systems. The allegations are based upon MF Global Ltd.’s disclosure of $141.5 million in trading losses incurred in a single day by an AP in his personal trading account, which losses MF Global was responsible to pay as an exchange clearing member.

In connection with the incident involving the trading losses referenced above, the CFTC issued a formal order of investigation naming MF Global and the AP. The CFTC, in coordination with the Chicago Mercantile Exchange (“CME”), has been collecting documentation and taking depositions of MF Global employees. This investigation is ongoing and it is not yet certain what actions the CFTC and/or the CME might take. MF Global Ltd. has established an accrual of $10.0 million to cover potential CFTC civil monetary penalties in this matter and the two CFTC matters referred to below. This is MF Global Ltd.’s best estimate at this time and there is no assurance that the $10.0 million accrual will be sufficient for these purposes or that the CFTC will not require remedial measures. No accrual has been made for the CME matter.

In May 2007, MF Global and two of its employees received what is commonly referred to as a “Wells notice” from the staff of the Division of Enforcement of the CFTC. The notice relates to two trades MF Global executed in 2004 for a customer and reported to NYMEX. The notice indicates that the SEC’s Division of Enforcement is considering recommending to the CFTC that a civil proceeding be commenced against MF Global and the two employees, in which the CFTC would assert that MF Global and the two employees violated Section 9(a)(4) of the Commodity Exchange Act, which generally prohibits any person from willfully making any false, fictitious, or fraudulent statements or representations, or making or using any false writing or document knowing the same to contain any false, fictitious, or fraudulent statement to a board of trade. The Division of Enforcement staff contends that MF Global and the individuals presented or participated in the submission of information to NYMEX that falsely represented the dates on which the trades in question occurred. MF Global and the individuals dispute these contentions. It is not yet certain what action the CFTC will take, but see the reference to a $10.0 million accrual above.

Additionally, MF Global Ltd. is currently cooperating in an investigation conducted by a New York County Grand Jury in conjunction with the U.S. Attorney’s Office in the Southern District of New York, with which the CFTC and the SEC are also involved. The investigation centers around trading by a market making energy trader at Bank of Montreal (BMO) who allegedly mismarked his book. An MF Global broker did business with the BMO trader, and used bid and offer prices for forward OTC trades the BMO trader sent to him as a basis for prices which the MF Global broker disseminated to MF Global’s customers, including BMO, as price indications that reflected a consensus. MF Global has been told that neither MF Global nor the broker are targets of the Grand Jury investigation. In connection with this investigation, MF Global has been served by the CFTC with a Wells notice in anticipation of civil charges against the broker under the anti-fraud provisions of CFTC Regulation 33.10 and MF Global with derivative liability for the broker’s actions. It is not yet certain what action the CFTC may take against MF Global or the broker, but see the reference to a $10.0 million accrual above.

MF Global acts only as clearing broker for the futures accounts to be traded by Grant Park and as such is paid commissions for executing and clearing trades. MF Global has not passed upon the adequacy or accuracy of this prospectus and will not act in any supervisory capacity with respect to the General Partner of the commodity pool or to the Commodity Trading Advisor, as the case may be, nor participate in the management of the General Partner or any trading advisor of Grant Park. Therefore, prospective investors should not rely on MF Global in deciding whether or not to invest in Grant Park.

Newedge USA, LLC

General

Newedge USA, LLC (“Newedge USA”) became one of Grant Park’s clearing brokers effective July 1, 2008 to execute and clear Grant Park’s futures transactions and provide other brokerage-related services. Newedge Financial Inc. (“NFI”) is a wholly-owned subsidiary of Newedge USA which merged into Newedge USA effective September 1, 2008. Newedge Alternative Strategies, Inc. (“NAST”) may execute foreign exchange or other over the counter transactions with Grant Park, as principal. Newedge USA and NAST are subsidiaries of Newedge Group. Newedge USA and NAST are headquartered at 630 Fifth Avenue, Suite 500, New York, NY 10111 with branch offices in San Francisco, California; Chicago, Illinois; Philadelphia, Pennsylvania; Kansas City, Missouri and Houston, Texas. Newedge USA is a futures commission merchant and broker-dealer registered with the CFTC and the SEC, and is a member of FINRA. Newedge USA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange. Prior to January 2, 2008 Newedge USA, LLC was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, Newedge USA merged with future commission merchant and broker-dealer NFI — formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

Newedge USA provides commodity interest brokerage and clearing services to Grant Park. The foreign futures trades made on behalf of Grant Park are cleared and carried through an affiliate of the Newedge Group, Newedge Group (UK Branch) (“Newedge UK”). Grant Park has entered into a prime brokerage relationship with Newedge UK for the clearing of its OTC foreign currency transactions. Newedge USA is not a sponsor or general partner of Grant Park, and will not act in any supervisory capacity with respect to the general partner or participate in the management of either the general partner of Grant Park. NFI does not have or accept any discretionary authority with respect to transactions or investments in Grant Park’s trading account. NFI may use the services of other clearing brokers, including its affiliates, and brokers who are members of exchanges of which NFI is not a member. NFI maintains the trading account of Grant Park on its books and records as a separate account.

Conflicts of Interest

Newedge USA is presently acting as clearing broker for other commodity pools, providing services similar to those provided Grant Park, and expects to continue to serve in this capacity for commodity pools in the future. Newedge USA also serves a number of other non-commodity pool customers. Its responsibilities to

Grant Park and the responsibilities that it has or may undertake in the future may cause a conflict of interest. These conflicts may result in competition among commodity pools and other customers for services provided to them by the clearing broker. In addition, Newedge USA may in the future charge other customers, including public and private commodity pools, a lower brokerage rate than is being charged to Grant Park.

Newedge USA and its principals, employees and agents may trade commodity interest contracts for their own accounts. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and these persons may even be the other party to a trade entered into by Grant Park. The records of any of these trades will not be available to limited partners.

Legal Proceedings

At any given time, Newedge USA is involved in numerous legal actions and administrative proceedings, which Newedge USA has advised the general partner are not, in the aggregate, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it renders to Grant Park. Newedge USA has also advised the general partner that, as of the date of this prospectus, there have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against Newedge USA, NAST or its principals within the last five years, except as follows:

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

In April 2003, the CFTC instituted, and NFI simultaneously settled, an administrative enforcement proceeding alleging that NFI violated CFTC record keeping requirements. In the settlement, NFI neither admitted nor denied the CFTC’s allegations. NFI consented to a civil monetary penalty of $75,000 and a cease and desist order based on the CFTC’s finding in the settlement order that NFI had violated the record keeping requirements by failing to locate and produce cancelled and unfilled order tickets that pertained to orders placed on certain dates during the period between July 1998 and February 2000.

UBS Securities LLC

General

UBS Securities’ principal office is located at 677 Washington Blvd., Stamford, Connecticut 06901, telephone: (203) 719-4066. It is registered as a broker-dealer with FINRA and as a futures commission merchant with the CFTC. It is a member of various U.S. futures and securities exchanges. UBS Securities is a wholly-owned indirect subsidiary of UBS AG.

UBS Securities did not sponsor or organize Grant Park and is not responsible for the activities of the general partner or the trading advisors. UBS Financial Services, Inc., an affiliate of UBS Securities, acts as one of the selling agents for Grant Park.

UBS Securities clears all foreign futures trades made on behalf of Grant Park and carried by UBS Securities through its parent UBS AG. Grant Park has entered into a prime brokerage relationship with UBS AG’s Stamford, Connecticut office for the clearing of its OTC foreign currency transactions.

Legal Proceedings

UBS Securities has advised the general partner that, except as set forth below, neither UBS Securities nor any of its principals have been involved in any administrative, civil or criminal proceeding, whether pending, on appeal or concluded, within the past five years that is in UBS Securities’ determination material to a decision whether to invest in Grant Park in light of all the circumstances. Like most securities firms, UBS Securities is and has been a defendant in numerous legal actions relating to its securities and commodities business that allege various violations of federal and state securities laws.

UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, FINRA, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

UBS Securities is the defendant in two purported securities class actions brought in the District Court of the Northern District of Alabama by holders of stock and bonds in HealthSouthCorporation.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities LLC, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleges, in sum and substance, that UBS Securities has been violating the Massachusetts Uniform Securities Act (the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. The Complaint seeks a cease and desist order from conduct that violates the Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint.

On June 26, 2008, the Massachusetts Securities Division filed an administrative complaint and notice of adjudicatory proceeding against UBS Securities and UBS Financial Services, Inc. (“UBS Financial”), captioned In the Matter of UBS Securities, LLC and UBS Financial Services, Inc., Docket No. 2008-0045, which alleges that UBS Securities and UBS Financial violated the Act in connection with the marketing and sale of auction rate securities. The complaint seeks a cease and desist order, rescission of sales of auction rate securities at par (or restitution to investors who have sold below par), and an administrative fine to be assessed.

On July 22, 2008, the Texas State Securities board filed an administrative proceeding against UBS Securities and UBS Financial in connection with the marketing and sale of auction rate securities in Texas. The complaint alleges that UBS Securities and UBS Financial violated the anti-fraud provision of the Texas Securities Act and seeks an order by the Securities Commissioner suspending UBS Securities’ and UBS Financial’s registrations with respect to some or all activities in Texas until such time that all auction rate securities held by UBS Securities and UBS Financial clients in Texas are liquidated at par value. The complaint also seeks a cease and desist order and an administrative fine to be assessed.

On July 24, 2008 the New York Attorney General filed a complaint in Supreme Court of the State of New York against UBS Securities and UBS Financial in connection with UBS Securities’ and UBS Financial’s marketing and sale of auction rate securities. The complaint alleges violations of the anti-fraud provisions of New York state statutes and seeks a judgment ordering that the firm buy back auction rate securities from investors at par, disgorgement, restitution and other remedies.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the New York Attorney General and the North American Securities Administrators Association (“NASAA”) on behalf of other states including Massachusetts, to settle the charges relating to UBS Securities’ and UBS Financial’s conduct underlying the marketing and sale of auction rate securities. The specific settlement terms are being finalized.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (NHHELCO). The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statutes. The complaint seeks an administrative fine, a cease and desist order, and restitution to NHHELCO. The claim does not impact the global settlement with the SEC, NYAG and NASAA relating to the marketing and sale of ARS to investors.

Further, UBS Securities, like most full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, FINRA, NYSE and various other regulatory organizations, exchanges and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly discloses to the FINRA arbitration awards, disciplinary action and regulatory events. These disclosures are publicly available on the FINRA’s website at www.finra.org. Actions with respect to UBS Securities futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

UBS Securities will act only as clearing broker for Grant Park and as such will be paid commissions for executing and clearing trades on behalf of the Grant Park. UBS Securities has not passed upon the adequacy or accuracy of this Prospectus. UBS Securities neither will act in any supervisory capacity with respect to the General Partner nor participate in the management of the General Partner or the Grant Park.

Other Clearing Brokers

The general partner may, in its sole discretion, appoint additional or substitute clearing brokers for Grant Park. These clearing brokers may be compensated at a level higher or lower than Grant Park currently pays to its current clearing brokers.

Other Brokers

Grant Park has also entered into a relationship with Bank of America N.A. for engaging in a portion of Grant Park’s OTC foreign currency transactions.

CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of Grant Park, including the general partner, have other relationships that may create disincentives to act in the best interests of Grant Park and its limited partners. The general partner has not established, and has no plans to establish, any procedures or controls to prevent, address or resolve these conflicts. As a result, these conflicts may inhibit or interfere with the sound and profitable operation of Grant Park.

In evaluating these conflicts of interest, you should be aware that the general partner has a responsibility to investors to exercise good faith and fairness in all dealings affecting Grant Park. The fiduciary responsibility of a general partner to investors is a developing and changing area of the law and if you have questions concerning the duties of the general partner, you should consult with your counsel.

Relationship of the General Partner and MF Global

Mr. Kavanagh, who indirectly controls and is president of the general partner, receives, through Dearborn Capital Brokers, compensation from MF Global, Grant Park’s current clearing broker, in exchange for transactions that Dearborn Capital Brokers introduces to MF Global for clearing. Therefore, he may have a disincentive to cause the general partner to terminate or replace MF Global even if termination or replacement may be in the best interest of Grant Park. Mr. Kavanagh does not share in any commissions paid by Grant Park to MF Global.

Other Activities of the General Partner

Because the general partner may engage from time to time in other activities in the normal course of business, including acting as general partner to other similar partnerships and acting as sponsor and investment manager of the Dearborn Alternative Investment Fund Series 2, and the Dearborn Select Winton Series, LP, the general partner’s full efforts will not be devoted to the activities of Grant Park. This may create a conflict of interest with respect to the general partner’s commitment to Grant Park of its resources. The general partner, however, intends to devote sufficient time Grant Park activities to properly manage Grant Park consistent with its fiduciary duties.

Other Trading Activities of the Trading Advisors

Each of the trading advisors and some of their principals currently manage other trading accounts including their own accounts, and each will remain free to manage additional accounts in the future. These other trading activities present various conflict of interest, some of which are described below.

The trading advisors or their principals may sometimes take positions in their proprietary accounts that are opposite to or ahead of Grant Park’s account. Trading ahead of Grant Park presents a conflict because the trade first executed may receive a more favorable price than the same trade later executed for Grant Park. In addition, the trading advisors may have financial incentives to favor other accounts over Grant Park’s account. The trading advisors may trade other customer accounts that pay higher advisory fees than does Grant Park, which may cause the trading advisors to devote more attention to these other accounts or trade these other accounts in a different manner. Finally, accounts traded by the trading advisors will compete with Grant Park and the trading advisors may compete with each other, in buying and selling commodity interest contracts for Grant Park’s account. When similar orders are entered at the same time, the prices at which Grant Park’s trades are filled may be less favorable than the prices allocated to other accounts. Some orders may be difficult or impossible to execute in markets with limited liquidity where prices may rise or fall sharply in response to orders entered. However, each trading advisor is required to use an allocation methodology that is fair to all of its customers. Because records with respect to other accounts are not accessible to investors in Grant Park, investors will not be able to determine if any other accounts are being favored over Grant Park’s account.

Commodity Interest Trading by General Partner and its Principals

Mr. Kavanagh currently trades futures contracts for his own account and may do so in the future. These trades may be different from, opposite to or entered ahead of trades entered into by Grant Park, and Mr. Kavanagh may even be the other party to a trade entered into by Grant Park. The general partner does not intend to trade for its own account, but may do so in the future. Records of trading of the general partner or its principals would not be made available to limited partners for inspection, so you would not be aware of the nature or details of any such trading.

General Partner and Trading Advisor Ownership Interest in Grant Park

As of June 30, 2008, Grant Park had net assets of approximately $565.9 million, and has issued limited partnership interests in transactions registered under the Securities Act of 1933 for net aggregate capital contributions equal to $654,214,609. The general partner has made and is required to maintain a cash general partnership investment in Grant Park equal to 1% of such amount from time to time. The general partner may make withdrawals of any investment in excess of this amount. As of June 30, 2008, the sole principal of EMC beneficially owned approximately 0.04% of the interests in Grant Park as a limited partner, and a principal of Rabar, Paul Rabar, owned approximately 0.31% of the interests in Grant Park as a limited partner. As of June 30, 2008, Ms. O’Rourke and Mr. Meehan, principals of the general partner, owned less than 0.02% of the interests in Grant Park as limited partners. Other principals of or persons affiliated with the general partner or the trading advisors may, from time to time, own interests in Grant Park. However, at June 30, 2008, no other persons affiliated with any of the trading advisors, other than as detailed above, own an interest in Grant Park.

The general partner is subject to these and other potential conflicts of interest. The general partner, however, intends to treat Grant Park fairly, acting in accordance with its fiduciary duty.

General Partner Acts as Transfer Agent for Grant Park

Currently, the general partner acts as Grant Park’s transfer agent. The fees and expenses associated in its role as transfer agent for Grant Park are operating expenses of Grant Park and will be reimbursed to the general partner by Grant Park. The total ongoing operating expenses of Grant Park are estimated to be approximately 0.25% of the average net assets of Grant Park per year. This amount may include certain overhead expenses and a portion of the salaries of those employees of the general partner attributable to acting in the capacity as transfer agent of Grant Park.

DCM Brokers, LLC Acts as Lead Selling Agent for Grant Park

DCM Brokers, LLC, or DCM, will act as lead selling agent for Grant Park with respect to the offered units. DCM is a registered broker-dealer and an affiliate of Grant Park's general partner, Dearborn Capital Management, L.L.C. As lead selling agent, DCM will be entitled to receive selling commissions and other related compensation that will be paid directly by the general partner. See “Plan of Distribution — Selling Agent Compensation.”

FEES AND EXPENSES

Fees and Expenses Paid by Grant Park

Grant Park pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park:

Recipient	Nature of Payment	Amount of Payment
General Partner	Brokerage Charge	Class A: 7.50%* Class B: 7.95%* Legacy Wrap Class: 5.50%* GAM Class: 6.45%* GAM Wrap Class: 4.70% * Annualized basis.
Counterparties	Dealer Spreads	Grant Park pays its counterparties bid-ask spreads on Grant Park’s non-exchange traded commodity interest contracts.
Trading Advisors	Incentive Fees	Grant Park pays each trading advisor a quarterly incentive fee ranging from 20% to 30% of the new trading profits, if any, achieved on the trading advisor’s allocated net assets as of the end of each calendar quarter.
General Partner	Organization and Offering Expense Reimbursement	Grant Park reimburses the general partner on a monthly basis for its advancement of Grant Park’s organization and offering expenses, up to an amount not to exceed 1.0% per annum of the average month-end net assets of Grant Park.
Third Parties	Operating Expenses; Extraordinary Expenses	Grant Park pays its ongoing operating expenses up to a maximum of 0.25% of Grant Park’s average net assets per year. This includes expenses associated with Grant Park’s SEC reporting obligations, which for 2008 are estimated to be approximately $350,000. Grant Park also pays any extraordinary expenses it incurs.

A more complete description of these fees and expenses follows below. Please see page E-4 for a definition of “net asset value” and “net assets.”

Brokerage Charge

On or prior to the initial closing date, Class A units pay the general partner a monthly brokerage charge equal to 0.625%, a rate of 7.50% annually, of Class A’s month-end adjusted net assets; Class B units pay the general partner a monthly charge equal to 0.6625%, a rate of 7.95% annually, of Class B’s month-end adjusted net assets. Legacy Wrap Class units will pay the general partner a monthly brokerage charge equal to 0.4583%, a rate of 5.50% annually; GAM Class units will pay the general partner a monthly brokerage charge equal to 0.5375%, a rate of 6.45% annually; and GAM Wrap Class units will pay the general partner a monthly brokerage charge equal to 0.3917%, a rate of 4.70% annually. The general partner pays from the brokerage charge all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation and consulting fees to the trading advisors. The payments to the clearing brokers are based upon a specified amount per round-turn for each commodity interest transaction executed on behalf of Grant Park. The amounts paid to selling agents, trading advisors or others may be based upon a specified percentage of Grant Park’s net asset value or round-turn transactions. A round-turn is both the purchase, or sale, of a commodity interest contract and the subsequent offsetting sale, or purchase, of the contract. The balance of the brokerage charge not paid out to other parties is retained by the general partner as payment for its services to Grant Park.

Grant Park pays the general partner the brokerage charge, which is based on a fixed percentage of net assets, regardless of whether actual transaction costs were less than or exceeded this fixed percentage or whether the number of trades significantly increases. For the Legacy Wrap Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $46.11 based on the average trading activity of the Legacy Wrap Class units’ trading advisors for the last three calendar years and assuming current allocations to the trading advisors. When Grant Park accesses a trading advisor through a fund or sub-fund account, in order for amounts allocated to such funds or sub-funds to have the same expense ratio as our investments in advisors made through trading companies, the general partner will reimburse Grant Park for certain fees charged by such funds or sub-funds.

For the GAM Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $32.62 based on the average trading activity of the GAM Class units’ trading advisors for the last three calendar years and assuming current allocations of net assets to the trading advisors.

For the GAM Wrap Class units, assuming Grant Park’s brokerage charge was expressed on a per-transaction basis, the brokerage charge equates to round-turn commissions of approximately $23.77 based on the average trading activity of the GAM Class units’ trading advisors for the last three calendar years and assuming current allocations.

The clearing brokers are also paid by the general partner, out of its brokerage charge, an average of between approximately $5.00 and $10.00 per round turn transaction entered into by Grant Park. This round turn commission includes all clearing, exchange and NFA fees.

The Guidelines for the Registration of Commodity Pool Programs developed by the North American Securities Administrators Association, Inc., or NASAA Guidelines, require that the brokerage charge payable by Grant Park will not be greater than (1) 80% of the published retail commission rate plus pit brokerage fees, or (2) 14% annually of Grant Park’s average net assets, including pit brokerage fees. Net assets for purposes of this limitation exclude assets not directly related to trading activity, if any. The general partner intends to operate Grant Park so as to comply with these limitations.

Dealer Spreads

Grant Park trades foreign currency forward contracts and other non-exchange traded commodity interest contracts. These contracts are traded among dealers that act as principals or counterparties to each trade. The execution costs are included in the price of the contract purchased or sold, and accordingly, these costs to Grant Park cannot be determined. However, the general partner believes the bid-ask spreads paid by Grant Park are competitive with the spreads paid by other institutional customers generally. Any commissions or other transaction fees that may be incurred by Grant Park in trading forward and other non-exchange traded contracts, other than the associated bid-ask spreads, are paid by the general partner out of the brokerage charge.

Incentive Fees

Grant Park pays each trading advisor a quarterly incentive fee based on any new trading profits achieved on that trading advisor’s allocated net assets as of the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior quarter in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. The incentive fees currently range from 20% to 30%.

Calculation of New Trading Profits.  New trading profits are calculated with respect to each trading advisor’s allocated net assets. Allocated net assets means that portion of the net assets of each class of Grant Park allocated to the trading advisor by the general partner through the trading company and subject to the trading advisor’s discretion (including any notional funds), together with any appreciation or depreciation in such allocated net assets. New trading profits are calculated on a high water mark basis, as described in the paragraph below. For a definition of net assets, please see “Limited Partnership Agreement — Nature of Classes and Determination of Net Asset Value.”

New trading profits on the allocated net assets of each trading advisor are calculated as the sum of (1) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period of such allocated net assets, plus (2) the net of any unrealized profits and losses on open positions as of the end of such period on such allocated net assets, minus (3)(A) the net of any unrealized profits or losses on open positions as of the end of the preceding period on such allocated net assets, (B) all expenses (except the incentive fee payable to the trading advisor, if any, for the current period and applicable state taxes) attributable to such allocated net assets incurred or accrued during such period, including, without limitation, the brokerage charge and Grant Park’s ongoing expenses, and (C) cumulative net realized or unrealized trading losses on such allocated net assets (reduced by a proportionate share of realized and unrealized trading losses on such allocated net assets attributable to redeemed units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the trading advisor. The general partner may, however, in its sole discretion, adjust the computation of new trading profits on the allocated net assets of any trading advisor to exclude or include all or a portion of particular expenses for purposes of calculating that trading advisor’s incentive fee. In the case of Graham, ETC, Winton, Welton, Global Advisors, Transtrend and QIM, only certain allocated expenses of Grant Park are included for the purpose of calculating that trading advisor’s incentive fee, while for EMC and Rabar, all allocated expenses of Grant Park are included.

Incentive fees paid at the end of a quarter will be retained by each trading advisor and will not be repaid to Grant Park if the net assets of Grant Park or of any class subsequently decline. This could result in substantial incentive fees being paid to a trading advisor despite the fact that an overall decline in the net assets of Grant Park or of any class has occurred. Because each trading advisor’s incentive fee will be determined independently based on new trading profits experienced on the net assets allocated to the trading advisor, it also is possible that one of the trading advisors could be paid incentive fees for a quarter even though, because of losses suffered by another trading advisor, the net asset value per unit of a limited partner’s units declined during the quarter. Incentive fees will be payable on realized and unrealized profits and, therefore, without regard to cash available for distribution.

The general partner may reallocate additional assets to or from a trading advisor as of the first trading day of any calendar month and as otherwise provided in the relevant advisory contract. If a trading advisor’s advisory contract with Grant Park is terminated other than as of the end of a calendar quarter or assets are allocated away from the trading advisor on other than a quarter-end, the trading advisor will receive an incentive fee, if due, as though the termination date or reallocation date were the end of a calendar quarter. With respect to any allocated assets, in determining the trading advisor’s quarterly incentive fee, reallocated assets are transferred at the net asset value they had on the last trading day immediately prior to the date they are allocated away from the trading advisor, and the trading advisor is paid its quarterly incentive fee on the new trading profits on the reallocated assets. Below is a sample calculation of the incentive fee:

Assume one of Grant Park’s trading advisors, referred to as trading advisor A, is entitled to a 20% incentive fee. Assume Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2007 and assume that trading advisor A’s allocated net assets recognized trading profits, net of all applicable fees and expenses, of $100,000 during the first quarter of 2008. The new trading profits, excluding interest income, for the quarter would be $100,000 and trading advisor A’s incentive fee would be $20,000 (0.2 ÷ $100,000). Alternatively, assume that Grant Park paid an incentive fee to trading advisor A at the end of the fourth quarter of 2007 but did not pay an incentive fee to trading advisor A at the end of the first quarter of 2008, because trading advisor A had trading losses of $50,000. If trading advisor A’s allocated net assets recognized trading profits of $100,000 at the end of the second quarter of 2008, the net trading profits, excluding interest income, for the quarter would be $50,000 ($100,000 – $50,000 loss carryforward) and trading advisor A’s incentive fee would be $10,000 (0.2 ÷ $50,000). You should note that this simplified example assumes that no additional assets have been allocated to, nor have any assets been allocated away from, trading advisor A during these sample time frames.

Calculation of New Trading Profits and Allocation of Incentive Fees Among Limited Partners.  Before April 1, 2003, for purposes of calculating trading advisor incentive fees, assets in each limited partner’s capital account were allocated among the trading advisors and incentive fees were then calculated for each limited partner based on the new trading profits earned on the portion of assets of that limited partner that were allocated to that trading advisor. The result was that incentive fees were fairly specific to each limited partner’s investment experience.

As of April 1, 2003, new trading profits are calculated on the performance of each trading advisor’s allocated net assets of Grant Park as a whole, and not on a capital account-by-capital account basis. In particular, because incentive fees are calculated on the basis of any new trading profits attributable to a trading advisor’s allocated net assets, the incentive fees are subject to equal allocation among all limited partners, even though these persons may have purchased their units at different times. Furthermore, because incentive fees are calculated on the trading advisor’s allocated net assets and not on the new trading profits experienced by a class of units, and each class of units bears differing proportions of Grant Park’s organization and offering expenses, for purposes of calculating new trading profits these expenses are deemed to be shared proportionately among each unit.

The distortions described above are the product of calculating and allocating incentive compensation among multi-advisor, multi-class, open-end funds among persons investing at different times while still maintaining a uniform net asset value per unit of each class. This method is the most common method used in publicly-offered managed futures funds in which the large number of investors makes it impracticable to individually track capital accounts for each investor, but can result in incentive fees that disproportionately benefit or disadvantage particular limited partners in comparison to funds that can assess fees solely based upon the individual investment experience of each limited partner.

Miscellaneous

The NASAA Guidelines impose the following restrictions on the amount of advisory fees paid by Grant Park: any management fees, any advisory fees, and all other fees paid by Grant Park, excluding incentive fees and brokerage commissions, when added to the customary and routine administrative expenses of Grant Park may not exceed ½ of 1% of net assets per month, or 6% annually. Aggregate incentive fees may not exceed 15% of new trading profits. An additional 2% incentive fee, however, may be paid for each 1% by which the fees and expenses described above are reduced below 6% annually. The general partner intends to operate Grant Park so as to comply with these limitations.

Organization and Offering Expenses

All expenses incurred in connection with the organization and ongoing offering of the units are paid by the general partner and then reimbursed to the general partner by Grant Park. The limited partnership agreement provides that Grant Park shall be entitled to reimbursement for organization and offering expenses at a rate of up to 1.0% per annum, computed monthly, of which up to 10% of such amount is reimburseable by Class A and 90% is reimburseable by Class B. Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Effective January 1, 2009, Class A units bear organization and offering expenses at an annual rate of 10 basis points (0.10%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Effective September 1, 2005, Class B units bear these expenses at an annual rate of 60 basis points (0.60%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. Effective January 1, 2009, Class B units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. The Legacy Wrap Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the Legacy Wrap Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). The GAM Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the GAM Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). The GAM Wrap Class units bear organization and offering expenses at an annual rate of 30 basis points (0.30%) of the adjusted net assets of the GAM Wrap Class units, calculated and payable monthly on the basis of month-end adjusted assets (before accruals for fees and expenses and redemptions). In no event, however, will the reimbursement from Grant Park to the general partner exceed 1.0% per annum of the average month-end net assets of Grant Park. The general partner has the discretion to change the amounts assessed to each class for organization and offering expenses, provided the amounts do not exceed the limits set forth in the limited partnership agreement. In its discretion, the general partner may require Grant Park to reimburse the general partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park in any calendar year will not exceed the overall limits set forth above.

The NASAA Guidelines require that the organization and offering expenses of Grant Park do not exceed 15% of the total subscriptions accepted. The general partner, and not Grant Park, is responsible for any expenses in excess of that limitation. Since the general partner has agreed to limit Grant Park’s responsibility for these expenses to a total of 1% of Grant Park net assets per year, the general partner does not expect the NASAA Guidelines limit of 15% of total subscriptions to be reached.

Operating Expenses

Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year, including legal, audit, internal control attestation, administration, transfer agent, printing and postage expenses and the costs and expenses of preparing and filing required periodic reports with the SEC. If actual operating expenses are higher than 0.25% of Grant Park’s average net assets during any year, the general partner, not Grant Park, will bear the excess amount. The general partner estimates that the legal and audit fee portion of the operating expense chargeable to Grant Park during 2008 will be approximately $350,000. The general partner does not anticipate that Grant Park will be liable for any income or other business taxes. The portion of the operating expense borne by Grant Park relating to the fees and expenses associated with Grant Park’s transfer agent will be paid to the general partner, which acts as Grant Park’s transfer agent.

The general partner will not cause Grant Park to pay any of the general partner’s indirect expenses, other than organization and offering expenses as described above, incurred in connection with its administration of Grant Park, including salaries, rent, travel expenses or other items generally considered overhead.

Extraordinary Expenses

Grant Park is required to pay all of its extraordinary expenses, if any. These expenses include any litigation expenses and IRS audit expenses, among others.

Early Redemption Fee

Investors in the offered units are prohibited from redeeming such units for three months following the subscription for units. GAM Class units that are redeemed after the three-month lock-up, but before the one-year anniversary of the subscription for the units will pay the general partner an early redemption fee. The early redemption fee is based on the net asset value of the redeemed units as of the close of business on the date of the redemption and will differ depending on when the units are redeemed during the first year of investment as follows:

•	units redeemed after the third month-end and on or before the sixth month-end after the subscription are subject to a fee of 1.50% of the net asset value of the redeemed units;
•	units redeemed after the sixth month-end and on or before the ninth month-end after the subscription are subject to a fee of 1.0% of the net asset value of the redeemed units; and
•	units redeemed after the ninth month-end and before the one-year anniversary of the subscription are subject to a fee of 0.5% of the net asset value of the redeemed units.

No offered units may be redeemed during the initial offering period.

For purposes of determining the existence and the amount of an early redemption fee with respect to the GAM Class units, redemptions are made on a first-in, first-out basis such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed. GAM Class limited partners who redeem units on or after the one year anniversary of their subscription for the redeemed units do not pay any redemption fees for such redemption.

Fees and Expenses Paid by the General Partner

The general partner pays the following fees and expenses in connection with the offering of units, trading activities and operation of Grant Park.

Transaction Costs

As described above under “Brokerage Charge,” the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, and other transaction costs incurred in connection with Grant Park’s trading activities.

Selling Agent Compensation

The general partner pays all upfront sales commissions and other ongoing compensation to the selling agents for the sales of any units. You will not directly pay sales compensation to the selling agents.

Legacy Wrap Class Units.  Beginning with the first month after the subscription proceeds of a Legacy Wrap Class unit have been invested in Grant Park, selling agents who sell Legacy Wrap Class units will receive an administrative fee of 25 basis points (0.25%) of the month-end net asset value of the unit, paid on a monthly basis, in order to compensate them for ongoing administrative and other support services provided to the unit holder. However, in no event will the total underwriting compensation per Legacy Wrap Class unit exceed 10% of the subscription proceeds of the unit (plus 0.5% in connection with reimbursable due diligence expenses). This ongoing compensation will continue as long as the unit remains outstanding.

GAM Class Units.  Selling agents who sell GAM Class units receive for each unit sold sales compensation as follows: The general partner pays that selling agent an upfront sales commission between 1.75% and 2.0% of the purchase price per GAM Class unit at the time that each GAM Class unit is sold and, in some cases, may pay a servicing fee up to 0.25% of the purchase price per GAM Class unit at the time that each such unit is sold. Then, beginning with the thirteenth month after the subscription proceeds of a GAM Class unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit will receive ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month-end net asset value of the unit and, in some cases, may receive a servicing fee at an annual rate of 0.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per GAM Class unit does not exceed 10% of the subscription proceeds of the unit (plus 0.5% in connection with reimbursable due diligence expenses). Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

GAM Wrap Class Units.  Beginning with the first month after the subscription proceeds of a Legacy Wrap Class unit have been invested in Grant Park, selling agents who sell Legacy Wrap Class units will receive an administrative fee of 25 basis points (0.25%) of the month-end net asset value of the unit, paid on a monthly basis, in order to compensate them for ongoing administrative and other support services provided to the unit holder. However, in no event will the total underwriting compensation per Legacy Wrap Class unit exceed 10% of the subscription proceeds of the unit (plus 0.5% in connection with reimbursable due diligence expenses). This ongoing compensation will continue as long as the unit remains outstanding.

Ongoing Compensation Paid to Selling Agents Who Previously Sold Class A and Class B Units.  Selling agents who previously sold Class A units continue to receive ongoing compensation for continuing services provided to Class A unit holders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Selling agents who previously sold Class B units continue to receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Grant Park also engages certain employees of the general partner to perform wholesaling activities with respect to the fund. Any compensation of employees of the general partner for their wholesaling services is either considered part of Grant Park’s organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under “Organization and Offering Expenses,” or is paid by the general partner out of its own assets, in the general partner’s sole discretion.

Trading Advisor Consulting Fees

Each trading advisor receives a consulting fee, payable by the general partner not Grant Park, ranging from 0% to 2% per year, computed and accrued monthly on the basis of the trading advisor’s allocated net assets either at the beginning of the month or at month-end and paid monthly or quarterly. The general partner pays Grant Park’s current trading advisors consulting fees ranging from 1% to 2%. No advisor fees are payable with respect to certain advisors.

USE OF PROCEEDS

The proceeds of the offering will be deposited in Grant Park’s bank and allocated to the trading advisors for the purpose of engaging in trading activities in accordance with Grant Park’s trading policies and the trading advisors’ respective trading strategies. The trading advisors will be accessed through trading companies or such trading advisors’ funds.

Approximately 5% to 25% of Grant Park’s assets will be committed as margin for futures, options on futures or security futures contracts and held by the clearing brokers, although the amount committed may vary significantly. These assets are maintained in segregated accounts with the clearing brokers pursuant to the Commodity Exchange Act and CFTC regulations and are generally held in U.S. government securities. Approximately 1% to 5% of Grant Park’s assets are deposited with the clearing brokers, their affiliates or other dealers to initiate and maintain forward, over-the-counter options, swap or spot contracts. These assets are not held in segregation or otherwise regulated under the Commodity Exchange Act and generally are held either in U.S. government securities or short-term time deposits with U.S.-regulated banks, which may or may not be affiliated with the clearing brokers, their affiliates or other dealers. The general partner anticipates investing through GP Cash Management LP the remaining 70% to 94% of Grant Park’s assets in U.S. Treasury securities, including Treasury bills and repurchase agreements utilizing investment grade securities, securities issued by U.S. government agencies and other investment grade money market securities. Investors should note that maintenance of Grant Park’s assets in U.S. government securities and banks does not reduce the risk of loss from trading commodity interest contracts. Grant Park receives all interest earned on its assets.

The trading advisors will not, directly or indirectly, commingle Grant Park’s assets with the property of any other person nor loan Grant Park’s assets to the trading advisors or any affiliate of the trading advisors.

LIMITED PARTNERSHIP AGREEMENT

The following is a summary of Grant Park’s Third Amended and Restated Limited Partnership Agreement, a form of which is attached as Appendix A.

Nature of Grant Park

Grant Park is organized under the Revised Uniform Limited Partnership Act of the State of Illinois. The purpose of Grant Park is to seek to profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of commodity interests and all rights or interests in or pertaining to such activities and engaging in any other related activities.

Nature of Classes and Determination of Net Asset Value

Effective the initial closing date, Grant Park will be organized into five separate classes of limited partnership units, Class A units, Class B units, Legacy Wrap Class units, GAM Class and GAM Wrap Class units, each having the rights and preferences described in this prospectus and in the limited partnership agreement. The general partner has the authority to establish one or more additional classes of units in its discretion.

The terms “net asset value” or “net assets” as of any date with respect to any class of units refer to (1) the total assets of Grant Park constituting such class as of such date including all cash and cash equivalents, plus the market value of all open commodity interest positions and U.S. Treasury bills; minus (2) any brokerage commission attributable to that class that are or would be payable directly by Grant Park if all open commodity interest positions were closed as of the date the calculation is made; and minus (3) all accrued liabilities of Grant Park as of that date attributable to that class determined in accordance with generally accepted accounting principles. The terms “net asset value” or “net assets” as of any date with respect to Grant Park as a whole refer to the sum of the net asset values or net assets of all classes as of that date. Net assets include any unrealized profits or losses attributable to the net assets and any accrued fees or expenses, including fees and expenses based on a percentage of net assets, attributable to the net assets.

The market value of a commodity interest is the price quoted on the exchange on which that commodity interest is traded as of the close of each trading day, or if the commodity interest is not traded on an exchange, the fair market value of the commodity interest, as determined by the general partner.

Each class shall share in the assets, expenses and liabilities of Grant Park on a proportional basis with each other class, except to the extent otherwise specifically provided in the limited partnership agreement or to the extent that the general partner determines, in good faith, that any expense or liability of Grant Park, or any portion of any expense or liability of Grant Park, should be attributable only to a particular class or classes including, without limitation, expenses incurred in connection with the organization and offering of units. This allocation will be final and binding on all limited partners.

The term “net asset value per unit” with respect to units of any class refers to the net asset value of that class divided by the number of units outstanding in that class. Thus, each unit within a class shall have the same net asset value as all other units within that same class.

The general partner will calculate the approximate net asset value per unit of each class on a daily basis and furnish this information upon request to a limited partner.

Liability of Limited Partners

When purchased in this offering, units will be fully paid and nonassessable. A limited partner will be liable for the losses and obligations of Grant Park only to the extent of its capital contribution and any share of undistributed profits. Once a limited partner has caused Grant Park to redeem its units, Grant Park may have a claim against that limited partner for liabilities of Grant Park that arose before the date of redemption, but the claim will not exceed the limited partner’s capital contribution and share of undistributed profits together with interest. Grant Park will make a claim against a limited partner only in the event that assets of Grant Park are insufficient to discharge Grant Park’s liabilities to its creditors. The general partner will be liable for all obligations of Grant Park to the extent that Grant Park’s assets are insufficient to discharge those obligations. Although the limited partnership units are separated into distinct classes, the assets and liabilities of Grant Park will not be segregated between the classes for legal purposes.

Management of Grant Park Affairs

The general partner is solely responsible for the management of Grant Park. With few exceptions, limited partners will take no part in the management and will have no voice in the operations of Grant Park. The general partner will delegate to the trading advisors the authority to make commodity interest trading decisions for Grant Park. The limited partners, by executing the subscription agreement and a power of attorney in favor of the general partner, will appoint the general partner their attorney-in-fact for purposes of executing various documents on behalf of Grant Park. In general, the general partner will not be liable, responsible or accountable in damages or otherwise to Grant Park or any of the limited partners for any act or omission performed by it in good faith pursuant to the authority granted to it by the limited partnership agreement.

The general partner is accountable to Grant Park and its participants as a fiduciary and consequently must exercise good faith and integrity in handling Grant Park’s affairs. This is a rapidly developing and changing area of the law, and if you have questions concerning the general partner’s duties you should consult with your counsel.

Redemptions, Distributions and Transfers

Redemption of Units

A limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the last business day of each month by delivering a written request for redemption to the general partner, a form of which is attached as Appendix D, indicating the number or dollar amount worth of units that the limited partner wishes to redeem and the requested redemption date. Such written notice must be delivered to the general partner at least 10 days in advance of the requested redemption date, or at an earlier date if required by your selling agent. The general partner, in its sole discretion, may permit limited partners to cause their units to be redeemed under other conditions, at other times or upon shorter notice as it determines. The general partner will notify a redeeming limited partner in writing within ten days after the proposed redemption date regarding whether redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the first or fifteenth business day of the month following the redemption date, as applicable. The general partner will redeem units at the net asset value per unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of Grant Park. In such a case, the general partner will select by lot that number of redemptions as will not impair Grant Park’s tax status. The right to obtain redemption also is contingent upon Grant Park’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the general partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to Grant Park or nonredeeming limited partners.

The terms of the redemption request, which shall be irrevocable, must include (1) the number or dollar amount worth of units and the date for which redemption is requested, (2) an acknowledgment of the basis upon which valuation of the units being redeemed will be made, and (3) a representation by the limited partner that the limited partner is the lawful owner of the units being redeemed and that the units have not been encumbered in any fashion. Redemptions of the offered units are prohibited during the first three months following an initial and each subsequent investment. There will be no redemption charge for redemption of Legacy Wrap Class units. Holders of GAM Class units who desire to redeem any or all of their units after the three-month lock-up period, but before the one year anniversary of their subscription for the redeemed units, will pay the applicable early redemption fee to the general partner as described elsewhere in this prospectus. All redemptions shall be made on a first-in, first-out basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed.

The net asset value per applicable unit as of the date of redemption may differ substantially from the net asset value per unit as of the date by which the irrevocable notice of redemption must be submitted.

Required Redemption

The general partner may, at any time in its sole discretion, require any limited partner to withdraw entirely from Grant Park, or to withdraw a portion of the limited partner’s units, on not less than 15 days’

advance notice in writing to the limited partner. In addition, the general partner without notice may require at any time, or retroactively, withdrawal of any limited partner (1) that it determines is an employee benefit plan in order for the assets of Grant Park not to be treated as plan assets of the investing plan under ERISA, (2) that made a misrepresentation to the general partner in connection with its purchase of units, or (3) if the limited partner’s ownership of units would result in the violation of applicable laws or regulations by Grant Park or a partner. A mandatorily redeemed limited partner is treated as withdrawn from Grant Park or as having made a partial withdrawal from his capital account, as the case may be, without further action on the part of the limited partner.

Special Redemption Date

The general partner will declare a special redemption date whenever Grant Park experiences a decline in the net asset value of a unit at the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. Grant Park will suspend trading during any special redemption period.

Distributions

The general partner is not required to make distributions of Grant Park assets to any limited partner. While the general partner has the authority to make distributions of Grant Park assets, it does not intend to do so. The general partner believes that it is not necessary to make distributions, because you may cause Grant Park to redeem any or all of your units on a periodic basis. You should note, however, that, if Grant Park realizes profits during any fiscal year, your allocable share of those profits will constitute taxable income to you for federal income tax purposes whether or not the general partner makes distributions to you.

Transfers and Assignments

A limited partner may transfer or assign his or her units in Grant Park upon 30 days’ prior written notice to the general partner and subject to approval by the general partner of the assignee. The general partner will provide approval when it is satisfied that the transfer complies with applicable laws, does not endanger Grant Park’s tax status as a partnership or otherwise have adverse legal or tax consequences. An assignee not admitted to Grant Park as a limited partner will have only limited rights to share in the profits and capital of Grant Park and a limited redemption right.

Termination of Grant Park

The affairs of Grant Park will be wound up and Grant Park will be liquidated upon the happening of any of the following events (1) expiration of Grant Park’s term on December 31, 2027, (2) a decision by the limited partners to liquidate Grant Park, (3) withdrawal or dissolution of the general partner and the failure of the limited partners to elect a substitute general partner to continue Grant Park, or (4) assignment for the benefit of creditors or adjudication of bankruptcy of the general partner or appointment of a receiver for or seizure by a judgment creditor of the general partner’s interest in Grant Park.

Amendments and Meetings

In general, the limited partnership agreement may be amended if limited partners owning more than 50% of the outstanding units agree. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by any regulatory or self-regulatory authority, or by law or to make other changes the general partner deems advisable so long as they are not adverse to limited partners.

Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of Grant Park. In general, at the meeting, the limited partners owning more than 50% of the outstanding units may vote to (1) amend the limited partnership agreement as provided in the limited partnership agreement, (2) remove the general partner, (3) elect a substitute general partner or general partners upon the removal or withdrawal of the existing general partner, provided that the substitute general partner shall continue the business of Grant Park without dissolution, (4) terminate any contract between Grant Park and the general partner or any trading advisor, or (5) liquidate Grant Park.

In the event that the matter to be voted on affects only one class of units, then only limited partners holding units of the affected class will be entitled to vote, with such matter being approved by a vote of limited partners owning more than 50% of the outstanding units of the affected class.

Any material changes to Grant Park’s fundamental investment objectives or policies, as determined by the general partner in good faith, shall require the prior written approval of limited partners holding more than 50% of Grant Park’s outstanding units.

Indemnity

Grant Park will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of Grant Park, provided that (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of Grant Park, (2) the general partner or such related person was acting on behalf of, or performing services for, Grant Park, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or such related person. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner or any related person is recoverable only from the assets of Grant Park and not from the limited partners. Nevertheless, Grant Park shall not indemnify the general partner or any related person for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

The limited partnership agreement further provides that the general partner is authorized to cause Grant Park to indemnify and hold harmless the trading advisors, the clearing brokers, the selling agents and other third parties to the extent permitted by applicable law. In no event, however, will any undertaking to indemnify any selling agent or other person be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

No indemnity by Grant Park will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in Grant Park.

Reports and Notices to Limited Partners

Limited partners will receive monthly statements within 30 days after the last day of the prior month setting forth the value of their units and other information relating to Grant Park as may be required by CFTC rules. No later than March 15th of each year, a certified annual report of financial condition of Grant Park will be distributed to limited partners, together with tax information necessary for limited partners to prepare their annual income tax returns. This certified annual report will contain financial statements that have been audited by Grant Park’s independent accountants. If a certified annual report is due to be distributed within 45 days after the end of a calendar year, a monthly statement of account for December may not be distributed.

Limited partners will have the right to inspect Grant Park’s books and records at the general partner’s offices during reasonable business hours upon reasonable notice to the general partner.

In addition, notice will be mailed to each limited partner, together with a description of limited partners’ redemption and voting rights and a description of any material effect that the applicable following event may have on limited partners, within seven business days of any of the following events:

(1)	a decrease in the net asset value per applicable unit to 50% or less of the net asset value per unit most recently reported;
(2)	any material change in any contract with a trading advisor, including any change to trading advisors or any modification in connection with the method of calculating the incentive fee, as determined by the general partner in good faith; and

(3)	any material change in the amount of the brokerage charge or any other material change affecting the compensation of any party, as determined by the general partner in good faith.

Miscellaneous

In compliance with the NASAA Guidelines, the limited partnership agreement provides that (1) no loans may be made by Grant Park to the general partner or any other person, (2) Grant Park’s assets will not be commingled with the assets of any other person — assets used to satisfy margin requirements will not be considered commingled for this purpose, (3) no rebates or give ups may be received by the general partner nor may the general partner participate in any reciprocal business arrangements that could circumvent the NASAA Guidelines, (4) no trading advisor will receive a fee from Grant Park based on Grant Park net assets if the trading advisor shares, directly or indirectly, in any brokerage commissions generated by Grant Park, (5) the duration of any contract between Grant Park and the general partner or any trading advisor shall not exceed one year (although these contracts may be automatically renewable for successive one-year periods until terminated) and must be terminable without penalty upon no less than 60 days’ prior written notice, (6) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of a state securities administrator if it would be considered unfair to the limited partners, (7) Grant Park will not engage in pyramiding, and (8) at no time will a trading advisor be an affiliate of Grant Park’s clearing broker nor at any time will a trading advisor be an affiliate of the general partner.

In the event of the general partner’s removal or withdrawal from Grant Park, the general partner will be entitled to redeem any units it owns at the applicable net asset value on the next valuation date following such removal or withdrawal.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summarizes the material U.S. federal income tax consequences to U.S. resident individual investors in Grant Park. Grant Park has obtained an opinion of Vedder Price P.C., counsel to Grant Park, that the summary below correctly describes the material U.S. federal income tax consequences as of the date hereof to Grant Park and to a U.S. resident individual who invests in Grant Park. The summary is based on current U.S. federal income tax law, which is subject to change. Vedder Price P.C.’s opinion is based on the facts described in the registration statement of which this prospectus is a part and on the accuracy of factual representations made by the general partner. Vedder Price P.C.’s opinion represents only its legal judgment and does not bind the Internal Revenue Service or the courts. No ruling has been or will be sought from the Internal Revenue Service as to any matters discussed below. Certain tax consequences discussed below may vary in their application to each limited partner depending on that limited partner’s particular circumstances, and the summary below therefore is not intended to be a substitute for professional tax advice. You should consult with your own professional tax advisor concerning the U.S. federal, state, local and foreign tax consequences of investing in Grant Park.

The Partnership Tax Status Of Grant Park

The general partner has received an opinion of counsel from Vedder Price P.C. to the effect that, under current U.S. federal income tax law, Grant Park will be treated as a partnership for U.S. federal income tax purposes, provided that (1) at least 90% of Grant Park’s annual gross income has previously consisted of and currently consists of “qualifying income” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and (2) Grant Park is organized and operated in accordance with its governing agreements and applicable law. As a partnership for U.S. federal income tax purposes, Grant Park will not pay any U.S. federal corporate income tax. However, Grant Park may constitute a publicly traded partnership if less than 90% of Grant Park’s annual gross income consists of “qualified income” as defined in the Code. In that case, Grant Park generally would be subject to U.S. federal income tax as a corporation, and distributions to limited partners would be taxable as dividends. The general partner believes that Grant Park has previously satisfied and currently satisfies the 90% test and that it is likely, but not certain, that Grant Park will continue to do so.

Taxation Of Limited Partners On Profits And Losses Of Grant Park

Assuming that Grant Park will be treated as a partnership for U.S. federal income tax purposes, each limited partner will be subject to federal income tax on that limited partner’s share of any of Grant Park’s net income and gains losses, deductions, etc. as determined for federal income tax purposes, even though Grant Park does not intend to make current cash distributions. The profits and losses of Grant Park will be allocated to the limited partners in a manner set forth in the limited partnership agreement. The general partner believes that the allocations provided for in the limited partnership agreement reflect each limited partner’s economic interest in Grant Park and therefore should be respected for federal income tax purposes. However, it is possible that the allocations may be challenged by the relevant taxing authorities and such challenge may result in profits and losses being allocated for federal income tax purposes in a manner different from that set forth in the limited partnership agreement. In such event, limited partners may be required to amend their tax returns to take into account such different allocations and could potentially pay additional taxes plus interest and possible penalties.

Limited partners will be allocated their proportionate share of the taxable income and losses realized by Grant Park during the period that units are owned by them. Taxable income will be allocated to correspond as closely as possible to economic income allocations. However, because some limited partners may redeem units before all other limited partners do so, the allocation of taxable income may differ from the way the economic benefits of the income have been allocated among the limited partners.

Losses Allocated To Limited Partners

You may deduct any of Grant Park’s tax losses only to the extent of your adjusted income tax basis in your interest in Grant Park. Generally, your tax basis is the total amount invested by you in Grant Park, reduced (but not below zero) by your share of any Grant Park distributions, losses and expenses and increased by your share of Grant Park’s income and gains and liabilities, if any. However, if you are an individual or other limited partner who is subject to at-risk limitations (generally, non-corporate taxpayers and closely-held corporations), you can only deduct losses to the extent you are at-risk. Generally, the amount at-risk is a limited partner’s allocable share of capital invested and such partner’s share of recourse debt for which the limited partner is liable. Amounts representing nonrecourse financing (other than certain nonrecourse financing to hold real estate) are generally not considered to be at-risk. Losses that cannot be claimed under the “at-risk” rules may be carried forward and deducted in subsequent tax years, subject to the “at-risk” and other applicable limitations on deductibility. You should consult your own professional tax advisor concerning the application of the “at-risk” rules to your investment in Grant Park.

Passive-Activity Loss Rules And Their Effect On The Treatment Of Income And Loss

Because Grant Park’s allocable items of income, gain, loss, deductions, etc. will generally be derived from trading activities or consist of items of “portfolio income” and related losses, such items of income and loss generally will not be treated as derived from a “passive activity”, and therefore the passive activity loss rules will not result in the deductibility of any tax losses of Grant Park being limited by reason of the passive activity loss rules (but such losses may be subject to other deductibility limitations described in this summary). Because Grant Park’s income and gains generally will not be treated as passive activity income, such income cannot offset any of your passive activity losses from other investments.

Cash Distributions and Redemptions

When you receive cash from Grant Park, either through a distribution or a partial redemption, you will not pay federal income tax on that cash until the distribution exceeds your adjusted tax basis in your interest in Grant Park.

If you receive a cash payment in complete redemption of all of your units, you will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your units. The gain or loss will generally be characterized as long-term or short-term capital gain or loss depending on whether you held the units for more than one year.

Gain Or Loss On Section 1256 Contracts And Non-Section 1256 Contracts

Section 1256 Contracts include regulated futures contracts (other than security futures contracts) traded on U.S. and certain non-U.S. futures exchanges, most options traded on U.S. futures exchanges and certain foreign currency contracts. For federal income tax purposes, Section 1256 Contracts that remain open at the close of the taxable year are treated as if they were sold at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss (60/40 gain loss), regardless of how long the contracts are held. Any gain or loss arising from actual sales of Section 1256 Contracts are also treated as 60 or 40 gain or loss.

Contracts which are not Section 1256 Contracts include, among other things, most futures contracts traded on foreign exchanges, security futures contracts and certain foreign currency transactions. The gain and loss from non-Section 1256 Contracts generally will be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

Capital Gains And Losses

For non-corporate taxpayers, net long-term capital gains, such as net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts, are taxed at a current maximum U.S. federal income tax rate of 15% for taxable years beginning on or before December 31, 2010, and net short-term capital gains, such as most net gain on non-Section 1256 Contracts held one year or less and 40% of the gain on Section 1256 Contracts, are subject to federal income tax at the same rates as ordinary income, with a current maximum U.S. federal income tax rate of 35%. Non-corporate taxpayers can deduct capital losses to the extent of their capital gains, and any capital losses in excess of capital gains may be used to offset up to $3,000 ($1,500 for a married individual filing separately) of ordinary income. Any unused capital losses can be carried over to future years. Accordingly, Grant Park could suffer significant capital losses, and you could still be required to pay federal income tax on, for example, your share of Grant Park’s interest income.

Unlike net capital losses derived from the sale or exchange of a capital asset, a non-corporate taxpayer may elect to carry back net losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, the taxpayer can carry forward such losses indefinitely.

Limited Deduction For Certain Expenses

The general partner intends to report the trading advisors’ consulting and incentive fees incurred by Grant Park and reported on Grant Park’s federal income tax returns as trade or business expenses that are not subject to the limitations on deductibility for investment expenses and other “miscellaneous itemized deductions.” The Internal Revenue Service or a state or local taxing authority could contend otherwise. For example, in a recent revenue ruling, the Internal Revenue Service ruled that where an upper-tier partnership held interests in several lower-tier partnerships that were engaged in the trade or business of trading in securities, the fees charged by the upper-tier partnership were not trade or business expenses, but rather were expenses incurred in connection with investment activities.

Federal Income Taxation of Grant Park’s Investments

If Grant Park expenses are recharacterized as investment expenses, the ability of limited partners who are non-corporate taxpayers to deduct their proportionate share of such expenses may be limited and such expenses would not be deductible at all for federal alternative minimum tax purposes. The consequences of the limitations on the deductibility of investment expenses will vary depending on the particular tax situation of each taxpayer. Non-corporate taxpayers should consult their own professional tax advisors with respect to the application of these limitations to their situation.

In any event, Grant Park’s expenses of offering interests are not deductible or amortizable for income tax purposes.

Interest Income

Interest earned by Grant Park will be taxed as ordinary income and generally cannot be offset by capital losses. See the section above entitled “Capital Gains And Losses.”

Investment Interest Deductibility Limitations

Non-corporate limited partners can deduct investment interest, such as interest on indebtedness allocable to property held for investment, only to the extent that it does not exceed their net investment income. Net investment income does not include net capital gain and qualified dividend income, as defined in Section 1(h)(11)(B) of the Code, absent an election by the limited partner to treat such gain and such dividends as ordinary income. The limitation on investment interest relates to property held for investment, which for this purpose would generally include the units of Grant Park. Thus, interest expense incurred by a limited partner to purchase such units and the limited partner’s allocable share of Grant Park’s interest expense, if any, will generally be subject to this limitation.

Unrelated Business Taxable Income

The general partner anticipates that tax-exempt limited partners will not be required to pay federal income tax on their share of income or gains of Grant Park, provided that tax-exempt limited partners do not purchase their units with borrowed funds. Grant Park has not generated unrelated business taxable income in the past and the general partner does not anticipate the generation of unrelated business taxable income in the future. However, if Grant Park were to purchase interests in commodities with borrowed funds (although the general partner does not currently intend to do so), unrelated business taxable income may arise and be taxable for federal income tax purposes to tax-exempt limited partners. You should consult with your tax advisors as to whether an investment in Grant Park will result in any unrelated business taxable income to you.

Foreign Individual Limited Partners

A foreign individual limited partner generally is not subject to United States taxation on capital gains from commodity or derivatives trading, provided such foreign individual limited partner is not present for more than 182 days in the United States during the taxable year, and provided further, that such foreign individual limited partner is not otherwise engaged in a trade or business within the United States during the taxable year to which the income, gain or loss is treated as “effectively connected.” An investment in Grant Park should not, by itself, cause a foreign individual limited partner to be engaged in a trade or business within the United States for the foregoing purposes, based on the manner of Grant Park’s trading activities as described herein. Pursuant to certain “safe harbors” under the Code, an investment fund whose

United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. If the contracts traded by Grant Park in the future are not covered by these safe harbors, there is a risk that Grant Park would be treated as engaged in a trade or business within the United States and foreign individual limited partners would, in such case, be required to file United States federal income tax returns, be subject to United States federal income tax withholding and be required to pay United States federal income tax.

Certain interest income (such as interest associated with original issue discount on Treasury Bills having a maturity of 183 days or less or commercial bank deposits) earned by Grant Park and allocable to foreign individual limited partners should not be subject to United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which the foreign individual limited partner is connected. Likewise, portfolio interest income allocable to a foreign individual limited partner should not be subject to United States federal income tax withholding provided such partner is not otherwise engaged in a trade or business within the United States and provides Grant Park with a correct and complete Form W-8BEN or other applicable form.

Internal Revenue Service Audits Of Grant Park And Its Limited Partners

Audits of tax items relating to Grant Park are conducted at the Grant Park level rather than at the limited partner level. The general partner will act as tax matters partner with the authority to determine Grant Park’s responses to an audit. If an audit results in an adjustment, limited partners may be required to pay additional taxes including state and local income taxes, interest and penalties. Interest on tax deficiencies generally is not deductible by non-corporate limited partners.

Foreign, State, Local And Other Taxes

In addition to the U.S. federal income tax consequences described above, Grant Park and the limited partners may be subject to various foreign, state, local and other taxes. Prospective investors should consult their tax advisors as to the foreign, state and local tax consequences of investing in Grant Park.

Backup Withholding Applicable to U.S. Persons

In order to avoid backup withholding and possible penalties, each limited partner which is a U.S. person must furnish Grant Park its true, correct and complete “taxpayer identification number” or social security number, certify that it is correct and certify that the limited partner is not subject to back-up withholding. If a taxpayer identification number or social security number is not furnished, or if the proper certifications are not provided, Grant Park may be required to withhold, as backup withholding, up to 28% of the payments made to such limited partner.

Importance Of Obtaining Professional Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in Grant Park and of Grant Park’s transactions are complex, and some of these consequences would vary significantly with the particular situation of a limited partner. Accordingly, you are strongly urged to consult your own tax advisors regarding the possible federal, state, local and foreign tax consequences of this investment, including, for example, the potential impact on your liability for federal alternative minimum tax from earning long-term capital gain realized from this investment.

INVESTMENT BY ERISA AND OTHER PLAN ACCOUNTS

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in Grant Park. Employee benefit plans and plans are collectively referred to below as plans, and fiduciaries with investment discretion are referred to below as plan fiduciaries.

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in Grant Park and the manner in which units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in Grant Park, including the role that an investment in Grant Park would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in Grant Park, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses and that an investment in Grant Park complies with the terms of the plan.

Grant Park and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be plan assets of a plan that purchases an equity interest in the partnership if the equity interest purchased is a publicly-offered security. If the underlying assets of a partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulation under ERISA states that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that not less than a minimum number of shares or units of such security be transferred or assigned, (3) a requirement that no transfer or assignment be made (a) to an ineligible or unsuitable investor, or (b) which would result in a termination or reclassification of the entity for federal or state tax purposes, or (c) without advance written notice given to the entity that issued the security, and (4) any restriction on the substitution of assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

The general partner believes that the units are freely transferable within the meaning of the regulation. For ERISA accounts, the minimum investment in the offered units is $1,000. Limited partners may assign their economic interests in the partnership by providing written notice to the general partner, provided such assignment would not violate any applicable laws, adversely affect the tax status of the partnership, or have any other adverse legal consequences.

The general partner believes that the conditions described above will be satisfied with respect to the units. The general partner believes that the units should therefore constitute publicly-offered securities, and the underlying assets of Grant Park should not be considered to constitute plan assets of any plan that purchases units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving the plan and persons who have certain specified relationships to the plan.

In general, units may not be purchased with the assets of a plan if the general partner, the clearing brokers, the trading advisors, or any of their affiliates, agents or employees:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in a unit is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in a unit constitutes an arrangement under which Grant Park is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the unit, (3) the investing plan, by itself, has the authority or influence to cause Grant Park to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause Grant Park to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from Grant Park and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the general partner makes no representation regarding whether an investment in units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the above-described prohibited transaction provisions apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in Grant Park (and any continued investment in Grant Park), or the operation and administration of Grant Park, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Acceptance of subscriptions on behalf of plans is not to be construed as a representation by Grant Park, its general partner, any trading advisor, any clearing broker, the selling agents or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in Grant Park in light of the circumstances of the particular plan, current tax law and ERISA.

PLAN OF DISTRIBUTION

The Selling Agents

The selling agents, the broker-dealers who are offering the units, are offering the units on a best efforts basis without any firm underwriting commitment. The lead selling agent for Grant Park with respect to the offered units is DCM Brokers, LLC. The general partner may retain additional selling agents or may replace Grant Park’s existing selling agents in its sole discretion. From time to time, the general partner may also sell units directly. The general partner will not receive any sales compensation for its direct sales.

Grant Park will enter into a selling agreement with each of the selling agents. In the selling agreements, the general partner has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the units, including liabilities under the Securities Act of 1933, as amended. However, in accordance with the NASAA Guidelines, Grant Park is not permitted to indemnify the selling agents for any loss, expense or other liability arising from or out of an alleged violation of federal or state securities laws unless the following conditions have been met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnitee; or
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
•	a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement amount and any related costs should be made; provided that the court considering the request for indemnification has been advised of the position of the SEC and any state securities regulatory authority where Grant Park’s units were offered and sold with respect to such indemnification.

Selling Agent Compensation

The general partner, not Grant Park, pays all upfront sales commissions, any trailing commissions and other ongoing compensation to the selling agents for the sales of any units, as described below. You will not directly pay sales compensation to the selling agents.

Legacy Wrap Class.  Selling agents who sell Legacy Wrap Class units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the Legacy Wrap Class units sold have been invested in Grant Park, ongoing compensation for continuing administrative services it provides to the limited partners, calculated and payable monthly at an annual rate 25 basis points (0.25%) of the month-end net asset value of the unit, provided that the total underwriting compensation per Legacy Wrap Class unit does not exceed 10% of the subscription proceeds of the unit (plus 0.5% in connection with reimbursable due diligence expenses).

GAM Class.  Grant Park’s selling agents who sell GAM Class units receive from the general partner an upfront sales commission between 1.75% and 2.0% of the purchase price per GAM Class unit at the time that each such unit is sold, and in some cases, may pay a servicing fee up to 0.25% of the purchase price per GAM Class Unit at the time each such unit is sold and their registered representatives who sell Class B units receive a portion of this commission. The general partner finances the payment of these upfront sales commissions through a line of credit obtained by the general partner. Beginning with the thirteenth month after the subscription proceeds of a GAM Class unit are invested in Grant Park, in return for ongoing services provided to the limited partners, the selling agent who sold the unit receives ongoing compensation, calculated and payable monthly at an annual rate of up to 2.0% of the month-end net asset value of the unit and, in some cases, may receive a servicing fee at an annual rate of 0.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per GAM Class unit does not exceed 10% of the subscription proceeds of the unit (plus 0.5% in connection with reimbursable due diligence expenses).

GAM Wrap Class.  Selling agents who sell GAM Wrap Class units do not receive any upfront sales compensation. Each selling agent does, however, receive, beginning with the first month after the subscription proceeds of the GAM Wrap Class units sold have been invested in Grant Park, ongoing compensation for continuing administrative services it provides to the limited partners, calculated and payable monthly at an annual rate 25 basis points (0.25%) of the month-end net asset value of the unit, provided that the total underwriting compensation per GAM Wrap Class unit does not exceed 10% of the subscription proceeds of the unit (plus 0.5% in connection with reimbursable due diligence expenses).

Ongoing Compensation Paid to Selling Agents Who Previously Sold Class A and Class B Units.  Selling agents who previously sold Class A units continue to receive ongoing compensation for continuing services provided to Class A unit holders calculated and payable monthly at an annual rate ranging between 2.0% and 2.25% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class A unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

Selling agents who previously sold Class B units continue to receive ongoing compensation, calculated and payable monthly at an annual rate of up to 3.5% of the month-end net asset value of the unit, provided that the total underwriting compensation per Class B unit does not exceed 10% of the subscription proceeds of the unit unless the selling agent is registered with the CFTC and is a member of the NFA as a futures commission merchant or introducing broker and the registered representative of the selling agent responsible for the sale is registered with the CFTC, is a member of the NFA and has either passed the Series 3 or Series 31 examination or was “grandfathered” as an associated person of the selling agent and agrees to perform certain ongoing services with respect to the holder of the unit. Once begun, this ongoing compensation will continue as long as the unit remains outstanding.

In the case of the offered units and Classes A and B, the ongoing compensation referenced above, once begun, will continue for as long as the unit remains outstanding. Selling agents pay a portion of this compensation to their eligible registered representatives after deduction of due diligence and administrative expenses incurred in connection with this offering, in accordance with the selling agent’s standard compensation arrangements. No selling agent will receive upfront sales commissions or ongoing compensation that exceed the amounts described above.

Grant Park also engages certain employees of the general partner to provide wholesaling services with respect to the fund. Any compensation paid to employees of the general partner for their wholesaling services either is considered part of Grant Park’s organization and offering expenses, and is payable by Grant Park in accordance with the procedure described above under “Organization and Offering Expenses,” or is paid by the general partner out of its own assets, in the general partner’s sole discretion.

This offering will be made in compliance with FINRA Conduct Rule 2810. Underwriting compensation to participating FINRA members will not exceed 10% of the initial sale price of the offered units, plus 0.5% for reimbursable due diligence fees, including the ongoing trailing commissions to be paid to each selling agent as detailed above. The selling agents have advised Grant Park that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

Investor Suitability

The general partner cannot assure you that Grant Park will achieve its objectives or avoid substantial losses. An investment in Grant Park is suitable only for a limited segment of the risk portion of an investor’s portfolio, and no one should invest more in Grant Park than he or she could afford to lose.

To invest in Grant Park, you must meet certain regulatory requirements. Generally, you must have:

•	a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or
•	an annual gross income of at least $70,000 and a net worth of at least $70,000, exclusive of home, furnishings and automobiles.

Certain jurisdictions in which the units are offered impose more stringent minimum suitability requirements on their residents, which are described in Appendix C to this prospectus. Please see Appendix C for a detailed description of the minimum suitability requirements in the state in which you reside. You will be required to represent that you meet the requirements set forth in your state of residence before your subscription to purchase units will be accepted. You should review the subscription requirements described in Appendix C carefully before deciding whether to invest. An investment in Grant Park may not be suitable for you even if you meet the regulatory requirements described above and in Appendix C. These suitability requirements are, in each case, regulatory minimums only, and merely because you meet the requirements does not mean that an investment in the units is suitable for you. In no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Employee benefit plans and investment retirement accounts are subject to special suitability requirements. In addition, individual selling agents may impose even higher minimum suitability requirements on their clients investing in Grant Park than those described above or required by an individual state. You should consult with your financial advisor to confirm that you meet these requirements before deciding to invest in Grant Park. If an investment in Grant Park is suitable for you, it is suitable only as a limited portion of your portfolio and you should not invest more than you can afford to lose. You should consult with your selling agent and financial advisor and consider the highly speculative and illiquid nature of an investment in Grant Park in determining whether an investment in Grant Park is consistent with your overall portfolio objectives.

Minimum Investment

The minimum investment required to invest in the Legacy Wrap Class units is $10,000, except that in the case of investors in Legacy Wrap Class units that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. During the initial offering period, the selling agents will offer the Legacy Wrap Class units at a price of $1,000 per unit. Thereafter, during the continuous offering period, the selling agents will offer the Legacy Wrap Class at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month. Only investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap-accounts”) may purchase Legacy Wrap Class units.

The minimum investment in the GAM Class and GAM Wrap Class units is $5,000, except that in the case of investors that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000. During the initial offering period, the selling agents will offer the GAM Class and GAM Wrap Class units at a price of $1,000 per unit. Thereafter, during the continuous offering period, the selling agents will offer the GAM Class and GAM Wrap Class units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the fifteenth and last calendar day of each month (or if such calendar day is not a business day, the immediately preceding business day).

Any of these minimum investment requirements may be waived by the general partner in its sole discretion. From and after the initial closing date, units will be sold in fractions calculated to three decimal places.

Subscription Procedures

During the initial offering period, Grant Park will accept subscriptions for units for up to thirty (30) days. During the initial offering period, subscriptions for units will be accepted at $1,000 per unit. Thereafter, during the continuous offering period, the selling agents will offer the units at a price equal to the net asset value per unit of each of the units at the close of business on each closing date, which is the last business day of each month.

After the initial offering period, you may buy units as of any closing date, which is the last business day of each month, by submitting your subscription at least five business days before such closing date or at an earlier date if required by your selling agent. The number of units that you receive will be based on the net asset value per unit for that particular class as of the closing date. Units will be sold in fractions calculated to three decimal places. There is no minimum aggregate subscription amount that must be received before new investors’ funds may be invested.

The general partner will accept or reject your subscription, in whole or in part, in its sole discretion, within five business days after receipt. The general partner will deposit your subscription funds in Grant Park’s non-interest bearing subscription account until invested. If the general partner accepts your subscription, your subscription funds will be invested in Grant Park on the applicable closing date. If the general partner does not accept your subscription, your subscription funds will be returned to you without interest.

The selling agents will use their best efforts to sell the units offered, without any firm underwriting commitment. You will not directly pay any sales commissions to the selling agents. All sales commissions and other compensation to the selling agents will be paid by the general partner out of its own assets. Investors will be required to make representations and warranties relating to their suitability to purchase the units in the subscription agreement and power of attorney.

The general partner and the selling agents will make every reasonable effort to determine that the purchase of units is suitable and appropriate for each investor, based on the information provided by the investor regarding the investor’s financial condition and investment objectives. No selling agent may complete a sale of units until at least five business days after the date the investor receives a final prospectus.

Read this prospectus as well as the subscription agreement carefully and discuss with your financial advisor any questions you have about Grant Park. If you decide to invest, please complete and sign the subscription agreement and power of attorney and deliver to your selling agent a check made payable to “Grant Park Futures Fund Limited Partnership — Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney. Alternatively, if available, you may authorize your selling agent to debit your customer securities account in the amount of your subscription.

Additional investments in units may be made by completing, executing and delivering an additional subscription agreement and power of attorney, along with payment at least five business days prior to the applicable closing date.

Compliance With Anti-Money Laundering Laws

To satisfy Grant Park’s, the general partner’s and the selling agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner or the selling agents reserve the right to request additional information from subscribers as the general partner or the selling agents in their sole discretion require in order to satisfy applicable anti-money laundering obligations. By subscribing for units in Grant Park, each subscriber agrees to provide this information upon request.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in Grant Park, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the general partner to determine whether you are qualified to invest in Grant Park. The representations and warranties relate to:

•	your eligibility to invest in Grant Park, including legal age, net worth, annual income, investment objectives and investment experience;
•	your representative capacity;
•	information provided by you;
•	information received by you;
•	investments made on behalf of employee benefit plans; and
•	your compliance with applicable anti-money laundering laws.

PRIVACY POLICY

Grant Park and the general partner collect certain nonpublic personal information about investors from the information provided by them in their subscription agreement, power of attorney and related subscription documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing subscriptions and redemptions and otherwise administering Grant Park — and then only subject to customary undertakings of confidentiality. Grant Park and its general partner do not disclose nonpublic personal information about investors to anyone, except as permitted by law. Grant Park and the general partner restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide products and services to investors. Grant Park and the general partner each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

LEGAL MATTERS

The legality of the units has been passed upon by Vedder Price P.C., Chicago, Illinois. The statements under “U.S. Federal Income Tax Consequences” have been reviewed by Vedder Price P.C.

EXPERTS

The financial statements of Grant Park and the general partner, Dearborn Capital Management, L.L.C., appearing in this Prospectus and Registration Statement, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, which reports express an unqualified opinion and are included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 Grant Park has filed with the SEC. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please see the registration statement for more information about Grant Park and the exhibits to the registration statement for complete copies of the agreements and other documents summarized in this prospectus.

You may read and copy the registration statement and the exhibits to the registration statement at the SEC public reference room located at 100 F Street, N.E, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The registration statement is also available on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF FINANCIAL CONDITION

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS
Equity in brokers’ trading accounts:
U.S. Government securities, at fair value	$75,474,637	$61,148,504
Cash	488,275	5,227,545
Unrealized gain on open contracts, net	14,139,710	6,136,840
Deposits with brokers	90,102,622	72,512,889
Cash and cash equivalents	201,266,553	160,199,532
Commercial paper (cost, plus accrued interest at June 30, 2008 – $32,156,237, and December 31, 2007 – $27,869,290)	32,156,237	27,869,290
Government-sponsored enterprises (cost, plus accrued interest at June 30, 2008 – $154,198,893, and December 31, 2007 – $105,413,285)	154,198,893	105,413,285
Investment in Dearborn Select Master Fund, SPC	115,066,610	98,629,036
Interest receivable	1,264,171	1,838,411
Receivable from General Partner	—	750,000
Total assets	$594,055,086	$467,212,443
LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Brokerage commission payable	$3,401,887	$2,769,915
Accrued incentive fees	6,466,417	2,503,135
Organization and offering costs payable	261,850	206,208
Accrued operating expenses	120,491	96,082
Pending partner additions	14,314,670	3,426,126
Redemptions payable	3,612,158	2,525,181
Total liabilities	28,177,473	11,526,647
Partners’ Capital
General Partner (3,898.38 and 3,671.69 units outstanding at June 30, 2008 and December 31, 2007, respectively)	5,992,263	4,807,965
Limited Partners
Class A (48,622.92 and 51,371.93 units outstanding at June 30, 2008 and December 31, 2007, respectively)	74,739,005	67,269,942
Class B (363,251.65 and 335,708.69 units outstanding at June 30, 2008 and December 31, 2007, respectively)	485,146,345	383,607,889
Total partners’ capital	565,877,613	455,685,796
Total liabilities and partners’ capital	$594,055,086	$467,212,443

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS
June 30, 2008
(Unaudited)

	Unrealized Gain/(Loss) on Open Long Contracts	Percent of Partners’ Capital	Unrealized Gain/(Loss) on Open Short Contracts	Percent of Partners’ Capital	Net Unrealized Gain/(Loss) on Open Contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$1,056,861	0.2%	$(678,938)	(0.1)%	$377,923	0.1%
Energy	4,076,301	0.7%	(1,530,899)	(0.3)%	2,545,402	0.4%
Grains	1,865,544	0.3%	(128,797)	**	1,736,747	0.3%
Interest rates	65,406	**	(407,149)	(0.1)%	(341,743)	(0.1)%
Meats	317,420	0.1%	220,970	**	538,390	0.1%
Metals	354,865	0.1%	1,109	**	355,974	0.1%
Soft commodities	771,659	0.1%	(84,984)	**	686,675	0.1%
Stock indices	(210,464)	**	929,185	0.2%	718,721	0.1%
Total U.S. Futures Positions	8,297,592		(1,679,503)		6,618,089
Foreign Futures Positions:
Energy	865,835	0.2%	(337,160)	(0.1)%	528,675	0.1%
Interest rates	(61,345)	**	1,022,529	0.2%	961,184	0.2%
Metals	2,699,004	0.5%	642,119	0.1%	3,341,123	0.6%
Soft commodities	228,734	**	—	**	228,734	**
Stock indices	(832,889)	(0.1)%	2,699,986	0.5%	1,867,097	0.3%
Total Foreign Futures Positions	2,899,339		4,027,474		6,926,813
Total Futures Contracts	$11,196,931	2.0%	$2,347,971	0.4%	$13,544,902	2.4%
Forward Contracts *
Currencies	$3,904,672	0.7%	$(3,024,263)	(0.5)%	$880,409	0.2%
Options on Futures Contracts *
U.S. Options on Futures Positions:
Currencies	64,600	**	—	**	64,600	**
Total U.S. Options on Futures Positions	64,600		—		64,600
Foreign Options on Futures Positions:
Interest rates	(350,201)	(0.1)%	—	**	(350,201)	(0.1)%
Total Foreign Options on Futures Positions	(350,201)		—		(350,201)
Total Options on Futures Contracts	$(285,601)	(0.1)%	$—	**	$(285,601)	(0.1)%
Total Futures, Forward and Options on Futures Contracts	$14,816,002	2.6%	$(676,292)	(0.1)%	$14,139,710	2.5%

*	No individual futures, forward and option on futures contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS – (continued)
June 30, 2008
(Unaudited)

Commercial paper

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$ 8,000,000	8/22/2008	Time Warner Cable Co.	$7,967,067	1.4%
10,000,000	9/12/2008	Time Warner Inc.	9,939,369	1.8%
10,000,000	9/26/2008	General Electric Capital Corp.	9,940,792	1.8%
4,345,000	10/14/2008	Bank of America Corp.	4,309,009	0.7%
Total Commercial paper			$32,156,237	5.7%

Government-Sponsored enterprises

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$ 8,000,000	9/3/2008	Federal Home Loan Banks	$7,970,560	1.4%
12,000,000	11/24/2008	Federal Home Loan Banks	12,007,537	2.1%
8,000,000	12/1/2008	Federal Home Loan Banks	8,016,347	1.4%
11,500,000	12/5/2008	Federal Home Loan Banks	11,380,135	2.0%
10,000,000	12/26/2008	Federal Home Loan Mortgage Corp.	10,003,666	1.8%
10,000,000	1/2/2009	Federal Farm Credit Banks	10,061,438	1.8%
8,000,000	1/14/2009	Federal Home Loan Banks	8,043,507	1.4%
8,000,000	4/1/2009	Farmer Mac	8,041,192	1.4%
8,000,000	4/7/2009	Federal Home Loan Banks	8,043,867	1.4%
8,000,000	4/24/2009	Farmer Mac	8,033,733	1.4%
10,000,000	4/30/2009	Federal Home Loan Banks	10,044,479	1.8%
12,000,000	5/20/2009	Federal Home Loan Banks	12,032,106	2.2%
8,000,000	6/17/2009	Federal Farm Credit Banks	8,009,722	1.4%
8,000,000	6/30/2009	Federal Home Loan Banks	8,000,667	1.4%
12,500,000	10/19/2009	Federal Home Loan Mortgage Corp.	12,508,854	2.2%
12,000,000	12/30/2009	Federal Home Loan Banks	12,001,083	2.1%
Total Government-sponsored enterprises			$154,198,893	27.2%

U.S. Government securities: ***

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$56,500,000	7/10/2008	U.S. Treasury bills (cost $56,418,703)	$56,487,288	10.0%
19,000,000	7/17/2008	U.S. Treasury bills (cost $18,979,436)	18,987,349	3.3%
Total U.S. Government securities			$75,474,637	13.3%

***	Pledged as collateral for the trading of futures, forward and option on futures contracts.

The accompanying notes are an integral part of these financial statements.

Investment in Dearborn Select Master Fund, SPC

Percent of Partners’ Capital	Cost	Fair Value	Investment Objective	Liquidity Provision
20.3%	$89,211,588	$115,066,610	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

Proportional Share of Investments in Dearborn Select Master Fund, SPC as of June 30, 2008(1)

U.S. Government Securities

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$9,000,000	7/17/2008	U.S. Treasury bills (cost $8,989,480)	$8,994,007	1.6%
Total U.S. Government securities			$8,994,007

(1)	Represents Grant Park Futures Fund Limited Partnership’s proportional share of Dearborn Select Master Fund, SPC’s individual underlying investments which exceed 1% of Grant Park Futures Fund Limited Partnership’s partners’ capital at June 30, 2008.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2007
(Audited)

	Unrealized Gain/(Loss) on Open Long Contracts	Percent of Partners’ Capital	Unrealized Gain/(Loss) on Open Short Contracts	Percent of Partners’ Capital	Net Unrealized Gain/(Loss) on Open Contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$(507,429)	(0.1)%	$(181,541)	**	$(688,970)	(0.2)%
Energy	2,381,223	0.5%	(623,280)	(0.1)%	1,757,943	0.4%
Grains	3,996,469	0.9%	(591,561)	(0.1)%	3,404,908	0.7%
Interest rates	230,001	0.1%	(1,922)	**	228,079	0.1%
Meats	(6,000)	**	23,549	**	17,549	**
Metals	491,430	0.1%	—	**	491,430	0.1%
Soft commodities	104,661	**	(408,502)	(0.1)%	(303,841)	(0.1)%
Stock indices	(51,977)	**	219,219	**	167,242	**
Total U.S. Futures Positions	6,638,378		(1,564,038)		5,074,340
Foreign Futures Positions:
Energy	665,591	0.1%	(128,820)	**	536,771	0.1%
Interest rates	993,584	0.2%	268,995	0.1%	1,262,579	0.3%
Metals	(1,718,224)	(0.4)%	1,639,699	0.4%	(78,525)	**
Soft commodities	12,891	**	—	**	12,891	**
Stock indices	393,449	**	174,174	**	567,623	0.1%
Total Foreign Futures Positions	347,291		1,954,048		2,301,339
Total Futures Contracts	$6,985,669	1.5%	$390,010	0.1%	$7,375,679	1.6%
Forward Contracts *
Currencies	$(597,710)	(0.1)%	$(960,561)	(0.2)%	$(1,558,271)	(0.3)%
Options on Futures Contracts *
Currencies	151,900	**	—	**	151,900	**
Interest Rates	167,532	**	—	**	167,532	**
Total Options on Futures Contracts	$319,432	0.1%	$—	**	$319,432	0.1%
Total Futures, Forward and Options on Futures Contracts	$6,707,391	1.5%	$(570,551)	(0.1)%	$6,136,840	1.4%

*	No individual futures, forward and option on futures contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

Commercial paper

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$ 8,000,000	1/10/2008	Progress Energy Co.	$7,989,340	1.7%
10,000,000	2/8/2008	Zions Bancorporation	9,947,117	2.2%
10,000,000	2/22/2008	GE Capital	9,932,833	2.2%
Total Commercial paper			$27,869,290	6.1%

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS – (continued)
December 31, 2007
(Audited)

Government-sponsored enterprises

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$10,000,000	1/24/2008	Federal Home Loan	$10,069,463	2.2%
10,000,000	2/7/2008	Federal Home Loan	10,056,005	2.2%
10,000,000	3/12/2008	Federal Home Loan	10,018,789	2.2%
10,000,000	7/16/2008	Federal Home Loan	11,780,935	2.6%
10,000,000	8/1/2008	Farmer Mac	10,222,306	2.2%
9,000,000	10/8/2008	Farmer Mac	9,094,000	2.0%
4,000,000	10/30/2008	Federal Home Loan	4,030,000	0.9%
12,000,000	11/19/2008	Federal Home Loan	12,064,750	2.6%
12,000,000	11/24/2008	Federal Home Loan	12,009,310	2.6%
8,000,000	11/28/2008	Federal Home Loan	8,033,367	1.8%
8,000,000	12/1/2008	Federal Home Loan	8,034,360	1.8%
Total Government-sponsored enterprises			$105,413,285	23.1%

U.S. Government securities ***

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$61,300,000	1/31/2008	U.S. Treasury bills (cost $61,139,861)	$61,148,504	13.4%
Total U.S. Government securities			$61,148,504

***	Pledged as collateral for the trading of futures, forward and option on futures contracts.

Investment in Dearborn Select Master Fund, SPC

Percent of Partners’ Capital	Cost	Fair Value	Investment Objective	Liquidity Provision
21.6%	$89,211,588	$98,629,036	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

Proportional Share of Investments in Dearborn Select Master Fund, SPC as of December 31, 2007(1)

U.S. Government securities

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$12,500,000	1/31/2008	U.S. Treasury bills (cost $12,466,751)	$12,469,108	2.7%
Total U.S. Government securities			$12,469,108

(1)	Represents Grant Park Futures Fund Limited Partnership’s proportional share of Dearborn Select Master Fund, SPC’s individual underlying investments which exceed 1% of Grant Park Futures Fund Limited Partnership’s partners’ capital at December 31, 2007.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Income trading gains (losses)
Net gain (loss) from trading
Realized	$25,591,884	$58,189,531	$86,722,907	$30,921,629
Change in unrealized	9,803,160	1,577,211	8,002,870	1,886,646
Commissions	(1,649,335)	(1,438,837)	(3,165,019)	(2,910,998)
Net gains from trading	33,745,709	58,327,905	91,560,758	29,897,277
Income allocated from Dearborn Select Master Fund, SPC	5,690,458	1,484,443	16,437,574	1,484,443
Total trading gains	39,436,167	59,812,348	107,998,332	31,381,720
Net investment income
Income
Interest income	2,894,003	4,572,507	6,407,462	9,397,637
Expenses from operations
Brokerage commission	8,316,595	6,501,671	16,014,841	12,808,521
Incentive fees	6,466,417	3,109,065	16,895,551	3,109,065
Operating expenses	344,780	258,835	665,265	504,195
Total expenses	15,127,792	9,869,571	33,575,657	16,421,781
Net investment (loss)	(12,233,789)	(5,297,064)	(27,168,195)	(7,024,144)
Net income	$27,202,378	$54,515,284	$80,830,137	$24,357,576
Net income (loss) per unit from operations (based on weighted average number of units outstanding during the period):
General Partner & Class A Unit Limited Partner	$75.39	$158.30	$229.16	$72.92
Class B Unit Limited Partner	$64.11	$137.65	$196.81	$61.55
Increase (decrease) in net asset value per unit for the period:
General Partner & Class A Unit Limited Partner	$74.62	$157.69	$227.65	$71.72
Class B Unit Limited Partner	$62.10	$136.06	$192.89	$58.44

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2008	2007
	(Unaudited)
Cash Flows Provided By (Used In) Operating Activities
Net income (loss)	$80,830,137	$24,357,576
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net (purchases) sales of investments in U.S. Government securities	(14,326,133)	28,401,444
Net change in unrealized gain on open contracts, net	(8,002,870)	(1,886,646)
Net gain from investment in Dearborn Select Master Fund, SPC	(16,437,574)	(1,484,442)
Net purchases of investments in Commercial paper	(4,286,947)	(19,594,618)
Net purchases of investments in Government-sponsored enterprises	(48,785,608)	(5,990,788)
Investment in Dearborn Select Master Fund, SPC	—	(89,211,588)
Decrease in interest receivable	574,240	165,942
Decrease in receivable from General Partner	750,000	700,000
Increase in brokerage commission payable	631,972	114,515
Increase in accrued incentive fees	3,963,282	1,374,187
Increase in accrued operating expenses	24,408	8,452
Net cash used in operating activities	(5,065,093)	(63,045,966)
Cash Flows Provided By Financing Activities
Partner additions	73,778,645	35,860,041
Redemptions	(31,004,762)	(28,502,901)
Offering costs	(1,381,039)	(1,061,147)
Net cash provided by financing activities	41,392,844	6,295,993
Net increase (decrease) in cash and cash equivalents	36,327,751	(56,749,973)
Cash and cash equivalents:
Beginning of period	165,427,077	244,557,324
End of period	$201,754,828	$187,807,351
End of period cash and cash equivalents consists of:
Cash in broker trading accounts	$488,275	$25,879,149
Cash and cash equivalents	201,266,553	161,928,202
Total end of period cash and cash equivalents	$201,754,828	$187,807,351

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL (NET ASSET VALUE)
(Unaudited)

			Limited Partners
	General Partner		Class A		Class B
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Total Amount
Six Months Ended June 30, 2008
Partners’ capital,
December 31, 2007	3,671.69	$4,807,965	51,371.93	$67,269,942	335,708.69	$383,607,889	$455,685,796
Contributions	101.66	145,000	3,225.36	4,586,679	14,930.87	18,253,725	22,985,404
Redemptions	—	—	(7,032.62)	(10,220,140)	(7,071.19)	(8,784,902)	(19,005,042)
Offering Costs	—	—	—	(40,615)	—	(647,318)	(687,933)
Net Income (loss)	—	565,564	—	7,967,521	—	45,094,674	53,627,759
Partners’ capital,
March 31, 2008	3,773.35	5,518,529	47,564.67	69,563,387	343,568.37	437,524,068	512,605,984
Contributions	125.03	185,000	2,782.62	4,104,340	27,798.96	35,615,357	39,904,697
Redemptions	—	—	(1,724.37)	(2,537,963)	(8,115.68)	(10,548,734)	(13,086,697)
Offering Costs	—	—	—	(39,363)	—	(709,386)	(748,749)
Net Income (loss)	—	288,734	—	3,648,604	—	23,265,040	27,202,378
Partners’ capital,
June 30, 2008	3,898.38	$5,992,263	48,622.92	$74,739,005	363,251.65	$485,146,345	$565,877,613
Net asset value per unit at December 31, 2007				$1,309.47		$1,142.68
Net asset value per unit at March 31, 2008				$1,462.50		$1,273.47
Net asset value per unit at June 30, 2008				$1,537.12		$1,335.57

			Limited Partners
	General Partner		Class A		Class B
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Total Amount
Six Months Ended June 30, 2007
Partners’ capital,
December 31, 2006	3,398.73	$3,951,351	46,628.21	$54,209,869	316,983.72	$324,091,775	$382,252,995
Contributions	176.72	205,000	8,460.16	9,848,523	19,565.92	19,857,523	29,911,046
Redemptions	—	—	(1,630.58)	(1,820,982)	(8,017.61)	(7,859,129)	(9,680,111)
Offering Costs	—	—	—	(32,230)	—	(492,176)	(524,406)
Net Income (loss)	—	(306,904)	—	(4,650,689)	—	(25,200,115)	(30,157,708)
Partners’ capital,
March 31, 2007	3,575.45	3,849,447	53,457.79	57,554,491	328,532.03	310,397,878	371,801,816
Contributions	9.28	10,000	1,754.16	1,926,779	10,704.43	10,619,753	12,556,532
Redemptions	—	—	(4,383.24)	(5,089,792)	(14,137.97)	(14,679,942)	(19,769,734)
Offering Costs	—	—	—	(33,692)	—	(520,128)	(553,820)
Net Income (loss)	—	565,270	—	8,381,201	—	45,568,813	54,515,284
Partners’ capital,
June 30, 2007	3,584.73	$4,424,717	50,828.71	$62,738,987	325,098.49	$351,386,374	$418,550,078
Net asset value per unit at December 31, 2006				$1,162.60		$1,022.42
Net asset value per unit at March 31, 2007				$1,076.63		$944.80
Net asset value per unit at June 30, 2007				$1,234.32		$1,080.86

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business:  Grant Park Futures Fund Limited Partnership (the “Partnership”) was organized as a limited partnership under Illinois law in August 1988 and will continue until December 31, 2027, unless sooner terminated as provided for in its Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission (“CFTC”), an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (“FCMs”) and interbank and other market makers through which the Partnership trades. Effective June 30, 2003, the Partnership became registered with the Securities and Exchange Commission (“SEC”), accordingly, as a registrant, the Partnership is subject to the regulatory requirements under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934.

The Partnership is a multi-advisor pool that carries out its purpose through trading by independent professional commodity trading advisors retained by Dearborn Capital Management, L.L.C. (the “General Partner”) and the Partnership. The Partnership also invests in other commodity investment pools to achieve its purpose. Through these trading advisors, and investments in other commodity investment pools, the Partnership’s business is to trade, buy, sell, margin or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

Presentation of financial information:  The financial statements include the accounts of the Partnership and were prepared by us without audit according to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles may be omitted pursuant to such rules and regulations. In our opinion, the accompanying interim, unaudited, financial statements contain all adjustments (consisting of normal recurring accruals) necessary and adequate disclosures to present fairly the financial position as of June 30, 2008 and the results of operations for the three and six months ended June 30, 2008 and 2007.

These financial statements should be read in conjunction with the audited financial statements and notes thereto included in our 2007 Annual Report on Form 10-K as filed with the SEC.

Classes of interests:  The Partnership has two classes of limited partner interests (the “Interests”), Class A and Class B. Both Class A and Class B Interests are traded pursuant to identical trading programs and differ only in respect to the General Partner’s brokerage commission and organization and offering costs.

Significant accounting policies are as follows:

Use of estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:  Cash and cash equivalents include cash, certificates of deposit, and short-term investments in interest-bearing demand deposits with banks and cash managers with original maturities of three months or less. The Partnership maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Partnership does not believe it is exposed to any significant credit risk.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Revenue recognition and investments:  Futures, options on futures, and forward contracts are recorded on the trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and fair value) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 39  —  Offsetting of Amounts Related to Certain Contracts, as amended by FASB FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates fair value.

The Partnership’s investment in the Dearborn Select Master Fund, SPC – Winton Segregated Portfolio – Class GP (the “GP Class”) is reported in the statement of financial condition at fair value. Fair value ordinarily is the value determined by the management of the GP Class in accordance with the valuation policies of the GP Class and as reported at the time of the Partnership’s valuation. Generally, the fair value of the Partnership’s investment in the GP Class represents the amount that the Partnership could reasonably expect to receive from the GP Class if the Partnership’s investment was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Partnership believes to be reliable.

Redemptions payable:  Pursuant to the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”), redemptions approved by the General Partner prior to month end are recorded as redemptions payable as of month end.

Fair value of financial instruments:  All of the Partnership’s assets and liabilities are considered financial instruments and are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instruments.

Income taxes:  No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

Organization and offering costs:  All expenses incurred in connection with the organization and the initial and ongoing public offering of Partnership Interests are paid by the General Partner and are reimbursed to the General Partner by the Partnership. This reimbursement is made monthly. Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20 percent) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Class B units incur these expenses at an annual rate of 60 basis points (0.60 percent) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the General Partner may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by the Partnership will not exceed the overall limit. Amounts reimbursed by the Partnership with respect to the initial and ongoing public offering expenses are charged against partners’ capital at the time of reimbursement or accrual. Any amounts reimbursed by the Partnership with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner. At June 30, 2008, all organization and offering costs incurred by the General Partner have been reimbursed.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Foreign currency transactions:  The Partnership’s functional currency is the U.S. dollar, however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Reclassification:  Certain amounts in the 2007 financial statement of financial condition have been reclassified to conform with the 2008 presentation.

Recently adopted accounting pronouncements:  In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement and also emphasizes that fair value is a market-based measurement, not an entity-specific measurement. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The adoption of SFAS No. 157 was effective for the Partnership on January 1, 2008, and did not impact our financial position, results of operations or cash flows.

SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under SFAS 157 as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1. Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2. Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3. Inputs are unobservable for the asset or liability.

The following section describes the valuation techniques used by the Partnership to measure different financial instruments at fair value and includes the level within the fair value hierarchy in which the financial instrument is categorized.

Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates fair value. These financial instruments are classified in Level 1 of the fair value hierarchy.

The Partnership’s investment in the Dearborn Select Master Fund, SPC – Winton Segregated Portfolio – Class GP (the “GP Class”) is reported in the statement of financial condition at fair value. Fair value ordinarily is the value determined by the management of the GP Class in accordance with the valuation policies of the GP Class and as reported at the time of the Partnership’s valuation. Generally, the fair value of the Partnership’s investment in the GP Class represents the amount that the Partnership could reasonably expect to receive from the GP Class if the Partnership’s investment was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Partnership believes to be reliable. This financial instrument is classified in Level 3 of the fair value hierarchy.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The following table presents the Partnership’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of June 30, 2008:

Assets	Level 1	Level 2	Level 3	Total
U.S. Government Securities	$75,474,637	$—	$—	$75,474,637
Futures contracts	13,544,902	—	—	13,544,902
Forward contracts	880,409	—	—	880,409
Options on futures contracts	(285,601)	—	—	(285,601)
Commercial paper	32,156,237	—	—	32,156,237
Government-sponsored enterprises	154,198,893	—	—	154,198,893
Investment in Dearborn Select Master Fund, SPC	—	—	115,066,610	115,066,610

Financial instruments classified as Level 3 in the fair value hierarchy represent the Partnership’s investment in the GP Class in which management has used at least one significant unobservable input in the valuation model. The following table presents a reconciliation of activity for the GP Class:

Balance at January 1, 2008	$98,629,036
Total Realized and Unrealized Gains or (Losses) included in Income	10,747,116
Purchases, Issuances and Settlements	—
Transfers in and (or) out of Level 3	—
Balance at March 31, 2008	$109,376,152
Total Realized and Unrealized Gains or (Losses) included in Income	5,690,458
Purchases, Issuances and Settlements	—
Transfers in and (or) out of Level 3	—
Balance at June 30, 2008	$115,066,610

In April 2007 the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The adoption of FIN 39-1 did not have a material impact on the Partnership’s financial statements.

Recent accounting pronouncements:  In March 2008, the FASB issued SFAS No. 161, Disclosure about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS No. 161”). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133. It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 amends the current qualitative and quantitative disclosure requirements for derivative instruments and hedging activities set forth in SFAS No. 133 and generally increases the level of disaggregation that will be required in an entity’s financial statements. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative agreements. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2. INVESTMENT IN DEARBORN SELECT MASTER FUND, SPC

Effective June 1, 2007, the General Partner reallocated the portion of the Partnership’s net assets allocated to Winton Capital Management Limited (“Winton”) to the GP Class of Dearborn Select Master Fund, SPC (“Dearborn Select”). Dearborn Select was incorporated under the laws of the Cayman Islands on April 7, 2006 and is a private investment fund organized as a segregated portfolio company with limited liability. The GP Class allocates the assets invested by the Partnership to Winton through one or more managed accounts, to be traded pursuant to Winton’s Diversified Program, the same trading program Winton previously traded for the Partnership. The GP Class entered into an advisory agreement with Winton with respect to the managed account which is substantially similar to the Partnership’s previous trading advisory agreement with Winton. The Partnership owns all of the outstanding Class GP units of the GP Class. There have been no changes to the existing clearing broker arrangements/brokerage charge and no material changes to the other fees and expenses allocated to the Partnership as a result of this reallocation. The General Partner of the Partnership is also the Investment Manager of Dearborn Select.

Summarized information reflecting the total assets, liabilities and capital for Dearborn Select is shown in the following table.

June 30, 2008
Total Assets	$117,181,683
Total Liabilities	$1,928,052
Total Capital	$115,253,631

Summarized information reflecting the Partnership’s investment in, and the allocated results of the operations of, Dearborn Select is shown in the following tables.

June 30, 2008			For the Three Months Ended June 30, 2008
				Expenses
% of Partnership’s Net Assets	Cost	Fair Value	Total Income	Commissions	Other	Net Income	Investment Objective	Liquidity Provision
20.3%	$89,211,588	$115,066,610	$8,254,838	$978,479	$1,585,901	$5,690,458	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

June 30, 2008			For the Six Months Ended June 30, 2008
				Expenses
% of Partnership’s Net Assets	Cost	Fair Value	Total Income	Commissions	Other	Net Income	Investment Objective	Liquidity Provision
20.3%	$89,211,588	$115,066,610	$22,796,439	$1,928,661	$4,430,204	$16,437,574	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

NOTE 3. DEPOSITS WITH BROKERS

The Partnership deposits assets with brokers subject to CFTC regulations and various exchange and brokers requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. The Partnership earns interest income on its assets deposited with the brokers.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 4. COMMODITY TRADING ADVISORS

In addition to its investment in Dearborn Select through which a portion of its assets are managed by Winton, as of June 30, 2008, the Partnership has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co., Graham Capital Management, L.P., and Welton Investment Corporation to act as the Partnership’s commodity trading advisors (the “Advisors”). The Advisors are paid a quarterly management fee ranging from 1 percent to 2 percent per annum of the Partnership’s month-end allocated net assets and a quarterly incentive fee ranging from 20 percent to 24 percent of the new trading profits on the allocated net assets of the Advisor. Subsequent to June 30, 2008, the Partnership entered into advisory contracts with Global Advisors L.P. and Transtrend B.V.

NOTE 5. GENERAL PARTNER AND RELATED PARTY TRANSACTIONS

The General Partner shall at all times, so long as it remains a general partner of the Partnership, own units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the North American Securities Administrators Association, Inc. (NASAA) Guidelines. Further, during such time as the units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5 percent of the units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

Ten percent of the General Partner limited partnership interest in the Grant Park Futures Fund Limited Partnership is characterized as a general partnership interest. Notwithstanding, the general partnership interest will continue to pay all fees associated with a limited partnership interest.

The Partnership pays the General Partner a monthly brokerage commission equal to one twelfth of 7.55 percent (7.55 percent annualized) of month-end net assets for Class A units and one twelfth of 8.00 percent (8.00 percent annualized) of month-end net assets for Class B units. Included in the brokerage commission are management fees paid to the Advisors, compensation to the selling agents and an amount to the General Partner for management services rendered.

NOTE 6. OPERATING EXPENSES

Operating expenses of the Partnership are paid for by the General Partner and reimbursed by the Partnership. The operating expenses of the Partnership are limited to 0.25 percent per year of the average month-end net assets of the Partnership. To the extent operating expenses are less than 0.25 percent of the Partnership’s average month-end net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year.

NOTE 7. REDEMPTIONS

Limited Partners have the right to redeem units as of any month-end upon ten (10) days’ prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. There are no redemption fees applicable to Class A Limited Partners or to Class B Limited Partners who redeem their units on or after the one-year anniversary of their subscription. Class B Limited Partners who redeem their units prior to the one-year anniversary of their subscriptions for the redeemed units will pay the applicable early redemption fee. Redemptions will be made on the last day of the month for an amount equal

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 7. REDEMPTIONS  – (continued)

to the net asset value per unit, as defined, represented by the units to be redeemed. The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners.

In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner’s units upon fifteen (15) days written notice. The General Partner may also immediately redeem any Limited Partner’s units without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the units, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

NOTE 8. FINANCIAL HIGHLIGHTS

The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the period. Individual partner’s ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Total return – A Units	5.10%	14.65%	17.38%	6.17%
Total return – B Units	4.88%	14.40%	16.88%	5.72%
Ratios as a percentage of average net asset value:(1)
Interest income(2)	2.17%	4.62%	2.51%	4.78%
Expenses prior to incentive fees(2)	6.49%	6.83%	6.54%	6.77%
Incentive fees(2)	4.85%	3.14%	6.62%	1.58%
Total expenses(2)	11.34%	9.97%	13.16%	8.35%
Net investment loss(2)(3)	(4.32)%	(2.21)%	(4.03)%	(1.99)%

(1)	Excludes the Partnership’s proportionate share of expenses and net investment income (loss) from Dearborn Select Master Fund, SPC – Winton Segregated Portfolio.
(2)	Annualized
(3)	Excludes incentive fee.

The interest income and expense ratios above are computed based upon the weighted average net assets of the Partnership for the three and six months ended June 30, 2008 and 2007 (annualized).

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 8. FINANCIAL HIGHLIGHTS  – (continued)

The following per unit performance calculations reflect activity related to the Partnership for the three and six months ended June 30, 2008 and 2007.

Class A Units	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Per Unit Performance (for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$1,462.50	$1,076.63	$1,309.47	$1,162.60
Income (loss) from operations:
Net realized and change in unrealized gain (loss) from trading(1)	117.46	177.72	326.09	100.92
Expenses net of interest income(1)	(42.07)	(19.42)	(96.93)	(28.00)
Total income (loss) from operations	75.39	158.30	229.16	72.92
Organization and offering costs(1)	(0.77)	(0.61)	(1.51)	(1.20)
Net asset value per unit at end of period	$1,537.12	$1,234.32	$1,537.12	$1,234.32

Class B Units	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Per Unit Performance (for unit outstanding throughout the entire period):
Net asset value per unit at beginning of period	$1,273.47	$944.80	$1,142.68	$1,022.42
Income (loss) from operations:
Net realized and change in unrealized gain (loss) from trading(1)	102.51	155.93	283.12	88.36
Expenses net of interest income(1)	(38.40)	(18.28)	(86.31)	(26.81)
Total income (loss) from operations	64.11	137.65	196.81	61.55
Organization and offering costs(1)	(2.01)	(1.59)	(3.92)	(3.11)
Net asset value per unit at end of period	$1,335.57	$1,080.86	$1,335.57	$1,080.86

(1)	Expenses net of interest income per unit and organization and offering costs per unit are calculated by dividing the expenses net of interest income and organization and offering costs by the average number of units outstanding during the period. The net realized and change in unrealized gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9. TRADING ACTIVITIES AND RELATED RISKS

The Partnership, through its Advisors, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the fair value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Net trading results from derivatives for the three and six months ended June 30, 2008 and 2007, are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership’s speculative trading of futures contracts, options on futures contract, and forward contracts.

For derivatives, risks arise from changes in the fair value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Partnership. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

The unrealized gain (loss) on open futures and forward contracts is comprised of the following:

	Futures Contracts (Exchange-Traded)		Forward Contracts (Non-Exchange-Traded)		Option Contracts (Exchange-Traded)		Total
	June 30, 2008	December 31, 2007	June 30, 2008	December 31, 2007	June 30, 2008	December 31, 2007	June 30, 2008	December 31, 2007
Gross unrealized gains	$22,851,133	$14,183,671	$7,617,423	$2,046,350	$64,600	$319,432	$30,533,156	$16,549,453
Gross unrealized (losses)	(9,306,231)	(6,807,992)	(6,737,014)	(3,604,621)	(350,201)	—	(16,393,446)	(10,412,613)
Net unrealized gain (loss)	$13,544,902	$7,375,679	$880,409	$(1,558,271)	$(285,601)	$319,432	$14,139,710	$6,136,840

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9. TRADING ACTIVITIES AND RELATED RISKS  – (continued)

The General Partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the fair value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 10. INDEMNIFICATIONS

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

NOTE 11. SUBSEQUENT EVENT

From July 1, 2008 to August 14, 2008, there were aggregate contributions to and redemptions from the Partnership totaling approximately $32,549,000 and $0, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Grant Park Futures Fund Limited Partnership
Chicago, Illinois

We have audited the statements of financial condition, including the condensed schedules of investments, of Grant Park Futures Fund Limited Partnership as of December 31, 2007 and 2006, and the related statements of operations, cash flows and changes in partners’ capital for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Park Futures Fund Limited Partnership as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management’s assertion about the effectiveness of Grant Park Futures Fund Limited Partnership’s internal control over financial reporting as of December 31, 2007 included in the accompanying Report on Management’s Assessment of Internal Control Over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
March 26, 2008

McGladrey & Pullen, LLP is a member firm of RSM International — an affiliation of separate and independent legal entities.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF FINANCIAL CONDITION
December 31, 2007 and 2006

	2007	2006
ASSETS
Equity in brokers’ trading accounts:
U.S. Government securities, at fair value	$61,148,504	$58,311,094
Cash	5,227,545	17,592,985
Unrealized gain on open contracts, net	6,136,840	10,261,483
Deposits with brokers	72,512,889	86,165,562
Cash and cash equivalents	160,199,532	226,964,339
Commercial paper (cost, plus accrued interest December 31, 2007 – $27,869,290, December 31, 2006 – $4,994,963)	27,869,290	4,994,963
Government-sponsored enterprises (cost, plus accrued interest December 31, 2007 – $105,413,285, December 31, 2006 – $87,764,069)	105,413,285	87,764,069
Investment in Dearborn Select Master Fund, SPC – Winton Segregated Portfolio	98,629,036	—
Interest receivable	1,838,411	1,341,099
Receivable from General Partner	750,000	700,000
Total assets	$467,212,443	$407,930,032
LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Brokerage commission payable	$2,769,915	$2,447,051
Accrued incentive fees	2,503,135	1,214,938
Organization and offering costs payable	206,208	174,853
Accrued operating expenses	96,082	81,103
Pending partner additions	3,426,126	16,569,404
Redemptions payable	2,525,181	5,189,688
Total liabilities	11,526,647	25,677,037
Partners’ Capital
General Partner (units outstanding December 31, 2007 – 3,671.69, December 31, 2006 – 3,398.73)	4,807,965	3,951,351
Limited Partners
Class A (units outstanding December 31, 2007 – 51,371.93, December 31, 2006 – 48,628.21)	67,269,942	54,209,869
Class B (units outstanding December 31, 2007 – 335,708.69, December 31, 2006 – 316,983.72)	383,607,889	324,091,775
Total partners’ capital	455,685,796	382,252,995
Total liabilities and partners’ capital	$467,212,443	$407,930,032

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2007

	Unrealized Gain/(Loss) on Open Long Contracts	Percent of Partners’ Capital	Unrealized Gain/(Loss) on Open Short Contracts	Percent of Partners’ Capital	Net Unrealized Gain/(Loss) On Open Contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$(507,429)	(0.1)%	$(181,541)	**	$(688,970)	(0.2)%
Energy	2,381,223	0.5%	(623,280)	(0.1)%	1,757,943	0.4%
Grains	3,996,469	0.9%	(591,561)	(0.1)%	3,404,908	0.7%
Interest rates	230,001	0.1%	(1,922)	**	228,079	0.1%
Meats	(6,000)	**	23,549	**	17,549	**
Metals	491,430	0.1%	—	**	491,430	0.1%
Soft commodities	104,661	**	(408,502)	(0.1)%	(303,841)	(0.1)%
Stock indices	(51,977)	**	219,219	**	167,242	**
Total U.S. Futures Positions	6,638,378		(1,564,038)		5,074,340
Foreign Futures Positions:
Energy	665,591	0.1%	(128,820)	**	536,771	0.1%
Interest rates	993,584	0.2%	268,995	0.1%	1,262,579	0.3%
Metals	(1,718,224)	(0.4)%	1,639,699	0.4%	(78,525)	**
Soft commodities	12,891	**	—	**	12,891	**
Stock indices	393,449	**	174,174	**	567,623	0.1%
Total Foreign Futures Positions	347,291		1,954,048		2,301,339
Total Futures Contracts	$6,985,669	1.5%	$390,010	0.1%	$7,375,679	1.6%
Forward Contracts *
Currencies	$(597,710)	(0.1)%	$(960,561)	(0.2)%	$(1,558,271)	(0.3)%
Option Contracts *
Currencies	151,900	**	—	**	151,900	**
Interest Rates	167,532	**	—	**	167,532	**
Total Option Contracts	$319,432	0.1%	$—	**	$319,432	0.1%
Total Futures, Forward and Option Contracts	$6,707,391	1.5%	$(570,551)	(0.1)%	$6,136,840	1.4%

*	No individual futures and forward contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS – (continued)
December 31, 2007

Commercial paper

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$ 8,000,000	1/10/2008	Progress Energy Co.	$7,989,340	1.7%
10,000,000	2/8/2008	Zions Banc Corp	9,947,117	2.2%
10,000,000	2/22/2008	GE Capital	9,932,833	2.2%
Total Commercial paper			$27,869,290	6.1%

Government-sponsored enterprises

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$10,000,000	1/24/2008	Federal Home Loan	$10,069,463	2.2%
10,000,000	2/7/2008	Federal Home Loan	10,056,005	2.2%
10,000,000	3/12/2008	Federal Home Loan	10,018,789	2.2%
10,000,000	7/16/2008	Federal Home Loan	11,780,935	2.6%
10,000,000	8/1/2008	Farmer Mac	10,222,306	2.2%
9,000,000	10/8/2008	Farmer Mac	9,094,000	2.0%
4,000,000	10/30/2008	Federal Home Loan	4,030,000	0.9%
12,000,000	11/19/2008	Federal Home Loan	12,064,750	2.6%
12,000,000	11/24/2008	Federal Home Loan	12,009,310	2.6%
8,000,000	11/28/2008	Federal Home Loan	8,033,367	1.8%
8,000,000	12/1/2008	Federal Home Loan	8,034,360	1.8%
Total Government-sponsored enterprises			$105,413,285	23.1%

U.S. Government securities ***

Face Value	Fair Value	Percent of Partners’ Capital
$61,300,000
U.S. Treasury Bills, January 31, 2008	$61,148,504	13.4%
Total U.S. Government securities (cost $61,139,861)	$61,148,504

***	Pledged as collateral for the trading of futures, forward and option contracts.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

	Unrealized Gain/(Loss) on Open Long Contracts	Percent of Partners’ Capital	Unrealized Gain/(Loss) on Open Short Contracts	Percent of Partners’ Capital	Net Unrealized Gain/(Loss) on Open Contracts	Percent of Partners’ Capital
Futures Contracts *
U.S. Futures Positions:
Currencies	$285,813	0.1%	$1,356,316	0.4%	$1,642,129	0.4%
Energy	38,396	**	1,157,070	0.3%	1,195,466	0.3%
Grains	400,343	0.1%	(185,903)	**	214,440	0.1%
Interest rates	(964,432)	(0.3)%	395,138	0.1%	(569,294)	(0.1)%
Meats	68,710	**	(19,067)	**	49,643	**
Metals	(263,985)	(0.1)%	(86,113)	**	(350,098)	(0.1)%
Soft commodities	504,382	0.1%	308,492	0.1%	812,874	0.2%
Stock indices	(222,111)	(0.1)%	(168,750)	**	(390,861)	(0.1)%
Total U.S. Futures Positions	(152,884)		2,757,183		2,604,299
Foreign Futures Positions:
Energy	(2,760)	**	231,273	0.1%	228,513	0.1%
Interest rates	(1,379,466)	(0.4)%	3,201,922	0.8%	1,822,456	0.5%
Metals	2,113,854	0.6%	97,917	**	2,211,771	0.6%
Soft commodities	(10,541)	**	(4,739)	**	(15,280)	**
Stock indices	4,072,636	1.1%	(10,285)	**	4,062,351	1.1%
Total Foreign Futures Positions	4,793,723		3,516,088		8,309,811
Total Futures Contracts	$4,640,839	1.2%	$6,273,271	1.7%	$10,914,110	2.9%
Forward Contracts *
Currencies	$(1,041,784)	(0.3)%	$389,157	0.1%	$(652,627)	(0.2)%
Total Futures and Forward Contracts	$3,599,055	0.9%	$6,662,428	1.8%	$10,261,483	2.7%

*	No individual futures and forward contract position constituted greater than 1 percent of partners’ capital. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of partners’ capital.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

CONDENSED SCHEDULE OF INVESTMENTS – (continued)
December 31, 2006

Commercial paper

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$5,000,000	1/8/2007	Prudential Fund	$4,994,963	1.3%
Total Commercial paper			$4,994,963	1.3%

Government-sponsored enterprises

Face Value	Maturity Date	Description	Fair Value	Percent of Partners’ Capital
$10,000,000	1/3/2007	Fed Home Disc Note	$9,997,167	2.6%
10,000,000	1/19/2007	Fed Home Disc Note	9,974,650	2.6%
10,000,000	1/29/2007	Farm Credit Disc Note	9,960,411	2.6%
13,000,000	2/16/2007	Farm Credit Disc Note	12,914,702	3.4%
10,000,000	5/1/2007	Farm Credit Disc Note	9,832,333	2.6%
10,000,000	5/3/2007	Fed Home Loan Floatr	10,039,356	2.6%
15,000,000	7/13/2007	Fed Home Loan Floatr	15,038,325	3.9%
10,000,000	10/26/2007	Fed Home Loan Floatr	10,007,125	2.6%
Total Government-sponsored enterprises			$87,764,069	22.9%

U.S. Government securities ***

Face Value	Fair Value	Percent of Partners’ Capital
$58,500,000
U.S. Treasury Bills, January 25, 2007	$58,311,094	15.3%
Total U.S. Government securities (cost $58,289,761)	$58,311,094

***	Pledged as collateral for the trading of futures, forward and option contracts.

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF OPERATIONS
Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Net trading gains (losses)
Net gain (loss) from trading
Realized	$67,015,724	$37,256,330	$6,429,059
Change in unrealized	(4,124,643)	5,033,718	715,870
Commissions	(964,438)	(1,469,921)	(2,457,124)
Net gains from trading	61,926,643	40,820,127	4,687,805
Income allocated from Dearborn Select Master Fund, SPC – Winton Segregated Portfolio	9,417,448	—	—
Total trading gains	71,344,091	40,820,127	4,687,805
Net investment income
Income
Interest income	17,475,172	16,093,168	8,436,400
Expenses
Brokerage commission	30,573,910	26,106,274	21,193,966
Incentive fees	7,017,463	3,823,552	1,643,676
Operating expenses	805,444	669,774	643,036
Total expenses	38,396,817	30,599,600	23,480,678
Net investment (loss)	$(20,921,645)	$(14,506,432)	$(15,044,278)
Net income (loss)	$50,422,446	$26,313,695	$(10,356,473)
Net Income (Loss) per General Partner & Class A Unit Limited Partner (based on weighted average number of units outstanding during the year)	$ 148.80	$98.75	$(36.11)
Net Income (Loss) per Class B Unit Limited Partner (based on weighted average number of units outstanding during the year)	$ 125.29	$82.71	$(35.34)
Increase (decrease) in Net Asset Value per General Partner & Class A Unit Limited Partner	$ 146.87	$97.03	$(37.96)
Increase (decrease) in Net Asset Value per Class B Unit Limited Partner	$ 120.26	$78.14	$(41.89)

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF CASH FLOWS
Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash flows provided by (used in) operating activities
Net income (loss)	$ 50,422,446	$26,313,695	$(10,356,473)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities
Net sales (purchases) of investments in U.S. Government securities	(2,837,410)	(1,971,868)	1,097,833
Net change in unrealized gain (loss) on open contracts, net	4,124,643	(5,033,718)	(715,870)
Net (gain) from investment in Dearborn Select Master Fund, SPC – Winton Segregated Portfolio	(9,417,448)	—	—
Net sales (purchases) of investments in Commercial paper	(22,874,327)	(4,994,963)	—
Net sales (purchases) of investments in Government-sponsored enterprises	(17,649,216)	(87,764,069)	—
Investment in Dearborn Select Master Fund, SPC – Winton Segregated Portfolio	(89,211,588)	—	—
(Increase) in interest receivable	(497,312)	(487,528)	(11,519)
(Increase) in receivable from General Partner	(50,000)	(100,000)	(600,000)
Increase (decrease) in brokerage commission payable	322,864	672,123	(38,786)
Increase (decrease) in accrued incentive fees	1,288,197	1,214,938	(1,529,181)
Increase (decrease) in accrued operating expenses	14,979	18,801	(23,239)
Net cash used in operating activities	(86,364,172)	(72,132,589)	(12,177,235)
Cash flows provided by financing activities
Partner additions	62,841,744	130,857,249	72,393,054
Redemptions	(53,878,849)	(57,077,208)	(56,083,338)
Offering costs	(1,728,970)	(1,315,299)	(1,748,106)
Net cash provided by financing activities	7,233,925	72,464,742	14,561,610
Net (decrease) increase in cash and cash equivalents	(79,130,247)	332,153	2,384,375
Cash and cash equivalents
Beginning of year	244,557,324	244,225,171	241,840,796
End of year	$165,427,077	$244,557,324	$244,225,171
End of year cash and cash equivalents consists of:
Cash in broker trading accounts	$ 5,227,545	$17,592,985	$(2,082,929)
Cash and cash equivalents	160,199,532	226,964,339	246,308,100
Total end of year cash and cash equivalents	$165,427,077	$244,557,324	$244,225,171

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
Years Ended December 31, 2007, 2006 and 2005

			Limited Partners		Limited Partners
	General Partner		Class A		Class B
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Total Amount
Partners’ capital, December 31, 2004	2,512.60	$2,772,714	60,634.01	$66,911,179	223,055.67	$219,970,138	$289,654,031
Contributions	327.36	350,000	8,304.62	8,829,246	69,543.78	65,810,552	74,989,798
Redemptions	—	—	(20,722.57)	(21,908,315)	(43,208.06)	(40,781,188)	(62,689,503)
Offering costs	—	—	—	(106,640)	—	(1,593,394)	(1,700,034)
Net loss	—	(96,541)	—	(2,347,996)	—	(7,911,936)	(10,356,473)
Partners’ capital, December 31, 2005	2,839.96	3,026,173	48,216.06	51,377,474	249,391.39	235,494,172	289,897,819
Contributions	558.77	645,000	7,990.87	9,336,899	110,603.12	111,541,043	121,522,942
Redemptions	—	—	(9,578.72)	(10,782,069)	(43,010.79)	(43,339,995)	(54,122,064)
Offering costs	—	—	—	(84,032)	—	(1,275,365)	(1,359,397)
Net income	—	280,178	—	4,361,597	—	21,671,920	26,313,695
Partners’ capital, December 31, 2006	3,398.73	3,951,351	46,628.21	54,209,869	316,983.72	324,091,775	382,252,995
Contributions	272.96	320,000	14,176.17	16,618,602	56,817.78	59,046,420	75,985,022
Redemptions	—	—	(9,432.45)	(11,166,190)	(38,092.81)	(40,048,152)	(51,214,342)
Offering costs	—	—	—	(106,370)	—	(1,653,955)	(1,760,325)
Net income	—	536,614	—	7,714,031	—	42,171,801	50,422,446
Partners’ capital, December 31, 2007	3,671.69	$4,807,965	51,371.93	$67,269,942	335,708.69	$383,607,889	$455,685,796
Net asset value per unit at December 31, 2004				$1,103.53		$986.17
Net asset value per unit at December 31, 2005				$1,065.57		$944.28
Net asset value per unit at December 31, 2006				$1,162.60		$1,022.42
Net asset value per unit at December 31, 2007				$1,309.47		$1,142.68

The accompanying notes are an integral part of these financial statements.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business:  Grant Park Futures Fund Limited Partnership (the “Partnership”) was organized as a limited partnership in Illinois in August 1988 and will continue until December 31, 2027, unless sooner terminated as provided for in the Limited Partnership Agreement. As a commodity investment pool, the Partnership is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Partnership executes transactions. Additionally, the Partnership is subject to the requirements of futures commission merchants (“FCMs”), interbank and other market makers through which the Partnership trades. Effective June 30, 2003, the Partnership became registered with the Securities and Exchange Commission (“SEC”), accordingly, as a registrant, the Partnership is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934.

The Partnership is a multi-advisor pool that carries out its purpose through trading by independent professional commodity trading advisors retained by Dearborn Capital Management, L.L.C. (the “General Partner”) and the Partnership. The Partnership also invests a portion of its assets in other commodity investment pools to achieve its purpose. Through these trading advisors and investments in other commodity investment pools, the Partnership’s business is to trade, buy, sell, margin or otherwise acquire, hold or dispose of futures and forward contracts for commodities, financial instruments or currencies, any rights pertaining thereto and any options thereon, or on physical commodities. The Partnership may also engage in hedge, arbitrage and cash trading of commodities and futures.

Classes of interests:  The Partnership has two classes of limited partner interests (the “Interests”), Class A and Class B. Both Class A and Class B Interests are traded pursuant to identical trading programs and differ only in respect to the General Partner’s brokerage commission and organization and offering costs (Note 4).

Significant accounting policies are as follows:

Use of estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:  Cash and cash equivalents include cash, overnight investments, U.S. treasury bills and short-term investments in interest-bearing demand deposits with banks and cash managers with maturities of three months or less. The Partnership maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, the Partnership does not believe it is exposed to any significant credit risk.

Revenue recognition:  Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39 — “Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates fair value.

The Partnership’s investment in the Dearborn Select Master Fund, SPC – Winton Segregated Portfolio  – Class GP (the “GP Class”) is reported in the statement of financial condition at fair value. Fair value

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

ordinarily is the value determined by the management of the GP Class in accordance with the valuation policies of the GP Class and as reported at the time of the Partnership’s valuation. Generally, the fair value of the Partnership’s investment in the GP Class represents the amount that the Partnership could reasonably expect to receive from the GP Class if the Partnership’s investment was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Partnership believes to be reliable.

Redemptions payable:  Pursuant to the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”), redemptions approved by the General Partner prior to month end with a fixed effective date and fixed amount are recorded as redemptions payable as of month end.

Fair value of financial instruments:  All of the Partnership’s assets and liabilities are considered financial instruments and are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instruments.

Income taxes:  No provision for income taxes has been made in these financial statements as each partner is individually responsible for reporting income or loss based on its respective share of the Partnership’s income and expenses as reported for income tax purposes.

Organization and offering costs:  All expenses incurred in connection with the organization and the initial and ongoing public offering of partnership interests are paid by the General Partner and are reimbursed to the General Partner by the Partnership. This reimbursement is made monthly. Class A units bear organization and offering expenses at an annual rate of 20 basis points (0.20 percent) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. Through August 31, 2005, Class B units incurred these expenses at an annual rate of 90 basis points (0.90 percent). Effective September 1, 2005, the annual rate was decreased to 60 basis points (0.60 percent) of the adjusted net assets of the Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees and expenses and redemptions. In its discretion, the General Partner may require the Partnership to reimburse the General Partner in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by the Partnership will not exceed the overall limit. Amounts reimbursed by the Partnership with respect to the initial and ongoing public offering expenses are charged against partners’ capital at the time of reimbursement or accrual. Any amounts reimbursed by the Partnership with respect to organization expenses are expensed at the time the reimbursement is incurred or accrued. If the Partnership terminates prior to completion of payment of the calculated amounts to the General Partner, the General Partner will not be entitled to any additional payments, and the Partnership will have no further obligation to the General Partner. At December 31, 2007, all organization and offering costs incurred by the General Partner have been reimbursed. The General Partner intends to remit back to the Partnership a portion of the Partnership’s organization and offering expenses to the extent actual expenses incurred were less than the actual amount the Partnership paid the General Partner. At December 31, 2007 and 2006, included in receivable from General Partner is $500,000 and $500,000, respectively, related to the reimbursement of organization and offering expenses of the Partnership.

Foreign currency transactions:  The Partnership’s functional currency is the U.S. dollar, however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Reclassification:  Certain amounts in the 2005 and 2006 financial statements have been reclassified to conform with the 2007 presentation.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Recently adopted accounting pronouncements:  On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The adoption of FIN 48 was effective for the Partnership on January 1, 2007, and did not impact our financial position, results of operations or cash flows.

Recent accounting pronouncements:  In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The adoption of SFAS No. 157 was effective for the Partnership on January 1, 2008, and did not impact our financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is not expected to have a material impact on the Partnership’s financial position, results of operations or cash flows.

In April 2007 the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The adoption of FIN 39-1 is not expected to have a material impact on the Partnership’s financial statements.

NOTE 2. INVESTMENTS

Effective June 1, 2007, the General Partner reallocated the portion of the Partnership’s net assets previously allocated to Winton Capital Management Limited (“Winton”) to the GP Class of Dearborn Select Master Fund, SPC (“Dearborn Select”). Dearborn Select was incorporated under the laws of the Cayman Islands on April 7, 2006 and is a private investment fund organized as a segregated portfolio company with limited liability. The GP Class allocates the assets invested by the Partnership to Winton through one or more managed accounts, to be traded pursuant to Winton’s Diversified Program, the same trading program Winton previously traded for the Partnership. The GP Class entered into an advisory agreement with Winton with respect to the managed account which is substantially similar to the Partnership’s previous trading advisory agreement with Winton. The Partnership owns all of the outstanding Class GP units of the GP Class. There

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 2. INVESTMENTS  – (continued)

have been no changes to the existing clearing broker arrangements/brokerage charge and no material changes to the other fees and expenses allocated to the Partnership as a result of this reallocation. The General Partner of the Partnership is also the Investment Manager of Dearborn Select.

As of December 31, 2007, the Partnership’s interest in Dearborn Select constituted 21.6% of the Partnership’s net assets. Summarized information reflecting the total assets, liabilities and capital for Dearborn Select is shown in the following table.

December 31, 2007
Total Assets	$100,252,828
Total Liabilities	$1,463,832
Total Capital	$98,788,996

Summarized information reflecting the Partnership’s investment in, and the operations of, Dearborn Select at December 31, 2007, is shown in the following table.

			Expenses
% of Partnership’s Net Assets	Fair Value	Total Income	Net Income	Investment Objective	Liquidity Provision	Commissions	Other
21.6%	$98,629,036	$14,005,040	$1,929,036	$2,658,556	$9,417,448	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

NOTE 3. DEPOSITS WITH BROKERS

The Partnership deposits assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. The Partnership earns interest income on its assets deposited with the brokers.

NOTE 4. COMMODITY TRADING ADVISORS

In addition to its investment in Dearborn Select through which a portion of its assets are managed by Winton, the Partnership has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co., Graham Capital Management, L.P., and Welton Investment Corporation to act as the Partnership’s commodity trading advisors (the “Advisors”). The Advisors are paid a quarterly management fee ranging from 1 percent to 2 percent per annum of the Partnership’s month-end allocated net assets, which is paid by the General Partner from the brokerage commission (Note 5).

Additionally, the Advisors, including Winton, receive a quarterly incentive fee ranging from 20 percent to 24 percent of the new trading profits on the allocated net assets of the Advisor, which amounted to fees of $7,017,463, $3,823,552, and $1,643,676 for the years ended December 31, 2007, 2006, and 2005, respectively.

NOTE 5. GENERAL PARTNER AND RELATED PARTY TRANSACTIONS

The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1 percent of all capital contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the North American Securities Administrators Association, Inc. (NASAA) Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a net worth (as such

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 5. GENERAL PARTNER AND RELATED PARTY TRANSACTIONS  – (continued)

term may be defined in the NASAA Guidelines) at least equal to the greater of: (i) 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5 percent of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a net worth in excess of $1,000,000 or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

Ten percent of the General Partner limited partnership interest in the Grant Park Futures Fund Limited Partnership is characterized as a general partnership interest. Notwithstanding, the general partnership interest will continue to pay all fees associated with a limited partnership interest.

Through August 31, 2005, the Partnership paid the General Partner a monthly brokerage commission equal to one twelfth of 7.75 percent (7.75 percent annualized) and effective September 1, 2005, one twelfth of 7.55 percent (7.55 percent annualized) of month-end net assets for Class A units. The Class B units pay the General Partner one twelfth of 8.00 percent (8.00 percent annualized) of month-end net assets. Included in the brokerage commission are amounts paid to the clearing brokers for execution and clearing costs, management fees paid to the Advisors, compensation to the selling agents and an amount to the General Partner for management services rendered.

NOTE 6. OPERATING EXPENSES

Operating expenses of the Partnership are paid for by the General Partner and reimbursed by the Partnership. Through August 31, 2005, operating expenses of the Partnership were limited to 0.35 percent per year of the average month-end net assets of the Partnership. Effective September 1, 2005, these expenses are limited to 0.25 percent per year of the average month-end net assets of the Partnership. To the extent operating expenses are less than 0.25 percent of the Partnership’s average month-end net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year. For the year ended December 31, 2007, the operating expenses incurred by the Partnership were less than the percentages outlined above. Accordingly, at December 31, 2007 and 2006, included in receivable from General Partner is $250,000 and $200,000, respectively, related to the reimbursement of operating expenses to the Partnership.

NOTE 7. REDEMPTIONS

Limited Partners have the right to redeem units as of any month-end upon ten (10) days’ prior written notice to the Partnership. The General Partner, however, may permit earlier redemptions in its discretion. There are no redemption fees applicable to Class A Limited Partners or to Class B Limited Partners who redeem their units on or after the one-year anniversary of their subscription. Class B Limited Partners who redeem their units prior to the one-year anniversary of their subscriptions will pay the applicable early redemption fee. Redemptions will be made on the last day of the month for an amount equal to the net asset value per unit, as defined, represented by the units to be redeemed. The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of commodity interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners.

In addition, the General Partner may at any time cause the redemption of all or a portion of any Limited Partner’s units upon fifteen (15) days written notice. The General Partner may also immediately redeem any Limited Partner’s units without notice if the General Partner believes that (i) the redemption is necessary to avoid having the assets of the Partnership deemed Plan Assets under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) the Limited Partner made a misrepresentation in connection with its subscription for the units, or (iii) the redemption is necessary to avoid a violation of law by the Partnership or any Partner.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 8. FINANCIAL HIGHLIGHTS

The following financial highlights reflect activity related to the Partnership. Total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the year. Individual investor’s ratios may vary from these ratios based on various factors, including and among others, the timing of capital transactions.

	2007	2006	2005
Total return – Class A Units	12.63%	9.11%	(3.44)%
Total return – Class B Units	11.76%	8.28%	(4.25)%
Ratios as a percentage of average net assets: *
Interest income	4.24%	4.78%	2.90%
Expenses prior to incentive fees	7.62%	7.95%	7.50%
Incentive fees	1.70%	1.13%	0.57%
Total expenses	9.32%	9.08%	8.07%
Net investment (loss) **	(3.38)%	(3.17)%	(4.60)%

*	Excludes the Partnership’s proportionate share of expenses and net investment income (loss) from Dearborn Select Master Fund, SPC – Winton Segregated Portfolio.
**	Excludes incentive fee.

The interest income and expense ratios above are computed based upon the weighted average net assets of the limited partners for the years ended December 31, 2007, 2006 and 2005.

The following per unit performance calculations reflect activity related to the Partnership.

	Class A Units	Class B Units
Per Unit Performance (for unit outstanding throughout the entire period):
Net asset value per unit at December 31, 2004	$1,103.53	$986.17
Income (loss) from operations
Net realized and change in unrealized gain from trading	26.04	21.95
Expenses net of interest income *	(62.15)	(57.29)
Total income (loss) from operations	(36.11)	(35.34)
Organization and offering costs *	(1.85)	(6.55)
Net asset value per unit at December 31, 2005	1,065.57	944.28
Income (loss) from operations
Net realized and change in unrealized gain from trading	148.32	131.24
Expenses net of interest income *	(49.57)	(48.53)
Total income (loss) from operations	98.75	82.71
Organization and offering costs *	(1.72)	(4.57)
Net asset value per unit at December 31, 2006	1,162.60	1,022.42
Income (loss) from operations
Net realized and change in unrealized gain from trading	213.92	187.11
Expenses net of interest income *	(65.12)	(61.82)
Total income (loss) from operations	148.80	125.29
Organization and offering costs *	(1.93)	(5.03)
Net asset value per unit at December 31, 2007	$1,309.47	$1,142.68

*	Expenses net of interest income per unit and organization and offering costs per unit are calculated by dividing the expenses net of interest income and organization and offering costs by the average number of units outstanding during the period. The net realized and change in unrealized gain from trading is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 9. TRADING ACTIVITIES AND RELATED RISKS

The Partnership, through its Advisors, including Winton, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Partnership is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Net trading results from derivatives for the years ended December 31, 2007, 2006 and 2005, are reflected in the statements of operations. Such trading results reflect the net gain arising from the Partnership’s speculative trading of futures contracts, options on futures contract, and forward contracts.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Partnership is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Partnership pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Partnership to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Partnership. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Partnership trades only with those counterparties that it believes to be creditworthy. All positions of the Partnership are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Partnership.

The unrealized gain (loss) on open futures, forward and option contracts is comprised of the following:

	Futures Contracts (Exchange-Traded)		Forward Contracts (Non-Exchange-Traded)		Option Contracts (Exchange-Traded)		Total
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Gross unrealized gains	$14,183,671	$20,243,989	$2,046,350	$5,208,155	$319,432	$—	$16,549,453	$25,452,144
Gross unrealized (losses)	(6,807,992)	(9,329,879)	(3,604,621)	(5,860,782)	—	—	(10,412,613)	(15,190,661)
Net unrealized gain (loss)	$7,375,679	$10,914,110	$(1,558,271)	$(652,627)	$319,432	$—	$6,136,840	$10,261,483

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS

NOTE 9. TRADING ACTIVITIES AND RELATED RISKS  – (continued)

The General Partner has established procedures to actively monitor and minimize market and credit risks. The limited partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 10. INDEMNIFICATION

In the normal course of business, the Partnership enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligation under these indemnifications to be remote.

NOTE 11. SUBSEQUENT EVENT

From January 1, 2008 to March 26, 2008, there were contributions and redemptions totaling approximately $22,985,000 and $6,519,000 respectively.

Independent Auditor’s Report

To the Shareholders
Dearborn Select Master Fund, SPC – Winton Segregated Portfolio
Grand Cayman, Cayman Islands

We have audited the accompanying statement of financial condition, including the condensed schedule of investments of Dearborn Select Master Fund, SPC – Winton Segregated Portfolio (the “Company”), as of December 31, 2007, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 1, 2007 (commencement of operations) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dearborn Select Master Fund, SPC – Winton Segregated Portfolio as of December 31, 2007, and the results of its operations and its cash flows for the period from June 1, 2007 (commencement of operations) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
March 26, 2008

McGladrey & Pullen, LLP is a member firm of RSM International — an affiliation of separate and independent legal entities.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO

STATEMENTS OF FINANCIAL CONDITION
December 31, 2007
(Expressed in U.S. dollars)

ASSETS
Equity in broker trading account:
Cash	$7,377,530
U.S. Government securities, at fair value	12,469,108
Unrealized gain on open futures contracts, net	1,250,392
Deposits with broker	21,097,030
Cash and cash equivalents	47,614,107
Commercial paper	8,458,676
Government-sponsored enterprises	22,731,032
Interest receivable	351,983
Total assets	$100,252,828
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Brokerage commission payable	$258,428
Accrued incentive fees	1,175,356
Management fee payable	1,948
Other payables	28,100
Total liabilities	1,463,832
Shareholders’ equity
Class GP	98,629,036
Class A	159,960
Total shareholders’ equity	98,788,996
Total liabilities and shareholders’ equity	$100,252,828

The accompanying notes are an integral part of these financial statements.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO

CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2007
(Expressed in U.S. dollars)

	Unrealized Gain/(Loss) on Open Long Contracts	Percent of Shareholders’ Equity	Unrealized Gain/(Loss) on Open Short Contracts	Percent of Shareholders’ Equity	Net Unrealized Gain/(Loss) on Open Contracts	Percent of Shareholders’ Equity
Futures Contacts *
U.S. Futures Positions:
Currencies	$77,274	0.1%	$(34,803)	**	$42,471	**
Energy	339,275	0.3%	(72,290)	(0.1)%	266,985	0.3%
Grains	1,015,644	1.0%	—	**	1,015,644	1.0%
Interest rates	(102,891)	(0.1)%	—	**	(102,891)	(0.1)%
Meats	(13,028)	**	32,560	**	19,532	**
Metals	390,270	0.4%	–	**	390,270	0.4%
Soft commodities	3,065	**	(170,296)	(0.2)%	(167,231)	(0.2)%
Stock indices	(123,104)	(0.1)%	—	**	(123,104)	(0.1)%
Total U.S. Futures Positions	1,586,505		(244,829)		1,341,676
Foreign Futures Positions:
Energy	$170,530	0.2%	—	**	170,530	0.2%
Interest rates	(132,569)	(0.1)%	(39,128)	**	(171,697)	(0.2)%
Metals	(620,144)	(0.6)%	316,710	0.3%	(303,434)	(0.3)%
Soft commodities	3,420	**	(11,605)	**	(8,185)	**
Stock indices	203,780	0.2%	17,722	**	221,502	0.2%
Total Foreign Futures Positions	(374,983)		283,699		(91,284)
Total Futures Contracts	$1,211,522	1.2%	$38,870	**	$1,250,392	1.3%

*	No individual futures and option contract position constituted greater than 5 percent of shareholders’ equity. Accordingly, the number of contracts and expiration dates are not presented.
**	Represents less than 0.1% of shareholders’ equity.

The accompanying notes are an integral part of these financial statements.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO

CONDENSED SCHEDULE OF INVESTMENTS – (continued)
December 31, 2007
(Expressed in U.S. dollars)

Commercial paper

Face Value	Maturity Date	Description	Fair Value	Percent of Shareholders’ Equity
$2,000,000	1/10/2008	Progress Energy Co.	$1,997,335	2.0%
3,500,000	2/8/2008	Zions Banc Corp.	3,481,491	3.5%
3,000,000	2/22/2008	GE Capital	2,979,850	3.0%
Total Commercial paper			$8,458,676	8.5%

Government-sponsored enterprises

Face Value	Maturity Date	Description	Fair Value	Percent of Shareholders’ Equity
$2,000,000	6/15/2008	Federal National Mortgage Assoc.	$2,004,289	2.0%
3,500,000	7/16/2008	Federal Home Loan	3,585,502	3.6%
3,000,000	8/1/2008	Farmer Mac	3,066,692	3.1%
3,000,000	10/8/2008	Farmer Mac	3,031,333	3.1%
1,000,000	10/30/2008	Federal Home Loan	1,007,500	1.0%
3,000,000	11/19/2008	Federal Home Loan	3,016,188	3.1%
3,000,000	11/24/2008	Federal Home Loan	3,002,328	3.1%
2,000,000	11/28/2008	Federal Home Loan	2,008,342	2.0%
2,000,000	12/1/2008	Federal Home Loan	2,008,858	2.0%
Total Government-sponsored enterprises			$22,731,032	23.0%

U.S. Government Securities ***

Face Value		Fair Value	Percent of Shareholders’ Equity
$12,500,000	U.S. Treasury Bills, January 31, 2008	$12,469,108	12.6%
Total U.S. Government securities (cost $12,466,751)		$12,469,108

***	Pledged as collateral for the trading of futures, forward and option contracts.

The accompanying notes are an integral part of these financial statements.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO

STATEMENT OF OPERATIONS
Period from June 1, 2007 (commencement of operations) through December 31, 2007
(Expressed in U.S. dollars)

Investment Income
Interest	$2,547,579
2,547,579
Expenses
Brokerage commissions	1,767,930
Management fees	1,948
Incentive fees	2,662,490
4,432,368
Net investment loss	(1,884,789)
Trading gains
Realized gains from trading	10,066,605
Change in unrealized gains from trading	1,250,392
Total trading gains	11,316,997
Increase in net assets arising from operations	$9,432,208

The accompanying notes are an integral part of these financial statements.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO

STATEMENTS OF CASH FLOWS
Period from June 1, 2007 (commencement of operations) through December 31, 2007
(Expressed in U.S. dollars)

Cash Flows Used In Operating Activities
Increase in net assets arising from operations	$9,432,208
Adjustments to reconcile net increase in net assets arising from operations to cash used in operating activities:
Net purchases of investments in U.S. Government securities	(12,469,108)
Net change in unrealized gain on open futures contracts, net	(1,250,392)
Net purchases of investments in Commercial paper	(8,458,676)
Net purchases of investments in Government-sponsored enterprises	(22,731,032)
Increase in interest receivable	(351,983)
Increase in brokerage commission payable	258,428
Increase in accrued incentive fees	1,175,356
Increase in management fee payable	1,948
Increase in other payables	28,100
Net cash used in operating activities	(34,365,151)
Cash Flows Provided by Financing Activities
Proceeds from issuance of shares	89,356,788
Net cash provided by financing activities	89,356,788
Net increase in cash and cash equivalents	54,991,637
Cash and cash equivalents
Beginning of year	—
End of year	$54,991,637
End of year cash and cash equivalents consists of:
Cash in broker trading accounts	$7,377,530
Cash and cash equivalents	47,614,107
Total end of year cash and cash equivalents	$54,991,637

The accompanying notes are an integral part of these financial statements.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
Period from June 1, 2007 (commencement of operations) through December 31, 2007
(Expressed in U.S. dollars)

	Class GP					Class A
	Number of Shares	Share Capital	Share Premium	Accumulated Surplus/ (Deficit)	Class GP Total	Number of Shares	Share Capital	Share Premium	Accumulated Surplus/ (Deficit)	Class A Total	Total
Balance – beginning *	—	$—	$—	$—	$—	—	$—	$—	$—	$—	$—
Proceeds on subscription of shares	89,211.59	892	89,210,696	—	89,211,588	145.20	1	145,199	—	145,200	89,356,788
Payments on redemption of shares	—	—	—	—	—	—	—	—	—	—
Net gain	—	—	—	9,417,448	9,417,448	—	—	—	14,760	14,760	9,432,208
Balance – December 31, 2007	89,211.59	$892	$89,210,696	$9,417,448	$98,629,036	145.20	$1	$145,199	$14,760	$159,960	$98,788,996
Net asset value per share at December 31, 2007					$1,105.56					$1,101.65

*	Commencement of operations of Class GP was June 1, 2007 and Class A was August 1, 2007.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization:  Dearborn Select Master Fund, SPC – Winton Segregated Portfolio (the “Company”) was formed in April 2006 and is an exempt segregated portfolio company with limited liability incorporated under the Companies Law (2004 Revision) of the Cayman Islands. The Company commenced operations on June 16, 2006. The Company’s strategy is to achieve capital appreciation of its assets through the investment and speculative trading of futures contracts, options on futures contracts, foreign currency and forward contracts, swaps and derivative contracts by independent trading advisors.

The Company offers shares of various segregated portfolios, each of which may use different investment trading methods and strategies as well as different products. Dearborn Capital Management, L.L.C. (the “Investment Manager”) serves as investment manager and manages the Company’s assets pursuant to its trading methods and strategies.

Winton Segregated Portfolio is a segregated portfolio of the Company and commenced operations on June 1, 2007. At December 31, 2007, Winton Segregated Portfolio had two shareholders, Dearborn Select Fund, Limited Partnership (“Dearborn Select”) and Grant Park Futures Fund Limited Partnership (“Grant Park”).

The Investment Manager allocates to the Winton Segregated Portfolio which is traded in accordance with Winton’s Diversified Program. The investment technique of Winton’s Diversified Program consists of trading a portfolio of more than 100 futures and forward contracts on major commodity exchanges and forward markets worldwide, employing a computerized, technical, trend-following trading system developed by its principals.

Significant accounting policies are as follows:

Use of estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:  Cash and cash equivalents include cash and short-term investments in interest-bearing demand deposits with banks with maturities of three months or less. Winton Segregated Portfolio maintains deposits with high quality financial institutions in amounts that are in excess of federally insured limits; however, Winton Segregated Portfolio does not believe it is exposed to any significant credit risk.

Revenue recognition:  Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 — “Offsetting of Amounts Related to Certain Contracts.” Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Market value of exchange-traded contracts is based upon exchange settlement prices. Market value of non-exchange-traded contracts is based on third party quoted dealer values on the Interbank market. Commercial paper is stated at cost plus accrued interest, which approximates market value.

Recent accounting pronouncements:  In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The adoption of SFAS No. 157 is effective for Winton Segregated Portfolio on January 1, 2008, and did not impact our financial position, results of operations or cash flows.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO
NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is not expected to have a material impact on Winton Segregated Portfolio’s financial position, results of operations or cash flows.

NOTE 2. COMMODITY TRADING ADVISORS

The Company has entered into an advisory contract for itself and on behalf of the Winton Segregated Portfolio with Winton Capital Management (the “Advisor”) to act as the Winton Segregated Portfolio’s commodity trading advisor. The Investment Manager will pay the Advisor from its management fee for the Advisor’s services to the Winton Segregated Portfolio in accordance with the Offering Memorandum.

NOTE 3. INCOME TAXES

Under the current law of the Cayman Islands, there are no income, withholding, capital, corporation, inheritance or estate taxes. The Company may not be exempt from withholding tax on dividend and interest income received from its investments in other jurisdictions.

NOTE 4. DEPOSITS WITH BROKER

Winton Segregated Portfolio deposits assets with a broker subject to Commodity Futures Trading Commission (“CFTC”) regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. treasury bills and cash with such broker. Winton Segregated Portfolio earns interest income on its assets deposited with the broker.

NOTE 5. SHAREHOLDER’S EQUITY

The Company has authorized share capital of $50,000, divided into 10 shares of voting, non-participating shares (the “Management Shares”) having a par value of $1 per share and 49,990 redeemable, non-voting participating shares (the “Shares”) having a par value of $0.01 per share, which are divided into multiple separate and distinct segregated portfolios. Each portfolio may have differing investment or trading methods and strategies, and may be subject to differing rights and obligations.

A shareholder may redeem part of or all of his shares in the Company on any day on one business day’s notice. No redemption fees or penalties will be assessed on redemptions. The Company has the right to temporarily suspend the right of redemption if it suspends the determination of its net asset value (NAV) per share.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO
NOTES TO FINANCIAL STATEMENTS

NOTE 6. FINANCIAL HIGHLIGHTS

Per share operating performance, total return and selected ratios for the period from June 1, 2007 through December 31, 2007 are provided in the tables below.

	Winton Segregated Portfolio
	Class GP	Class A
Total return	10.56%	10.17%
Ratios to average net assets:
Interest income	2.73%	1.93%
Expenses prior to incentive fees	1.90%	1.27%
Incentive fees	2.85%	2.57%
Total expenses	4.75%	3.84%
Net investment income *	0.83%	0.66%

*	Excludes incentive fee.

The total return is based on the change in value during the period of a theoretical investment made at the beginning of each calendar month during the year. An individual investor’s return may vary from these returns based on participation in different management fee and incentive allocation arrangements (as applicable) and the timing of capital transactions.

	Winton Segregated Portfolio
	Class GP	Class A
Net asset value per share – initial subscription *	$1,000.00	$1,000.00
Net investment loss *	(21.09)	(20.17)
Net realized and unrealized gain from trading *	126.65	121.82
Total increase in net assets arising from operations	105.56	101.65
Net asset value per share – December 31, 2007	$1,105.56	$1,101.65

*	Commencement of operations for Winton Segregated Portfolio Class GP was June 1, 2007 and Class A was August 1, 2007.

The net investment loss per unit above is computed based on the average number of shares outstanding during the period.

The interest income, expenses prior to incentive fees and net investment income ratios are computed based upon the shareholder’s weighted average net assets for the period from June 1, 2007 (commencement of operations) through December 31, 2007 for Winton Segregated Portfolio Class GP and for the period from August 1, 2007 (commencement of operations) through December 31, 2007 for Winton Segregated Portfolio Class A.

NOTE 7. TRADING ACTIVITIES AND RELATED RISKS

The Winton Segregated Portfolio, through the Advisor, engages in the speculative trading of futures contracts, options on futures contracts, and forward contracts, swaps, derivatives and synthetics. These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. The Winton Segregated Portfolio is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with FCMs. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

DEARBORN SELECT MASTER FUND, SPC – WINTON SEGREGATED PORTFOLIO
NOTES TO FINANCIAL STATEMENTS

NOTE 7. TRADING ACTIVITIES AND RELATED RISKS  – (continued)

Net trading results from derivatives for the period from June 1, 2007 (commencement of operations) through December 31, 2007 for the Winton Segregated Portfolio are reflected in the statement of operations. Such trading results reflect the net gain arising from the Winton Segregated Portfolio’s speculative trading of futures contracts and options on futures contracts.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Winton Segregated Portfolio is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Winton Segregated Portfolio pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Winton Segregated Portfolio to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Winton Segregated Portfolio. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions. In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearinghouse backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. The Winton Segregated Portfolio trades only with those counterparties that it believes to be creditworthy. All positions of the Winton Segregated Portfolio are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Winton Segregated Portfolio.

The unrealized gain (loss) on open futures and option contracts is comprised of the following:

	Winton Segregated Portfolio Futures Contacts (Exchange-Traded)	Total
	December 31, 2007	December 31, 2007
Gross unrealized gains	$3,499,330	$3,499,330
Gross unrealized (losses)	(2,248,938)	(2,248,938)
Net unrealized gain (loss)	$1,250,392	$1,250,392

The Investment Manager has established procedures to actively monitor and minimize market and credit risks. The shareholder bears the risk of loss only to the extent of the market value of his investments and, in certain specific circumstances, distributions and redemptions received.

NOTE 8. INDEMNIFICATIONS

In the normal course of business, the Company and the Winton Segregated Portfolio enter into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company and the Winton Segregated Portfolio’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company and the Winton Segregated Portfolio that have not yet occurred. The Company and the Winton Segregated Portfolio expect the risk of any future obligation under these indemnifications to be remote.

Independent Auditor’s Report

To the Members
Dearborn Capital Management, L.L.C.
Chicago, Illinois

We have audited the accompanying consolidated statement of financial condition of Dearborn Capital Management, L.L.C. and Subsidiaries (“the Company”) as of December 31, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statement of financial condition referred to above presents fairly, in all material respects, the financial position of Dearborn Capital Management, L.L.C. and Subsidiaries as of December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois
April 17, 2008

McGladrey & Pullen, LLP is a member firm of RSM International — an affiliation of separate and independent legal entities.

DEARBORN CAPITAL MANAGEMENT, L.L.C.

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
December 31, 2007

ASSETS
Cash and cash equivalents	$161,444,550
Commercial paper, at fair value	27,869,290
Government-sponsored enterprises, at fair value	105,413,285
Securities purchased under agreements to resell	11,500,000
Deposits with brokers	72,564,086
Investment in Dearborn Select Master Fund, SPC – Winton Segregated Portfolio	98,629,036
Receivables
Interest	1,838,411
Advisory and performance fees	56,224
Other	21,197
Prepaid expenses	95,021
Property and equipment, net of accumulated depreciation of $185,660	832,824
Other	16,540
Total assets	$480,280,464
LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Demand loan payable to bank	$1,211,000
Note payable	600,758
Pending partner additions	3,416,125
Redemptions payable	2,525,181
Accounts payable, accrued expenses and other liabilities	7,000,966
14,754,030
Minority and non-controlling interest in consolidated subsidiaries	451,090,747
Members’ equity	14,435,687
Total liabilities and members’ equity	$480,280,464

The accompanying notes are an integral part of this consolidated statement of financial condition.

DEARBORN CAPITAL MANAGEMENT, L.L.C.
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 1. NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Dearborn Capital Management, L.L.C. (the “Company”) was organized as a limited liability company in Illinois in January 1996 and will continue until December 31, 2045, unless sooner terminated as provided for in the Operating Agreement. The Company is registered as a Commodity Pool Operator (“CPO”) and a Commodity Trading Advisor (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). The Company conducts an investment management business and acts as the General Partner for Grant Park Futures Fund Limited Partnership (“Grant Park”) and Dearborn Select Fund, Limited Partnership (“Dearborn Select”). Additionally, DCM Brokers, LLC (“DCM”), a wholly owned subsidiary of the Company, commenced operations on January 8, 2007 and was effectively registered as a broker-dealer on October 17, 2007. DCM seeks to create an investment banking firm to act as a wholesaler of primarily U.S.-based public and private companies and limited partnerships who may benefit from financing through the private placement via direct participation programs of equity and/or debt capital.

Significant accounting policies are as follows:

Basis of presentation:  The consolidated statement of financial condition includes the accounts of the Company, Grant Park, Dearborn Select, DCM and 555-6, LLC (“555-6”). All significant intercompany accounts, balances and transactions have been eliminated in consolidation.

The Company consolidates entities which are variable interest entities as defined by FASB Interpretation No. 46 (revised December 2003) (“FIN 46 (R)”). In addition, the Company consolidates entities, regardless of ownership percentage, in which the Company serves as the general partner and the limited partners do not have substantive kick-out rights or substantive participation rights as required by Emerging Issues Task Force Issue 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-5”). As of December 31, 2007, 555-6 is consolidated under FIN 46 (R) and Grant Park and Dearborn Select are consolidated under EITF 04-5. 555-6 is an affiliate under common ownership that leases the office space to the Company. Financial information of 555-6 at December 31, 2007 consisted of assets (principally property), liabilities and members’ equity of approximately $800,000, $603,000 and $197,000 respectively.

The consolidation of Grant Park and Dearborn Select, net of intercompany eliminations, in the consolidated balance sheet of the Company as of December 31, 2007, consists of the following:

Cash and cash equivalents	$161,249,568
Commercial paper	27,869,290
Government-sponsored enterprises	105,413,285
Deposits with brokers	72,564,086
Investment in Dearborn Select Master Fund, SPC – Winton Segregated Portfolio	98,629,036
Receivables – Interest	1,838,411
Pending partner additions	3,416,126
Redemptions payable	2,525,181
Accounts payable, accrued expenses, and other liabilities	2,388,504
Minority and non-controlling interest in consolidated subsidiaries	450,893,558

Use of estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:  Cash and cash equivalents include cash, overnight investments, U.S. treasury bills, commercial paper and short-term investments in interest-bearing demand deposits with banks and cash managers with original maturities of three months or less at the date of acquisition. The Company and

DEARBORN CAPITAL MANAGEMENT, L.L.C.
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 1. NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Grant Park maintain deposits with high quality financial institutions in amounts that are in excess of amounts insured by the Federal Deposit Insurance Corporation (“FDIC”) limits of up to $100,000 per depositor, per bank. Accordingly, the Company and Grant Park are exposed to concentrations of credit risk. However, the Company and Grant Park do not believe they are exposed to any significant credit risk.

Property and equipment:  Property and equipment, which includes furniture, fixtures, computer equipment and a building, are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, ranging from 3 to 39 years.

Securities purchased under agreements to resell:  Securities purchased under agreements to resell are accounted for as collateralized financing transactions and are recorded at the amount at which the securities were acquired plus accrued interest, which approximates fair value. It is the policy of the company to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned.

Revenue recognition:  Advisory and management fees accrue monthly based upon a percentage of assets under management. Futures, options on futures, and forward contracts are recorded on a trade date basis and realized gains or losses are recognized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in deposits with brokers balance in the statement of financial condition as a net unrealized gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with the Financial Accounting Standards Board Interpretation No. 39 — Offsetting of Amounts Related to Certain Contracts. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. Fair value of exchange-traded contracts is based upon exchange settlement prices. Fair value of non-exchange-traded contracts is based on third-party quoted dealer values on the Interbank market. Government-sponsored enterprises and commercial paper are stated at cost plus accrued interest, which approximates fair value.

Grant Park’s investment in Dearborn Select Master Fund, SPC – Winton Segregated Portfolio – Class GP (the “GP Class”) is reported on the statement of financial condition at fair value. Fair value ordinarily is the value determined by the management of the GP Class in accordance with the valuation policies of the GP Class and as reported at the time of Grant Park’s valuation. Generally, the fair value of Grant Park’s investment in the GP Class represents the amount that the Partnership could reasonably expect to receive from the GP Class if Grant Park’s investment was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made that Grant Park believes to be reliable.

Income taxes:  No provision for income taxes has been made in these financial statements as each member is individually responsible for reporting income or loss based on its respective share of the Company’s income and expenses.

Foreign currency transactions:  Grant Park’s functional currency is the U.S. dollar, however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

Recently adopted accounting pronouncements:  In 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. If there are changes in net assets as a result of application of FIN 48 these will be accounted for as an adjustment to the opening balance of retained earnings. Additional disclosures about the amounts of such liabilities will be required also.

DEARBORN CAPITAL MANAGEMENT, L.L.C.
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 1. NATURE OF THE BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES  – (continued)

In February 2008, the FASB delayed the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2007. The Company will be required to adopt FIN 48 in its 2008 annual financial statements.

Recent accounting pronouncements:  In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157, defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until fiscal years beginning after November 15, 2008. The adoption of SFAS No. 157 was effective for the Company on January 1, 2008, and did not impact the Company’s financial position.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No.159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is not expected to have a material impact on the Company’s financial position.

In April 2007 the FASB issued Interpretation No. 39-1, Amendment of FASB Interpretation No. 39 (“FIN 39-1”). FIN 39-1 defines “right of setoff” and specifies what conditions must be met for a derivative contract to qualify for this right of setoff. It also addresses the applicability of a right of setoff to derivative instruments and clarifies the circumstances in which it is appropriate to offset amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement and fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) arising from the same master netting arrangement as the derivative instruments. This interpretation is effective for fiscal years beginning after November 15, 2007. The adoption of FIN 39-1 is not expected to have a material impact on the Company’s financial statements.

NOTE 2. INVESTMENT IN PARTNERSHIPS

The Company as General Partner of Grant Park has committed to maintaining an investment in Grant Park equal to at least the greater of (1) 1 percent of all capital contributions of all limited partners in Grant Park or (2) $25,000, during any time that units in Grant Park are publicly offered for sale. Further, during such time as the units of the Partnership are registered for sale to the public, the Company shall, so long as it remains a General Partner of Grant Park, maintain a net worth at least equal to the greater of 5 percent of the total capital contributions of all partners and all limited partnerships to which it is a General Partner (including Grant Park) plus 5 percent of the units being offered for sale in the Partnership or $50,000. In no event shall the Company be required to maintain a net worth in excess of $1,000,000.

The Company as General Partner of Dearborn Select has committed to maintaining an investment in Dearborn Select.

Effective June 1, 2007, the Company as General Partner of Grant Park reallocated the portion of the Grant Park’s net assets allocated to Winton Capital Management Limited (“Winton”) to the Dearborn Select Master Fund, SPC (the “Master Fund”) – Winton Segregated Portfolio – Class GP (the “GP Class”). Master Fund was incorporated under the laws of the Cayman Islands on April 7, 2006 and is a private investment fund organized as a segregated portfolio company with limited liability. The GP Class allocated the assets invested by Grant Park to Winton through one or more managed accounts, to be traded pursuant to Winton’s

DEARBORN CAPITAL MANAGEMENT, L.L.C.
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 2. INVESTMENT IN PARTNERSHIPS – (continued)

Diversified Program, the same trading program Winton previously traded for Grant Park. The GP Class entered into an advisory agreement with Winton with respect to the managed account which is substantially similar to Grant Park’s previous trading advisory agreement with Winton. Grant Park owns all of the outstanding Class GP units of the GP Class. There have been no changes to the existing clearing broker arrangement/brokerage charge and no material changes to the other fees and expenses allocated to Grant Park as a result of this reallocation. The Company is also the Investment Manager of Dearborn Select.

As of December 31, 2007, the Grant Park’s interest in the Master Fund constituted 21.6% of Grant Park’s net assets. Summarized information reflecting the total assets, liabilities and capital for the Master Fund is shown in the following table.

December 31, 2007
Total Assets	$100,252,828
Total Liabilities	$1,463,832
Total Capital	$98,788,996

Summarized information reflecting the Grant Park’s investment in, and the operations of, the Master Fund at December 31, 2007, is shown in the following table.

			Expenses
% of Partnership’s Net Assets	Fair Value	Total Income	Net Income	Investment Objective	Liquidity Provision	Commissions	Other
21.6%	$98,629,036	$14,005,040	$1,929,036	$2,658,556	$9,417,448	Speculative trading of futures contracts, options on futures contracts, forward contracts, swaps, derivatives and synthetics	Monthly or at such other times as the Directors may agree

NOTE 3. DEPOSITS WITH BROKERS

Grant Park and Dearborn Select deposit assets with brokers subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such brokers. Grant Park and Dearborn Select earn interest income on their assets deposited with the brokers. Included in deposits with brokers are U.S. Treasury bills totaling $61,148,504 that are pledged as collateral to the brokers at December 31, 2007.

NOTE 4. COMMODITY TRADING ADVISORS

In addition to its investment in the Master Fund through which a portion of its assets are managed by Winton, Grant Park has entered into advisory contracts with Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Co., Graham Capital Management, L.P. and Welton Investment Corporation to act as Grant Park’s commodity trading advisors (the “Advisors”). The Advisors are paid a quarterly management fee ranging from 1 percent to 2 percent per annum of Grant Park’s month-end allocated net assets.

DEARBORN CAPITAL MANAGEMENT, L.L.C.
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 5. BROKERAGE COMMISSION, ORGANIZATION AND OFFERING COSTS AND OPERATING EXPENSES

As the General Partner and Commodity Trading Advisor of Grant Park the Company is entitled to a brokerage commission equal to 7.55 percent per annum for Class A units and 8.0 percent per annum for Class B units. Included in the brokerage commission are amounts paid to the clearing brokers for execution and clearance costs. If such commissions and fees exceed the brokerage commission limit in any one year, the Company will bear the excess amount. In its discretion, the Company may require that Grant Park reimburse the Company. The remaining amount is for commissions to certain selling agents as compensation for selling interests of Grant Park, management fees to Grant Park’s commodity trading advisors, and a management fee retained by the Company.

Organization and offering costs:  All expenses incurred in connection with the organization and the initial and ongoing public offering of partnership interests will be paid by the Company on behalf of Grant Park, and reimbursed to the Company by Grant Park. This reimbursement is made monthly. Class A and Class B units bear organization and offering expenses at an annual rate of 20 basis points (0.20 percent) and 60 basis points (0.60 percent), respectively, of the adjusted net assets of the Class A and Class B units, calculated and payable monthly on the basis of month-end adjusted net assets. “Adjusted net assets” is defined as the month-end net assets of the particular class before accruals for fees, expenses and redemptions. In its discretion, the Company may require Grant Park to reimburse the Company in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit.

The reimbursement for organization and offering cost is made on a monthly basis. At December 31, 2007, all organization and offering costs have been reimbursed by Grant Park. The Company has agreed to remit back to Grant Park $500,000 of Grant Park’s organization and offering expenses to the extent actual expenses incurred were less than the actual amount Grant Park paid the Company.

Operating expenses:  All ongoing operating expenses, such as legal, audit, administrative costs, expense of preparing and filing required periodic reports with the Securities and Exchange Commission (“SEC”), transfer agent fees, printing and postage will be paid by the Company on behalf of Grant Park and reimbursed to the Company by Grant Park. This reimbursement is made monthly at a rate 0.021 percent, or 0.25 percent annually of the net asset value of Grant Park. The Company bears any of the excess amount. In its discretion, the Company may require Grant Park to reimburse the Company in any subsequent calendar year for amounts that exceed these limits in any calendar year, provided that the maximum amount reimbursed by Grant Park will not exceed the overall limit set forth above. To the extent operating expenses are less than 0.25 percent of Grant Park’s average net assets during the year, the difference may be reimbursed pro rata to record-holders as of December 31 of each year. The Company has received reimbursements from Grant Park totaling $1,055,444 for the year ended December 31, 2007. The Company has agreed to remit back to Grant Park $250,000 of Grant Park’s operating expenses to the extent actual expenses incurred were less than the actual amount Grant Park paid the Company.

As the General Partner and Investment Manager of Dearborn Select, the Company is entitled to management fees ranging from 2.5–3.5 percent per annum of the net asset value of the Class of each Series. A portion of the management fee is paid to the respective trading advisors of each series.

Additionally, the Company has agreed to pay, without reimbursement from Dearborn Select, the organizational and offering expenses related to the formation of Dearborn Select.

NOTE 6. ADVISORY AND PERFORMANCE FEES RECEIVABLE

The Company is a Co-Investment Advisor to Dearborn Alternative Investment Fund Series 2 (“Dearborn Alternative”). The investment advisors receive an annual advisor and distribution fee equal to 2 percent of Dearborn Alternative’s net assets, payable quarterly in arrears, of which the Company receives 37.5 percent of

DEARBORN CAPITAL MANAGEMENT, L.L.C.
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 6. ADVISORY AND PERFORMANCE FEES RECEIVABLE – (continued)

the fee. At December 31, 2007, the Company has a management fee receivable from Dearborn Alternative of $25,199 and related selling agent fees payable of $15,749, which is included in accounts payable, accrued expenses and other liabilities.

NOTE 7. PENDING PARTNER ADDITIONS AND REDEMPTIONS PAYABLE

At December 31, 2007, redemptions payable and pending partner additions represent capital transactions at Grant Park. Pursuant to the provisions of Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”), redemptions approved by the General Partner of Grant Park prior to month-end with a fixed effective date and fixed amount are recorded as redemptions payable as of month-end.

NOTE 8. DEMAND LOAN PAYABLE TO BANK AND NOTE PAYABLE

The Company has entered into an agreement with a bank for a credit facility up to a maximum amount of $5 million. Amounts can be borrowed in multiple advances; however, the aggregate amount of such advances cannot exceed the maximum amount. Loan amounts are due on demand, no later than April 30, 2008, and bear interest at the prime rate (7.25 percent at December 31, 2007). Loans are collateralized by certain property of the Company, including receivables, investments and equipment. At December 31, 2007, the Company has an outstanding balance of $1,211,000. This agreement contains financial covenants requiring the maintenance of an amount of tangible net worth and certain financial ratios. The agreement also contains certain non-financial covenants. As of December 31, 2007 the Company is in compliance with its financial covenants, and has obtained a waiver of a certain non-financial covenant.

The note payable represents an obligation to a bank that matures on January 15, 2010 and bears interest at the rate of 6.25 percent. The note is payable in monthly installments, including principal and interest, of $4,750 and is collateralized by certain assets of 555-6 and guaranteed by the Company. Scheduled repayments of notes payable, exclusive of interest, at December 31, 2007 are set forth as follows:

Fiscal year ending December 31:
2008	$19,384
2009	$20,758
2010	$560,758

NOTE 9. EMPLOYEE BENEFIT PLAN

The Company has established a salary deferral plan under section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer a portion of their compensation to the plan. The Company matches employees’ contributions, up to 50 percent of 6 percent of eligible compensation. The plan also provides a component whereby the Company can make a discretionary contribution to the plan.

NOTE 10. TRADING ACTIVITIES AND RELATED RISKS

Grant Park and Dearborn Select engage in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, and forward contracts (collectively, derivatives). These derivatives include both financial and nonfinancial contracts held as part of a diversified trading strategy. Grant Park and Dearborn Select are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts require margin deposits with Futures Commission Merchants (“FCMs”). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with

DEARBORN CAPITAL MANAGEMENT, L.L.C.
NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 10. TRADING ACTIVITIES AND RELATED RISKS – (continued)

an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, Grant Park and Dearborn Select are exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, Grant Park and Dearborn Select pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose Grant Park and Dearborn Select to potentially unlimited liability; for purchased options the risk of loss is limited to the premiums paid.

In addition to market risk, in entering into commodity interest contracts there is a credit risk that a counterparty will not be able to meet its obligations to Grant Park and Dearborn Select. The counterparty for futures and options on futures contracts traded in the United States and on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward contracts, over-the-counter options contracts or swap contracts, which are traded on the interbank or other institutional market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a clearing house backed by a group of financial institutions; thus, there likely will be greater counterparty credit risk. Grant Park and Dearborn Select trade only with those counterparties that they believe to be creditworthy. All positions of Grant Park and Dearborn Select are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to Grant Park and Dearborn Select.

NOTE 11. INDEMNIFICATIONS

In the normal course of business, Grant Park enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. Grant Park’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Grant Park that have not yet occurred. Grant Park expects the risk of any future obligation under these indemnifications to be remote.

NOTE 12. NET CAPITAL REQUIREMENTS

DCM is a broker-dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. In the first year of operation the ratio of aggregate indebtedness to net capital shall not exceed 8 to 1. Rule 15c3-1 also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital would exceed 10 to 1. At December 31, 2007 DCM has net capital of $19,898 which was $14,898 in excess of its required net capital of $5,000. At December 31, 2007, DCM’s net capital ratio was .17 to 1.

NOTE 13. SUBSEQUENT EVENT

From January 1, 2008 to March 31, 2008, Grant Park had contributions and redemptions totaling approximately $22,985,000 and $6,519,000 respectively.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

$200,000,000 Legacy Wrap Class Limited Partnership Units
$350,000,000 GAM Class Limited Partnership Units
$200,000,000 GAM Wrap Class Limited Partnership Units

An investment in the units is speculative. Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page 16.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both parts contain important information.

This statement of additional information and accompanying disclosure document are both dated _____________, 2008.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

APPENDICES

THE COMMODITY INTEREST MARKETS

The regulation of commodity interest transactions, markets and intermediaries is governed by the Commodity Exchange Act, or CEA. The CEA provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bond, stock index, interest rate, currency, energy and metal markets. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available in any size and maturity and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

Further, as the result of the Commodity Futures Modernization Act of 2000, or CFMA, which made possible a variety of new futures and derivative exchanges and clearing organizations, over-the-counter derivative instruments such as forward contracts and swap agreements (and options on forwards and physical commodities) may begin to be traded on lightly-regulated exchanges or electronic trading platforms that may, but are not required to, provide for clearing facilities. Exchanges and electronic trading platforms on which over-the-counter instruments may be traded and the regulation and criteria for that trading are more fully described below under “Futures Exchanges and Clearing Organizations.” Nonetheless, absent a clearing facility, Grant Park’s trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in-the-money if the strike price is below current market levels, and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in-the-money if the strike price is above the current market levels, and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium plus transaction expenses. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin in amounts set by exchanges to demonstrate his ability to meet potential contractual obligations.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Spot Contracts

Spot contracts are cash market transactions where the buyer and the seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement. Spot contracts are not uniform and not traded on an exchange. An exchange for physical, or EFP, transaction is one type of common transaction involving spot contracts. An EFP is the spot purchase or sale of a commodity in conjunction with an offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open and competitive trade for the futures contract on the exchange. Exchange rules govern the manner in which EFPs involving futures contracts that are listed on the exchange may be transacted.

Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. All trades made by Grant Park will be for speculative rather than for hedging purposes.

Futures Exchanges and Clearing Organizations

Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. A central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their clearing broker and the clearing organization.

U.S. Futures Exchanges

Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange.

A derivatives transaction execution facility, or DTEF, is a type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, etc. may be traded on a DTEF.

An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants.

An electronic trading facility, or ETF, is a form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the ETF. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an ETF in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority.

The trading advisors intend to monitor the development of and opportunities and risks presented by the less-regulated DTEFs, exempt boards of trade and ETFs and may, in the future, allocate a percentage of Grant Park’s assets to trading in products on these exchanges. Provided Grant Park maintains assets exceeding $5 million, Grant Park would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade.

Speculative Position Limits

The CFTC and U.S. designated contract markets have established limits or position accountability rules, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which Grant Park is not) may hold, own or control in commodity interests. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity interests, such as oats, wheat, soybeans and cotton. In addition, U.S. exchanges may set position limits for all commodity interests traded on that exchange. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which Grant Park and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits Grant Park’s commodity interest positions will not be attributable to investors in their own commodity interest trading.

Daily Price Limits

Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contract or options on futures contract prices during a single trading day by regulations. These regulations specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day.

Regulation

The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC has adopted regulations with respect to the activities of commodity pool operators and commodity trading advisors. Under the CEA, a registered commodity pool operator, such as the general partner, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as Grant Park’s trading advisors.

The CEA requires all futures commission merchants, such as Grant Park’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades.

Grant Park’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a reparations complaint with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The general partner, each trading advisor, the selling agents and the clearing brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. Grant Park itself is not required to be registered in any capacity with the CFTC or to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

Margin

Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

Brokerage firms, such as Grant Park’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require Grant Park to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.

Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does require the extension of credit between counterparties.

When a trader purchases an option, there is no margin requirement, however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the- money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to Grant Park’s trading, Grant Park (and not its investors personally) is subject to margin calls.

Many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

HISTORICAL PERSPECTIVE OF THE MANAGED FUTURES INDUSTRY

Since 1980, the world’s futures markets have expanded from consisting primarily of agricultural contracts to include worldwide financial markets such as stock indices, currencies and global interest rates. The pie chart below demonstrates this growth of diversity within the futures industry. In 1980, the agricultural sector dominated the trading volume of the industry. By May 2008, the agricultural sector represented approximately only 7% of trading while interest rates, currencies and stock indices represented approximately 85%.

Futures Industry Sectors

1980	2008

Source:  Futures Industry Association, Washington, D.C., Futures and Options Global Trading Volume

The above charts were prepared by Dearborn Capital Management, L.L.C.

The managed futures industry is made up of professional money managers known as commodity trading advisors. These commodity trading advisors manage client assets on a discretionary basis using global futures markets as an investment medium. As the chart below illustrates, assets dedicated to managed futures have grown from approximately $300 million in 1980 to over $234 billion in June 2008.

Growth in the Managed Futures Industry
January 1980 – June 2008

This chart was prepared by Dearborn Capital Management, L.L.C. using data obtained from Barclay Trading Group, Ltd.

POTENTIAL ADVANTAGES OF INVESTMENT

The following section provides a description of the potential advantages of investing in Grant Park Futures Fund.

Value of Diversifying Into Managed Futures

The inclusion of managed futures into a portfolio is based upon the most fundamental of all investment principles: diversification. Dr. Harry Markowitz’s groundbreaking work in portfolio construction concluded that a more efficient portfolio can be created by investing across non-correlated asset classes. This hypothesis became known as Modern Portfolio Theory and earned Dr. Markowitz a Nobel Prize in economics.

In 1980 John Lintner of Harvard University applied this theory to the developing asset class of managed futures. His study determined that “the combined portfolios of stocks (or stocks and bonds) after including judicious investments...in leveraged managed futures accounts show substantially less risk at every possible level of expected return than portfolios of stocks and bonds alone.” While managed futures were intuitively understood to have a low correlation to traditional asset classes, this landmark study confirmed the diversification benefits derived from allocating a portion of a portfolio into this asset class.

True diversification is derived from investing across asset classes that move independently, or are non-correlated, to each other. Managed futures have long been recognized as having a low correlation to traditional asset classes.

Historical Correlation and Comparative Performance

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, HFRI Fund Weighted Composite Index, Morgan Stanley Capital International Europe, Australasia, Far East (MSCI EAFE) Index, Lehman Brothers U.S. Government Index (Long subset) and the CASAM CISDM Commodity Trading Advisors Asset Weighted Index with the Standard & Poor’s 500 Total Return Index (S&P 500 Index). The NASDAQ Composite Index, HFRI Fund Weighted Composite Index, MSCI EAFE Index, Lehman Brothers U.S. Government Index (Long subset) and S&P 500 Index are passive, unmanaged indices of equity or debt securities, as applicable, generally purchased by investors for investment purposes. The CASAM CISDM Commodity Trading Advisors Asset Weighted Index is an index of the performance of public and private commodity pools. All of the above indices are used by the marketplace in varying degrees as performance benchmarks of the various asset classes they represent.

A correlation of 1.0 indicates a perfect positive and direct correlation between the particular index and the S&P 500 Index; a correlation of -1.0 indicates a perfectly negative or inverse correlation between the particular index and the S&P 500 Index. Note that stocks associated with the NASDAQ, HFRI Fund Weighted Composite and MSCI EAFE indices, as well as bonds, have historically had a higher correlation with the S&P 500 Index than managed futures investments, as represented by the CASAM CISDM Commodity Trading Advisors Asset Weighted Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation of Monthly Returns with S&P 500 Stock index
January 1980 – June 2008

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

*Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through June 2008.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET OF FEES AND EXPENSES

The Advantages of Non-Correlation

Given that historically, managed futures investments have had very little correlation to the stock and bond markets, Dearborn Capital Management, L.L.C., Grant Park’s sponsor and general partner, believes that the performance of Grant Park should also exhibit a substantial degree of non-correlation with the performance of traditional equity and debt portfolio components, in part because of the ease of selling commodity interests short. This feature of many commodity interest contracts — being able to be long or short a commodity interest position with similar ease — means that profit and loss from commodity interest trading is not dependent upon economic prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and it is entirely possible that Grant Park may not outperform other sectors of an investor’s portfolio, or may produce losses. Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and you should not assume that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Negative correlation occurs when the performance of two asset classes are in opposite direction to each other. Non-correlation means only that Grant Park’s performance will likely have no relation to the performance of equity and debt instruments, reflecting the general partner’s belief that certain factors that affect equity and debt prices may affect Grant Park differently and that certain factors that affect equity and debt prices may not affect Grant Park at all. Grant Park’s net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling cash markets. The general partner does not expect that Grant Park’s performance will be negatively correlated to general debt and equity markets.

The chart below shows the historical correlation of the monthly returns of the CASAM CISDM Commodity Trading Advisors Asset Weighted Index, Lehman Brothers U.S. Government Index (Long subset), the MSCI EAFE Index, S&P 500 Index, the HFRI Fund Weighted Composite Index, and the NASDAQ Composite Index with Grant Park.

Historical Correlation of Monthly Returns with Grant Park Futures Fund
January 1989 – June 2008

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

*Performance data for the HFRI Fund Weighted Composite Index available only from January 1990 through June 2008.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

Advantages of Commodity Pool Investments

Both the commodity interest markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. For example, each investor in Grant Park should be able to participate in a greater number of commodity interest markets (both U.S. and non-U.S.) and to a greater extent than would be possible if Grant Park’s minimum investment were traded on an individual investor basis.

Profit Potential

Commodity interest contracts can easily be leveraged, which magnifies the potential profit and the potential loss. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Interest Income

Unlike some alternative investment funds, Grant Park does not borrow money in order to obtain leverage, so Grant Park does not incur any interest expense. Rather, Grant Park’s margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of Grant Park’s available assets, which include unrealized profits credited to Grant Park’s accounts.

Diversification within a Single Investment

Commodity interest contracts allow an investor to diversify risk across market sectors, as well as geographically. For example, an investor can trade interest rates, stock indices, currencies, energy products and metals in numerous countries around the world. This market diversification may reduce the risk of loss. While Grant Park itself trades across a diverse selection of global markets, an investment in Grant Park is not a substitute for overall portfolio diversification.

The pie chart below demonstrates Grant Park’s collective market sectors exposure of all of the Funds trading advisors as of June 30, 2008. This is not a reflection of actual positions held on this date, but rather a reflection of the potential estimated exposure to any one market sector on this date.

Grant Park Futures Fund Sector Exposure
As of June 30, 2008

This chart was prepared by Dearborn Capital Management, L.L.C. See “The Commodity Interest Markets” above for information related to this chart.

Ability to Profit or Lose in a Rising or Falling Market Environment

Grant Park can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, the investor will lose money until the short position is exited.

Professional Trading

Grant Park’s trading decisions are made by Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company, Graham Capital Management, L.P., Winton Capital Management Limited, Welton Investment Corporation, Global Advisors L.P., Transtrend B.V., Quantitative Investment Management LLC and Revolution Capital Management LLC, each using its own proprietary trading program. With respect to the Legacy Wrap Class, the trading advisors are Rabar, EMC, Graham, ETC, Winton, Welton, Global Advisors, Transtrend and QIM. With respect to the GAM Class and GAM WRAP Class, the trading advisors are EMC, ETC, Winton, Transtrend and QIM and RCM. With respect to RCM, Grant Park will initially invest in the Dunn-Mosaic, LP fund sponsored by Dunn Capital Management, Inc. to access RCM’s Mosaic trading program. Upon meeting certain minimum investment thresholds, Grant Park will enter into a trading advisory contract with RCM and will access RCM directly through a separate trading company as is the case with each of the other trading advisors.

Each of the trading advisors is a full-time commodity trading advisor with an established performance record and a dedicated staff of experienced alternative investment professionals. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

Convenience

Through Grant Park, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets. In addition, Grant Park provides to or obtains for its investors many services designed to alleviate the administrative details involved in trading commodity interests directly, including maintaining books and records of trading activities, preparing unaudited monthly and audited annual account statements to investors and supplying investors with information necessary for preparing their federal income tax returns.

Liquidity

In most cases, the commodity interest markets on which Grant Park trades have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Grant Park attempts to select markets for investment based upon, among other things, their perceived liquidity. Most exchanges impose limits on the amount that prices in certain futures or options contracts can move in one day. Situations in which markets have moved the limit for several consecutive days have not been common, but do occur.

Investors also may cause Grant Park to redeem all or a portion of their units on a monthly basis.

Limited Liability

Investors’ liability is limited to the amount of their investment in Grant Park. Investors cannot individually be subjected to margin calls and will not be required to contribute additional capital to Grant Park.

Sponsor Experience

Grant Park’s sponsor and general partner, Dearborn Capital Management, L.L.C., and its principals have extensive experience managing and operating Grant Park. Grant Park has been in continuous existence since January 1989. However, past performance is not necessarily indicative of future results.

Low Investment Requirements

The minimum investment required to invest in the Legacy Wrap Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000. The minimum investment in the GAM Class and GAM Wrap Class units is $5,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the GAM Class and GAM Wrap Class units must be at least $1,000. Typically, the minimum investment in an individually managed futures account would be substantially greater. In fact, some of Grant Park’s current trading advisors have a general account size minimum of at least $1,000,000.

SUPPLEMENTAL PERFORMANCE INFORMATION OF GRANT PARK FUTURES FUND

The tables and accompanying information on the remaining pages that follow present certain supplemental historical performance and statistical information of the Class A units of Grant Park. Class A units are assessed an annual rate of 20 basis points (0.20%) of the adjusted net assets of the Class A units, calculated and payable monthly on the basis of month-end adjusted net assets. In addition, Class A units pay the general partner a monthly brokerage charge equal to 0.6292%, a rate of 7.55% annually, of the month-end adjusted net assets of the Class A units. Although the following information has not been audited, the general partner believes this information to be reliable. All performance information for Grant Park is shown net of fees and expenses. You should consult Part One of this prospectus regarding the material terms applicable to an investment in Grant Park, including the associated fees and expenses. Past performance is not necessarily indicative of future results.

SAI-E-1

SUPPLEMENTAL PERFORMANCE INFORMATION
GRANT PARK FUTURES FUND CLASS A UNITS PERFORMANCE — INCEPTION THROUGH JUNE 2008
(Unaudited)

Name of the Fund	Grant Park Futures Fund Limited Partnership (Class A units)
Type of Fund	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at 6/30/08	$131,770,587
Net Asset Value at 6/30/08	$80,731,268
Worst Monthly Percentage Draw-Down * (Since inception)	-21.72% 08/89
Worst Peak-to-Valley Draw-Down * (Since inception)	-38.87% 05/89 – 10/89

	Rate of Return
Month	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997	1996	1995	1994	1993	1992	1991	1990	1989
Jan	2.49%	1.25%	3.49%	(5.96)%	0.38%	2.72%	(0.87)%	1.86%	(1.12)%	(2.02)%	1.96%	6.82%	(1.09)%	(10.69)%	(13.74)%	2.38%	(15.23)%	(12.36)%	5.20%	0.97%
Feb	9.66%	(4.18)%	(3.28)%	3.42%	7.33%	5.77%	(5.95)%	0.53%	0.69%	7.95%	2.62%	7.61%	(13.59)%	16.37%	(9.39)%	18.13%	(5.32)%	(13.31)%	6.32%	(3.29)%
Mar	(0.63)%	(4.55)%	4.06%	(0.51)%	(1.40)%	(7.47)%	2.26%	6.63%	(1.70)%	(5.18)%	(1.08)%	1.06%	(1.34)%	20.67%	23.25%	1.57%	(2.32)%	1.75%	22.20%	17.34%
Apr	(0.13)%	5.23%	9.46%	(5.05)%	(11.66)%	2.57%	(3.07)%	(4.51)%	(3.84)%	2.92%	(7.46)%	(8.45)%	4.97%	10.88%	2.31%	15.69%	(4.13)%	(6.52)%	31.10%	(9.51)%
May	2.11%	4.60%	(0.81)%	3.98%	(4.75)%	9.68%	5.17%	(0.47)%	1.80%	(5.51)%	3.13%	(0.91)%	(4.35)%	14.93%	14.29%	2.30%	(2.34)%	(1.90)%	(15.80)%	26.07%
Jun	3.06%	4.16%	(2.85)%	1.89%	(4.47)%	(1.26)%	10.07%	(2.66)%	(3.51)%	0.22%	(0.37)%	0.34%	2.32%	(1.82)%	14.25%	(2.34)%	8.33%	3.93%	14.00%	(3.31)%
Jul	—	(3.72)%	(3.66)%	(1.96)%	(3.36)%	(0.49)%	6.63%	0.12%	(1.60)%	(2.68)%	(0.30)%	15.73%	(1.48)%	(14.36)%	(5.96)%	20.56%	16.34%	(10.99)%	16.03%	0.70%
Aug	—	(3.71)%	2.20%	1.97%	(0.32)%	0.19%	1.57%	2.88%	4.36%	(1.16)%	24.62%	(8.17)%	(2.53)%	(11.29)%	(6.26)%	0.16%	7.34%	(1.85)%	22.83%	(21.72)%
Sep	—	8.78%	(1.10)%	(0.04)%	1.07%	0.13%	2.87%	3.69%	(2.30)%	1.54%	6.23%	2.92%	3.81%	(10.54)%	2.76%	(3.99)%	(11.40)%	6.76%	14.76%	(1.68)%
Oct	—	5.23%	(0.64)%	(3.38)%	3.43%	2.52%	(6.04)%	5.30%	0.80%	(8.65)%	(4.64)%	(5.18)%	14.82%	(5.40)%	(7.54)%	(5.39)%	(0.72)%	0.12%	5.49%	(18.43)%
Nov	—	(0.66)%	3.59%	4.16%	8.45%	(0.91)%	(2.53)%	(7.80)%	8.91%	2.10%	(3.21)%	0.81%	7.80%	2.77%	15.50%	4.57%	2.41%	(0.21)%	2.83%	5.37%
Dec	—	0.63%	(0.92)%	(1.36)%	(0.89)%	6.00%	5.58%	2.14%	9.00%	3.05%	2.09%	6.10%	(6.99)%	18.69%	(0.17)%	13.15%	(5.55)%	35.80%	(2.65)%	29.00%
Year	17.38%	12.63%	9.11%	(3.44)%	(7.58)%	20.03%	15.25%	7.00%	10.97%	(8.24)%	22.40%	17.31%	(0.59)%	23.04%	24.30%	84.25%	(15.50)%	(6.77)%	197.04%	8.61%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of such draw-down.

Worst Peak-to-Valley Draw-Down is greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which such draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

During the period presented through March 31, 2003, Grant Park’s net profits and losses were allocated on a capital account-by-capital account basis. As of April 1, 2003, net profits and losses are allocated on a per-unit basis within each class of units. Investors should note that these two methods of allocation may result in slight differences in how Grant Park’s performance is calculated.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

SAI-E-2

SUPPLEMENTAL PERFORMANCE INFORMATION
GRANT PARK FUTURES FUND CLASS B UNITS PERFORMANCE —
AUGUST 2003 THROUGH JUNE 2008
(Unaudited)

The past performance record of Grant Park’s Class B units is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate.

All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of Trading	August 2003
Aggregate Gross Subscriptions at 6/30/08	$522,444,022
Net Asset Value at 6/30/08	$485,146,346
Worst Monthly Percentage Draw-Down * (Since 8/03)	-11.72% 04/04
Worst Peak-to-Valley Draw-Down * (Since 8/03)	-23.99% 02/04 – 08/04

	Rate of Return
Month	2008	2007	2006	2005	2004	2003
Jan	2.42%	1.18%	3.41%	-6.04%	0.31%	—
Feb	9.58%	-4.25%	-3.35%	3.34%	7.25%	—
Mar	-0.70%	-4.62%	3.98%	-0.59%	-1.47%	—
Apr	-0.20%	5.15%	9.38%	-5.12%	-11.72%	—
May	2.03%	4.52%	-0.88%	3.90%	-4.82%	—
Jun	2.99%	4.09%	-2.92%	1.81%	-4.55%	—
Jul	—	-3.79%	-3.73%	-2.03%	-3.44%	—
Aug	—	-3.78%	2.12%	1.89%	-0.40%	0.12%
Sep	—	8.70%	-1.17%	-0.11%	0.99%	0.06%
Oct	—	5.16%	0.71%	-3.45%	3.35%	2.45%
Nov	—	-0.73%	3.51%	4.08%	8.37%	-0.98%
Dec	—	0.64%	-0.90%	-1.35%	-0.96%	5.93%
Year	16.88%	11.76%	8.28%	-4.25%	-8.40%	7.66%

*	Draw-Down means losses experienced by Grant Park over a specified period.

Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SAI-E-3

Pro Forma Performance Record

The pro forma performance record following on pages SAI-E-5 through SAI-E-12 presents Grant Park’s Legacy Wrap Class unit historical performance record from inception through June 2008, adjusted to give approximate effect to the aggregate fees and expenses applicable to the Legacy Wrap Class units as if such fees and expenses had been applicable to all limited partnership interests in Grant Park. This pro forma performance record should be reviewed in conjunction with the performance record found on pages 60 and 61 of this prospectus.

This pro forma performance table is an approximation only, and is in no way intended to imply that Legacy Wrap Class limited partners will experience the results depicted. All performance information is shown net of fees and expenses.

SAI-E-4

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
1989														1,000.00
Jan		2,028,000		(95,772)	9,892	10,542	14,232		148,905	38,251	(18,583)	2,047,668	1.89%	1,018.86
Feb.	2,047,668			(31,992)	13,525	10,075	(13,779)		(30,819)	(45,583)	(21,693)	1,980,392	-2.23%	996.18
Mar.	1,980,392			17,561	12,779	12,266	111,376		422,260	328,958	14,449	2,323,799	16.61%	1,161.65
Apr.	2,323,799			144,515	18,222	10,681			(368,026)	(215,970)	(5,109)	2,102,720	-9.29%	1,053.69
May.	2,102,720			328,160	12,030	14,007	113,999		335,376	547,560	714	2,650,994	26.04%	1,328.08
Jun.	2,650,994			(79,177)	24,332	12,888	(25,531)		(39,824)	(82,026)	(5,834)	2,563,134	-3.09%	1,286.99
Jul.	2,563,134		254,544	8,641	16,467	13,170	10,389		24,069	25,617	(7,673)	2,326,534	1.00%	1,299.85
Aug.	2,326,534	738,000		(224,433)	17,851	12,157	(10,389)		(446,648)	(654,998)	(10,507)	2,399,029	-21.37%	1,022.03
Sep.	2,399,029	151,478		(129,405)	14,876	12,799			102,684	(24,644)	(18,320)	2,507,543	-0.97%	1,012.15
Oct.	2,507,543	281,000		(342,440)	16,345	11,567			(168,105)	(505,767)	(8,057)	2,274,719	-18.14%	828.57
Nov.	2,274,719	30,000		94,362	14,858	12,355			36,584	133,449	(9,737)	2,428,431	5.79%	876.55
Dec.	2,428,431	70,000	54,510	566,319	17,068	16,470			185,049	751,966	(27,467)	3,168,420	30.10%	1,140.37
Yearly Rate Of Return													14.04%
1990														1,140.37
Jan	3,168,420		145,224	(192,222)	20,722	16,999			374,690	186,191	(21,310)	3,188,077	5.88%	1,207.38
Feb.	3,188,077			249,461	19,159	17,324	49,042		(20,493)	181,760	19,753	3,389,590	5.70%	1,276.22
Mar.	3,389,590		264,160	767,148	22,930	22,361	258,200		255,659	765,175	(12,663)	3,877,942	22.57%	1,564.32
Apr.	3,877,942	40,000		911,046	27,795	27,937	401,779		684,437	1,193,562	24,784	5,136,288	30.46%	2,040.87
May.	5,136,288	255,000		70,023	33,209	22,018	(259,219)		(1,127,372)	(786,938)	(65,033)	4,539,317	-14.60%	1,742.98
Jun.	4,539,317	100,000		479,556	32,694	27,948	221,989		391,875	654,188	(4,621)	5,288,884	14.10%	1,988.75
Jul.	5,288,884	75,000	112,509	(155,963)	36,658	32,877	284,550		1,276,524	839,792	20,111	6,111,278	15.66%	2,300.12
Aug.	6,111,278	332,160	356,622	3,263,700	55,514	42,373	484,161		(1,358,056)	1,434,624	36,098	7,557,538	22.26%	2,812.24
Sep.	7,557,538		77,085	867,905	53,673	45,489	359,667		543,407	1,059,829	55,354	8,595,636	14.02%	3,206.61
Oct.	8,595,636		129,325	70,806	72,401	46,802	165,062		544,116	475,459	(3,663)	8,938,107	5.53%	3,383.98
Nov.	8,938,107		740,000	1,827,985	64,464	47,109	94,656		(1,486,573)	264,111	(11,281)	8,450,937	2.95%	3,483.97
Dec.	8,450,937		269,232	(784,467)	56,938	41,509	(60,444)		509,766	(198,828)	(25,160)	7,957,717	-2.35%	3,402.01
Yearly Rate Of Return													198.32%
1991														3,402.01
Jan	7,957,717	200,000	156,415	(676,249)	45,050	36,317			(323,115)	(990,631)	(17,536)	6,993,135	-12.14%	2,988.88
Feb.	6,993,135		61,651	(272,299)	35,560	30,888			(629,916)	(897,543)	(33,485)	6,000,456	-12.83%	2,605.27
Mar.	6,000,456		30,000	(697,927)	30,158	30,943			804,757	106,045	(1,121)	6,075,380	1.77%	2,651.31
Apr.	6,075,380	1,184,534		(89,099)	32,740	34,468			(366,846)	(457,673)	(15,845)	6,786,396	-6.30%	2,484.17
May.	6,786,396	1,356,881	30,000	13,778	37,547	40,549			(151,853)	(141,077)	(13,249)	7,958,951	-1.73%	2,441.14
Jun.	7,958,951	904,954	202,281	(36,230)	38,435	46,782			413,007	368,430	(20,282)	9,009,772	4.16%	2,542.60
Jul.	9,009,772	827,423	131,159	(802,804)	44,834	44,470			(258,664)	(1,061,104)	(19,785)	8,625,147	-10.79%	2,268.34
Aug.	8,625,147	865,927	31,096	(169,838)	43,134	47,254			8,299	(165,659)	(10,315)	9,284,004	-1.75%	2,228.75
Sep.	9,284,004		65,853	157,738	43,165	50,280			487,985	638,608	(11,049)	9,845,710	6.88%	2,382.05
Oct.	9,845,710			119,619	43,848	50,049			(82,103)	31,315	(19,287)	9,857,738	0.32%	2,389.63

SAI-E-5

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
Nov.	9,857,738		546,171	80,923	38,569	49,926			(74,549)	(4,983)	(15,906)	9,290,678	-0.05%	2,388.42
Dec.	9,290,678		147,158	1,406,646	42,102	64,222	329,905		1,998,834	3,053,455	272,710	12,469,685	32.87%	3,173.40
Yearly Rate Of Return													-6.72%
1992														3,173.40
Jan	12,469,685		25,000	414,712	38,662	53,466			(2,318,156)	(1,918,248)	18,874	10,545,311	-15.38%	2,685.22
Feb.	10,545,311			(232,222)	32,951	50,572			(315,196)	(565,039)	4,528	9,984,800	-5.36%	2,541.34
Mar.	9,984,800		163,626	(236,306)	33,609	49,560			48,031	(204,226)	(26,935)	9,590,013	-2.05%	2,489.36
Apr.	9,590,013		77,664	(459,417)	27,711	46,709			106,240	(372,175)	(23,676)	9,116,498	-3.88%	2,392.76
May.	9,116,498		168,403	(374,538)	26,109	45,127			182,681	(210,875)	(2,606)	8,734,614	-2.31%	2,337.41
Jun.	8,734,614		595,518	538,973	26,693	48,101	7,984		240,336	749,917	(22,066)	8,866,947	8.59%	2,538.09
Jul.	8,866,947		544,497	545,121	23,835	52,600	19,478		997,070	1,493,949	(44,703)	9,771,696	16.85%	2,965.72
Aug.	9,771,696		210,522	1,117,335	24,174	53,446	(1,652)		(312,406)	777,309	(60,327)	10,278,156	7.95%	3,201.63
Sep.	10,278,156		268,301	(515,363)	23,608	46,095	3,347		(643,594)	(1,184,791)	12,962	8,838,026	-11.53%	2,832.57
Oct.	8,838,026		341,535	(245,030)	20,363	44,546	1,657		222,257	(48,613)	(14,674)	8,433,204	-0.55%	2,816.99
Nov.	8,433,204		151,010	390,043	18,706	43,903	6,489		(134,008)	224,350	(21,049)	8,485,495	2.66%	2,891.93
Dec.	8,485,495		328,112	191,021	22,980	40,611	(8,145)		(644,386)	(462,851)	(8,258)	7,686,274	-5.45%	2,734.19
Yearly Rate Of Return													-13.84%
1993														2,734.19
Jan	7,686,274		397,467	(620,599)	16,538	39,987			849,060	205,013	(22,079)	7,471,741	2.67%	2,807.12
Feb.	7,471,741		72,924	1,452,971	14,822	44,937			(26,483)	1,396,374	(41,925)	8,753,267	18.69%	3,331.73
Mar.	8,753,267		852,458	536,706	19,345	45,343	1,211		(315,749)	193,749	(56,397)	8,038,161	2.21%	3,405.48
Apr.	8,038,161		181,148	453,201	17,288	48,582	245,156		1,127,507	1,304,258	(43,400)	9,117,871	16.23%	3,958.04
May.	9,117,871		58,481	300,633	18,238	47,661	50,977		16,682	236,915	(27,414)	9,268,890	2.60%	4,060.89
Jun.	9,268,890		51,500	231,620	19,579	45,870	(54,197)		(421,865)	(162,340)	(54,132)	9,000,918	-1.75%	3,989.76
Jul.	9,000,918		52,370	404,997	21,675	57,717	470,577		2,020,375	1,918,753	(67,762)	10,799,538	21.32%	4,840.27
Aug.	10,799,538		150,000	1,034,936	20,407	55,172	10,461		(911,651)	78,060	(60,830)	10,666,768	0.72%	4,875.26
Sep.	10,666,768		13,000	835,700	19,024	51,508	(112,833)		(1,304,970)	(388,921)	(36,962)	10,227,885	-3.65%	4,697.50
Oct.	10,227,885		6,922	(650,500)	15,655	49,377			200,763	(483,459)	(67,359)	9,670,145	-4.73%	4,475.46
Nov.	9,670,145		272,746	174,824	15,239	51,637	14,715		381,931	505,642	(64,196)	9,838,845	5.23%	4,709.47
Dec.	9,838,845		101,961	614,432	17,995	58,071	285,152		1,046,846	1,336,050	(42,481)	11,030,453	13.58%	5,348.99
Yearly Rate Of Return													95.63%
1994														5,348.99
Jan	11,030,453			(151,306)	15,236	48,323			(1,309,651)	(1,494,044)	(21,291)	9,515,118	-13.54%	4,624.48
Feb.	9,515,118		86,692	(218,825)	10,375	43,840			(611,123)	(863,413)	(30,008)	8,535,005	-9.07%	4,204.85
Mar.	8,535,005		135,277	617,505	14,700	53,713	5,032		1,486,680	2,060,139	(75,346)	10,384,521	24.14%	5,219.80
Apr.	10,384,521		64,693	125,421	15,923	53,959			176,829	264,214	(23,988)	10,560,054	2.54%	5,352.61
May.	10,560,054		869,198	1,171,144	22,155	63,279	340,314		797,939	1,587,645	(78,335)	11,200,166	15.03%	6,157.34
Jun.	11,200,166		29,840	1,708,492	22,311	67,248	405,453		407,494	1,665,596	(70,057)	12,765,865	14.87%	7,073.01

SAI-E-6

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
Jul.	12,765,865		53,409	783,332	27,484	60,871			(1,503,006)	(753,061)	(7,965)	11,951,430	-5.90%	6,655.77
Aug.	11,951,430			627,825	26,360	56,801			(1,339,256)	(741,872)	(5,970)	11,203,588	-6.21%	6,242.62
Sep.	11,203,588		50,000	334,818	27,078	58,673			72,085	375,309	(65,726)	11,463,170	3.35%	6,451.74
Oct.	11,463,170			(776,451)	27,514	53,801			(42,943)	(845,681)	(18,790)	10,598,699	-7.38%	5,975.78
Nov.	10,598,699		50,000	160,087	30,439	62,476	2,577		1,602,679	1,728,153	(84,833)	12,192,018	16.31%	6,950.15
Dec.	12,192,018		155,942	(192,250)	38,006	61,730	7,444		206,098	(17,318)	(3,402)	12,015,356	-0.14%	6,940.27
Yearly Rate Of Return													29.75%
1995														6,940.27
Jan	12,015,356		96,460	504,786	46,721	54,430			(1,770,842)	(1,273,765)	(10,582)	10,634,550	-10.60%	6,204.53
Feb.	10,634,550		405,222	764,895	43,051	63,248	5,359		1,102,465	1,841,804	(100,875)	11,970,257	17.32%	7,279.09
Mar.	11,970,257		62,675	1,274,056	49,780	76,919	625,131		1,962,566	2,584,352	(110,640)	14,381,294	21.59%	8,850.63
Apr.	14,381,294		40,073	1,498,253	50,224	83,043	396,762		541,480	1,610,154	(46,159)	15,905,217	11.20%	9,841.56
May	15,905,217		85,486	2,317,299	61,596	96,204	606,010		797,629	2,474,310	(99,372)	18,194,669	15.56%	11,372.57
Jun.	18,194,669		245,656	2,700,672	56,888	90,373	(84,060)		(3,026,930)	(275,683)	(55,189)	17,618,141	-1.52%	11,200.26
Jul.	17,618,141		85,000	(961,526)	52,211	76,385			(1,558,060)	(2,543,760)	14,073	15,003,454	-14.44%	9,583.13
Aug.	15,003,454			(1,757,504)	43,149	67,635	5,961		126,107	(1,661,844)	(32,509)	13,309,101	-11.08%	8,521.66
Sep.	13,309,101		56,585	(309,324)	36,974	60,438	1,531		(1,049,021)	(1,383,340)	(19,665)	11,849,511	-10.39%	7,635.93
Oct.	11,849,511		25,000	(853,209)	32,688	56,853			247,734	(629,640)	(10,791)	11,184,080	-5.31%	7,230.18
Nov.	11,184,080			(398,805)	30,032	58,389			765,887	338,725	(29,351)	11,493,454	3.03%	7,449.16
Dec.	11,493,454			1,300,136	35,202	69,485	11,692		953,356	2,207,517	(58,940)	13,642,031	19.21%	8,879.90
Yearly Rate Of Return													27.95%
1996														8,879.90
Jan	13,642,031		105,622	83,210	36,658	68,530	719		(169,108)	(118,489)	(29,627)	13,388,293	-0.87%	8,802.77
Feb.	13,388,293		70,000	(306,092)	27,047	58,606	(719)		(1,484,819)	(1,821,751)	2,284	11,498,826	-13.61%	7,604.97
Mar.	11,498,826		30,000	(271,412)	27,521	57,486			147,150	(154,227)	70	11,314,669	-1.34%	7,502.97
Apr.	11,314,669		72,161	242,650	31,597	60,426	21,117		396,480	589,184	(26,406)	11,805,286	5.21%	7,893.67
May	11,805,286			(74,676)	31,392	57,136	(2,849)		(429,235)	(526,806)	13,818	11,292,298	-4.46%	7,541.42
Jun.	11,292,298		436,156	23,668	27,846	58,633	(4,156)		285,895	282,931	(21,041)	11,118,032	2.51%	7,730.37
Jul.	11,118,032		114,958	(405,548)	29,803	55,648			295,327	(136,066)	(28,800)	10,838,208	-1.22%	7,635.76
Aug.	10,838,208		194,045	(38,080)	27,048	53,539			(207,868)	(272,439)	(1,842)	10,369,882	-2.51%	7,443.83
Sep.	10,369,882		122,111	95,579	31,657	54,694			351,272	423,814	(29,225)	10,642,360	4.09%	7,748.05
Oct.	10,642,360		290,000	648,731	36,195	62,140			998,089	1,620,875	(43,761)	11,929,474	15.23%	8,928.11
Nov.	11,929,474		86,554	1,160,093	37,942	65,309			(173,668)	959,058	(28,725)	12,773,253	8.04%	9,645.88
Dec.	12,773,253		406,410	523,552	42,302	60,172			(1,404,201)	(898,519)	5,084	11,473,408	-7.03%	8,967.35
Yearly Rate Of Return													0.98%

SAI-E-7

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
1997														8,967.35
Jan	11,473,408		45,000	(233,516)	42,310	62,305	7,113		1,075,849	815,225	(32,745)	12,210,888	7.11%	9,604.51
Feb.	12,210,888		200,000	708,850	39,007	66,857	19,894		302,179	963,285	(34,175)	12,939,998	7.89%	10,362.19
Mar.	12,939,998		249,000	763,923	47,609	66,387	(3,026)		(583,931)	164,241	(26,776)	12,828,463	1.27%	10,493.71
Apr.	12,828,463		130,000	36,136	43,601	59,497			(1,107,170)	(1,086,930)	3,178	11,614,711	-8.47%	9,604.60
May	11,614,711		57,151	(511,236)	43,773	58,394			435,072	(90,785)	(14,515)	11,452,260	-0.78%	9,529.52
Jun.	11,452,260		510,139	275,775	40,158	58,484			(168,053)	89,396	(50,611)	10,980,906	0.78%	9,603.91
Jul.	10,980,906		119,469	(224,277)	42,494	64,672	12,645		2,028,332	1,769,233	(41,891)	12,588,779	16.11%	11,151.28
Aug.	12,588,779		35,000	924,832	41,051	58,491	(12,645)		(1,953,141)	(1,033,104)	4,725	11,525,400	-8.21%	10,236.15
Sep.	11,525,400		158,472	34,642	42,004	60,147			327,924	344,423	(7,598)	11,703,753	2.99%	10,542.04
Oct.	11,703,753		119,383	(520,859)	34,463	56,336			(43,242)	(585,974)	(20,592)	10,977,804	-5.01%	10,014.23
Nov.	10,977,804		158,584	226,608	31,045	56,193			(89,715)	111,745	(22,816)	10,908,149	1.02%	10,116.17
Dec.	10,908,149		447,700	352,454	38,097	58,885	127		380,967	712,506	(46,605)	11,126,350	6.53%	10,776.94
Yearly Rate Of Return													20.18%
1998														10,776.94
Jan	11,126,350		49,500	403,674	46,094	57,612	3,479		(148,886)	239,791	(21,943)	11,294,698	2.16%	11,009.21
Feb.	11,294,698		22,000	318,873	40,541	58,885	6,282		25,604	319,851	(23,413)	11,569,136	2.83%	11,320.97
Mar.	11,569,136		713,987	302,033	47,464	58,183	3,082		(378,141)	(89,909)	(34,595)	10,730,645	-0.78%	11,232.99
Apr.	10,730,645	7,932,505	80,786	(475,174)	71,223	87,745	0		(855,265)	(1,346,961)	(45,124)	17,190,279	-7.22%	10,422.28
May	17,190,279	15,000	99,514	(994,387)	68,896	90,307	(0)		1,632,402	616,604	(77,418)	17,644,951	3.58%	10,795.79
Jun.	17,644,951	50,000	32,500	529,126	74,701	89,775	156		(492,123)	21,773	(87,452)	17,596,772	0.12%	10,809.08
Jul.	17,596,772	21,288	201,318	(387,192)	72,095	89,255	142		400,558	(3,936)	(49,566)	17,363,240	-0.02%	10,806.66
Aug.	17,363,240	155,000	126,000	1,860,166	78,104	114,903	712,042		3,334,235	4,445,559	(132,542)	21,705,257	25.38%	13,549.04
Sep.	21,705,257		244,425	2,472,401	78,620	118,295	250,991		(792,868)	1,388,867	(37,154)	22,812,545	6.40%	14,416.01
Oct.	22,812,545	25,000	278,478	1,370,691	72,280	110,365	12,201		(2,389,939)	(1,069,534)	10,434	21,499,967	-4.68%	13,740.88
Nov.	21,499,967	247,850	51,000	313,803	69,393	106,711	6,394		(965,241)	(695,150)	(3,662)	20,998,005	-3.20%	13,301.66
Dec.	20,998,005		152,133	(194,098)	70,821	108,955	5,872		736,187	498,083	(59,604)	21,284,351	2.37%	13,617.19
Yearly Rate Of Return													26.35%
1999														13,617.19
Jan	21,284,351	54,475	84,500	(248,811)	65,292	106,281	35,056		(74,679)	(399,535)	(32,198)	20,822,593	-1.87%	13,362.23
Feb.	20,822,593	25,000	40,132	846,012	67,655	114,794	85,144		1,007,877	1,721,606	(64,436)	22,464,631	8.26%	14,465.69
Mar.	22,464,631	108,500	40,000	302,418	81,547	108,231	(78,383)		(1,489,761)	(1,135,644)	(34,671)	21,362,816	-5.03%	13,737.92
Apr.	21,362,816	150,000	146,500	(172,126)	71,857	112,481	1,968		897,798	683,079	(54,379)	21,995,016	3.18%	14,174.13
May	21,995,016	95,000	182,000	(122,728)	67,893	105,951	(1,968)		(1,020,095)	(1,178,913)	(38,457)	20,690,646	-5.34%	13,417.68
Jun.	20,690,646	135,858	173,714	(558,674)	67,922	106,116	129		712,114	115,117	(68,724)	20,699,183	0.55%	13,491.85
Jul.	20,699,183	85,000	148,800	(150,092)	70,734	102,645	4,577		(345,473)	(532,053)	(24,860)	20,078,470	-2.56%	13,146.47
Aug.	20,078,470	707,666	379,383	16,577	87,624	104,172	(4,554)		(228,215)	(223,631)	(16,463)	20,166,659	-1.08%	13,005.03
Sep.	20,166,659	291,869	355,798	(128,803)	80,538	105,451	3,506		505,609	348,387	(32,453)	20,418,664	1.70%	13,226.49

SAI-E-8

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
Oct.	20,418,664	54,856	535,988	(575,015)	77,991	94,730	0		(1,187,099)	(1,778,853)	7,719	18,166,398	-8.69%	12,077.30
Nov.	18,166,398		488,403	(319,288)	78,460	94,158	(0)		750,377	415,391	(34,148)	18,059,238	2.29%	12,353.46
Dec.	18,059,238	50,000	1,305,198	341,377	77,686	94,663	294		247,734	571,841	(19,340)	17,356,541	3.16%	12,743.55
Yearly Rate Of Return													-6.42%
2000														12,743.55
Jan	17,356,541		333,033	(650,362)	68,258	87,095			500,624	(168,575)	(25,636)	16,829,297	-0.97%	12,619.78
Feb.	16,829,297	25,000	339,959	131,799	69,327	86,058	69		13,861	128,861	(11,956)	16,631,243	0.76%	12,716.26
Mar.	16,631,243	515,000	293,047	703,642	75,463	85,517	118		(963,362)	(269,892)	(21,742)	16,561,562	-1.57%	12,516.10
Apr.	16,561,562		778,008	(705,741)	71,957	80,671	0		73,108	(641,347)	4,616	15,146,823	-3.87%	12,031.41
May	15,146,823	2,000	634,159	177,307	81,144	78,210	1,211		105,450	284,480	(12,250)	14,786,894	1.88%	12,257.35
June	14,786,894	25,000	1,082,624	158,716	65,562	72,463	(1,198)		(663,431)	(510,418)	(9,463)	13,209,389	-3.45%	11,834.96
July	13,209,389	25,000	465,155	(344,621)	57,400	66,005	0		144,739	(208,487)	(3,839)	12,556,908	-1.58%	11,648.52
Aug.	12,556,908		871,449	48,522	65,388	66,631	151		545,311	592,439	(44,488)	12,233,410	4.72%	12,198.10
Sep.	12,233,410		179,639	200,781	66,611	60,645	(135)		(471,983)	(265,101)	(16,777)	11,771,893	-2.17%	11,933.77
Oct.	11,771,893		170,199	(90,832)	62,178	60,191			195,374	106,529	(12,341)	11,695,882	0.90%	12,041.76
Nov.	11,695,882		134,961	467,724	55,830	64,870	4,193		647,349	1,101,840	(60,310)	12,602,451	9.42%	13,176.19
Dec.	12,602,451		1,650,732	921,003	58,440	70,330	90,820		367,821	1,186,114	(51,449)	12,086,384	9.41%	14,416.30
Yearly Rate Of Return													13.13%
2001														14,416.30
Jan	12,086,384	98,000	190,868	404,186	57,791	63,015	23,799		(147,437)	227,725	(989)	12,220,252	1.87%	14,685.74
Feb.	12,220,252		7,000	440,569	41,528	62,229	(15,010)		(359,454)	75,424	(10,142)	12,278,534	0.62%	14,776.38
Mar.	12,278,534		26,911	839,855	48,086	66,725	44,609		68,237	844,844	(30,262)	13,066,205	6.88%	15,793.09
Apr.	13,066,205		35,496	74,645	46,445	63,274			(637,166)	(579,350)	(9,732)	12,441,627	-4.43%	15,092.83
May	12,441,627	2,000	164,857	(141,266)	36,482	62,939	17,535		144,941	(40,317)	(18,368)	12,220,085	-0.32%	15,043.93
June	12,220,085	10,000	10,639	(123,702)	32,140	60,427	(17,492)		(152,930)	(287,428)	(37,960)	11,894,058	-2.35%	14,690.38
July	11,894,058	16,832	30,000	(315,768)	33,294	60,557			382,924	39,893	(26,086)	11,894,697	0.33%	14,739.58
Aug.	11,894,697		535,812	207,708	33,768	62,552	59,422		270,865	390,367	(47,479)	11,701,773	3.28%	15,223.31
Sep.	11,701,773	2,000		750,747	25,491	61,587	2,744		(264,370)	447,537	(15,835)	12,135,475	3.82%	15,805.43
Oct.	12,135,475	1,000		82,418	17,607	65,388	85,744		733,099	681,992	(38,560)	12,779,907	5.62%	16,693.59
Nov.	12,779,907		60,539	195,961	16,122	59,463	(46,433)		(1,197,765)	(998,711)	1,940	11,722,597	-7.81%	15,389.04
Dec.	11,722,597	33,550	441,118	149,120	10,954	60,910	4,219		165,015	259,961	(7,920)	11,567,070	2.21%	15,729.33
Yearly Rate Of Return													9.11%
2002														15,729.33
Jan	11,567,070	52,560	28,053	(165,822)	11,643	58,606	34,134		158,790	(88,129)	(12,550)	11,490,898	-0.76%	15,610.04
Feb.	11,490,898	25,000	30,807	(153,262)	14,927	54,867	(34,051)		(494,793)	(653,944)	(31,079)	10,800,068	-5.68%	14,723.60
Mar.	10,800,068	1,973	11,000	(163,489)	13,386	56,176			490,333	284,054	(39,712)	11,035,383	2.63%	15,110.78
Apr.	11,035,383	28,022	290,000	(323,221)	15,660	54,494	1,715		52,973	(310,797)	(29,069)	10,433,539	-2.81%	14,686.28
May	10,433,539		50,000	30,696	14,269	55,806	(1,589)		590,409	581,157	(42,097)	10,922,599	5.57%	15,504.32

SAI-E-9

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
June	10,922,599	210,338	27,600	1,407,021	13,077	62,578	45,607		(140,858)	1,171,055	(49,946)	12,226,446	10.52%	17,135.19
July	12,226,446	35,000	482,388	690,436	17,437	66,713	67,136		262,913	836,938	(24,029)	12,591,967	6.83%	18,304.80
Aug.	12,591,967	50,000	70,000	1,089,934	14,790	65,190	15,160		(816,497)	207,878	(9,788)	12,770,057	1.64%	18,605.79
Sep.	12,770,057	272,500		422,880	17,006	68,349	43,640		74,291	402,188	(28,023)	13,416,722	3.08%	19,179.53
Oct.	13,416,722	205,000	15,000	(347,425)	15,098	64,901			(416,566)	(813,794)	(8,662)	12,784,266	-5.97%	18,033.70
Nov.	12,784,266	557,229	72,046	(97,533)	13,007	65,975			(170,931)	(321,432)	(15,582)	12,932,435	-2.41%	17,599.22
Dec.	12,932,435	1,108,750	218,800	70,582	13,050	75,854	98,118		920,604	830,264	(46,697)	14,605,952	5.91%	18,639.88
Yearly Rate Of Return													18.50%
2003														18,639.88
Jan	14,605,952	768,008	200,000	35,116	13,976	80,243	30,693		492,900	431,056	(12,680)	15,592,336	2.80%	19,162.50
Feb.	15,592,336	1,219,639	20,000	1,009,204	14,184	91,210	183,878		255,795	1,004,095	(34,748)	17,761,322	5.97%	20,306.98
Mar.	17,761,322	2,174,231		245,687	18,296	92,758	(146,545)		(1,801,330)	(1,483,560)	(6,075)	18,445,918	-7.44%	18,795.78
Apr.	18,445,918		7,500	(430,268)	15,537	96,028	6,331		1,015,725	498,634	(25,050)	18,912,002	2.70%	19,303.87
May	18,912,002		81,533	1,174,638	16,181	107,101	328,883		1,140,349	1,895,184	(63,586)	20,662,067	10.02%	21,238.33
Jun.	20,662,067		38,122	2,035,059	18,410	103,180	(73,238)		(2,250,173)	(226,645)	(34,127)	20,363,173	-1.10%	21,005.36
Jul.	20,363,173		20,000	(864,339)	11,475	102,953	30,104		910,153	(75,768)	(24,358)	20,243,047	-0.37%	20,927.20
Aug.	20,243,047	968,503	71,227	117,457	12,234	107,892	1,260		58,911	79,450	(39,085)	21,180,688	0.37%	21,005.59
Sep	21,180,688	2,347,967		(522,332)	16,078	119,996	66,845		778,546	85,450	(54,348)	23,559,757	0.36%	21,081.88
Oct	23,559,757	3,980,569	71,171	230,057	18,000	144,357	178,165		844,409	769,944	(76,446)	28,162,653	2.80%	21,671.26
Nov	28,162,653	2,702,858	356,193	(399,143)	19,995	154,818	(90,298)		221,404	(222,264)	(60,071)	30,226,982	-0.72%	21,515.20
Dec	30,226,982	1,673,900	402,295	1,590,876	23,301	174,539	514,953		1,104,218	2,028,903	(114,876)	33,412,614	6.36%	22,883.58
Yearly Rate Of Return													22.77%
2004														22,883.58
Jan	33,412,614	3,930,216	355,320	618,662	26,194	190,901	103,223		(123,103)	227,629	(86,746)	37,128,393	0.61%	23,023.07
Feb	37,128,393	3,744,102	191,272	957,931	25,329	226,872	759,833		3,143,639	3,140,194	(145,589)	43,675,828	7.68%	24,791.91
Mar	43,675,828	7,203,954	174,984	1,895,004	46,834	253,798	(190,141)		(2,481,560)	(603,379)	(109,831)	49,991,588	-1.19%	24,497.90
Apr.	49,991,588	10,312,868	29,856	(3,818,802)	51,854	270,290			(2,926,286)	(6,963,524)	(65,868)	53,245,208	-11.55%	21,669.06
May	53,245,208	5,716,503	471,907	(763,886)	58,130	285,157			(1,695,810)	(2,686,724)	(112,832)	55,690,249	-4.56%	20,681.66
Jun	55,690,249	7,083,666	336,766	(4,906,576)	69,501	304,469			2,453,754	(2,687,791)	(120,440)	59,628,918	-4.28%	19,796.13
Jul	59,628,918	2,546,336	1,914,183	(2,377,086)	73,328	305,073			638,871	(1,969,960)	(120,715)	58,170,396	-3.17%	19,168.91
Aug	58,170,396	1,461,111	124,309	674,853	79,608	301,969	32,801		(491,358)	(71,667)	(119,437)	59,316,094	-0.12%	19,145.87
Sep	59,316,094	1,006,196	585,763	(1,981,233)	80,755	310,066	101,356		3,078,786	766,886	(122,571)	60,380,843	1.27%	19,389.28
Oct	60,380,843	396,523	123,700	1,166,300	85,178	319,514	68,520		1,345,800	2,209,244	(126,498)	62,736,412	3.63%	20,094.08
Nov	62,736,412	741,800	1,885,395	1,393,714	97,041	350,814	257,172		4,613,978	5,496,747	(130,086)	66,959,478	8.66%	21,834.07
Dec	66,959,478	3,723,890	373,753	7,480,592	115,084	355,770	43,307		(7,713,187)	(516,588)	(109,137)	69,683,891	-0.73%	21,674.50
Yearly Rate Of Return													-5.28%

SAI-E-10

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
2005														21,674.50
Jan	69,683,891	2,426,010	896,901	(2,692,676)	116,228	344,256			(1,251,209)	(4,171,913)	(127,678)	66,913,409	-5.79%	20,420.52
Feb	66,913,409	218,010	1,611,692	266,954	118,302	352,527	11,204		2,406,067	2,427,592	(130,688)	67,816,631	3.62%	21,158.97
Mar	67,816,631	474,000	1,339,777	615,424	151,969	345,638	142,437		(501,818)	(222,500)	(128,127)	66,600,228	-0.33%	21,090.03
Apr.	66,600,228	339,700	3,979,670	(2,341,098)	133,256	322,687			(727,969)	(3,258,498)	(119,642)	59,582,118	-4.87%	20,063.41
May	59,582,118	1,484,959	1,659,759	973,176	149,342	322,827	92,654		1,842,252	2,549,290	(119,716)	61,836,892	4.17%	20,900.97
Jun.	61,836,892	453,000	2,556,576	1,729,191	149,166	322,797	113,697		(142,309)	1,299,554	(119,476)	60,913,393	2.09%	21,337.03
Jul.	60,913,393	1,306,071	546,653	(945,636)	139,773	309,694			13,277	(1,102,280)	(114,997)	60,455,534	-1.77%	20,959.02
Aug.	60,455,534	635,000	3,810,997	518,832	164,201	316,950	136,394		1,092,645	1,322,334	(117,423)	58,484,448	2.16%	21,412.69
Sep.	58,484,448	10,000	855,674	110,113	154,693	296,121	(128,418)		(24,534)	72,570	(95,172)	57,616,172	0.12%	21,439.25
Oct.	57,616,172	777,500	781,836	(259,843)	153,717	286,351			(1,490,707)	(1,883,184)	(91,939)	55,636,713	-3.22%	20,747.84
Nov.	55,636,713	1,045,000	2,156,973	738,401	158,624	299,820	34,866		1,889,707	2,452,045	(96,334)	56,880,451	4.33%	21,645.39
Dec	56,880,451	10,000	1,711,805	1,980,886	167,223	284,257	(33,845)		(2,657,039)	(759,342)	(15,657)	54,403,648	-1.33%	21,356.48
Yearly Rate Of Return													-1.47%
2006														21,356.48
Jan	54,403,648	89,900	1,559,269	(503,879)	176,595	286,225			2,605,729	1,992,219	(91,935)	54,834,563	3.66%	22,137.25
Feb	54,834,563	253,093	1,814,247	1,006,746	155,548	270,436			(2,609,821)	(1,717,963)	(86,867)	51,468,579	-3.12%	21,446.88
Mar	51,468,579	210,000	1,682,237	(334,796)	193,439	273,651	140,953		2,740,685	2,184,723	(87,688)	52,093,376	4.23%	22,353.55
Apr	52,093,376	14,500	213,674	3,471,528	199,040	292,693	629,829		2,276,297	5,024,343	(94,052)	56,824,494	9.64%	24,508.92
May	56,824,494	932,000	702,193	1,208,698	227,279	290,494	(55,476)		(1,573,891)	(372,932)	(93,417)	56,587,952	-0.65%	24,350.67
Jun	56,587,952	2,601,187	238,700	1,021,849	229,669	290,254	(315,792)		(2,869,650)	(1,592,595)	(93,207)	57,264,637	-2.69%	23,695.47
Jul	57,264,637	1,070,000	889,433	(1,111,957)	240,084	285,242			(885,841)	(2,042,956)	(91,683)	55,310,565	-3.50%	22,865.62
Aug	55,310,565	380,000	665,758	(1,053,406)	236,244	289,324	89,934		2,513,188	1,316,768	(92,944)	56,248,631	2.36%	23,406.26
Sep	56,248,631	1,025,500	991,690	149,382	232,517	287,244	(48,932)		(681,982)	(538,396)	(92,216)	55,651,829	-0.94%	23,186.24
Oct.	55,651,829	1,330,000	541,078	(181,499)	253,506	287,524	32,935		(24,247)	(272,698)	(92,380)	56,075,672	-0.48%	23,075.28
Nov	56,075,672	782,941	557,347	640,236	232,189	299,631	136,498		1,699,884	2,136,179	(96,285)	58,341,159	3.76%	23,942.21
Dec	58,341,159	1,292,778	926,443	1,791,041	246,520	299,668	15,339		(2,233,133)	(510,579)	(35,695)	58,161,219	-0.86%	23,737.22
Yearly Rate Of Return													11.15%
2007														23,737.22
Jan	58,161,219	6,174,000	225,457	479,264	268,970	331,649	201,795		698,219	913,008	(106,579)	64,916,192	1.42%	24,074.09
Feb	64,916,192	3,050,423	1,015,179	(98,368)	259,397	329,630	(178,992)		(2,746,475)	(2,736,084)	(105,884)	64,109,468	-4.03%	23,104.95
Mar	64,109,468	829,100	580,346	(4,885,714)	263,820	314,452	(29,122)		2,053,940	(2,853,283)	(101,000)	61,403,938	-4.39%	22,089.76
Apr	61,403,938	1,272,755	3,176,194	(684,582)	258,030	334,740			4,144,591	3,383,300	(107,588)	62,776,211	5.40%	23,282.17
May	62,776,211	539,219	869,728	3,006,294	263,149	337,089	188,460		275,816	3,019,709	(108,287)	65,357,124	4.77%	24,392.57
Jun	65,357,124	124,805	1,043,870	6,952,966	280,798	348,101	377,293		(3,670,844)	2,837,526	(111,881)	67,163,704	4.33%	25,449.58
Jul	67,163,704	1,799,297	165,484	(587,549)	286,801	337,119	25,714		(1,795,669)	(2,459,250)	(108,519)	66,229,747	-3.57%	24,542.03
Aug	66,229,747	337,000	1,134,931	(1,871,699)	267,419	325,196	(25,657)		(460,710)	(2,364,530)	(104,648)	62,962,638	-3.55%	23,670.27
Sep	62,962,638	971,430	707,612	898,830	262,919	354,985	395,576		5,314,462	5,725,650	(114,273)	68,837,834	8.96%	25,790.08

SAI-E-11

GRANT PARK
LEGACY WRAP PRO FORMA PERFORMANCE RECORD
(UNAUDITED)

Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Interest Income	Brokerage Commissions	Management and Incentive Fees	Other Expenses	Change In Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
Oct	68,837,834	1,299,980	1,010,984	1,835,864	276,626	376,702	410,613		2,467,350	3,792,525	(121,215)	72,798,141	5.41%	27,184.61
Nov	72,798,141	252,693	629,590	5,198,691	272,825	368,794	90,185		(5,373,181)	(360,644)	(118,720)	71,941,881	-0.49%	27,050.40
Dec	71,941,881	287,900	606,815	1,927,919	273,549	368,995	86,222		(1,242,209)	504,041	(49,100)	72,077,907	0.70%	27,239.17
Yearly Rate Of Return													14.75%
2008														27,239.17
Jan	72,077,907	226,061	766,896	892,636	260,058	378,195	408,418		1,557,189	1,923,270	(121,725)	73,338,617	2.66%	27,963.72
Feb	73,338,617	1,417,510	589,680	6,192,581	219,570	425,222	1,799,033		3,173,304	7,361,199	(136,930)	81,390,715	9.85%	30,717.30
Mar	81,390,715	3,088,108	8,863,564	5,096,406	228,189	425,486	(114,122)		(5,409,551)	(396,321)	(137,022)	75,081,916	-0.47%	30,573.19
Apr	75,081,916	567,890	1,669,765	(153,408)	172,654	383,774	59,380		451,495	27,587	(123,579)	73,884,049	0.04%	30,584.34
May	73,884,049	1,705,959	821,262	1,611,039	170,832	393,768	399,994		730,787	1,718,896	(126,818)	76,360,825	2.27%	31,279.82
Jun	76,360,825	2,015,491	46,936	2,455,909	173,258	413,465	684,834		1,004,125	2,534,994	(133,104)	80,731,269	3.23%	32,291.53
Jul
Aug
Yearly Rate Of Return													18.55%

Assumption Notes:

1	Load on A Units are based on total of 6.05%, included in brokerage commissions column.
2	Incentive fees are assumed at 25% and pro forma for the period Jan 1989 thru Dec 1991.
3	Management and Incentive are used at 3.50% for incentive fee calculation for above period.
4	Other Expenses are included in Brokerage Commissions column.

SAI-E-12

SUPPLEMENTAL PERFORMANCE INFORMATION
NOTES TO PRO FORMA PERFORMANCE RECORD

A summary of the significant accounting policies that have been followed in preparing the Pro Forma Performance Record is set forth below.

1.	“Starting Equity” represents the sum of cash balances plus open trade equity (deficit) at the beginning of each month.
2.	“Additions” represent deposit of all cash or cash equivalents during each month.
3.	“Redemptions” represent withdrawal of all cash or cash equivalents during each month, including redemptions and distributions.
4.	“Gross Realized Profit (Loss)” is the gross realized gain (loss) for the month before deduction for Management and Incentive Fees and Pro Forma Other Expenses.
5.	“Interest Income” is interest income from short-term deposits with the accounts of Grant Park each month.
6.	“Brokerage Commissions” include the commissions charged on closed trades and the commissions that would be charged to liquidate the positions open as of the end of each month.
7.	“Management and Incentive Fees” represent the management and incentive fees charged to Grant Park.
8.	“Pro Forma Other Expenses” represent (i) actual accounting, legal, custodial and printing fees, state taxes and other ongoing operating expenses, and (ii) pro forma additional expenses equal to 0.25% of net assets per year.
9.	“Change in Unrealized Profit (Loss)” represents the total increase (decrease) in unrealized profit (loss) on open futures positions during each month.
10.	“Net Profit (Loss)” equals Gross Realized Profit (Loss), plus Interest Income, plus Change in Unrealized Profit (Loss) minus Brokerage Commissions, Management and Incentive Fees and Pro Forma Other Expenses.
11.	“Pro Forma Equity Adjustment” offsets the effect of Pro Forma Other Expenses.
12.	“Ending Equity” equals Starting Equity plus Additions, minus Redemptions and Net Profit (Loss) plus Pro Forma Equity Adjustment.
13.	“Monthly Rate of Return” equals Net Profit (Loss) divided by Starting Equity plus Additions less Redemptions.
14.	“Year to Date Rate of Return” represents the compounded rate of return for Grant Park for each year, or portion of each year, presented. Year to Date Rate of Return is computed by applying successively the respective Monthly Rates of Return for each month beginning with the first month of the year presented.

SAI-E-13

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance by Sector

The following table presents combined trading gains by sector for Grant Park from January 1, 2000 through June 30, 2008.

Performance by Sector
January 2000 – June 2008

	% Gains/(Losses) by Sector
									June YTD
Sector	2000	2001	2002	2003	2004	2005	2006	2007	2008
Currencies	3.1%	1.2%	14.6%	17.9%	1.3%	-4.6%	0.8%	5.7%	2.5%
Interest rates	18.5%	10.2%	10.1%	6.3%	-1.0%	-1.0%	-1.0%	7.2%	3.0%
Metals	-4.8%	0.5%	-2.0%	4.3%	-1.0%	1.2%	10.8%	0.7%	2.8%
Softs/Agriculturals	-1.5%	-0.9%	2.8%	1.0%	1.4%	0.6%	-2.1%	1.7%	6.4%
Stock Indicies	-8.3%	4.7%	-0.1%	3.6%	-1.2%	5.1%	6.9%	-2.3%	-0.1%
Energy	7.8%	-2.3%	1.6%	-0.2%	3.2%	1.0%	-1.7%	5.0%	9.3%
Miscellaneous	-0.5%	-0.1%	-1.8%	1.5%	-0.7%	-0.1%	0.0%	0.0%	0.0%
Total Trading Gains	14.3%	13.3%	25.2%	34.4%	2.0%	2.2%	13.7%	18.0%	23.9%
Class A Units Return	11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%	9.1%	12.6%	17.4%

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-14

SUPPLEMENTAL PERFORMANCE INFORMATION

Comparative Performance Statistics

The table below compares various performance statistics for Grant Park, the S&P 500 Index, the MSCI EAFE Index, the NASDAQ Composite Index, and the Lehman Brothers U.S. Government Index (Long subset) Index from January 1989, the date of Grant Park’s inception, through June 2008.

Comparative Performance Statistics
January 1989 – June 2008

		Grant Park Futures Fund A Units	Grant Park Futures Fund B Units*	S&P 500 Index	MSCI EAFE Index	Nasdaq Index	Lehman Bros. U.S. Government Index (Long Subset)
Rate of Return:	June 2008	3.06%	2.99%	-8.43%	-8.16%	-9.11%	1.55%
	Year to date	17.38%	16.88%	-11.91%	-10.58%	-13.55%	1.42%
Compound Annual Rate of Return	Last 12 Months	24.53%	23.56%	-13.12%	-10.15%	-11.92%	12.30%
	Last 3 Years	12.69%	11.82%	4.41%	13.34%	3.69%	3.74%
	Last 5 Years	6.71%	—	7.58%	17.16%	7.16%	4.68%
	Since Jan. 1989*	16.56%	6.06%	10.53%	6.01%	9.64%	8.99%
Cumulative Returns:	Last 12 Months	24.53%	23.56%	-13.12%	-10.15%	-11.92%	12.30%
	Last 3 Years	43.10%	39.80%	13.81%	45.61%	11.47%	11.66%
	Last 5 Years	38.38%	—	44.13%	120.77%	41.30%	25.68%
	Since Jan. 1989*	1883.63%	33.56%	604.99%	211.74%	502.17%	435.42%
Annualized Standard Deviation of Monthly Returns (Risk):	Last 12 Months	14.85%	14.83%	13.83%	16.32%	19.77%	6.32%
	Last 3 Years	13.36%	13.34%	10.24%	12.30%	14.51%	6.77%
	Last 5 Years	14.30%	—	9.46%	11.46%	14.55%	8.48%
	Since Jan. 1989*	29.42%	14.40%	13.84%	15.99%	23.44%	8.26%
Worst Case Decline:	Last 5 Years	-23.65%	-23.99%	-16.18%	-15.44%	-20.55%	-9.17%
	Duration	2/04 to 8/04	2/04 to 8/04	10/07 - 6/08	10/07 to 6/08	10/07 to 2/08	6/03 to 7/03
	Since Jan. 1989*	-38.87%	-23.99%	-44.73%	-47.47%	-75.04%	-11.80%
	Duration	5/89 to 10/89	2/04 to 8/04	8/00 - 9/02	12/99 to 3/03	2/00 to 9/02	1/94 to 10/94
Correlation with S&P Index:	Last 5 Years	0.40	—	1.00	0.83	0.89	(0.16)
Correlation During S&P 500 Index Positive Months:	Last 5 Years	0.45	—	1.00	0.69	0.75	0.03
Correlation During S&P 500 Index Negative Months:	Last 5 Years	(0.17)	—	1.00	0.68	0.89	(0.23)

*	Performance statistics for Grant Park Class B Units are limited as the units began trading on August 1, 2003.

This table was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS NET OF FEES AND EXPENSES

SAI-E-15

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below shows the worst peak-to-valley draw-down for Grant Park and several other indices. Worst peak-to-valley draw-down generally refers to the greatest loss in value of Grant Park or index during consecutive months for the period presented.

Worst Peak-to-Valley Draw-Down
January 1989 – June 2008

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-16

SUPPLEMENTAL PERFORMANCE INFORMATION

Benchmark Comparison

The chart below shows the actual performance of Grant Park compared with the following market benchmarks: the MSCI EAFE Index, Bloomberg U.S. Generic Government 3-month Yield Index, MSCI U.S. REIT Index Total Return, Barclay BTOP50 Index, Dow Jones-AIG Commodity Index Total Return, Lehman Brothers U.S. Government Index (Long subset), S&P 500 Total Return Index, and HFRI Equity Hedge Index.

Compounded Annual Rate of Return
Benchmark Comparison
January 1989 – June 2008

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-17

SUPPLEMENTAL PERFORMANCE INFORMATION

Benchmark Comparison

The chart below shows the actual performance of Grant Park compared with the following market benchmarks: the S&P 500 Index, the NASDAQ Composite Index, the Lehman Brothers U.S. Government Index (Long subset) and the CASAM CISDM Commodity Trading Advisors Asset Weighted Index.

Growth of $10,000 Initial Investment
Benchmark Comparison
January 1989 – June 2008

This chart was prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for descriptions of the indices in this chart.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-18

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance History

The following chart illustrates the growth of a $10,000 initial investment in Grant Park on January 1, 1989 at the end of each year through June 2008. As of June 30, 2008, that investment would have grown to $198,362.97, assuming there were no additions or redemptions made over the course of the investment.

Performance History of a $10,000 Investment
January 1989 – June 2008

This chart was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-19

SUPPLEMENTAL PERFORMANCE INFORMATION

Performance Statistics

The following tables present historical performance information and other related information for Grant Park from January 1, 1989 through June 30, 2008.

Performance Statistics
January 1989 – June 2008

Compounded Annual Rates of Return

12-Month	24.53%
36-Month	12.69%
60-Month	6.71%
120-Month	9.21%
Since Inception (January 1989)	16.56%

Other Performance Statistics

	1 Month	12 Month
Average Rate of Return	1.63%	20.95%
Average Gain	7.07%	32.23%
Average Loss	-4.72%	-10.42%
Best Period	35.80%	303.33%
Worst Period	-21.72%	-34.81%

Number of Profitable Months	126
Number of Unprofitable Months	108
Standard Deviation of Monthly Returns	8.49%
Annualized Standard Deviation	29.42%
Annualized Sharpe Ratio (5.00%)	0.50

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for definitions relevant to these tables.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-20

SUPPLEMENTAL PERFORMANCE INFORMATION

The following table shows the five worst peak-to-valley draw-downs for Grant Park from January 1, 1989 through June 30, 2008. The table also reflects the length of the decline and the time to recover to new highs.

Worst Peak-to-Valley Draw-Downs
January 1989 – June 2008

Period	Decline	Length	Recovery
May 1989 – Oct 1989	-38.87%	5 Months	5 Months
Nov 1990 – Aug 1991	-37.34%	9 Months	20 Months
May 1995 – Oct 1995	-36.88%	5 Months	34 Months
Feb 2004 – Aug 2004	-23.65%	6 Months	38 Months
Dec 1993 – Feb 1994	-21.84%	2 Months	3 Months

This table was prepared by Dearborn Capital Management, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-21

SUPPLEMENTAL PERFORMANCE INFORMATION

The tables below demonstrate that historically, Grant Park’s returns are not negatively correlated with stocks, but rather non-correlated and therefore perform independently from stocks. These tables compare the performance of Grant Park during the ten best performing quarters of the S&P 500 Index since Grant Park’s inception in January 1989 through June 2008 and simultaneously during the ten worst performing quarters of the S&P 500 Index during the same time period.

Worst Peak-to-Valley Draw-Downs
January 1989 – June 2008

During 10 Best Quarters				During 10 Worst Quarters
(Jan 1989 – June 2008)				(Jan 1989 – June 2008)
#	Qtr	S&P 500 Index	Grant Park	#	Qtr	S&P 500 Index	Grant Park
			(Unaudited)				(Unaudited)
1	Dec-98	21.29%	(5.77)%	1	Sep-02	(17.28)%	11.41%
2	Jun-97	17.46%	(8.97)%	2	Sep-01	(14.68)%	6.80%
3	Jun-03	15.40%	11.08%	3	Sep-90	(13.75)%	63.55%
4	Dec-99	14.88%	(3.89)%	4	Jun-02	(13.39)%	12.20%
5	Mar-91	14.52%	(22.70)%	5	Mar-01	(11.85)%	9.20%
6	Mar-98	13.95%	3.51%	6	Sep-98	(9.95)%	31.98%
7	Dec-03	12.18%	7.68%	7	Mar-08	(9.45)%	11.69%
8	Sep-89	10.71%	(22.50)%	8	Dec-00	(7.82)%	19.66%
9	Dec-01	10.69%	(0.83)%	9	Sep-99	(6.25)%	(2.32)%
10	Mar-95	9.75%	25.41%	10	Mar-94	(3.79)%	(3.66)%

Average:	14.08%	(1.70)%	Average:	(10.82)%	16.05%

These tables were prepared by Dearborn Capital Management, L.L.C.

See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

SAI-E-22

SUPPLEMENTAL PERFORMANCE INFORMATION

The table below further demonstrates that, historically, Grant Park’s returns are not negatively correlated with stocks, but rather perform independently from stocks. As shown below, between January 1989 and June 2008, Grant Park and the S&P 500 Index have experienced positive returns simultaneously 34% of the time; losses simultaneously 16% of the time; and in 50% of the 234 months represented, the performance of Grant Park and the S&P 500 Index has moved in opposite directions.

Correlation Analysis Grant Park and S&P 500 Index
January 1989 – June 2008

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

The Effect of Adding Grant Park Futures Fund to an Investment Portfolio

Any discussion of return must also be weighed against the risk factors involved. Historically, the non-correlating aspect of managed futures has allowed investors to lower their overall portfolio risk while enhancing return. The charts on the pages that follow demonstrate the effect of allocating increasing percentages of an investment in Grant Park to a hypothetical portfolio of stocks and bonds. The first chart begins with a portfolio consisting of 60% stocks and 40% bonds. An investment in Grant Park is added in increments of 5% while the bond portion is reduced by a like amount. The allocations to stocks remain the same. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

Prospective investors must be aware that the hypothetical analysis that follows below is dependent on periods in which Grant Park outperforms other asset classes used in the portfolio. Grant Park may not, however, outperform the other asset classes during any particular time period. The charts below do not constitute a recommendation that anyone invest more than 10% of his or her net worth, exclusive of home, furnishings and automobiles, which is the maximum investment permitted, in Grant Park.

SAI-E-23

SUPPLEMENTAL PERFORMANCE INFORMATION

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – June 2008

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Brothers U.S. Government Index (Long subset). Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-E-24

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 5% while the allocation to stocks is reduced by a like amount. The allocations to bonds remain the same.

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – June 2008

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Brothers U.S. Government Index (Long subset). Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-E-25

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below shows the effect of allocating increasing percentages to Grant Park to a hypothetical portfolio of stocks and bonds. In this example, allocations to Grant Park are added in increments of 10% while the allocation to stocks and bonds are equally reduced by 5% increments. As the allocation to Grant Park is increased to 10%, returns increased while standard deviation, one measure of risk, decreased. An allocation greater than 10% to Grant Park resulted in increased return but risk increased as well.

The Effect of Adding Grant Park to a Hypothetical Portfolio of Stocks and Bonds
January 1989 – June 2008

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended assuming a quarterly rebalancing. The stocks are represented by the S&P 500 Index and the bonds are represented by the Lehman Brothers U.S. Government Index (Long subset). Grant Park returns are net of all fees. See the glossary in Appendix E for descriptions of those indices.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-E-26

SUPPLEMENTAL PERFORMANCE INFORMATION

The chart below demonstrates the effect on a hypothetical portfolio both with and without an allocation to Grant Park. The first gray shaded line in the chart below represents performance of a portfolio consisting of 60% stocks and 40% bonds compared to a portfolio of 50% stocks and 40% bonds and 10% allocated to Grant Park, which is represented by the black shaded line in the chart below. The portfolio with a 10% allocation to Grant Park resulted in an 18% better return than the portfolio consisting of stocks and bonds alone.

Value of Hypothetical $100,000 Portfolio with a 10% Allocation to the
Grant Park Futures Fund A Units vs. a 60% Equity and 40% Bond Portfolio
January 1989 – June 2008

This chart, prepared by Dearborn Capital Management, L.L.C., contains historical trading results hypothetically blended and rebalanced quarterly. The stock allocation is represented by the S&P 500 Index and the bonds are represented by the Lehman Brothers U.S. Government Index (Long subset). Grant Park returns are net of all fees. See the glossary in Appendix E for a description of the S&P 500 Index.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-E-27

The information in the following tables reflects the composite performance of the trading programs that will be used by Grant Park’s GAM Class trading advisors to manage its assets. For the GAM Class, between 10% and 20% of Grant Park’s assets will be allocated to each of EMC, ETC, Transtrend, QIM, RCM and Winton. No representation is made that an investor in Grant Park will or is likely to achieve results comparable to those shown, or will make any profit or will not suffer any loss.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR CLASS A UNITS AND IS NET
OF FEES AND EXPENSES

HYPOTHETICAL PERFORMANCE RESULTS MAY HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

SAI-E-28

GRANT PARK FUTURES FUND
HYPOTHETICAL PERFORMANCE RECORD OF GAM CLASS UNITS
(UNAUDITED)

Year/Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Brokerage Commissions	Net Realized Profit (Loss)	Interest Income	Other Expenses	Change in Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
2003														1,000.00
Jan		1,000,000		42,400		42,400		3,735		38,665	-38,665	1,000,000	3.87%	1,038.66
Feb.	1,000,000			72,200		72,200		3,842		68,358	-68,358	1,000,000	6.84%	1,109.67
Mar.	1,000,000			-63,500		-63,500		3,356		-66,856	66,856	1,000,000	-6.69%	1,035.48
Apr.	1,000,000			27,700		27,700		3,683		24,017	-24,017	1,000,000	2.40%	1,060.35
May	1,000,000			67,700		67,700		3,826		63,874	-63,874	1,000,000	6.39%	1,128.08
Jun.	1,000,000			-22,400		-22,400		3,503		-25,903	25,903	1,000,000	-2.59%	1,098.86
Jul.	1,000,000			5,500		5,500		3,603		1,897	-1,897	1,000,000	0.19%	1,100.94
Aug.	1,000,000			4,900		4,900		3,601		1,299	-1,299	1,000,000	0.13%	1,102.37
Sep	1,000,000			700		700		3,586		-2,886	2,886	1,000,000	-0.29%	1,099.19
Oct	1,000,000			39,600		39,600		3,725		35,875	-35,875	1,000,000	3.59%	1,138.62
Nov	1,000,000			-12,300		-12,300		3,539		-15,839	15,839	1,000,000	-1.58%	1,120.59
Dec	1,000,000			47,800		47,800		3,755		44,045	-44,045	1,000,000	4.40%	1,169.94
Yearly Rate Of Return													16.99%
2004														1,169.94
Jan	1,000,000			4,500		4,500		3,599		901	-901	1,000,000	0.09%	1,171.00
Feb	1,000,000			63,700		63,700		3,812		59,888	-59,888	1,000,000	5.99%	1,241.13
Mar	1,000,000			-27,000		-27,000		3,487		-30,487	30,487	1,000,000	-3.05%	1,203.29
Apr.	1,000,000			-53,200		-53,200		3,393		-56,593	56,593	1,000,000	-5.66%	1,135.19
May	1,000,000			-3,100		-3,100		3,572		-6,672	6,672	1,000,000	-0.67%	1,127.62
Jun	1,000,000			-23,200		-23,200		3,500		-26,700	26,700	1,000,000	-2.67%	1,097.51
Jul	1,000,000			-10,300		-10,300		3,546		-13,846	13,846	1,000,000	-1.38%	1,082.31
Aug	1,000,000			14,700		14,700		3,636		11,064	-11,064	1,000,000	1.11%	1,094.29
Sep	1,000,000			23,600		23,600		3,668		19,932	-19,932	1,000,000	1.99%	1,116.10
Oct	1,000,000			43,700		43,700		3,740		39,960	-39,960	1,000,000	4.00%	1,160.70
Nov	1,000,000			75,700		75,700		3,855		71,845	-71,845	1,000,000	7.18%	1,244.09
Dec	1,000,000			-9,100		-9,100		3,551		-12,651	12,651	1,000,000	-1.27%	1,228.35
Yearly Rate Of Return													4.99%
2005														1,228.35
Jan	1,000,000			-34,300		-34,300		3,460		-37,760	37,760	1,000,000	-3.78%	1,181.97
Feb	1,000,000			26,500		26,500		3,678		22,822	-22,822	1,000,000	2.28%	1,208.94
Mar	1,000,000			20,000		20,000		3,655		16,345	-16,345	1,000,000	1.63%	1,228.70

SAI-E-29

GRANT PARK FUTURES FUND
HYPOTHETICAL PERFORMANCE RECORD OF GAM CLASS UNITS
(UNAUDITED)

Year/Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Brokerage Commissions	Net Realized Profit (Loss)	Interest Income	Other Expenses	Change in Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
Apr.	1,000,000			-11,500		-11,500		3,542		-15,042	15,042	1,000,000	-1.50%	1,210.22
May	1,000,000			38,900		38,900		3,723		35,177	-35,177	1,000,000	3.52%	1,252.79
Jun.	1,000,000			19,300		19,300		3,653		15,648	-15,648	1,000,000	1.56%	1,272.40
Jul.	1,000,000			3,500		3,500		3,596		-96	96	1,000,000	-0.01%	1,272.27
Aug.	1,000,000			29,400		29,400		3,689		25,711	-25,711	1,000,000	2.57%	1,304.99
Sep.	1,000,000			-3,100		-3,100		3,572		-6,672	6,672	1,000,000	-0.67%	1,296.28
Oct.	1,000,000			-17,900		-17,900		3,519		-21,419	21,419	1,000,000	-2.14%	1,268.51
Nov.	1,000,000			37,700		37,700		3,718		33,982	-33,982	1,000,000	3.40%	1,311.62
Dec	1,000,000			-7,800		-7,800		3,555		-11,355	11,355	1,000,000	-1.14%	1,296.73
Yearly Rate Of Return													5.57%
2006														1,296.73
Jan	1,000,000			22,000		22,000		3,662		18,338	-18,338	1,000,000	1.83%	1,320.50
Feb	1,000,000			-21,300		-21,300		3,507		-24,807	24,807	1,000,000	-2.48%	1,287.75
Mar	1,000,000			13,900		13,900		3,633		10,267	-10,267	1,000,000	1.03%	1,300.97
Apr	1,000,000			47,800		47,800		3,755		44,045	-44,045	1,000,000	4.40%	1,358.27
May	1,000,000			1,200		1,200		3,588		-2,388	2,388	1,000,000	-0.24%	1,355.03
Jun	1,000,000			-9,300		-9,300		3,550		-12,850	12,850	1,000,000	-1.29%	1,337.61
Jul	1,000,000			-18,700		-18,700		3,516		-22,216	22,216	1,000,000	-2.22%	1,307.90
Aug	1,000,000			22,000		22,000		3,662		18,338	-18,338	1,000,000	1.83%	1,331.88
Sep	1,000,000			-12,100		-12,100		3,540		-15,640	15,640	1,000,000	-1.56%	1,311.05
Oct.	1,000,000			9,600		9,600		3,618		5,982	-5,982	1,000,000	0.60%	1,318.89
Nov	1,000,000			28,400		28,400		3,685		24,715	-24,715	1,000,000	2.47%	1,351.49
Dec	1,000,000			5,200		5,200		3,602		1,598	-1,598	1,000,000	0.16%	1,353.65
Yearly Rate Of Return													4.39%
2007														1,353.65
Jan	1,000,000			22,800		22,800		3,665		19,135	-19,135	1,000,000	1.91%	1,379.55
Feb	1,000,000			-18,000		-18,000		3,519		-21,519	21,519	1,000,000	-2.15%	1,349.87
Mar	1,000,000			-8,500		-8,500		3,553		-12,053	12,053	1,000,000	-1.21%	1,333.60
Apr	1,000,000			44,800		44,800		3,744		41,056	-41,056	1,000,000	4.11%	1,388.35
May	1,000,000			28,400		28,400		3,685		24,715	-24,715	1,000,000	2.47%	1,422.66
Jun	1,000,000			38,100		38,100		3,720		34,380	-34,380	1,000,000	3.44%	1,471.57
Jul	1,000,000			-7,700		-7,700		3,556		-11,256	11,256	1,000,000	-1.13%	1,455.01

SAI-E-30

GRANT PARK FUTURES FUND
HYPOTHETICAL PERFORMANCE RECORD OF GAM CLASS UNITS
(UNAUDITED)

Year/Mo.	Starting Equity	Additions	Redemptions	Gross Realized Profit (Loss)	Brokerage Commissions	Net Realized Profit (Loss)	Interest Income	Other Expenses	Change in Unrealized Profit or (Loss)	Net Profit or (Loss)	Pro Forma Equity Adjustment	Ending Equity	Monthly Rate of Return	VAMI
Aug	1,000,000			12,100		12,100		3,627		8,473	-8,473	1,000,000	0.85%	1,467.34
Sep	1,000,000			62,900		62,900		3,809		59,091	-59,091	1,000,000	5.91%	1,554.04
Oct	1,000,000			43,500		43,500		3,739		39,761	-39,761	1,000,000	3.98%	1,615.83
Nov	1,000,000			6,000		6,000		3,605		2,395	-2,395	1,000,000	0.24%	1,619.70
Dec	1,000,000			13,800		13,800		3,633		10,167	-10,167	1,000,000	1.02%	1,636.17
Yearly Rate Of Return													20.87%
2008														1,636.17
Jan	1,000,000			-300		-300		3,582		-3,882	3,882	1,000,000	-0.39%	1,629.82
Feb	1,000,000			74,300		74,300		3,850		70,450	-70,450	1,000,000	7.05%	1,744.64
Mar	1,000,000			11,300		11,300		3,624		7,676	-7,676	1,000,000	0.77%	1,758.03
Apr	1,000,000			6,200		6,200		3,606		2,594	-2,594	1,000,000	0.26%	1,762.59
May	1,000,000			33,700		33,700		3,704		29,996	-29,996	1,000,000	3.00%	1,815.47
Jun	1,000,000			26,400		26,400		3,678		22,722	-22,722	1,000,000	2.27%	1,856.72
Jul	1,000,000			-36,100		-36,100		3,454		-39,554	39,554	1,000,000	-3.96%	1,783.28
Aug	1,000,000			4,100		4,100		3,598		502	-502	1,000,000	0.05%	1,784.17
Yearly Rate Of Return													9.05%

Assumption Notes:

(1)	Other Expenses Include GP fees, Selling agent commissions and O&O expenses.
(2)	This is Hypothetical pro forma table based on new returns from CTA's including interest income.
(3)	Hypothetical equity of $1 million is used for this calculation.

SAI-E-31

The information included in the following tables reflects the composite performance of the trading programs used by Grant Park’s current trading advisors to manage its assets. The last column in the second table reflects Grant Park’s actual performance for the Class A units. Grant Park’s allocation to trading advisors has changed and evolved over time, and is subject to further change in the discretion of Grant Park’s general partner. The performance figures that follow are from the trading advisor’s composite performance tables representing the composite performance of all accounts traded under these trading programs. Although the general partner believes the information provided is reliable, it has not independently verified such information and cannot guarantee its accuracy or completeness. Fees, expenses and performance of individual accounts making up the composite track records will differ from that of Grant Park. No representation is made that an investor in Grant Park will or is likely to achieve results comparable to those shown, or will make any profit or will not suffer any loss. For a more complete discussion of the trading advisors and a more complete discussion of Grant Park’s performance and its fee structure, please refer to pages 34 through 61 and pages 97 through 103, respectively, of this prospectus.

SAI-E-32

SUPPLEMENTAL PERFORMANCE INFORMATION

Trading Advisor Overview
March 31, 2008

	Eckhardt Trading Company	EMC Capital Management	Global Advisors	Graham Capital Management	Rabar Market Research	Transtrend	Welton Investment Corporation	Winston Capital Management
Firm Assets Under Mgmt.	Firm Total: $689.0m Standard Program — HL: $178.9m	Firm Total: $201.0m Classic: $198.6m	Firm Total: $176.5m CGS: $135.3m	Firm Total: $5.2b GDP: $1.1b	Firm Total: $287.1m Diversified: $279.3m	Firm Total: $5.7b DTP- Enhanced Risk: $3.1b	Firm Total: $410.0m GDP: $414.0m	Firm Total: $13.6b Diversified: $13.3b
Program	Standard Program- Higher Leveraged	Classic	Global Commodity Systematic	Global Diversified	Diversified	Diversified Trend Program — Enhanced Risk	Global Direction Portfolio	Diversified
Program Inception	Oct-91	Jan-85	Jul-05	Feb-95	Jan-89	Jan-95	Jun-04	Oct-97
Began Trading for Grant Park	Jun-07	Jan-89	Jul-08	Sept-03	Jan-89	Jul-08	Mar-06	Aug-04
Margin/Equity	3-10%; Avg. 6.8%	6.23%; Avg. 16%	0-10.64%; Avg. 5.15%	1-16%; Avg. 6%	3-25%; Avg. 10%(1)	Avg. 15%	7.5-22%; Avg. 14%	Avg. 7.69%
Roundturns per Million	1600	2600	1000	1200-1500	1300	1350	1400	1800
Approximate Number of Markets Traded	55	83	35	80-90	97	320	95	Over 100
Number of Trading Systems	Multiple systems	Multiple systems	Multiple systems	Multiple systems	Multiple systems	Multiple systems	Multiple systems	Multiple systems
Time Horizon	7-58 day holding periods	11-60 days; 28 avg.	Variable time-horizon, typically from two weeks to three months	Long-term models approx. 4-6 months; Intermediate- term models approx. 10 weeks; Short-term models approx. 1 week	75% medium-term systems 32-52 days, avg. 39 days; 25% short-term systems 8-11 days, avg. 9 days	Average holding period approximately 5 weeks	Ranges from short to long term	Ranges from short to long term
Compounded Annual ROR Since Inception	26.20% 10/91-3/08	25.56% 1/85-3/08	21.59% 7/05-3/08	11.11% 2/95-3/08	14.23% 1/89-3/08	18.51% 1/95-3/08	16.70% 6/04-3/08	18.09% 10/97-3/08
Compounded Annual ROR Last 5 Years (4/03-3/08)	15.36%	15.49%	21.59% 7/05-3/08	7.22%	10.62%	12.75%	16.70% 6/04-3/08	18.39%
Worst Drawdown Since Inception	40.39% 12/91 to 5/92	45.16% 5/95 to 5/96	4.65% 8/07 to 9/07	15.71% 10/01 to 4/02	28.82% 5/95 to 10/95	9.41% 2/04 to 8/04	11.86% 7/07 to 9/07	25.73% 10/01 to 2/02
Worst Drawdown Last 5 Years	12.78% 2/04 to 7/04	27.13% 2/04 to 9/04	4.65% 8/07 to 9/07	13.72% 3/04 to 7/04	24.42% 2/04 to 8/04	9.41% 2/04 to 8/04	11.86% 7/07 to 9/07	11.72% 2/04 to 6/04
Annualized Standard Deviation Since Inception	31.96%	52.02%	12.49%	13.30%	23.25%	15.06%	15.44%	19.98%
Annualized Standard Deviation Last 5 Years	13.05%	19.49%	12.49% 7/05-3/08	10.46%	17.20%	11.83%	15.44%	15.59%

(1)	The range and average of margin to equity ratio for Rabar is computed without giving effect to certain foreign currency contracts which are traded in the over the counter foreign exchange markets. Depending upon the margin requirements imposed by the particular clearing firm, inclusion of these markets would likely increase the range and average of the margin to equity ratio, in some cases significantly.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

This table and chart was prepared by Dearborn Capital Management, L.L.C.
based on unaudited information provided to Dearborn by each trading advisor.
See the glossary in Appendix E for definitions relevant to this table.

SAI-E-33

SUPPLEMENTAL PERFORMANCE INFORMATION

ECKHARDT TRADING COMPANY
Standard Program — Higher Leveraged
Capsule Performance Record

This capsule presents the composite past performance of ETC’s client accounts managed pursuant to the Standard Program — Higher Leveraged from October 2001 through June 2008. This capsule presents performance on a composite basis rather than account by account. Composite performance tends to have an averaging effect on the performance results and each individual account’s performance is likely to differ, in some cases, significantly, from the composite figures shown. ETC has modified and will continue to modify its trading approach. The results shown in this capsule do not necessarily reflect the exact approach that will be used by ETC on behalf of future accounts. No representation is being made that any account will, or is likely to, receive profits or incur losses similar to those shown.

Name of the CTA	Eckhardt Trading Company
Name of the Investment Program	Standard Program — Higher Leveraged
Date began trading this program	October 1991
Number of accounts traded pursuant to the program as of June 2008	9
Total Assets Under Management (including Notional Funds) as of June 2008	All programs — $804.418 million This program — $222.064 million
Largest Monthly Percentage Draw-Down (Since Inception)(1)	(28.85%), 1/94
Largest Peak-to-Valley Draw-Down (Since Inception)(2)	(40.39%), 12/91 to 05/92
Number of Accounts Opened and Closed with Positive Net Lifetime ROR (Since Inception)	11, 0.86% to 298.90%
Number of Accounts Opened and Closed with Negative Net Lifetime ROR (Since Inception)	0

	Rate of Return (Computed on a Compounded Monthly Basis)
Month	2008	2007	2006	2005	2004	2003	2002	2001
January	2.16%	0.35%	0.68%	(4.09%)	(2.48%)	2.00%	3.22%	2.08%
February	11.42%	0.84%	(2.64%)	0.29%	5.10%	8.82%	(5.27%)	(1.01%)
March	0.29%	(4.54%)	(5.29%)	1.54%	(0.91%)	(0.44%)	(1.10%)	0.65%
April	0.21%	3.71%	5.63%	(2.16%)	(5.27%)	0.46%	4.68%	(0.38%)
May	1.96%	2.10%	1.29%	7.22%	0.06%	5.70%	(0.62%)	4.11%
June	3.47%	5.81%	2.06%	3.65%	(4.19%)	(0.75%)	3.07%	(3.54%)
July		1.48%	(4.21%)	(0.38%)	(3.08%)	(1.83%)	2.65%	(1.49%)
August		(2.00%)	2.09%	4.87%	5.11%	0.70%	(0.33%)	7.03%
September		13.33%	(2.22%)	(2.25%)	1.08%	0.44%	(1.14%)	(3.39%)
October		6.04%	0.71%	0.31%	6.92%	(0.70%)	(2.41%)	6.54%
November		3.36%	7.09%	0.72%	5.28%	1.29%	(1.41%)	(2.53%)
December		4.18%	(3.10%)	0.40%	(1.19%)	3.35%	13.20%	1.00%
Year	20.69%	39.28%	1.3%	10.0%	5.65%	20.22%	14.23%	8.69%

See NOTES TO CAPSULE PERFORMANCE TABLES below.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-E-34

	Rate of Return (Computed on a Compounded Monthly Basis)
Month	2000	1999	1998	1997	1996	1995	1994	1993
January	(2.48%)	2.01%	6.74%	18.53%	13.92%	(2.59%)	(28.85%)	(1.85%)
February	(0.59%)	6.42%	3.70%	8.97%	(8.27%)	14.63%	0.11%	12.16%
March	(2.15%)	(6.89%)	(4.75%)	7.72%	4.31%	20.81%	16.36%	(9.22%)
April	(0.14%)	(3.07%)	(6.55%)	1.48%	26.29%	3.46%	6.06%	11.89%
May	2.44%	(2.74%)	2.28%	2.47%	(14.51%)	26.71%	9.48%	6.03%
June	(1.50%)	1.87%	2.04%	6.35%	(5.92%)	(2.03%)	2.01%	15.00%
July	(3.01%)	6.30%	(2.02%)	11.08%	(9.23%)	(16.91%)	1.21%	16.09%
August	0.71%	(6.42%)	32.07%	(4.64%)	(1.95%)	(5.95%)	(13.18%)	8.68%
September	1.65%	4.11%	0.28%	8.00%	26.88%	(4.79%)	19.93%	(7.72%)
October	1.03%	(3.23%)	0.57%	(0.46%)	24.25%	(9.45%)	(17.61%)	2.90%
November	15.98%	0.41%	0.00%	(5.08%)	16.81%	15.16%	14.47%	7.71%
December	11.28%	(0.75%)	1.20%	(2.91%)	(7.64%)	21.57%	(15.9%)	14.52%
Year	23.74%	(3.05%)	35.82%	61.48%	67.6%	63.44%	(17.93%)	101.48%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rate of Return (Computed on a Compounded Monthly Basis)
Month	1992	1991
January	(19.25%)
February	(12.70%)
March	(12.52%)
April	6.65%
May	(9.37%)
June	17.69%
July	25.69%
August	11.22%
September	0.50%
October	(4.51%)	(8.42%)
November	9.76%	3.25%
December	(4.14%)	48.70%
Year	(0.98%)	40.6%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes to Capsule Performance Tables

Total Assets Under Management (including Notional Funds):  is the aggregate sum of total equity under management for all programs managed by ETC (or in “Total Assets under Management traded pursuant to Trading Program”, for a specific program), including “Notional Funds”. Certain accounts are comprised in whole or part of “Notional Funds”, i.e. the amount by which an account’s “Account Size” exceeds the cash deposited to or committed to the Trading Account at the client’s FCM. Account Size determines the level of trading (i.e., the number of contracts purchased or sold) and does not refer to the level or type of funding in the account.

Required and Supplemental time periods:  The “Required” time period is the most recent five years and year-to-date. The “Supplemental” time period is from the inception of a trading program through the current year-to-date.

Largest Monthly Drawdown:  Represents the largest loss experienced by any individual account in any calendar month expressed as a percentage of beginning equity or beginning net asset value.

SAI-E-35

Worst Peak-to-Valley Drawdown:  Represents the greatest cumulative percentage decline in the month-end net asset value of any individual account due to losses sustained by ETC during any period in which the account’s initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Monthly Rate of Return:  Until July 1996, monthly rate of return is determined by dividing net performance for a month by Beginning Equity plus or minus the weighted average of additions and withdrawals. Additions and withdrawals are time weighted based upon the day they occurred and the total days in the month. (For certain months, another more representative CFTC acceptable method was used.)

Due to the inclusion of accounts that include Notional Equity, beginning July 1996 for, the monthly rate of return is computed by using the Fully-Funded Subset (“Subset”) method. The Subset is composed of accounts which contain only actual (i.e., cash or committed) funds. In addition to excluding accounts which contain Notional Equity, for certain months, the Subset may also exclude fully funded accounts whose inclusion may distort performance due to circumstances such as: the accounts opened or closed mid-month or experienced material additions or withdrawals. (In addition, during the first 12 months of a program’s performance history, if the only accounts under management are those that include Notional Equity, they may be used for performance purposes until a fully-funded account is brought under management.) The net performance of the Subset is divided by the beginning equity of the Subset.

Annual or YTD Rate of Return:  Represents the cumulative compounded rate of return for each calendar year or portion thereof.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-E-36

WINTON CAPITAL MANAGEMENT
Winton Diversified Trading Program
Capsule Performance Record

The following represents the trading results of client accounts managed by Winton Capital Management in the Winton Diversified Trading Program as of June 30, 2008, for the period October 1997 through June 2008, on a monthly and annual basis (year-to-date for partial years). Management fees are charged at rates ranging from 0% to 1/12 of 2% (2% annually) of Net Assets, as defined. Incentive fees are charged at rates ranging from 14% to 30% of New Net Profits, as defined. For the period October 1997 to December 2003, Winton Capital Management adopted the Fully-Funded Subset method for computing Rate of Return (ROR), pursuant to an Advisory published by the Commodity Futures Trading Commission. Subsequent to December 2003, ROR is calculated by dividing net performance by nominal account size. Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. In January 2004, eight accounts are excluded from the ROR calculation due to being traded only part of the month. ROR including these eight accounts would have been 1.17%.

Name of the CTA	Winton Capital Management
Name of the Investment Program	Winton Diversified Trading Program
Date began trading this program	October 1997
Number of accounts traded pursuant to the program as of June 2008	44
Total Assets Under Management (including Notional Funds) as of June 2008	All programs — $16.087 billion This program — $15.631 billion
Largest Monthly Percentage Draw-Down (Since Inception)(1)	(12.97%), 10/97
Largest Peak-to-Valley Draw-Down (Since Inception)(2)	(31.09%), 11/01 to 5/02
Number of Accounts Opened and Closed with Positive Net Lifetime ROR (Since Inception)	89, 0.42% to 220.94%
Number of Accounts Opened and Closed with Negative Net Lifetime ROR (Since Inception)	16, (1.77%) to (18.12%)

	Rate of Return (Computed on a Compounded Monthly Basis)
Month	2008	2007	2006	2005	2004	2003	2002	2001
January	3.92%	4.03%	3.93%	(5.16%)	2.65%	5.30%	(10.81%)	4.58%
February	8.21%	(6.39%)	(2.74%)	5.72%	11.93%	11.95%	(6.14%)	0.57%
March	(0.92%)	(4.13%)	3.88%	4.70%	(0.5%)	(11.14%)	11.44%	7.48%
April	(0.97%)	6.13%	5.68%	(4.03%)	(8.27%)	2.07%	(4.66%)	(5.23%)
May	1.95%	5.04%	(3.21%)	6.49%	(0.16%)	10.18%	(3.8%)	(3.32%)
June	5.22%	1.83%	(1.34%)	2.85%	(3.12%)	(5.85%)	7.32%	(2.95%)
July		(1.38%)	(0.62%)	(2.15%)	0.88%	(1.15%)	4.79%	0.72%
August		(0.96%)	4.58%	7.66%	2.64%	0.69%	5.48%	0.02%
September		6.83%	(1.43%)	(6.50%)	4.78%	0.71%	7.42%	4.48%
October		2.38%	1.43%	(3.02%)	3.37%	5.46%	(7.76%)	12.45%
November		2.45%	3.10%	7.05%	6.38%	(2.68%)	(1.09%)	(7.56%)
December		0.12%	2.03%	(4.59%)	(0.58%)	10.0%	13.46%	(4.02%)
Year	18.36%	16.13%	15.83%	7.66%	20.31%	25.52%	12.86%	5.56%

Notes:

(1)	“Draw-down” means losses experienced by an account over a specified period.
(2)	“Worst Peak-to-Valley Draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
(3)	The composite performance for the Diversified Trading Program contains interest income from the use of cash management services provided by one or more registered investment advisers to the Winton Futures Fund Limited.

SAI-E-37

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rate of Return (Computed on a Compounded Monthly Basis)
Month	2000	1999	1998	1997
January	(3.66%)	(1.51%)	1.50%
February	1.75%	3.55%	3.27%
March	(3.13%)	(4.24%)	8.02%
April	1.53%	10.09%	(1.48%)
May	(0.50%)	(8.58%)	8.53%
June	(1.28%)	5.31%	3.23%
July	(4.33%)	(1.93%)	1.35%
August	2.82%	(3.64%)	11.06%
September	(7.54%)	(0.16%)	4.52%
October	2.50%	(6.13%)	(5.65%)	(12.97%)
November	7.10%	13.12%	1.18%	9.96%
December	16.04%	9.20%	9.19%	8.34%
Year	9.72%	13.24%	53.26%	3.68%

Notes:

(1)	“Draw-down” means losses experienced by an account over a specified period.
(2)	“Worst Peak-to-Valley Draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by an account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
(3)	The composite performance for the Diversified Trading Program contains interest income from the use of cash management services provided by one or more registered investment advisers to the Winton Futures Fund Limited.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SAI-E-38

APPENDIX A

THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, effective as of June 30, 2003, by and among Dearborn Capital Management, L.L.C., an Illinois limited liability company, as the General Partner, the Limited Partners of the Partnership as of the date hereof and those other parties who agree to be bound hereby as Limited Partners in the future, amends and restates in its entirety the Second Amended and Restated Limited Partnership Agreement of the Partnership dated as of April 1, 2003.

The above parties formed the Partnership on August 26, 1988 and now desire to continue the business of the Partnership described in Article IV hereof upon the terms and conditions hereinafter set forth.

It is, therefore, agreed as follows:

ARTICLE I
DEFINITIONS.

1.1 Act.  The term “Act” shall refer to the Revised Uniform Limited Partnership Act of the State of Illinois.

1.2 Administrator.  The term “Administrator” shall refer to an official or agency administering the securities laws of a state.

1.3 Affiliate.  The term “Affiliate” with respect to any Person shall refer to: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person; (iv) any officer, director or partner of such Person; or (v) if such Person is an officer, director or partner, any Person for which such Person acts in such capacity.

1.4 Agreement.  The term “Agreement” shall refer to this Third Amended and Restated Limited Partnership Agreement, as amended, modified or supplemented from time to time.

1.5 Allocated Net Assets.  The term “Allocated Net Assets” shall refer to that portion of the Net Assets of the Partnership allocated to a Trading Advisor by the General Partner and subject to the Trading Advisor’s trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets.

1.6 Capital Contributions.  The term “Capital Contributions” shall refer to the total cash investment in the Partnership by a Partner or by all Partners, as the case may be, unless the context requires otherwise.

1.7 Class.  The term “Class” shall refer to a separate class of the Partnership, the Units of which shall be beneficial interests in the Partnership separately identified with and belonging to such Class.

1.8 Clearing Broker.  The term “Clearing Broker” shall refer to any Person who engages in the business of effecting transactions in Commodity Interests for the accounts of others or for its own accounts and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership’s Clearing Brokers are Refco, Inc. and UBS Financial Services Inc.

1.9 Commodity Interests.  The term “Commodity Interests” shall refer to U.S. and foreign futures contracts, forward contracts and all other interests in commodities whether traded on an exchange or over- the-counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts, and options contracts on futures contracts, forward contracts and physical commodities).

1.10 General Partner.  The term “General Partner” shall refer to Dearborn Capital Management, L.L.C., but in the event it is no longer acting as General Partner, the term shall mean the party or parties then acting in such capacity.

1.11 Limited Partners.  The term “Limited Partners” shall refer to the Limited Partners of the Partnership as of the effective date hereof and all parties who agree to be bound by this Agreement as Limited Partners following the effective date hereof, including parties admitted as additional or substituted Limited Partners.

1.12 NASAA Guidelines.  The term “NASAA Guidelines” shall refer to the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., as amended, modified or supplemented from time to time.

1.13 Net Asset Value.  The terms “Net Asset Value” or “Net Assets” as of any date with respect to any Class shall refer to: (i) the total assets of the Partnership constituting such Class as of such date including all cash and cash equivalents, plus the market value of all open Commodity Interest positions and U.S. Treasury bills; minus (ii) any brokerage commissions attributable to such Class that are payable directly by the Partnership (or which would be payable directly by the Partnership) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Partnership as of such date attributable to such Class determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that price quoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded, the fair market value of each Commodity Interest, as determined by the General Partner. Each Class shall share in the assets, expenses and liabilities of the Partnership on a pro rata basis with all other Classes, except to the extent otherwise specifically provided in this Agreement or to the extent that the General Partner determines, in good faith, that any expense or liability of the Partnership (or a portion thereof) should be attributable only to a particular Class or Classes (including, without limitation, expenses incurred in connection with the organization and offering of Units of a Class or Classes). Any such determination shall be final and binding as to all Limited Partners. The terms “Net Asset Value” or “Net Assets” as of any date with respect to the Partnership as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Classes as of such date. Without limitation to the foregoing, Net Assets shall include any unrealized profits or losses on open positions attributable to such Net Assets and any accrued fees or expenses (including fees based on a percentage of Net Assets) attributable to such Net Assets.

1.14 Net Asset Value per Unit.  The term “Net Asset Value per Unit” with respect to Units of any Class shall refer to the Net Asset Value of such Class divided by the number of Units in such Class outstanding.

1.15 New Trading Profits on the Allocated Net Assets of each Trading Advisor.  The term “New Trading Profits on the Allocated Net Assets of each Trading Advisor” shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period on such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for any accrued brokerage commissions payable directly by the Partnership) on such Allocated Net Assets, (ii) all expenses (except the incentive fee payable to such Trading Advisor for the current period and applicable state taxes) attributable to such Allocated Net Assets, incurred or accrued during such period, including without limitation, any management fees paid to the General Partner and such Trading Advisor, any brokerage fee expressed as a percentage of Net Assets, and the Partnership’s other ongoing expenses, and (iii) cumulative net realized or unrealized trading losses on such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses on such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an incentive fee was payable to the Trading Advisor. Notwithstanding the foregoing, the General Partner may, in its sole discretion, adjust the computation of New Trading Profits on the Allocated Net Assets with respect to any Trading Advisor to exclude or include certain expenses (or a portion thereof) for purposes of calculating such Trading Advisor’s incentive fee. The terms of such adjusted computation shall be set forth in the Advisory Contract by and among the Partnership, the General Partner and such Trading Advisor.

1.16 Net Worth.  The term “Net Worth” shall refer to the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

1.17 Organization and Offering Expenses.  The term “Organization and Offering Expenses” shall refer to all expenses incurred by the Partnership in connection with and in preparing any Class of Units for registration and subsequently offering and distributing such Units to the public, including but not limited to, total Selling Agent, underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of the General Partner’s employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of such Units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

1.18 Partners.  The term “Partners” shall refer to the General Partner and all Limited Partners, as constituted from time to time, where no distinction is required by the context in which the term is used.

1.19 Partnership.  The term “Partnership” shall refer to the limited partnership continued pursuant to this Agreement by the parties hereto, as said partnership may from time to time be constituted.

1.20 Person. The term “Person” shall refer to any natural person, partnership, corporation, association or other legal entity.

1.21 Pit Brokerage Fees.  The term “Pit Brokerage Fees” shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

1.22 Prospectus.  The term “Prospectus” shall refer to either the Confidential Private Offering Circular adopted by the General Partner in connection with the private offering of Units, or in the event of a public offering of Units, the final prospectus and disclosure document of the Partnership, contained in any Registration Statement that is filed with the Securities and Exchange Commission (“SEC”) and declared effective thereby, as the same at any time and from time to time may be amended or supplemented after the effective date(s) of such Registration Statement(s).

1.23 Pyramiding.  The term “Pyramiding” shall refer to a method of using all or a part of an unrealized profit in a Commodity Interest contract position to provide margin for any additional Commodity Interest contracts of the same or related commodities.

1.24 Registration Statement.  “Registration Statement” shall refer to a registration statement on Form S-1, as amended, that the General Partner may file for the Partnership with the SEC for the registration and public offering of the Units, as the same may at any time and from time to time be further amended or supplemented.

1.25 Selling Agent.  The term “Selling Agent” shall refer to any broker-dealer that is engaged by the General Partner from time to time to offer and sell the Units to prospective Limited Partners. As of the date of this Agreement, the Partnership’s primary Selling Agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc. and Fahnestock & Co. Inc. The General Partner may replace the above named primary Selling Agents or engage additional Selling Agents in its sole discretion.

1.26 Sponsor.  The term “Sponsor” shall refer to any Person directly or indirectly instrumental in organizing the Partnership or any Person who will manage or participate in the management of the Partnership, including any Clearing Broker who pays any portion of the Organization and Offering Expenses of the Partnership, and the General Partner and any other Person who regularly performs or selects the Persons who performs service for the Partnership. The term “Sponsor” does not include wholly independent third parties such as any attorneys, accountants, Selling Agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term “Sponsor” shall be deemed to include its Affiliates. As of the date of this Agreement, the Partnership’s sole Sponsor is Dearborn Capital Management, L.L.C.

1.27 Trading Advisor.  The term “Trading Advisor” shall refer to any Person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of

Commodity Interests and who has been appointed by the General Partner to so act on behalf of the Partnership from time to time. As of the date of this Agreement, the Partnership’s Trading Advisors are EMC Capital Management, Inc., Rabar Market Research, Inc., Eckhardt Trading Company and Graham Capital Management, L.P., Winton Capital Management Limited, Welton Investment Corporation, Transtrend B.V., Global Advisors L.P., Quantitative Investment Management LLC.

1.28 Units.  The term “Units” shall refer to the ownership interests in the Partnership acquired upon the making of a Capital Contribution by the General Partner or a Limited Partner. Ownership of Units by a Partner constitutes an ownership interest of such Partner in the Partnership, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement and the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement with which such Partner is required to comply. The General Partner’s ownership of the Partnership shall be represented by “General Partnership Units,” and a Limited Partner’s ownership of the Partnership shall be represented by “Limited Partnership Units,” which Limited Partnership Units shall comprise one or more Classes as provided for herein. From time to time, the General Partner also may subscribe for Limited Partnership Units of a Class or Classes upon such terms as are applicable to such Class(es) generally. When used in this Agreement, the term “Unit” shall include both Limited Partnership Units and General Partnership Units, pari passu, unless the context requires otherwise. The Units may, but need not, be evidenced by certificates.

1.29 Unit Ownership Percentage.  The term “Unit Ownership Percentage” with respect to each Partner holding Units of a Class as of any date, shall refer to the number of Units owned by such Partner of such Class, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages as to each Class shall equal 100%.

1.30 Valuation Date.  The term “Valuation Date” shall refer to the close of business on the last business day of each calendar month (or portion thereof) of Partnership operations or such other day as determined by the General Partner in its sole discretion and on which day the Net Asset Value of each Class is determined. The time on any such day when the close of business shall occur shall be determined in the sole discretion of the General Partner.

ARTICLE II
CONTINUATION AND OFFERING.

2.1 Continuation of Partnership.  The parties hereby agree to continue a limited partnership under the provisions of the Act and the rights and liabilities of the Partners shall be as provided in that Act except as herein otherwise expressly provided.

2.2 Offering of Units.  There is no maximum on the amount of Units being offered, but the General Partner reserves the right to institute a maximum in the future. The minimum Capital Contribution required to subscribe for Limited Partnership Units of any Class together with other related terms of offering shall be determined by the General Partner in its sole and absolute discretion, and shall be set forth in the Prospectus.

ARTICLE III
NAME AND PRINCIPAL PLACE OF BUSINESS.

3.1 Name.  The business of the Partnership shall be conducted under the name of Grant Park Futures Fund Limited Partnership, or such other name as the General Partner may determine.

3.2 Principal Place of Business.  The principal place of business of the Partnership shall be 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661, or such other place as the General Partner may determine.

ARTICLE IV
PURPOSE.

The purpose of the Partnership shall be to seek profit from investing in, trading, buying, selling or otherwise acquiring, holding or disposing of: (i) Commodity Interests and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto; and (ii) any other investment products or opportunities, investments, strategies, ventures or transactions deemed appropriate in the sole determination of the

General Partner including, without limitation, derivatives, currencies, short sales and all rights or interests in or pertaining thereto, and engaging in any other activities relating thereto.

ARTICLE V
TERM.

The term of the Partnership commenced on August 26, 1988 and shall end on December 31, 2027, unless sooner dissolved as hereinafter provided.

ARTICLE VI
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

6.1 General Partner Capital Contribution; Net Worth of General Partner.  The General Partner shall at all times, so long as it remains a general partner of the Partnership, own Units in the Partnership: (i) in an amount sufficient, in the opinion of counsel for the Partnership, for the Partnership to be taxed as a partnership rather than as an association taxable as a corporation; and (ii) during such time as the Units are registered for sale to the public, in an amount at least equal to the greater of: (a) 1% of all Capital Contributions of all Partners to the Partnership; or (b) $25,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. Further, during such time as the Units are registered for sale to the public, the General Partner shall, so long as it remains a general partner of the Partnership, maintain a Net Worth at least equal to the greater of: (i) 5% of the total Capital Contributions of all partners and all limited partnerships to which it is a general partner (including the Partnership) plus 5% of the Units being offered for sale in the Partnership; or (ii) $50,000; or such other amount satisfying the requirements then imposed by the NASAA Guidelines. In no event, however, shall the General Partner be required to maintain a Net Worth in excess of $1,000,000, or such other maximum amount satisfying the requirements then imposed by the NASAA Guidelines.

6.2 Establishment of Initial Classes; Nature of Classes.  The General Partner shall have the power and authority, without Limited Partner approval, to issue Units in one or more Classes from time to time as it deems necessary or desirable. The General Partner shall have exclusive power without the requirement of Limited Partner approval to establish and designate such separate and distinct Classes, as provided in Section 6.3, and to fix and determine the relative rights and preferences as between the Units of the separate Classes relative to any matter including, without limitation, fees, minimum Capital Contributions, payment of expenses and rights of redemption. Without limiting the authority of the General Partner set forth in this Section 6.2 to establish and designate any further Classes, the General Partner hereby establishes and designates two (2) initial Classes of Limited Partnership Units, Class A Limited Partnership Units and Class B Limited Partnership Units, having the relative rights and preferences set forth in the Prospectus and this Agreement. For the avoidance of doubt, the creation of separate Classes of Units shall be for accounting purposes only, and is not intended to separate or segregate the assets and liabilities of one Class from all other Classes for legal or any other purposes. Further, for the avoidance of doubt, the General Partnership Units shall be accounted for separately from all other Units and shall be considered the functional equivalent of a separate “class” of Units for all purposes hereunder. Such General Partnership Units shall share in the profits, losses and expenses of the Partnership on a pro rata basis, excluding any management fees, incentive fees and certain other expenses (or a portion thereof) as determined by the General Partner in its sole discretion.

6.3 Establishment of Additional Classes.  The establishment and designation of any Classes of Units other than those specifically named in Section 6.2 above shall be effective upon the execution by the General Partner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the General Partner may by an instrument executed by it abolish that Class and the establishment and designation thereof. Each instrument referred to in this Section 6.3 shall have the status of an amendment to this Agreement.

6.4 Division or Combination of Units.  From time to time, the General Partner may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The General Partner may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Limited Partners. The General Partner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The General Partner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Partnership. The Units may be divided into fractional Units. Notwithstanding the foregoing, the Units of any Class will be offered at such times as are set forth in the Prospectus at the then applicable Net Asset Value per Unit of such Class.

6.5 Procedures for Becoming Limited Partner.  A party shall become a Limited Partner at such time as:

(a) It has made a Capital Contribution of the Partnership for deposit in the Partnership’s account established for that purpose, and such Capital Contribution has been accepted by the General Partner;

(b) It has executed and delivered to the General Partner a Subscription Agreement in form and substance acceptable to the General Partner and designating the Class of Units to be subscribed therefor; and

(c) The General Partner has designated such Person as a Limited Partner holding Units of the applicable Class on the books and records of the Partnership.

6.6 Capital Accounts.  A capital account shall be established for each Partner. The initial balance of each Partner’s capital account shall be the amount of his initial Capital Contribution to the Partnership. Thereafter, each Partner’s capital account shall be: (i) increased by all net profits allocated to the Partner pursuant to Section 7.1 below and all subsequent Capital Contributions to the Partnership by such Partner; and (ii) decreased by (a) all net losses and items of expense allocated to the Partner pursuant to Section 7.1 below, (b) all distributions made to the Partner pursuant to Article VIII below and (c) all redemptions or withdrawals made by such Partner.

6.7 Units Fully Paid and Nonassessable.  Once a Capital Contribution is made and accepted by the General Partner, a Partner’s Units shall be fully paid and nonassessable.

6.8 Investment by General Partner and Affiliates.  The General Partner, its principals, certain employees of the General Partner and its Affiliates may make contributions for Units of such Class or Classes as the General Partner may in its sole discretion determine.

6.9 Admission of Additional Limited Partners.  The General Partner shall have complete discretionary authority regarding the admission of additional Limited Partners and the number which may be admitted, provided that no offer to additional investors shall be made if it would violate federal or state securities laws, the Commodity Exchange Act, as amended, or any other applicable laws.

6.10 No Right to Demand Return of Contribution.  Except as specifically provided in Article XIII of this Agreement, no Limited Partner shall have the right to demand the return of his contribution at any time or to reduce his contribution to the Partnership.

ARTICLE VII
ALLOCATION OF NET PROFITS AND NET LOSSES.

7.1 Determination of Net Asset Value.  The Net Asset Value of any Class shall be determined for each Valuation Date before any management fees and incentive fees payable with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any management or incentive fees as of the end of such period shall then be credited or charged to the capital accounts of the Partners holding Units in such Class in proportion to their respective Unit Ownership Percentages. Any management fees and incentive fees with respect to each Partner holding Units of a Class for such period shall then be charged to the capital account of such Partner in proportion to his Unit Ownership Percentage. The amount of any distribution to a Partner and any amount paid to a Partner in redemption shall be charged to that Partner’s capital account. The General Partner shall calculate the approximate Net Asset Value per Unit of each Class on a daily basis and furnish such information upon request to a Limited Partner.

7.2 Allocations of Profit and Loss.  As of the end of each fiscal year, the Partnership’s profit or loss attributable to a Class shall be allocated among the Partners holding Units of such Class pursuant to the following subparagraphs for federal income tax purposes. Such allocation of profits and losses shall be in proportion to such Partners’ respective Unit Ownership Percentages from net short-term capital gain or loss, net long-term capital gain or loss and net ordinary income or loss realized by the Partnership and attributable to such Class as follows:

(a) First, the General Partner may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Partner or former Partner who received one or more payments in withdrawal from its capital account pursuant to Article XIII hereof during the fiscal year to reflect equitably amounts credited or debited to its capital account pursuant to Sections 6.6 and 7.1 hereof for each fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss allocated to the Partner or former Partner in all prior fiscal years.

(b) Second, the remainder of the taxable income or loss of the Partnership attributable to such Class for the fiscal year, if any, and each item of Partnership income, gain, loss, expense, or credit attributable to such Class included therein, shall be allocated among the Partners holding Units of such Class, and former Partners who held Units at any time during such fiscal year of such Class, in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the General Partner, reflect equitably amounts credited or debited to each such Partner’s and former Partner’s capital account for the fiscal year and all prior fiscal years as compared to the aggregate taxable income or loss that has been allocated to such Partner and former Partner during the fiscal year (including allocations for the fiscal year under subsection (a) hereof) and all prior fiscal years.

(c) The character of any item of income, gain, expense or loss allocated pursuant to this Section 7.2 shall be made solely in the discretion of the General Partner.

(d) All amounts withheld from Partnership revenues or distributions by the Partnership pursuant to the Internal Revenue Code (“Code”) or any provision of any state or local tax law shall be treated for all purposes as distributions to those Partners who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is determined in whole or in part by the status or identity of the Partners, the General Partner may allocate the expense and deduct from such Partners’ capital accounts their distributable share of such taxes, fees and assessments.

(e) Notwithstanding the foregoing, the General Partner, in its sole discretion, may allocate the Partnership’s items of income, gain, expense, or loss attributable to a Class in a manner other than that provided in this Section 7.2, provided such allocation is made in accordance with Section 704(b) of the Code. Any allocation made pursuant to this subsection (e) will replace any allocation of profit or loss otherwise provided for herein and neither the amendment of this Agreement nor the consent of the Limited Partners shall be required to effect any allocation made pursuant hereto.

ARTICLE VIII
DISTRIBUTIONS.

8.1 Distributions Generally.  The Partnership shall have the right to make distributions of Partnership profits at any time to the Limited Partners, but such distributions shall be in the sole and absolute discretion of the General Partner. It is not anticipated that the General Partner will make any such distributions unless the profits of the Partnership are substantial. Any such distributions shall be made pro rata among each Class of Limited Partnership Units and in proportion to the Unit Ownership Percentages of Limited Partners holding Limited Partnership Units of each such Class.

8.2 Timing of Distributions.  Distributions pursuant to this Article VIII shall be charged against the respective capital accounts of the Limited Partners as of the date of the distribution.

8.3 Return of Distributions.  If any amounts have been distributed to the Limited Partners (whether pursuant to this Article VIII or in accordance with redemptions by the Limited Partners pursuant to Section 13.1 below), attributable to repayment, in whole or in part, of Capital Contributions to the Partnership, whether prior to or subsequent to the dissolution of the Partnership, and subsequent to any such distributions there shall be unpaid debts or obligations of the Partnership that arose before such distribution, then each of the Limited Partners shall be obligated to repay to the Partnership such distributed amounts, with interest, as may be required to discharge any such unpaid debts or obligations upon demand by the General Partner.

8.4 No Guarantee of Return of Capital Contribution.  No provision in the Agreement shall be construed as guaranteeing the return, either by the General Partner personally or by the Partnership, of part or all of the Capital Contributions made to the Partnership by any of the Limited Partners.

8.5 Tax Withholding.  All amounts withheld from Partnership revenue or distributions by or for the Partnership pursuant to the Internal Revenue Code, of 1986, as the same shall be amended from time to time (the “Code”), or any provision of any state or local tax law shall be treated for all purposes of this Agreement as distributions to those Partners who receive tax credits with respect to such withheld amounts. In any case where a tax, fee or other assessment is levied upon the Partnership, the amount of which is levied in whole or in part by the status or identity of the Partners, the General Partner shall allocate the expense and withhold from the distributions to each Partner their respective attributable share of such taxes, fees and assessments.

ARTICLE IX
THE GENERAL PARTNER.

9.1 Authority of General Partner.  The General Partner shall have the exclusive right and power to manage and operate the business of the Partnership and to do all things necessary to carry on the business of the Partnership for the purpose described in Article IV of this Agreement. Except as otherwise specifically provided in this Agreement, the General Partner shall have all of the rights, powers and authority of a general partner of a limited partnership under the Act. Without limiting the foregoing or any other provision of this Agreement, the General Partner, in its sole and absolute discretion, shall have the power on behalf of the Partnership to:

(a) Employ agents, attorneys, accountants, custodians, consultants or such other Persons, firms or corporations from time to time on such terms as the General Partner deems appropriate and to delegate to them any powers of the General Partner;

(b) Retain itself, Affiliates, the Trading Advisors, the Clearing Brokers or others as commodity pool operator, commodity trading advisor, clearing and executing broker and/or investment manager;

(c) Invest Partnership property in interest-bearing accounts or depositories or in U.S. government debt securities;

(d) Effect private or public offerings of Units now or in the future, cause the Partnership to file a Registration Statement and such amendments as the General Partner deems advisable with the SEC for the registration and public offering of Units, and seek to qualify the Units for sale in various jurisdictions as the General Partner deems advisable; and

(e) Cause the Partnership to enter into selling agreements with one or more Selling Agents on such terms as the General Partner deems appropriate.

9.2 General Partner Obligations.  The General Partner shall be liable for all obligations of the Partnership in excess of the Partnership’s total assets, except to the extent that the Partnership obtains financing where the creditor has recourse only against the property that secures such financing or other property of the Partnership.

9.3 Devotion of Time.  The General Partner and its principals shall devote so much of their time to the business of the Partnership as they determine is reasonably required to operate and manage the Partnership in an efficient manner, but shall not be required to devote their entire time to Partnership business.

9.4 Standard of Care.  In carrying out its duties and exercising its powers hereunder, the General Partner shall exercise good faith and shall act at all times in the best interests of the Limited Partners. Neither the General Partner nor its directors, officers, employees or its agents shall be liable to the Partnership or the Limited Partners for any act or omission performed or omitted in good faith pursuant to the authority granted to them by this Agreement.

9.5 Third Party Dealings.  Persons dealing with the Partnership are entitled to rely conclusively upon the certificate furnished by the General Partner that it is acting according to powers, rights and authority granted by this Agreement.

9.6 Retention of Clearing Brokers.  The General Partner, on behalf of the Partnership, shall retain the Clearing Brokers and hereby is authorized to enter into a Clearing Agreement on behalf of the Partnership with each such Clearing Broker. The General Partner is further authorized to retain different or additional Clearing Brokers in the future and to engage (or cause or permit the Trading Advisors to engage) floor brokers, executing brokers or dealers to assist in the execution of the Partnership’s Commodity Interest transactions. The General Partner further is authorized to cause the Partnership to pay to the Clearing Brokers brokerage commissions at the rates and on the terms provided for in the Clearing Agreements, it being understood that a portion of such commissions may be paid to the Selling Agents or, in some cases, the General Partner, as may be described in the Prospectus. In addition, the General Partner is authorized to assess against the Net Assets of the Partnership (or any Class therein) a brokerage fee or other fee, either expressed as a percentage of the Net Asset Value of the Partnership (or any Class therein), as a specified dollar amount per transaction undertaken on behalf of the Partnership, or in any other manner as determined by the General Partner in its sole discretion, as may be described in the Prospectus. The General Partner is authorized to pay all or a portion of any such fees collected from the Partnership to the Clearing Brokers, the Trading Advisors, the Selling Agents, custodians, consultants or such other Persons, firms or corporations as compensation for services performed (or to be performed) on behalf of the Partnership, and the General Partner is authorized to retain the balance of any such fees as remuneration for its services undertaken on behalf of the Partnership, as may be described in the Prospectus. The foregoing brokerage commissions and fees may be increased in the future, provided, however, that during such time as the Units are registered for sale to the public, written notice thereof is given to the Limited Partners pursuant to Section 15.8.

9.7 Retention of Trading Advisors.  The General Partner shall retain Trading Advisors to make all trading decisions regarding the Partnership and shall delegate complete trading discretion with respect to the Partnership to such Trading Advisors; provided, however, the General Partner shall have the right to reverse any trading decisions of the Trading Advisors which, in the opinion of the General Partner, are in violation of the trading policies of the Partnership as described in the Prospectus. The Trading Advisors shall initially be granted trading discretion over their respective Allocated Net Assets of the Partnership. The General Partner may from time to time, in its sole discretion, appoint additional or substitute Trading Advisors, dismiss the Trading Advisors (or any of them), and in each case reallocate Partnership assets among the remaining Trading Advisors. There is no assurance that new or additional advisors may be engaged on the same terms as are currently in place and such engagement may occur without prior notice to the Limited Partners. The General Partner also may allocate notional funds (as such may be described in the Advisory Contracts) to the Trading Advisors. For the avoidance of doubt, each Trading Advisor shall be granted trading discretion over a portion of the Partnership’s Net Assets as a whole.

9.8 Advisory Contracts.  The General Partner hereby is authorized to enter into the Advisory Contracts, described in the Prospectus, by and among the Partnership, the General Partner and each Trading Advisor. The General Partner further is authorized to either cause the Partnership to pay each Trading Advisor, in connection with the trading advice rendered to the Partnership, a management or consulting fee or the General Partner may compensate the Trading Advisors out of the fees collected by the General Partner from the Partnership as described in Section 9.6 hereof, as may be described in the Prospectus. Moreover, the General Partner is authorized to cause the Partnership to pay each Trading Advisor an incentive fee calculated as a percentage of New Trading Profits on the Allocated Net Assets allocated to such Trading Advisor, as may be described in the Prospectus. The method of calculating the applicable fees or other compensation payable to any Trading Advisor shall be set forth in the Advisory Contract and further described in the Prospectus.

9.9 General Partner Management Fee.  In consideration for its services hereunder, the General Partner is authorized to cause the Partnership to pay to it a management fee equal to a percentage of the Net Assets of each Class of Limited Partnership Units, as may be described in the Prospectus. In addition, the General Partner is authorized to retain the balance of the fees collected from the Partnership, as described in Section 9.6 hereof, that are not paid out to the Clearing Brokers, Trading Advisors, Selling Agents or the Partnership’s other service providers, as remuneration for its services hereunder, as may be described in the Prospectus.

9.10 Organization and Offering Expenses; Operating Expenses; Restrictions on Loans.

(a) The General Partner shall advance the Organization and Offering Expenses incurred in any initial and continuous public offerings of the Class A Units and the Class B Units, and no such expenses shall be deducted from the proceeds of such offerings. Subject to the limitation described below, at the General Partner’s discretion and upon presentation by the General Partner of invoices to the Partnership, the Partnership shall reimburse such amounts advanced by the General Partner after the closing of the initial offering and monthly during the continuous offering up to the total amount of the Organization and Offering Expenses incurred, and such reimbursed amounts shall be borne 10% by the Class A Units and 90% by the Class B Units. The General Partner shall have discretion to adopt reasonable procedures to implement the amortization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In no event, however, shall the General Partner be entitled to invoice the Partnership, and to receive reimbursement therefrom, in any calendar year in an amount greater than 0.0833% (1.0% per annum) of the Net Asset Value of the Partnership per month in such year (the “maximum annual reimbursement amount”), with the Class A Units and the Class B Units bearing such proportional amounts of such maximum annual reimbursement amount as are set forth above. The General Partner may, in its sole discretion, in any subsequent calendar year invoice the Partnership for amounts advanced that exceeded the maximum annual reimbursement amount in any prior year and cause the Partnership to reimburse it for such amounts, subject always to total reimbursement by the Partnership in any calendar year of no more than the maximum annual reimbursement amount. In the event the Partnership terminates prior to completion of the reimbursement, the General Partner will not be entitled to receive additional reimbursement and the Partnership will have no obligation to make further reimbursement payments to the General Partner. In no event shall the Organization and Offering Expenses paid by the Partnership exceed limits set by the NASAA Guidelines during such time as the Units are registered for sale to the public.

(b) The Partnership shall pay its ongoing operating expenses and any extraordinary expenses, as described in the Prospectus. The General Partner will not cause the Partnership to pay any of the General Partner’s indirect expenses (other than Organization and Offering Expenses) incurred in connection with its administration of the Partnership, including but not limited to, salaries, rent, travel expenses or other items generally considered “overhead.”

(c) With respect to loans made to the Partnership by the General Partner, if any, the General Partner may not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of amounts that would be charged the Partnership (without reference to the General Partner’s financial abilities or guarantees, if any) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges regardless of the amount.

9.11 NASAA Guidelines.

(a) Notwithstanding the foregoing, during such time as the Units are registered for sale to the public, compensation payable by the Fund to any party, including without limitation the General Partner, any Trading Advisor or any Clearing Broker, shall not exceed the limitations imposed by the NASAA Guidelines, as such are interpreted and applied by the General Partner in its good faith determination. In the event the compensation exceeds the NASAA Guidelines during such period, the General Partner shall promptly reimburse the Partnership for such excess. As of the date hereof, the NASAA Guidelines impose the following limitations on fees: (i) management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses, shall not exceed 6% annually of the commodity pool’s net asset value; (ii) the aggregate incentive fees shall not exceed 15% of new trading profits experienced by the commodity pool; (iii) the sponsor or advisor to the commodity pool will be entitled to an additional 2% incentive fee for each 1% by which the fees and expenses set forth in (i) above is reduced below 6%; and (iv) commodity brokerage rates will be presumptively reasonable if they satisfy either 80% of the published retail rate plus Pit Brokerage Fees or 14% annually of average net assets (excluding assets not directly related to trading activity, if any), including Pit Brokerage Fees.

(b) During such time as the Units are registered for sale to the public and to the extent required by the NASAA Guidelines: (i) no loans may be made by the Partnership to the General Partner or any other

Person; (ii) the Partnership’s assets shall not be commingled with the assets of any other Person (assets used to satisfy margin requirements will not be considered commingled for this purpose); (iii) no rebates or give ups may be received by the General Partner nor may the General Partner participate in any reciprocal business arrangements which could circumvent the NASAA Guidelines; (iv) no Trading Advisor shall receive a fee from the Partnership based on Partnership Net Assets if the Trading Advisor shares, directly or indirectly, in any brokerage commissions incurred by the Partnership; (v) the duration of any contract between the Partnership and the General Partner or any Trading Advisor shall not exceed one (1) year (although such contracts may be automatically renewable for successive one (1) year periods until terminated) and must be terminable without penalty upon no less than sixty (60) days’ prior written notice; (vi) any other proposed or contemplated agreement, arrangement or transaction may be restricted in the discretion of an Administrator if it would be considered unfair to the Limited Partners; (vii) the Partnership shall not engage in Pyramiding; and (viii) at no time will a Trading Advisor be an Affiliate of a Clearing Broker nor at any time will a Trading Advisor be an Affiliate of the General Partner.

9.12 Advisory Fees Upon Redemption.  In the event Limited Partnership Units of a Class are redeemed at any date other than the end of a month, any management fees payable to the General Partner and the incentive fees payable to the Trading Advisor with respect to the Limited Partnership Units of such Class will be prorated and adjusted accordingly. If any fee is paid to the Trading Advisors in connection with investment advice rendered to the Partnership and the Partnership thereafter suffers trading losses, the Trading Advisors shall not forfeit the amount previously held.

9.13 Tax Matters Partner.  The General Partner shall be the “tax matters partner” as described in Sections 6221-6233 of the Code. The General Partner may enter into any settlement agreement pursuant to the Code. All costs and expenses incurred in connection with or as a result of an audit of the Partnership shall be borne by the Partnership.

9.14 General Partner Withdrawal.  The General Partner shall not withdraw from the Partnership without giving Limited Partners no less than one hundred twenty (120) days’ prior written notice. In the event the General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner shall be entitled to redemption of its Units at the applicable Net Asset Value per Unit on the next Valuation Date following such removal or withdrawal.

ARTICLE X
INDEMNIFICATION.

10.1 Indemnification of General Partner.  The Partnership will indemnify and hold harmless the General Partner and its members, directors, officers, employees and agents (each, a “General Partner Party”) from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the Partnership, provided that: (i) the General Partner has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership; (ii) the General Partner Party was acting on behalf of or performing services for the Partnership; and (iii) such loss or liability was not the result of negligence or misconduct by the General Partner Party. Any indemnification of a General Partner Party is recoverable only from the assets of the Partnership and not from the Limited Partners. Notwithstanding the foregoing, the Partnership shall not indemnify a General Partner Party for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless one of the following conditions have been met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such General Partner Party; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such General Partner Party; or (iii) a court of competent jurisdiction approves a settlement of claims against such General Partner Party and finds that indemnification to such General Partner Party of the settlement amount and any related costs should be made, provided that the court considering the request for indemnification has been advised of the position of the SEC and any relevant Administrator with respect to such indemnification. The Partnership shall not incur the cost of that portion of any insurance which insures the General Partner against any liability the indemnification of which is herein prohibited. The advancement of Partnership funds to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action shall be permissible, but only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the General Partner or its Affiliates undertake to repay the advanced funds of the Partnership, together with the applicable legal rate of interest thereon, in cases in which such Person is not entitled to indemnification in this Section 10.1.

10.2 Indemnification of Third Parties.  In its discretion, the General Partner is authorized to cause the Partnership to indemnify and hold harmless the Trading Advisors, the Clearing Brokers, the Selling Agents and other third parties against losses, expenses or liabilities (including without limitation, reasonable attorneys’ fees and expenses) incurred in connection with such Persons’ performance of services for or on behalf of the Partnership, to the extent permitted by applicable law, on such commercially reasonable terms as may be agreed upon by the General Partner and such Persons. In no event, however, shall any undertaking by the Partnership to indemnify any Selling Agent or other third party be contrary to the limitations on indemnification set forth in the NASAA Guidelines.

10.3 Effect on Limited Partners.  No indemnity by the Partnership will increase the liability of any Limited Partner beyond the amount of his Capital Contribution and profits, if any, in the Partnership.

ARTICLE XI
LIMITED PARTNERS.

11.1 No Role in Partnership Business.  No Limited Partner, as such, shall take any part in the conduct or control of the Partnership’s business nor have any right or authority to act for or on behalf of the Partnership.

11.2 Limitation of Liability. No Limited Partner, as such, shall be liable for any debts or obligations of the Partnership in excess of his Capital Contributions to the Partnership, plus his share of accumulated and undistributed net profits of the Partnership and interest thereon. No Limited Partner shall be permitted or required to contract away the fiduciary obligation owed to the Limited Partners by the General Partner.

11.3 Voting Rights.

(a) Limited Partners shall have no voting rights except as set forth in this Agreement.

(b) Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then outstanding that are entitled to vote on the matter to be presented, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each eligible Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice and such notice shall specify the date, a reasonable place and time and the purpose of such meeting.

(c) At any meeting called pursuant to Section 11.3(b), upon the affirmative vote (which may be in person or proxy or otherwise deemed received pursuant to Section 17.4) of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the following actions may be taken without the consent of the General Partner: (i) the amendment of this Agreement to the extent permitted by Article XVII; (ii) the removal of the General Partner; (iii) the election of a substitute General Partner or General Partners upon the removal or withdrawal of the existing General Partner, provided that the substitute General Partner or General Partners shall continue the business of the Partnership without dissolution; and (iv) the termination of any contracts between the Partnership and the General Partner (excluding, for the avoidance of doubt, this Agreement) or any Trading Advisor upon no less than sixty (60) days’ notice without penalty; and (v) the liquidation of the Partnership.

(d) In the event that the matter to be voted on affects only one Class of Units, then only Limited Partners holding Units of such Class shall be entitled to vote on such matter, with such matter being approved by a vote of Limited Partners owning more than 50% of the outstanding Units of such Class (excluding Units owned by the General Partner and its Affiliates).

(e) Any material changes to the Partnership’s fundamental investment objectives or policies, as determined by the General Partner in good faith, shall require the prior written approval of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates).

(f) Without the consent of the Limited Partners owning more than 50% of the Units then outstanding that are entitled to vote on the matter to be presented (excluding Units owned by the General Partner and its Affiliates), the General Partner may not: (i) amend this Agreement except as provided for in Section 17.3; (ii) appoint a new General Partner or General Partners; or (iii) liquidate the Partnership. Notwithstanding anything else in this Agreement to the contrary, any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall be conditioned upon the consent of the General Partner.

11.4 Dissolution.  The Partnership shall not be dissolved by the incompetency, bankruptcy or death of any Limited Partner or by a change in any Limited Partner’s relative capital interest in the Partnership, whether by assignment or otherwise. If any such event effects a dissolution of the Partnership by operation of law, then upon its occurrence a new Partnership automatically shall be in effect among the remaining Limited Partners, and such successor Partnership shall succeed to all the property, assets and business, subject to all liabilities and contracts, of the prior Partnership and shall be controlled by the terms of this Agreement.

11.5 Consent to Further Action.  Each Limited Partner (or any permitted assignee thereof) hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Partnership without any further act, approval or vote of the Limited Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

ARTICLE XII
SUBSTITUTE OR ADDITIONAL LIMITED PARTNERS.

12.1 Admission, Transfer and Assignment.

(a) Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Partnership in violation of any applicable federal or state securities laws or without given written notice to the General Partner at least thirty (30) days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by a Limited Partner of Units or of any part of his right, title and interest in the capital or profits of the Partnership shall be effective against the Partnership or the General Partner until; (i) the General Partner receives the written notice of the assignment, unless such notice is waived by the General Partner in its sole discretion; (ii) the proposed assignee completes any required subscription documentation or other documentation; and (iii) the General Partner consents to such proposed assignments, transfer or disposition. No such assignee, except with the consent of the General Partner, which consent may be withheld under the circumstances provided below, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Partnership except by redemption as provided in Article XIII hereof. The General Partner may withhold consent only to prevent or minimize potential adverse legal or tax consequences to the Partnership or in the event the proposed assignee does not independently satisfy the standards for admission as a Limited Partner set forth in the subscription documentation, as determined by the General Partner in its reasonable discretion. Upon advice of legal counsel, the General Partner shall eliminate or modify any restrictions on substitution or assignment at such time as the restriction is no longer necessary. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition, or as otherwise provided by the General Partner. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

(b) Any assignee or proposed assignee of a Limited Partner shall pay or obligate itself to pay all reasonable legal fees and other expenses incurred by the Partnership or General Partner in connection with such assignment as the General Partner may determine.

12.2 Withdrawal from Partnership.  No Limited Partner at any time shall be entitled to elect to withdraw from the Partnership except to the extent provided in Article XIII below. If a Limited Partner shall die, be adjudicated insane or incompetent, or be dissolved, prior to dissolution of the Partnership, the Limited Partner’s legal representative shall be deemed to be an assignee of, and with the prior written consent of the General Partner may be substituted for, such Limited Partner. The legal representative of any such Limited Partner shall have no right to elect to receive the value of such Limited Partner’s interest in the Partnership as a creditor of the Partnership in lieu of the rights of the Limited Partner to profits, losses and distributions provided by this Agreement.

ARTICLE XIII
REDEMPTION OF UNITS.

13.1 Monthly Redemptions.  Limited Partners may require the Partnership to redeem Units for an amount equal to all or a portion of the Net Assets represented by such Units, as of the close of business on the last business day of any calendar month if the Partnership has received written notice of such desired redemption at least ten (10) days prior to the last business day of the month-end as of which the redemption is to occur, or as may otherwise be provided for in the Prospectus. The General Partner will notify a redeeming Limited Partner in writing within ten (10) days after the proposed redemption date regarding whether the redemption has been, or will be, effected on the requested redemption date. Except as described below, the redemption amount will be paid by the fifteenth business day of the month following the redemption date. The General Partner will redeem Units at the Net Asset Value per Unit on the requested redemption date unless the number of redemptions would be detrimental to the tax status of the Partnership, in which case, the General Partner shall select by lot that number of redemptions as will, in its judgment, not impair the Partnership’s tax status. The right to obtain redemption is also contingent upon the Partnership’s having property sufficient to discharge its liabilities on the redemption date and may be delayed if the General Partner determines that earlier liquidation of Commodity Interest positions to meet redemption payments would be detrimental to the Partnership or nonredeeming Limited Partners. Redemption charges for redemption of Units of any Class, if any, shall be as set forth in the Prospectus; provided, however, that: (i) no redemption charge shall be assessed against holders of the Class A Units; and (ii) during such time as the Units are registered for sale to the public, all redemption charges shall comply with any restrictions on redemption charges imposed by the NASAA Guidelines. Redemptions from investors purchasing Units will be made on a first-in-first-out basis. The General Partner may cause the Partnership to redeem its capital at any time.

13.2 Redemption Requests.  In order to effect a redemption, a Limited Partner must furnish the General Partner with a written request for redemption. The terms of the request for redemption must include: (i) the Units and the date for which redemption is requested; (ii) an acknowledgment of the basis upon which valuation of Units being redeemed will be made; and (iii) a representation by the Limited Partner that he is the lawful owner of the Units being redeemed and that the Units have not been encumbered in any fashion.

13.3 Required Redemption.  The General Partner may, at any time, in its sole discretion, require any Unit holder to withdraw entirely from the Partnership, or to withdraw a portion of his Partner capital account, by giving not less than fifteen (15) days’ advance written notice to the Unit holder thus designated. In addition, the General Partner without notice may require at any time, or retroactively, withdrawal of all or any portion of the capital account of any Limited Partner: (i) that the General Partner determines is a benefit plan investor (within the meaning of Department of Labor Regulations §2510.3-101(f)(2)) in order for the assets of the Partnership not to be treated as plan assets under ERISA; (ii) which made a misrepresentation to the General Partner in connection with its purchase of Units; or (iii) if such Limited Partner’s ownership of Units would result in the violation of any law or regulation applicable to the Partnership or a Partner. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply. The Unit holder thus designated shall withdraw from the Partnership or withdraw that portion of his Partner capital account specified in such notice, as the case may be, as of the close of business on such date as determined by the General Partner. The Unit holder thus designated shall be deemed to have withdrawn from the Partnership or to have made a partial withdrawal from his Partner capital account, as the case may be, without further action on the part of said Unit holder and the provisions of Section 13.1 shall apply.

13.4 Special Redemption.  The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at the Net Asset Value per Unit, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. During such time as the Units are registered for sale to the public, the General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in Net Asset Value per Unit as of the close of business on any business day to less than 50% of the Net Asset Value per Unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

ARTICLE XIV
COMPETING OR RELATED BUSINESSES.

14.1 Other Activities of General Partner and Limited Partners.  Except as provided in Section 14.2, the General Partner (and its principals and Affiliates) and the Limited Partners may acquire Commodity Interests and other investments for their own account or engage in the business of investing, trading, buying and selling Commodity Interests or other investments on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with any business of the Partnership. Neither the Partnership nor any other Partner shall have any right by virtue of this Agreement in or to such other business ventures or income, profits or fees derived from any of the foregoing.

14.2 Compliance with Position Limits.  Each Partner herein represents, covenants and agrees with the Partnership that he shall not hold positions in commodity futures contracts in excess of any applicable position limits imposed from time to time by the Commodity Futures Trading Commission (“CFTC”), any other regulatory body or any commodity exchange on which the Partnership may trade in commodity futures contracts. Such limitation shall apply to the Partner individually and to any other Person controlled by or trading pursuant to a common pattern with any of the Partners or any other Person whose holdings may be attributed to any Partner by the CFTC, any other regulatory body or any such exchange. If position limits are exceeded by reason of trading by or attributed to any Partner, in the opinion of the CFTC, any other regulatory body, any exchange or the General Partner, such Partner (and not the Partnership) shall immediately reduce positions attributed to him (other than positions held by the Partnership) to comply with such position limit.

ARTICLE XV
FISCAL YEAR, BOOKS OF ACCOUNT, ACCOUNTING AND OTHER REPORTS,
TAX RETURNS AND BANKING.

15.1 Fiscal Year.  The fiscal year of the Partnership shall be the calendar year.

15.2 Books and Records.  The General Partner shall maintain, or cause to be maintained, for a period of no less than five (5) years from the date each such record is generated and in accordance with CFTC Reg. §1.31 and §4.23, full and accurate books for the Partnership at the Partnership’s principal place of business reflecting all receipts and expenditures, assets and liabilities, income and losses and all other records necessary for recording the Partnership’s business and transactions, including those sufficient to record the allocations and distributions provided for in Articles VII and VIII. Notwithstanding the foregoing, records relating to the suitability of a Limited Partner purchasing Units through the General Partner directly (as opposed to through a Selling Agent) shall be maintained by the General Partner for no less than six (6) years from the date such records are generated. Each Limited Partner shall have the right to inspect such books and records during reasonable business hours upon reasonable written notice to the General Partner. A Limited Partner may inspect or (at such Limited Partner’s expense) obtain a list of the names and addresses of all Limited Partners, provided that such Limited Partner first provides to the General Partner adequate written assurances that such information is reasonably related to such Limited Partner’s interest as a Limited Partner and will not be used for commercial purposes.

15.3 Independent Auditor.  The records and books of account of the Partnership may be audited by independent certified public accountants selected by the General Partner at any time that the General Partner may deem it necessary or desirable.

15.4 Partnership Tax Returns.  The General Partner shall prepare or cause to be prepared all tax returns required of the Partnership and may make any available or necessary elections.

15.5 Annual Report.  As soon as reasonably practicable after the end of each fiscal year, but in no event later than ninety (90) days after such period, the General Partner shall furnish each Limited Partner with an “Annual Report,” as required by CFTC Reg. §4.22(c), and a tax statement showing the amounts of any income, gains and losses allocated to the Limited Partner and the amount of any distributions made to the Limited Partner pursuant to this Agreement.

15.6 Monthly Account Statement.  The General Partner also shall furnish each Limited Partner with a monthly “Account Statement,” as required by CFTC Reg. §4.22(a), within thirty (30) calendar days following the last day of the prior monthly period; provided, however, that such statement for the last month of the Partnership’s fiscal year need not be distributed in the event an annual report required by Section 15.5 is to be distributed to each Limited Partner within forty-five (45) calendar days after the end of the Partnership’s fiscal year. The General Partner will comply with the reporting requirements of CFTC Reg. §4.22 with respect to the Partnership.

15.7 Fund Depositories.  All funds of the Partnership shall be deposited in a separate customer account or accounts or such other appropriate depositories as shall be determined by the General Partner.

15.8 Notice to Limited Partners.  During such time as the Units are registered for sale to the public, notice will be mailed to each Limited Partner, together with a description of Limited Partners’ redemption and voting rights and a description of any material effect the applicable following event may have on Limited Partners, within seven (7) business days of any of the following events:

(a) a decrease in the Net Asset Value per Unit of such Limited Partners’ Units to 50% or less of the Net Asset Value per Unit most recently reported;

(b) any material change in any Advisory Contract with a Trading Advisor, including any change to Trading Advisors or any modification in connection with the method of calculating the incentive fee, as determined by the General Partner in good faith; and

(c) any material change in the amount of any brokerage commissions or brokerage fees paid by the Partnership, or any other material change affecting the compensation of any party, as determined by the General Partner in good faith.

ARTICLE XVI
DISSOLUTION AND LIQUIDATION.

16.1 Dissolution.

(a) The Partnership shall be dissolved prior to the expiration of the term provided in Article V upon the happening of any of the following events;

(b) A decision of Limited Partners holding more than 50% of the Partnership’s outstanding Units (excluding Units owned by the General Partner and its Affiliates) to liquidate the Partnership;

(c) The withdrawal or dissolution of the General Partner, and the failure of the Limited Partners to elect a substitute General Partner to continue the Partnership; or

(d) The assignment for the benefit of creditors or adjudication of bankruptcy of the General Partner or appointment of a receiver for or seizure by a judgment creditor of the General Partner’s interest in the Partnership.

16.2 Liquidation.  There shall be no liquidation and termination of the Partnership unless dissolution has occurred pursuant to Section 16.1 or unless dissolution has occurred at the end of the term provided in Article V. In the event of any such dissolution, the General Partner first shall contribute to the Partnership an amount equal to the debit balance, if any, in the capital account for the General Partner and then shall proceed to wind up the affairs of the Partnership and liquidate its investments. The General Partner shall have full right and unlimited discretion to determine the time, manner, and terms of any sale of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of such liquidation shall be applied and distributed in the following order of priority:

(a) To the payment of debts and liabilities of the Partnership (other than any loans or advances that may have been made by any of the Limited Partners to the Partnership) and the expenses of the liquidation;

(b) To the creation of any reserves that the General Partner may consider reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that if and when a contingency ceases to exist, the monies, if any, then in reserve attributable to such contingency shall be distributed in the manner hereinafter provided;

(c) To the repayment of any loans or advances that may have been made by any of the Partners to the Partnership, or pro rata among them if the amount available for repayment is insufficient; and

(d) Amongst the Classes pro rata and to all Partners of a Class in accordance with their respective Unit Ownership Percentages with respect to such Class. Solely for purposes of this Section 16.2, in the event that the General Partner is unable to wind up the affairs of the Partnership and liquidate its assets, such Person as may be designated by the Limited Partners holding more than 50% of all Limited Partnership Units of the Partnership then issued and outstanding (excluding Units owned by the General Partner and its Affiliates) shall carry out such duties in accordance with the provisions of this Article XVI.

16.3 Sale of Assets.  The Limited Partners shall have no right to demand property other than cash in return for their contributions to the capital of the Partnership. Upon dissolution, any physical assets of the Partnership shall be sold at public or private sale at such price and upon such terms as the General Partner may consider advisable. Any Partner may purchase the assets of the Partnership at any such sale.

16.4 Return of Capital Contributions.  The General Partner shall not be personally responsible or liable for the return of all or any part of the Capital Contributions of the Limited Partners, and any such return shall be made solely from Partnership assets.

16.5 Liquidation Statement.  Each of the Limited Partners shall be furnished with a statement, prepared or caused to be prepared by the General Partner, reflecting the assets and liabilities of the Partnership as of the date of complete liquidation. Upon the completion of distributions pursuant to the preceding subsections of this Article XVI, the Limited Partners shall cease to be such; and the General Partner shall cause any Certificate of Limited Partnership to be cancelled.

ARTICLE XVII
AMENDMENTS.

17.1 Procedure for Amendments Generally.  Except as otherwise provided in this Article XVII, amendments to this Agreement may only be made with the consent of holders of more than 50% of the Limited Partnership Units of the Partnership then outstanding (excluding Units owned by the General Partner and its Affiliates) except that (a) without the consent of all Partners, no amendment shall amend this Article XVII, and (b) no amendment may change the requisite percentage of Units held by Limited Partners which are needed to give any consent or approval under this Agreement without the consent of at least such requisite percentage.

17.2 Amendments Requiring Limited Partner Consent.  No amendment shall: (i) reduce the participation of a Limited Partner in net profits and losses or distributions of the Partnership; (ii) change the Partnership to a general partnership; (iii) reduce the liabilities, obligations or responsibilities of the General Partner; or (iv) increase the obligations or liabilities of a Limited Partner without the written consent of such Partner. Any

Limited Partner that does not consent to such a proposed amendment affecting such Limited Partner may withdraw from the Partnership prior to the effectiveness of the amendment.

17.3 Amendments Without Limited Partner Consent.  The General Partner may, in its discretion, without the consent of the Limited Partners, modify or amend any provision of this Agreement for any of the following purposes: (i) for the purpose of adding to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or otherwise to more accurately reflect the intent of the General Partner in connection with the operations of the Partnership or the computation and determination of allocations hereunder; (iii) to cause the allocations contained herein to comply with Section 704 of the Code or any other statutory provisions or regulations relating to such allocations; (iv) to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (v) to ensure that the Partnership is not required to register as an “investment company” under the Investment Company Act of 1940; (vi) to ensure that the Partnership is not treated as a “publicly-traded partnership” under Section 7704 of the Code; (vii) to ensure that the Partnership is not considered to hold “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974; (viii) to ensure that the Partnership is not in violation of any applicable law or regulation, including to bring the Partnership into compliance with the securities or Blue Sky laws of the SEC or any other federal agency or any state in which Units have been or will be sold; (ix) to make any other change not materially adverse to the interests of the Limited Partners; or (x) if the General Partner is expressly authorized to amend this Agreement as provided herein.

17.4 Methods of Limited Partner Consent.  In any matter regarding any Partnership action in which the consent of a Limited Partner is required, such consent shall be deemed given if either: (i) such Limited Partner affirmatively grants such consent in writing; or (ii) the Limited Partner has been furnished with a written notice of the matter(s) for which consent is requested and the Limited Partner shall have failed to respond to such notice within the time period designated for such in the notice.

ARTICLE XVIII
POWER OF ATTORNEY.

18.1 Power of Attorney Generally.  Each Limited Partner, by becoming a Limited Partner, constitutes and appoints the General Partner its true and lawful attorney-in-fact and agent in his name, place and stead to make, execute, sign, acknowledge, file and record from time to time with respect to the Partnership:

(a) Any documents and instruments that the General Partner deems appropriate to reflect any amendment, change or modification of the Partnership, in accordance with the terms of this Agreement;

(b) Any certificates, documents or instruments that the General Partner deems necessary or appropriate to effect the dissolution of the Partnership; and

(c) All such other certificates, documents and instruments that may be required by the laws of the State of Illinois, the United States of America, or any other jurisdiction in which the Partnership may do business to effectuate, implement, continue and defend the valid and subsisting existence of the Partnership.

18.2 General Partner Action.  The General Partner shall take no action as such attorney that would in any way increase the liability of any Limited Partner beyond the liability expressly set forth in this Agreement.

18.3 Survival of Power of Attorney. The power of attorney granted by each Limited Partner to the General Partner shall be a power coupled with an interest, shall be irrevocable and shall survive the death, incompetence or dissolution of such Limited Partner and the delivery of an assignment by a Limited Partner of his Units, except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any certificate, instrument or document necessary to effect such substitution.

18.4 Exercise of Power of Attorney.  The power of attorney granted herein shall be exercisable by the General Partner for each Limited Partner by a facsimile signature or by listing all the Limited Partners executing any instrument with a single signature of the General Partner.

ARTICLE XIX
NOTICES.

Any notice given pursuant to this Agreement may be served personally on the Partner to be notified or may be mailed, postage prepaid, registered with return receipt requested, addressed as follows, or at such other address as a Partner may from time to time designate in writing:

To the General Partner: At the address set forth in Section 3.2 hereof.

To any Limited Partner: At the address as last provided to the General Partner in writing.

ARTICLE XX
PARTITION.

The Partner agrees that the Partnership properties are not suitable for partition. Accordingly, each of the Partners irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership’s property.

ARTICLE XXI
ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement among the parties.

ARTICLE XXII
GOVERNING LAW.

This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws). Any and all litigation arising out of this Agreement shall be conducted only in courts located in the State of Illinois.

ARTICLE XXIII
BINDING EFFECT.

All the terms and conditions of this Agreement shall be binding upon the Partners and their legal representatives, heirs, successors and assigns of the Partners except as otherwise expressly provided in this Agreement.

ARTICLE XXIV
PRONOUNS.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter genders.

ARTICLE XXV
CAPTIONS.

Captions and section headings contained in this Agreement are inserted for convenience only and in no way define, limit or extend the scope or intent of any provision of this Agreement.

ARTICLE XXVI
COUNTERPARTS.

This Agreement, and any amendment thereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Agreement, and any amendment thereto, may contain more than one counterpart of the signature page, and all such counterpart signature pages shall have the same force and effect as though all parties had signed a single signature page.

ARTICLE XXVII
COPY ON FILE.

Each Partner agrees that one original of this Agreement, or set of original counterparts, shall be held at the principal place of business of the Partnership and that there shall be distributed to each Partner a composite conformed copy of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

GENERAL PARTNER:

DEARBORN CAPITAL MANAGEMENT, L.L.C.

By:	Dearborn Capital Management, Ltd., its Managing Member
By:	David M. Kavanagh, its President

LIMITED PARTNERS:

APPENDIX B

The top of this Subscription Agreement and the front of the prospectus are dated December 1, 2008. This material will expire no later than 12 months following that date. It may expire prior to the end of that 12-month period. Before using these documents you should confirm with your home office or Dearborn Capital Management, LLC that the document date is current (dial toll-free at 1-866-242-4055 or e-mail at funds@dearborncapital.com). Subscriptions using expired documents CANNOT be accepted.

Grant Park Fund Limited Partnership
Instructions to Subscription Agreement and Power of Attorney

Dated: December 1, 2008

Any person considering subscribing for the units should carefully read and review a current prospectus. The prospectus should be accompanied by the most recent monthly report of the Fund.

1. (a) Check the box indicating Legacy Wrap Class, GAM Class or GAM Wrap Class AND (b) Enter the total dollar amount to be invested AND (c) Check the box if this is an addition to an existing account and list the Investor ID Number. (Note: A Separate Subscription Form must be used for each investment in a Series or Class)

2. Enter the investor’s Selling Firm brokerage account number on line 2.

3. Enter the Social Security Number OR Taxpayer ID Number, as applicable, on line 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered in addition to the Social Security Number of the investor. If the investor qualifies as a Non-US Citizen this form must be accompanied by Form W-8BEN. Section 4 must be completed for all account types marked with an (*) in Section 3.

4. Before any of the account types marked with an “*” in Section 3 can be established, Section 4 must be completed. Each subscribing investor must initial on line 4.

5. Based on the definition outlined below, please choose the most appropriate warrant for your entity if investing as account type: LLC, LTD, Foreign Corporation, Partnership or “Other.”

A Commodity Pool Operator (“CPO”) is an individual or organization which operates or solicits, accepts or receives funds from others for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or commodity options or to invest in another commodity pool. (Note that futures trading does not need to be the primary purpose of the enterprise for it to be considered a commodity pool.)

Registration is required unless the CPO qualifies for one of the exemptions from registration outlined in Commodity Futures Trading Commission (“CFTC”) Regulations 4.5 or 4.13. If a CPO is qualified for an exemption from registration, the pool operator must electronically file a notice of exemption from CPO registration through National Futures Association (“NFA”) Electronic Exemption Filing System. This system can be accessed at http://www.nfa.futures.org/compliance/ExemptLoginSelection.asp

6. Enter the name of the investor on line 6. For UGMA/UTMA (Minor), enter the Minor name on line 6, followed by “Minor”, and enter the custodian name on line 7. For Corporations, Partnerships, and Estates, enter the entity name on line 6 and the Trustee(s) name(s) on line 7.

7. Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor on line 8 (no post office boxes). Line 8 must be completed.

8. If the legal address is different from the mailing address, enter the mailing address on line 9.

9. If an IRA account, enter Custodian’s name and address on line 10.

10. Grant Park Futures Fund has gone “Green” and Monthly Investor Statements are available on line. Please check the box in line 11 if you do not wish to access the statement on-line and wish to receive a paper statement.

11. Each investor must sign and date line 12. If the account has multiple owners, all owners must sign. In the case of IRA’s, the Custodian’s signature, as well as the investor’s signature, is required.

12. The Financial Advisor must sign and date in Section 13. Some broker/dealers may also require the signature of an office manager.

13. The Selling Firm Name, Financial Advisor Name, Financial Advisor Code, Branch Code, Branch Address, Advisor E-mail and Advisor Phone must be entered in Section 14.

The Client should return this Subscription Agreement and payment to their Financial Advisor’s office address.

Subscription agreements, payment, and any other required documents should be sent by the Financial Advisor to either:

1.	The Fund Administration office of the selling firm, if firm procedures require, or
2.	The custodial firm if one is required (sending document early in the month is best if it is to reach the general partner before month end), or
3.	Dearborn Capital Management/Grant Park Futures Fund, 555 W. Jackson Blvd., Suite 600, Chicago, IL, 60661.

If payment is being made by wire transfer, the Financial Advisor should contact either his or her firm’s Fund Administration Department or Dearborn’s Operations Department for instructions. Payments and Subscription documents must be received by the general partner AT LEAST FIVE BUSINESS DAYS prior to the end of the month. However, the selling firm’s Fund Administration Department may have an earlier cut-off for subscriptions.

If Financial Advisors have specific questions about the subscription process, please call the Financial Advisor Support Team at 866-242-4055 or your Fund Administration Department.

Dated: [DATE], 2008

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

LIMITED PARTNERSHIP UNITS

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
c/o Dearborn Capital Management, L.L.C.
555 West Jackson Boulevard, Suite 600
Chicago, Illinois 60661

Dear Sir or Madam:

1. Subscription for Units.  I hereby subscribe for the dollar amount of Limited Partnership Units (“units”) in Grant Park Futures Fund Limited Partnership (“Grant Park”) as set forth in this Subscription Agreement and Power of Attorney, at the net asset value per unit as set forth in the prospectus of Grant Park dated [DATE], 2008 (the “prospectus”). I have (i) enclosed a check payable to “Grant Park Futures Fund Limited Partnership — Subscription Account,” in the full amount of my subscription, (ii) authorized a wire transfer to Grant Park’s account (as set forth in this Subscription Agreement and Power of Attorney) in the full amount of my subscription, or (iii) authorized my selling agent to debit my securities brokerage account in the full amount of my subscription. Dearborn Capital Management, L.L.C. (the “General Partner”), in its sole and absolute discretion, may accept or reject this subscription in whole or in part. Once submitted, all subscriptions are irrevocable.

2. Representations and Warranties of Subscriber.  I have received the prospectus, the Third Amended and Restated Limited Partnership Agreement (each as supplemented by sticker supplements, if any) and the most recent monthly report of Grant Park for the class of units in which I am investing. I acknowledge that I am making the representations and warranties set forth in Appendix C to the prospectus, including the applicable requirements relating to net worth and annual income. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney on behalf of the subscriber is duly authorized to execute such signature page. By signing the Subscription Agreement and Power of Attorney, I am not waiving any rights under the federal or state securities laws.

3. Power of Attorney.  In connection with my purchase of units, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Grant Park, and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of Grant Park’s Third Amended and Restated Limited Partnership Agreement, including, without limitation, the execution of said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

4. Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after this Subscription Agreement and Power of Attorney has been submitted and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my units in Grant Park. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws, except for matters arising under federal or state securities laws (exclusive of Illinois securities laws).

PLEASE CAREFULLY READ AND COMPLETE THE REVERSE SIDE.

Dated: December 1, 2008

GRANT PARK FUTURES FUND, LP
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
IMPORTANT: READ INSTRUCTIONS AND REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by either (i) enclosing a check payable to “Grant Park Futures Fund Limited Partnership — Subscription Account,” (ii) authorizing a wire transfer in the investor’s name to Grant Park’s subscription account at Lake Forest Bank & Trust Company, Account No. 0000379735, ABA #071925334 or (iii) authorizing the Selling Agent to debit investor’s securities brokerage account in the amount set forth below, hereby subscribes for the purchase of units in Grant Park Futures Fund Limited Partnership (the “Fund”) at the net asset value per unit. The named investor further acknowledges receipt of the prospectus of Grant Park dated December 1, 2008 (supplemented by sticker supplements, if any), including Grant Park’s Third Amended and Restated Limited Partnership Agreement, the Subscription Agreement and Power of Attorney, the terms of which govern the investment in the units being subscribed for hereby. Section 4 must be completed for all account types marked with an (*) in Section 3.

1)	(a) Choose Series & Class of Units:
☐	GWRAP — Grant Park Alternative Markets Wrap Class — (Min for new investors: $5,000 for non-qual and $1,000 ERISA. Subsequent investments must be at least $1,000 for all account types.)
☐	GAM — Grant Park Alternative Markets Class — (Min for new investors: $5,000 for non-qual and $1,000 ERISA. Subsequent investments must be at least $1,000 for all account types.)
☐	LWRAP — Grant Park Legacy Wrap Class — (Min for new investors: $10,000 for non-qual and $1,000 ERISA. Subsequent investments must be at least $1,000 for all account types.)

  (b) Specify Investment Amount: $ •   .

  (c) ☐ Check here if this is an addition to an existing account. Investor ID#  (ID# Appears on Your Monthly Statement)

2)	Selling Firm Brokerage Account #
3)	Social Security Number – – OR Tax ID Number –

Taxable Investors (check one):
☐Individual Ownership	☐ Tenants in Common	☐ Estate *	☐ UGMA/UTM (Minor)
☐ Partnership *	☐ Joint Tenants with Right of Survivorship	☐ Trust *	☐ Other *:
☐ Corporation *	☐ Tenants in Entirety	☐ Community Property
Non-Taxable Investors (check one):
☐ IRA	☐ Roth IRA	☐ Pension *	☐ Defined Benefit *
☐ IRA Rollover	☐ SEP	☐ Profit Sharing *	☐ Other *

(*Section 4 should be initialed by each account owner for the account types indicated with “*” above)

4)

Initial(s)	The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has the power, under its applicable charter or organizational documents, to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a limited partnership; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap and security futures contracts). Additionally, the undersigned investor(s) acknowledges that the Fund’s general partner, Dearborn Capital Management, L.L.C., has not been provided the investor’s charter or organizational documents as part of the Subscription documents, and that, accordingly, neither the Fund nor the general partner will make a review or interpretation of such documents.
5)	FOR LLC, LTD, Foreign Corporation, Partnership and “Other” complete the following:
The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase units in the Fund has read the definition of a Commodity Pool Operator as stated in the Subscription Instructions and attests to the following (Choose one): ☐ Is a registered Commodity Pool Operator with the CFTC and is a member of the NFA, or ☐ Has an exemption from registration as a Commodity Pool Operator with CFTC (Exception Type:), or ☐ Does not fall within the definition of Commodity Pool Operator as defined by the CFTC and membership in the NFA is not required.

6)	Account Title:

7)	Individual(s) authorized to act on behalf of investor(s) (For Estates, Partnerships, Trusts, Corporations, Etc.)

8)	Legal Address:	Street (PO Box not acceptable) City State Zip Code

9)	Mailing Address: (If Different)	Street City State Zip Code

10)	Custodian Name and Legal Address:	Street (PO Box not acceptable) City State Zip Code

11) ☐ Check this Box to Opt out of Accessing Your Monthly Investor Statements on-line.

12)	INVESTOR(S) MUST SIGN

X Signature of Investor Date	X Signature of Joint Investor (if applicable) Date
X Additional Signatures (if applicable) Date	X Signature of Custodian (if applicable) Date

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐
Under penalties of perjury, by signature above, I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust. If either (a) or (b) are true this form must be accompanied by Form W-8BEN.

13)	FINANCIAL ADVISOR MUST SIGN

The undersigned Financial Advisor (“F.A.”) hereby certifies that: (1) he/she holds the appropriate securities licenses required by his/her Firm in order to offer and sell units in the Fund; (2) the F.A. has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the units as set forth in the prospectus; (3) the F.A. has delivered to the person(s) named above a copy of the current prospectus on or before the date of this certification; and (4) the F.A. has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s’) age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the F.A.) that; (a) the purchase of units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth standard; (c) such person(s) can reasonably benefit from the investment based on such person’s(s’) overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment; and (e) such person(s) appears(s) to have an understanding of the fundamental risks of the investment (including than an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner and the trading advisors. The Financial Advisor MUST sign below in order to substantiate compliance with FINRA Rule 2810.

X Financial Advisor Signature Date	X Office Manager (if required by Selling Firm procedures) Date
14)	Selling Firm: BRANCH CODE: F.A. CODE
(Please print clearly for proper credit. If you are a member of an advisor group please include the correct group name and number.)
F.A./Group Name:  F.A. Phone:
F.A. E-Mail:  Copy E-Mail:  F.A. Fax:
Branch Address:
Street (P.O. Box not acceptable) City State Zip Code

APPENDIX C

SUBSCRIPTION REQUIREMENTS

Notice: An investment in Grant Park is speculative and involves a high degree of risk. Please refer to the section of the prospectus entitled “Risk Factors” for a complete description of the material risks of an investment in Grant Park.

I.   Subscription Procedures

To subscribe for limited partnership units in the Grant Park Futures Fund Limited Partnership (“Grant Park”), you must:

•	execute and deliver to the selling agent who solicited your subscription the subscription agreement and power of attorney, and any other documents needed (for example, fund, pension, corporate authorizations, as applicable); and
•	unless you intend to make payment by debiting your brokerage account with your selling agent, deliver to your selling agent a check in the full amount of the subscription payable to “Grant Park Futures Fund Limited Partnership, Subscription Account,” or authorize a wire transfer in the amount of your subscription in accordance with the instructions set forth in the subscription agreement and power of attorney.

The minimum investment required to invest in the Legacy Wrap Class units is $10,000, except in the case of investors that are employee benefit plans and/or individual retirement accounts for which the minimum investment is $1,000; subsequent investment in the Legacy Wrap Class units must be at least $1,000. The selling agents will offer the Legacy Wrap Class units at a price of $1,000 per unit as of the initial closing date. Only investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in Grant Park (such arrangements commonly referred to as “wrap-accounts”) may purchase Legacy Wrap Class units.

The minimum investment in the GAM Class and GAM Wrap Class units is $5,000, except that in the case of investors in such units that are employee benefit plans and/or individual retirement accounts, the minimum investment is $1,000; subsequent investment in the GAM Class and GAM Wrap Class units must be at least $1,000. The selling agents will offer the GAM Class and GAM Wrap Class Units at a price of $1,000 per unit as of the initial closing date.

Any of these minimums may be waived by the general partner in its sole discretion. You will be required to reimburse Grant Park and Dearborn Capital Management, L.L.C., the general partner of Grant Park, for any expense or loss incurred as a result of the cancellation of your subscription for units due to your failure to deliver good funds in the amount of the subscription price.

By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for Legacy Wrap Class units, GAM Class units or GAM Wrap Class units, as specified, at a price equal to the net asset value per unit of the class subscribed for as of the close of business on the last business day of the month in which your subscription is accepted, provided your subscription is received at least five business days prior to the month end. The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to Grant Park and to be bound by the terms of the limited partnership agreement (a form of which is attached as Appendix A to Grant Park’s prospectus). By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement.

II.   Representations and Warranties

As an inducement to the general partner to accept your subscription, you, by executing and delivering your subscription agreement and power of attorney, represent and warrant to Grant Park, the general partner, the clearing brokers and the selling agent who solicited your subscription as follows, as applicable:

1. You are of legal age to execute the subscription agreement and power of attorney and are legally competent to do so. You acknowledge that you have received a copy of the prospectus, including the limited partnership agreement contained therein (as supplemented by sticker supplements, if any).

2. All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of the subscription agreement and power of attorney, and if there should be any change in such information acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner.

3. Unless paragraph 4 or 5 below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

4. The subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

5. If you are subscribing in a representative capacity, you have full power and authority to purchase the units and enter into and be bound by the subscription agreement and power of attorney on behalf of the entity for which you are purchasing the units, and such entity has full right and power to purchase such units and enter into and be bound by the subscription agreement and power of attorney and become a limited partner pursuant to the limited partnership agreement.

6. You either are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or, if you are required to be so registered and to have such membership, are duly registered with the CFTC and are a member in good standing of the NFA.

7. If you are acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), the individual signing the subscription agreement and power of attorney on your behalf hereby further represents and warrants as, or on behalf of, the plan responsible for purchasing units (the “Plan Fiduciary”) that:

(a) the Plan Fiduciary has considered an investment in Grant Park for such plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in Grant Park is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the plan’s investment in Grant Park does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any agreement thereunder;

(d) the plan’s investment in Grant Park has been duly authorized and approved by all necessary parties;

(e) none of the general partner, any trading advisor, any clearing brokers, any selling agent, or any of their respective affiliates, agents or employees (1) has investment discretion with respect to the investment of assets of the plan used to purchase units, (2) has authority or responsibility to or regularly gives investment advice with respect to the assets of the plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the plan and that such advice will be based on the particular investment needs of the plan, or (3) is an employer maintaining or contributing to the plan; and

(f) the Plan Fiduciary (1) is authorized to make, and is responsible for, the decision to invest in Grant Park, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that plan investments be diversified so as to minimize the risks of large losses, (2) is independent of the general partner, the trading advisors, the clearing brokers, any selling agent and each of their respective affiliates, and (3) is qualified to make such investment decision.

You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of the units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

8. If you are acting on behalf of a trust (the “Subscriber Trust”), the individual signing the subscription agreement and power of attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

9. You have a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, similarly calculated, of at least $70,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state. Furthermore, in no event may you invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in Grant Park. Net worth in all cases is exclusive of home, furnishings and automobiles. If you are a resident of the State of Kansas, it is recommended that you invest no more than 10% of your liquid net worth (i.e. that portion of your total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities) in units of Grant Park and other similar investments

Alaska
Net worth of at least $225,000 or a net worth of at least $60,000 and an annual gross income of $60,000.
Arizona
Net worth of at least $225,000 or a net worth of at least $75,000 and an annual gross income of at least $75,000.
Kansas
Kansas investors should limit their aggregate investment in units of Grant Park and other similar investments to not more than 10% of their liquid net worth. Liquid net worth is that portion of an investor’s total net worth (total assets minus total liabilities) which is comprised of cash, cash equivalents and readily marketable securities.
Kentucky
Net worth of at least $300,000 exclusive of home, home furnishings, and automobiles or a minimum annual gross income of $85,000 and a minimum net worth of $85,000. Total investment in CPO may not exceed 10% of investor’s total net worth excluding home, home furnishing, and automobiles.
Michigan
Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. In no event may a resident of Michigan invest more than 10% of their net worth in units of Grant Park and securities of any affiliate of Grant Park.
Missouri
Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000. In no event may a resident of Missouri invest more than 10% of the investor’s liquid net worth in the securities being registered.
Nebraska
Net worth of at least $150,000, or an annual gross income of at least $45,000 and a net worth of at least $45,000. A purchaser of limited partnership interests may not invest more than 10% of his/her net worth, exclusive of home, furnishing, and automobiles, in any one limited partnership.
Ohio
Net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000; Ohio investors should limit their investment in units of Grant Park and securities of other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

10. You understand that the investment is not liquid, except in accordance with the redemption provisions of the limited partnership agreement, as amended from time to time.

11. You acknowledge that due to anti-money laundering requirements operating in the United States, as well as Grant Park’s own internal anti-money laundering policies, Grant Park, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. Grant Park, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. You further acknowledge that all subscription payments delivered to Grant Park must originate directly from a bank or brokerage account in your name. You represent and warrant that you are not involved in any anti-money laundering scheme and that acceptance by the general partner of your subscription agreement and power of attorney to subscribe for units in Grant Park, together with acceptance of the appropriate remittance, will not breach any applicable laws, rules and regulations designed to avoid money laundering, including the provisions of the Bank Secrecy Act of 1970, as amended. Specifically, you represent and warrant that all evidence of identity provided is genuine and all related information furnished, and to be furnished in the future, is accurate.

(a) You represent and warrant that you are subscribing for units for your own account and own risk, and, unless you advise the general partner and your selling agent to the contrary in writings and identify with specificity supplementally each beneficial owner on whose behalf you are acting, you represent that you are not acting as a nominee for any other person or entity, and no other person or entity will have a beneficial or economic interest in your units. You also represent that you do not have the present intention or obligation to sell, distribute or transfer the units, directly or indirectly, to any other person or entity or to any nominee account.

(b) If you are (i) acting as trustee, agent, representative or disclosed nominee for another person or entity, or (ii) an entity investing on behalf of underlying investors, other than a publicly traded company listed on an organized exchange (or a subsidiary or a pension fund of such a company) based in a Financial Action Task Force (“FATF”) Compliant Jurisdiction (the persons, entities and underlying investors referred to in (i) and (ii) being referred to collectively as the “Beneficial Owners”), you represent and warrant that:

(A)	You understand and acknowledge the representations, warranties and agreements made in this paragraph 11 are made by you (i) with respect to you, and (ii) with respect to the Beneficial Owners;
(B)	You have all requisite power and authority from the Beneficial Owners to execute and perform the obligations under the subscription agreement and power of attorney;
(C)	You have adopted and implemented anti-money laundering policies, procedures and controls that comply with, and will continue to comply in all respects with, the requirements of applicable anti-money laundering laws and regulations; and
(D)	You have established the identity of or have access to all Beneficial Owners, hold evidence of or have access to such identities, and (i) will make such information available to the general partner and /or your selling agent upon request, or (ii) will provide a certificate signed by you or by a senior officer of you with respect to your compliance with the anti-money laundering policies, procedures and controls, and, in either case, have procedures in place to ensure that no Beneficial Owner is a Prohibited Investor.

(c) You represent and warrant that, to the best of your knowledge and belief, neither you, any Beneficial Owners nor any person controlling, controlled by, or under common control with any such Beneficial Owners, nor any person having a beneficial or economic interest in any such Beneficial Owners, is a Prohibited Investor or, unless disclosed to the general partner and your selling agent in writing, a Senior Foreign Political Figure or a member of the Immediate Family or a Close Associate of a Senior Foreign Political Figure, and you are not investing and will not invest in Grant Park on behalf or for the benefit of any Prohibited Investor. You agree promptly to notify the general partner and your selling agent of any change in information affecting the representations and warranties in this paragraph II.

(d) You represent and warrant that the funds being used to make this investment are not derived from any unlawful or criminal activities.

(e) For purposes of this paragraph II, the following terms shall have the following meanings:

•	Close Associate of a Senior Foreign Political Figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.
•	FATF-Compliant Jurisdiction is a jurisdiction that (i) is a member in good standing of FATF and (ii) has undergone two rounds of FATF mutual evaluations. *
•	FATF means the Financial Action Task Force on Money Laundering.
•	Foreign Bank means an organization that (i) is organized under the laws of a non-U.S. country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a non-U.S. bank.
•	Foreign Shell Bank means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.
•	Immediate Family of a Senior Foreign Political Figure typically includes such person’s parents, siblings, spouse, children and in-laws.
•	Non-Cooperative Jurisdiction means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. **
•	Physical Presence means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.
•	Prohibited Investor means (i) a person or entity whose name appears on the various lists issued and maintained by the U.S. Office of Foreign Assets Control (“OFAC”), including the List of Specially Designated Nationals and Blocked Persons, the Specially Designated Terrorists List and the Specially Designated Narcotics Traffickers List; *** (ii) a Foreign Shell Bank; or (iii) a person or entity who is a citizen or resident of, or which is located in, or whose subscription funds are transferred from or through, a Foreign Bank in a Non-Cooperative Jurisdiction or Sanctioned Regime.
•	Regulated Affiliate means a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

•	Sanctioned Regimes means targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers in respect of which OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals. ****
•	Senior Foreign Political Figure means a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

*	For a current list of FATF-compliant jurisdictions refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm
**	The list of Non-Cooperative Countries and Territories is amended periodically. For a current list of Non-Cooperative Countries and Territories, refer to the Financial Action Task Force website, http://www1.oecd.org/fatf/NCCT_en.htm
***	The OFAC lists may be found at the OFAC website: http://www.treas.gov/ofac
****	As of the date of the prospectus, OFAC has imposed sanctions upon the following regimes: the Balkans, Belarus, Burma (Myanmar), Cote d’Ivoire (Ivory Coast), Cuba, Democratic Republic of the Congo, Iran, Iraq, Former Liberian Regime of Charles Taylor, North Korea, Persons Undermining the Sovereignty of Lebanon or Its Democratic Processes and Institutions, Sierra Leone, Sudan, Syria and Zimbabwe.

APPENDIX D
GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
REQUEST FOR REDEMPTION

1)	Investor ID : and Selling Firm Brokerage Account Number:

            (Located on Monthly Investor Statement)

2)	Social Security Number - - OR Tax ID Number -
3)	Indicate the Redemption Date: MONTH: , 2009
Grant Park Futures Fund, LP offers redemptions dates as outlined in the table below. If no date is specified, it will be assumed that the limited partner wishes that the redemption occur on the next available redemption date. Redemption Forms must be received 10 days prior to the redemption date to be processed for that date; if your form is not received prior to the cut off date it will be processed the next available redemption date.
4)	Indicate the Class of Units you wish to Redeem:

☐ GPA- Grant Park- Class A	☐ GWRAP- Grant Park- Global Alternative Markets Wrap Class	☐ LWRAP- Grant Park- Legacy Wrap Class
☐ GPB- Grant Park Class B	☐ GAM- Grant Park- Global Alternative Markets Class

  **Note: You must provide a separate redemption form for each Class of Units being Redeemed.

5) Redemption Type: |B) Full Redemption OR |B) Partial Redemption*: $  OR   Units

(*Specify partial dollar amount or partial number of units to be redeemed.)

6)	Account Title: 7) Contact Phone:

8)	FA Name: 9) FA Phone:

ALL REDEMPTION PROCEEDS WILL BE REMITTED TO THE INVESTOR’S BROKERAGE ACCOUNT ON RECORD, IN THE NAME OF THE INVESTOR, AT THE SELLING FIRM ON RECORD, UNLESS OTHERWISE INDICATED BELOW. IF PROCEEDS ARE TO BE WIRED TO A FIRM OTHER THAN THE FIRM ON RECORD PLEASE ATTACH SIGNED WIRE INSTRUCTIONS. ALL REDEMPTION PROCEEDS FOR CUSTODY ACCOUNTS WILL BE REMITTED TO THE CUSTODIAN ON RECORD.
10)	Check One:
☐	Please remit proceeds to my brokerage account referenced above, or I have attached signed wire instructions.
☐	Please return the proceeds of this redemption to the address below.*
*Mailing Address:
City State Zip Code
*If the mailing address provided does not match our records, Grant Park Futures Fund, LP will update the investor mailing address per the authorizing signature below.

I understand that a limited partner may cause any of its units to be redeemed by Grant Park for an amount equal to the net asset value per applicable unit as of the valuation date of any calendar month (the “Redemption Date”) if at least 10 days prior to the Redemption Date, or at an earlier date if required by its selling agent, Dearborn Capital Management, L.L.C. (the “General Partner”) receives a written request for redemption indicating the number or dollar amount of units the limited partner wishes to redeem. I understand that by redeeming units of the Fund I may be subject to redemption fees or penalties as detailed below. Furthermore, I have read the prospectus and understand and agree to the terms outlined therein.

Redemption Fee Table for Grant Park Futures Fund, Limited Partnership
Unit Class	Redemption Cycle	On or Before 3rd Month-End	On or Before 6th Month-End	On or Before 9th Month-End	On or Before 12th Month-End
GPA	Monthly- Last Day of the Month	0.00%	0.00%	0.00%	0.00%
GPB	Monthly- Last Day of the Month	3.50%	2.625%	1.75%	0.875%
GWRAP	Monthly- Last Day of the Month	NO REDEMPTIONS ALLOWED	0.00%	0.00%	0.00%
GAM	Monthly- Last Day of the Month	NO REDEMPTIONS ALLOWED	1.50%	1.00%	0.50%
LWRAP	Monthly- Last Day of the Month	NO REDEMPTIONS ALLOWED	0.00%	0.00%	0.00%

I understand that the units will be redeemed on a “first-in, first-out” basis, such that the redeemed units will be deemed to have been acquired on the redeeming limited partner’s earliest subscription date for which units have not yet been redeemed. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the units to which this Request for Redemption relates, with full power and authority to request redemption of such units. Such units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Partners Only

Under penalties of perjury, by signature below, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code.

Non-United States Limited Partners Only

Under penalties of perjury, by signature below, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor that is not an individual), the investor is not a United States corporation, partnership, estate or trust.

11)	INVESTOR(S) MUST SIGN
SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

X X Signature of Investor Date	Signature of Joint Investor (if applicable) Date
X X Additional Signatures (if applicable) Date	Signature of Custodian (if applicable) Date

Please return completed original no later than 10 days prior to the redemption date (or at an earlier date if required by your Selling Agent) to:

Grant Park Futures Fund, LP c/o
Dearborn Capital Management, LLC
555 West Jackson Blvd, Suite 600
Chicago, IL 60661

D-1

APPENDIX E

GLOSSARY

The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

Administrator.  An official or agency administering the securities laws of a state.

Affiliate.  An affiliate of a person is (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person, (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person, (c) any person, directly or indirectly, controlling, controlled by or under common control of such person, (d) any officer, director or partner of such person, or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

Allocated Net Assets.  The portion of Grant Park’s net assets allocated to a trading advisor and subject to that trading advisor’s investment discretion (including any notional funds), together with any appreciation or depreciation in such assets adjusted proportionally for new capital contributions, redemptions or capital distributions, if any.

Barclay BTOP50 Index.  The Barclay BTOP50 Index is an investable index that seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure. The BTOP50 employs a top-down approach in selecting its constituents. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisor programs represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe.

Bloomberg/EFFAS U.S. Government Bond Index Total Return (10+ years duration).  The Bloomberg/ EFFAS indices are designed as transparent benchmarks for government bond markets. Indices are grouped by country and maturity sectors. Bloomberg computes daily returns and index characteristics for each sector. The Bloomberg/EFFAS U.S. Government Bond Index Total Return (10+ years duration) includes instruments with durations of 10 years or greater.

Bloomberg U.S. Generic Government 3-month Yield Index.  This index, compiled by Bloomberg, is intended to serve as a benchmark for the changes in yields on a generic 3-month Treasury Bill. Each index value is shown as the annual yield for a treasury bill at that current time. For purposes of the demonstration of monthly performance below, the closing value for each month is divided by 12. (i.e. a 5.00% annual yield shown at the end of a month will show a monthly performance of 0.60%, 5.00% / 12 = 0.60%)

CEA.  Commodity Exchange Act, as amended.

CFMA.  Commodity Futures Modernization Act of 2000.

CFTC.  Commodity Futures Trading Commission. An independent regulatory commission of the U.S. government empowered to regulate futures transactions and other commodity interest transactions under the CEA.

CASAM CISDM Commodity Trading Advisor Asset Weighted Index. A dollar weighted index named after the University of Massachusetts Center for International Securities and Derivatives Markets that includes the performance of commodity trading advisors that have the objective of speculative trading profits. The CASAM CISDM Index is utilized as a broad measure of overall managed futures returns, as compared to other indices that measure the overall returns of stocks and bonds as separate asset classes. The CASAM CISDM Index is not the same as an investment in Grant Park, as it is more broadly diversified across a much greater number of trading programs. Furthermore, Grant Park may perform quite differently than the CASAM CISDM Index, just as, for example, an individual stock may perform quite differently from the S&P 500 Index.

Clearing Broker.  Any person who engages in the business of effecting commodity interest transactions for the accounts of others or for its own account and who has been appointed by the general partner to act as a clearing broker on behalf of Grant Park. Currently, Grant Park’s clearing brokers are MF Global Inc., Newedge USA, LLC and UBS Financial Services Inc.

Commodity.  Refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments that have been selected as appropriate vehicles for trading on various national and international exchanges or markets located in principal marketing and commercial areas.

Commodity Interest.  A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or other contract or transaction described in this prospectus the value of which is tied to an underlying commodity.

Daily Price Fluctuation Limit.  The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract or options on futures contract that can occur on an exchange on a given day in relation to the previous day’s settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange. These limits generally are not imposed outside the U.S.

Delivery.  The process of satisfying a futures contract, option on a commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

Dow Jones-AIG Commodity Index Total Return.  The DJ-AIGCI is a total return index composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, nearby contracts must be sold and contracts that have not yet reached the delivery period must be purchased. This process is known as “rolling” a futures position. The DJ-AIGCI is a “rolling index.” The index is rebalanced annually.

Draw-down.  Losses experienced by the composite record over a specified period. Draw-downs are measured on the basis of month-end net asset values only.

EFP.  Exchange for physical. An EFP transaction involves the spot purchase or sale of a commodity in conjunction with the offsetting sale or purchase of a corresponding futures contract involving the same or equivalent commodity, without making an open competitive trade on an exchange as permitted by exchange rules.

ERISA.  Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan.  Employee benefit plan governed by ERISA.

FCM.  Futures commission merchant.

FINRA.  Financial Industry Regulatory Authority.

Forward Contract.  A contract relating to the purchase and sale of a commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange, and in that it is not uniform and contains terms and conditions specifically negotiated by the parties.

Futures Contract.  A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. It is important to note that trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

Hedge Fund Research, Inc. Equity Hedge Index.  The index is comprised of Investment Managers who maintain positions both long and short in primarily equity and equity derivative securities. A wide variety of investment processes can be employed to arrive at an investment decision, including both quantitative and fundamental techniques; strategies can be broadly diversified or narrowly focused on specific sectors and can range broadly in terms of levels of net exposure, leverage employed, holding period, concentrations of market capitalizations and valuation ranges of typical portfolios. Hedge Equity managers would typically maintain at least 50%, and may in some cases be substantially entirely invest in equities, both long and short.

HFRI Fund Weighted Composite Index.  The Hedge Fund Research Institute’s Hedge Fund Weighed Composite Index is an internationally-recognized benchmark comprised of over 2,000 funds from the internal HFR Database. HFRI Fund Weighted Composite Index is an equal-weighted return of all funds in the HFR Monthly Indices, excluding HFRI Fund of Funds Index. This is a broad-based index comprising a wide variety of hedge fund strategies. Any specific hedge fund may perform quite differently than the index. This index differs from Grant Park significantly in that it encompasses such a wide variety of trading styles and market sectors.

IRA.  Individual Retirement Account.

Lehman Brothers Long Government Bond Index.  Index consists of various government bonds with maturities of 10 years or greater. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. The index is rebalanced monthly by market capitalization.

Lehman Brothers U.S. Long Government Bond Index.  The Lehman U.S. Long Government Index is comprised of the U.S. Treasury and U.S. Agency indices. The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

Long Contract.  A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

Margin.  Good faith deposits with a clearing broker to assure fulfillment of a purchase or sale of a futures contract or, in certain cases, forward or option contract. Commodity interest margins do not usually involve the payment of interest. Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before the trader must deliver additional margin.

Margin Call.  A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular exchange or a clearing broker.

Morgan Stanley Capital International Europe, Australasia, Far East Index (MSCI EAFE Index).   A capitalization-weighted index that is designed to measure the investment returns of developed economies outside of North America. The index includes publicly traded stocks from 21 countries that are divided into industry groups, with representative stocks selected from each industry group. Cross-ownership is tracked to ensure that the market weight given each company is accurate.

MSCI U.S. REIT Index Total Return.  The MSCI US REIT Index broadly and fairly represents the equity REIT opportunity set with proper investability screens to ensure that the index is investable and replicable. The index represents approximately 85% of the US REIT universe. The MSCI US REIT Index will reflect the evolving equity REIT market on a timely basis through quarterly index reviews.

NASAA.  North American Securities Administrators Association, Inc.

NASAA Guidelines.  The Guidelines for the Registration of Commodity Pool Programs imposed by NASAA.

NASDAQ Composite Index.  An index that measures all NASDAQ domestic and non-U.S. based common stocks listed on the NASDAQ Stock Market (currently over 3,000 companies). The index is market-value weighted. This means that each company’s stock affects the index in proportion to its market value. The market value, the last sale price multiplied by total shares outstanding, is calculated throughout the trading day, and is related to the total value of the index.

NAV.  Net asset value. Net asset value as of a specified time with respect to any class of units or of Grant Park as a whole equals the value of the net assets attributable to such class or of Grant Park, as applicable, as of that time.

NFA.  National Futures Association. A self-regulatory organization for commodity interest professionals.

Net Assets.  The total assets attributable to any class of units or of Grant Park, as applicable, including all cash, plus Treasury securities at accrued interest and the market value of all open commodity interest positions attributable to such class or of Grant Park, less all liabilities attributable to such class or of Grant Park, determined in accordance with generally accepted accounting principles (GAAP).

Net Asset Value per Unit.  Net asset value of a class of units divided by the aggregate number of units of such class outstanding.

Net Worth.  The excess of total assets over total liabilities as determined in accordance with GAAP. Net worth is determined exclusive of home, home furnishings and automobiles.

New Trading Profits.  The excess, if any, of the value of the trading advisor’s allocated net assets as of the end of a quarter over the value of the trading advisor’s allocated net assets as of the end of the most recent prior quarter in which an incentive fee was paid to the trading advisor.

Notional Funds.  The difference between the nominal size of an account as agreed between a trading advisor and the client and the actual amount of cash funds held in the client’s account at the clearing broker. Notional funds has the same meaning as notional equity.

Open Position.  A contractual commitment arising under a commodity interest contract that has not been extinguished by an offsetting trade or by delivery.

Option.  A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity, futures contract or forward contract underlying the option.

Organization and Offering Expenses.  All expenses incurred by Grant Park in connection with and in preparing any class of units for registration and subsequently offering and distributing the units to the public, including, but not limited to, total selling agent, underwriting and brokerage discounts and commissions (including fees of the selling agent’s or underwriter’s attorneys), expenses for printing, engraving, mailing, salaries of the general partner’s employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the units under federal and state law, including taxes and fees, accountants’ and attorneys’ fees, to the extent applicable.

Person.  Any natural person, partnership, corporation, association or other legal entity.

Pit Brokerage Fees.  Includes floor brokerage, clearing fees, NFA fees and exchange fees.

Pyramiding.  A method of using all or a part of an unrealized profit in a commodity interest contract position to provide margin for any additional commodity interest contracts of the same or related commodities.

Round-turn Transaction.  The process of opening an investment in a commodity interest by taking a position together with the process of closing out that investment by undertaking an offsetting transaction.

Round-Turns per Million.  Measures the frequency with which a trading advisor initiates and subsequently closes out a market position on an average million-dollar account.

SEC.  Securities and Exchange Commission.

Selling Agent.  Any broker-dealer that is engaged by the general partner to offer and sell the units to prospective investors. Currently, Grant Park’s lead selling agents are UBS Financial Services Inc., A.G. Edwards & Sons, Inc., and Oppenheimer & Co. Inc. The general partner may engage additional selling agents.

Settlement Price.  The closing price for futures contracts in a particular commodity established by the clearing organization or exchange after the close of each day’s trading.

Short Contract.  A contract to make delivery of (i.e., to sell) a specified amount of a commodity at a future date at a specified price.

Speculative Position Limit.  The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. futures exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

Sponsor.  Any person directly or indirectly instrumental in organizing Grant Park or any person who will manage or participate in the management of Grant Park, including any clearing broker who pays any portion of the organization and offering expenses of Grant Park, and the general partner and any other person who regularly performs or selects the persons who performs service for Grant Park. The term “sponsor” does not include wholly independent third parties such as any attorneys, accountants, selling agents and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “sponsor” shall be deemed to include its affiliates. Grant Park’s sole sponsor is Dearborn Capital Management, L.L.C.

Spot Contract.  A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity, usually with a two-day settlement. Spot contracts are not uniform and are not exchange traded.

Spread or Straddle.  A trading strategy involving the simultaneous buying and selling of contracts on the same commodity interest but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

Standard & Poor’s 500 Total Return Index (S&P 500 Index).  A weighted index consisting of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity and stability. The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy. The Total Return calculation includes the price-plus-gross cash dividend return.

Standard Deviation.  Standard deviation measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Sharpe Ratio.  A return/risk measure developed by William Sharpe. Return (numerator) is defined as the incremental average return of an investment over the risk free rate. Risk (denominator) is defined as the standard deviation of the investment returns.

Swap Contract.  A transaction that generally involves contracts with a counterparty to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts generally are not uniform and not exchange traded.

Time Horizon.  Refers to the average trading length of a market position held in the trading advisor’s system.

Trading Advisor.  Any person who for consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity interests and who has been appointed to act as a trading advisor for Grant Park. Currently, Grant Park’s trading advisors are Rabar Market Research, Inc., EMC Capital Management, Inc., Eckhardt Trading Company, Graham Capital Management, L.P., Winton Capital Management Limited, and Welton Investment Corporation.

Unrealized Profit or Loss.  The profit or loss that would be realized on an open position if it were closed out at the current settlement price.

Valuation Date.  The date as of which the net assets of any class of units or of Grant Park are determined.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The general partner will continue to advance Grant Park’s organization and offering expenses, as described in the prospectus, for which it will be reimbursed by Grant Park in monthly installments throughout the offering period at a rate of up to 1.0% per annum of the average month-end net assets of Grant Park. Offering expenses related to the initial offering and the continuing offering prior to the date of the prospectus included in this Registration Statement have been incurred. Such expenses are not reflected in the figures below. Grant Park has borne, and will continue to bear, all ongoing operating expenses subject to a maximum charge for such expenses of 0.25% of the average net assets of Grant Park per year. The following is an estimate of the offering expenses for the next twelve-month period:

Amount
Blue Sky expenses	$100,000
Accountants’ fees and expenses	100,000
Legal fees and expenses	150,000
Printing expenses	50,000
Miscellaneous expenses	25,000
Total	$425,000

Item 14. Indemnification of Directors and Officers

Article X of the registrant’s Third Amended and Restated Limited Partnership Agreement (attached as Appendix A to the prospectus which forms a part of this Registration Statement) provides that the registrant will indemnify and hold harmless the general partner and its members, directors, officers, employees and agents from and against any loss, expense or other liability (including reasonable attorneys’ fees and expenses) incurred by them by reason of any act performed or omission by them on behalf of the registrant, provided that: (1) the general partner has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the registrant, (2) the general partner was acting on behalf of, or performing services for, the registrant, and (3) the loss or liability was not the result of negligence or misconduct by the general partner or its affiliates. Grant Park may only advance funds to the general partner and/or its members, directors, officers, employees and agents under this indemnity if (a) the legal action relates to acts or omissions relating to the performance of duties or services on behalf of Grant Park, (b) the legal action is initiated by someone other than a limited partner, or if initiated by a limited partner, the court approves the advance, and (c) the general partner and/or its members, directors, officers, employees and agents, as the case may be, agree to reimburse Grant Park for the amount of the advance plus interest if the legal action is subsequently deemed not to give rise to indemnification. Any indemnification of the general partner is recoverable only from the assets of the registrant and not from the limited partners. Nevertheless, the registrant shall not indemnify the general partner for any loss, expense or other liability arising from an alleged violation of federal or state securities laws unless the indemnification complies with the requirements for indemnification set forth in the NASAA Guidelines.

No indemnity by the registrant will increase the liability of any limited partner beyond the amount of the limited partner’s capital contribution and profits, if any, in the registrant.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
1.1 *	Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.
1.2 *	Form of Additional Selling Agent Agreement among the registrant, Dearborn Capital Management, L.L.C. and the additional selling agents.
3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
3.2	Certificate of Limited Partnership of the registrant.(2)
5.1 *	Opinion of Vedder Price P.C. relating to the legality of the units being offered.
8.1 *	Opinion of Vedder Price P.C. with respect to federal income tax consequences.
10.1 *	Form of Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and trading advisor.
10.2	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.3	Request for Redemption Form (attached to the prospectus as Appendix D).
10.4 *	Limited Partnership Agreement of GP Cash Management LP.
10.5 *	Form of member LLC operating agreement governing each trading company.
23.1	Consent of McGladrey & Pullen LLP.(1)

*	To be filed by amendment.
(1)	Filed herewith.
(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.

(b) Financial Statement Schedules

Financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a) The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 3rd day of October, 2008.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

By: Dearborn Capital Management, L.L.C. its general partner

By: /s/ David M. Kavanagh David M. Kavanagh President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in their capacities as officers of Dearborn Capital Management, L.L.C., the general partner of the registrant on October 3rd, 2008.

Signature	Title
/s/ David M. Kavanagh David M. Kavanagh	President (principal executive officer)
/s/ Maureen O’Rourke Maureen O’Rourke	Chief Financial Officer (principal financial and accounting officer)
/s/ Patrick J. Meehan Patrick J. Meehan	Executive Vice President
/s/ Efim Tkatchew Efim Tkatchew	Chief Operating Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description
1.1 *	Form of Selling Agreement among the registrant, Dearborn Capital Management, L.L.C. and the lead selling agents.
1.2 *	Form of Additional Selling Agent Agreement among the registrant, Dearborn Capital Management, L.L.C. and the additional selling agents.
3.1	Third Amended and Restated Limited Partnership Agreement of the registrant (attached to the prospectus as Appendix A).
3.2	Certificate of Limited Partnership of the registrant.(2)
5.1 *	Opinion of Vedder Price P.C. relating to the legality of the units being offered.
8.1 *	Opinion of Vedder Price P.C. with respect to federal income tax consequences.
10.1 *	Form of Advisory Contract among the registrant, Dearborn Capital Management, L.L.C. and trading advisor.
10.2	Subscription Agreement and Power of Attorney (attached to the prospectus as Appendix B).
10.3	Request for Redemption Form (attached to the prospectus as Appendix D).
10.4 *	Limited Partnership Agreement of GP Cash Management LP.
10.5 *	Form of LLC operating agreement governing each trading company.
23.1	Consent of McGladrey & Pullen LLP.(1)

*	To be filed by amendment.
(1)	Filed herewith.
(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-104317) and incorporated herein by reference.